As filed with the Securities and Exchange Commission on August 29, 2005.

Registration No. 333-127256

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1 TO
FORM S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CLINICAL DATA, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)

3826
(Primary Standard Industrial
Classification Number)

One Gateway Center, Suite 411
Newton, MA 02458
(617) 527-9933
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

04-2573920 (I.R.S. Employer Identification No.)

Israel M. Stein, M.D.
President and Chief Executive Officer
Clinical Data, Inc.
One Gateway Center, Suite 411
Newton, MA 02458
(617) 527-9933
(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:

John Hession Marc Recht McDermott Will & Emery LLP 28 State Street Boston, MA 02109 (617) 535-4000	Steven D. Singer, Esq. Michael J. LaCascia, Esq. Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, MA 02109 (617) 526-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective and the effective time of the merger of a wholly-owned subsidiary of the registrant with and into Genaissance Pharmaceuticals, Inc. ("Genaissance"), as described in the Agreement and Plan of Merger, dated as of June 20, 2005, as amended, included as Annex A to the joint proxy statement/prospectus forming a part of this registration statement.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.
If this Form is filed to register additional securities for an offering pursuant to Rule 462(a) under the Securities Act of 1933, as amended (the "Securities Act"), check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering.

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit (3)	Proposed Maximum Aggregate Offering Price (4)	Amount Of Registration Fee
Common Stock, par value $.01 per share Preferred Stock, par value $.01 per share Warrants to purchase Common Stock Common Stock issuable upon conversion of Preferred Stock or upon exercise of Warrants	170,301 (1) __ __ __	$20.68 (2) N/A N/A __	$3,521,825 N/A N/A __	$415.00 (4) (4) (4)

(1) Consists of up to 2,467,953 shares of common stock of Clinical Data, which is the maximum number of shares of common stock of Clinical Data which is estimated to be issued to the holders of Genaissance common stock on the effective date of the merger described herein, of which 2,297,652 shares have previously been registered in connection with the original filing of this Registration Statement on Form S-4 (File No. 333-127256) on August 5, 2005 and the registration fee of $5,425.00 associated therewith has been previously paid.
(2) Reflects the average of the high and low sale prices for shares of Clinical Data common stock as reported on the NASDAQ Small Cap Market on August 22, 2005.
(3) Estimated solely for purposes of calculation of the registration fee in accordance with Rules 457(c), (f)(1) and (g)(3) of the Securities Act.
(4) The Preferred Stock, the Warrants to purchase Common Stock and the Common Stock issuable upon conversion of Preferred Stock or upon exercise of Warrants were previously registered on the original filing of this Registration Statement on Form S-4 (File No. 333-127256) on August 5, 2005. No filing fee is required with respect to the registration of the Preferred Stock or the Warrants to purchase Common Stock pursuant to Rule 457(g) of the Securities Act. The filing fee of $2,055.00 for registration of the Common Stock issuable upon conversion of the Preferred Stock or upon exercise of the Warrants has been previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this joint proxy statement/prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission of which this joint proxy statement/prospectus is a part becomes effective. This joint proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Clinical Data	SUBJECT TO COMPLETION, DATED AUGUST 29, 2005 MERGER PROPOSAL—YOUR VOTE IS VERY IMPORTANT!

Clinical Data, Inc. and Genaissance Pharmaceuticals, Inc. have agreed to a combination of the two companies under the terms of an agreement and plan of merger. Clinical Data and Genaissance are proposing the merger because they believe that the merger will provide substantial strategic and financial benefits to the stockholders of both companies.

Upon completion of the merger, Genaissance common stockholders will receive, in exchange for each share of Genaissance common stock, 0.065 of a share of Clinical Data common stock, and the holder of Genaissance series A preferred stock will receive, in exchange for each share of Genaissance series A preferred stock, 1.052326 shares of newly designated Clinical Data series A preferred stock. Clinical Data common stock is traded on the NASDAQ Small Cap Market under the trading symbol "CLDA." There is no established public trading market for the Clinical Data series A preferred stock. On August 22, 2005, the last sale price of Clinical Data’s common stock was $21.09 per share, as reported on the NASDAQ Small Cap Market.

Clinical Data and Genaissance cannot complete the merger without the following stockholder approvals. We are asking Clinical Data stockholders to approve the issuance of shares of Clinical Data common stock and Clinical Data series A preferred stock pursuant to the merger agreement, including the issuance of shares of Clinical Data common stock: (i) to Genaissance stockholders upon consummation of the merger, (ii) pursuant to the conversion of Clinical Data series A preferred stock received in exchange for Genaissance series A preferred stock, and (iii) pursuant to the exercise of Genaissance stock options under the Genaissance stock option plans assumed by Clinical Data and the exercise of warrants assumed by Clinical Data in the merger. In connection with the special meeting in lieu of its annual meeting of stockholders, Clinical Data is also submitting a number of additional proposals to its stockholders to consider and vote upon that will not affect whether the merger is consummated, including an amendment to Clinical Data’s certificate of incorporation to increase the number of authorized shares of Clinical Data common stock, election of directors, approval of the adoption of the Clinical Data, Inc. 2005 Equity Incentive Plan, and the ratification of Deloitte & Touche LLP as Clinical Data’s independent registered public accounting firm for the 2006 fiscal year. We are asking Genaissance stockholders to adopt the merger agreement and approve the merger, and approve the amendment to Genaissance’s certificate of incorporation by amending the certificate of designations.

The obligations of Clinical Data and Genaissance to complete the merger are also subject to the satisfaction or waiver of several additional conditions. More information about Clinical Data, Genaissance and the merger is contained in this joint proxy statement/prospectus. We encourage you to read this joint proxy statement/prospectus, including the section entitled "Risk Factors" beginning on page 15, before voting.

Clinical Data’s board of directors unanimously approved the merger agreement, the issuance of Clinical Data common stock and Clinical Data series A preferred stock pursuant to the merger agreement, as well as the other proposals set forth in the Notice of Special Meeting of Stockholders in Lieu of Annual Meeting of Stockholders. Clinical Data’s board of directors unanimously recommends that Clinical Data stockholders vote "FOR" the proposal to issue shares of Clinical Data common stock and preferred stock pursuant to the merger agreement, as well as "FOR" the other proposals set forth in the Notice of Special Meeting of Stockholders in Lieu of Annual Meeting of Stockholders.

Genaissance’s board of directors unanimously approved the merger agreement and the merger, and the amendment to Genaissance’s certificate of incorporation by amending the certificate of designations. Genaissance’s board of directors unanimously recommends that Genaissance stockholders vote "FOR" the proposal to adopt the merger agreement and approve the merger, and "FOR" the proposal to amend Genaissance’s certificate of incorporation by amending the certificate of designations.

The merger proposals will be voted on at special meetings of Clinical Data stockholders and Genaissance stockholders. The dates, times and places of the meetings are as follows:

For Clinical Data Stockholders:
Thursday, October 6, 2005 at 10:00 AM, local time
McDermott Will & Emery LLP
28 State Street, 34th Floor
Boston, Massachusetts 02109

(The special meeting will also serve as Clinical Data’s regularly scheduled annual meeting of stockholders for this year.)

For Genaissance Stockholders:
Thursday, October 6, 2005 at 10:00 AM, local time
Genaissance Pharmaceuticals, Inc.
Five Science Park
New Haven, Connecticut 06511

In addition to voting on the merger proposals, Clinical Data stockholders and Genaissance stockholders will be asked to approve the adjournment of their respective meetings, if necessary, to solicit additional proxies in favor of the merger proposals.

Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the special meeting of Clinical Data stockholders or the special meeting of Genaissance stockholders, please take the time to vote by completing and mailing the enclosed proxy card or voting instruction card and returning it in the pre-addressed envelope provided as soon as possible. Returning the proxy card does not deprive you of your right to attend the special meeting of Clinical Data or the special meeting of Genaissance and to vote your shares in person at the meeting.

We enthusiastically support this strategic combination and join with all other members of our respective boards of directors in recommending that you vote "FOR" the merger proposals.

Sincerely,	Sincerely,
Israel M. Stein, M.D	Kevin Rakin
President, Chief Executive Officer and Director	President, Chief Executive Officer and Director
Clinical Data, Inc.	Genaissance Pharmaceuticals, Inc.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this joint proxy statement/prospectus or determined whether this joint proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This joint proxy statement/prospectus is dated August 29, 2005,and is first being mailed to stockholders on or about September 2, 2005.

CLINICAL DATA, INC.

One Gateway Center, Suite 411
Newton, MA 02458

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON Thursday, October 6, 2005

TO THE STOCKHOLDERS OF CLINICAL DATA, INC.:

Notice is hereby given that a special meeting of stockholders in lieu of an annual meeting of stockholders of Clinical Data, Inc. will be held on Thursday, October 6, 2005, beginning at 10:00 AM, local time, at McDermott Will & Emery LLP, 28 State Street, 34th Floor, Boston, Massachusetts 02109, for the following purposes:

1. To consider and vote on a proposal to approve the issuance of shares of Clinical Data common stock and preferred stock pursuant to the Agreement and Plan of Merger, dated as of June 20, 2005, by and among Clinical Data, Safari Acquisition Corporation, a wholly-owned subsidiary of Clinical Data, and Genaissance Pharmaceuticals, Inc., as amended by the First Amendment to Agreement and Plan of Merger, dated as of July 28, 2005;

2. To consider and vote on a proposal to amend Clinical Data’s certificate of incorporation to increase the authorized shares of Clinical Data common stock from 12,000,000 to 14,000,000 shares;

3. To elect five (5) directors for the ensuing year;

4. To approve the adoption of the Clinical Data, Inc. 2005 Equity Incentive Plan;

5. To ratify the action of the board of directors in selecting Deloitte & Touche LLP as Clinical Data’s independent registered public accounting firm for the 2006 fiscal year;

6. To consider and vote on any proposal to adjourn the Clinical Data special meeting to another time or place, if necessary in the judgment of the proxy holders, for the purpose of soliciting additional proxies in favor of the foregoing proposals; and

7. To transact any other business that properly comes before the Clinical Data special meeting, or any adjournments or postponements thereof.

Stockholders of record at the close of business on August 26, 2005, are entitled to notice of, and to vote at, the Clinical Data special meeting and any adjournment or postponement thereof. For ten days prior to the Clinical Data special meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at Clinical Data’s principal offices located at One Gateway Center, Suite 411, Newton, Massachusetts 02458. Only holders of Clinical Data common stock at the close of business on the record date are entitled to vote at the Clinical Data special meeting. Stockholders attending the Clinical Data special meeting whose shares are held in the name of a broker or other nominee should bring with them a proxy or letter from that firm confirming their ownership of shares.

The presence, in person or represented by proxy, of the holders of a majority of the total issued and outstanding shares of Clinical Data common stock entitled to vote as of the record date at the special meeting is necessary to constitute a quorum for the transaction of business at the special meeting. The affirmative vote of a majority of the shares of Clinical Data common stock present or represented by proxy and entitled to vote at the special meeting is required for approval of the proposal to approve the issuance of shares of Clinical Data common stock and Clinical Data series A preferred stock pursuant to the merger agreement, and the affirmative vote of a majority of the outstanding shares of common stock entitled to vote at the special meeting is required for approval of the proposal to amend Clinical Data’s certificate of incorporation. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting is required for the approval of the adoption of the Clinical Data, Inc. 2005 Equity Incentive Plan and approval of the ratification of the action of the board of directors in selecting Deloitte & Touche LLP as Clinical Data’s independent registered public accounting firm for the 2006 fiscal year. Directors shall be elected by a plurality of the votes present in person or represented by proxy at the special meeting and entitled to vote.

By order of the board of directors,

Newton, Massachusetts
Caesar J. Belbel
Secretary

September 2, 2005

IMPORTANT:

You are cordially invited to attend the Clinical Data special meeting. However, whether or not you plan to attend the Clinical Data special meeting in person, please complete, date, and sign the accompanying proxy and mail it promptly in the prepaid return envelope to assure that your shares are represented at the Clinical Data special meeting. If you attend the Clinical Data special meeting, you may choose to vote in person even if you have previously sent in your proxy card.

GENAISSANCE PHARMACEUTICALS, INC.

Five Science Park
New Haven, Connecticut 06511

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS  TO BE HELD ON Thursday, October 6, 2005

TO THE STOCKHOLDERS OF GENAISSANCE PHARMACEUTICALS, INC.:

Notice is hereby given that a special meeting of stockholders of Genaissance Pharmaceuticals, Inc., a Delaware corporation, will be held on Thursday, October 6, 2005, at 10:00 AM, local time, at Genaissance’s offices at Five Science Park, New Haven, Connecticut 06511, for the following purposes:

1. To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of June 20, 2005, by and among Clinical Data, Inc., Safari Acquisition Corporation, a wholly-owned subsidiary of Clinical Data, and Genaissance, as amended by the First Amendment to Agreement and Plan of Merger, dated as of July 28, 2005, and to approve the merger contemplated thereby, pursuant to which each share of Genaissance common stock outstanding at the effective time of the merger will be converted into the right to receive 0.065 of a share of Clinical Data common stock, each share of Genaissance series A preferred stock outstanding at the effective time of the merger will be converted into the right to receive 1.052326 shares of newly designated Clinical Data series A preferred stock, and Genaissance will become a wholly-owned subsidiary of Clinical Data;

2. To consider and vote upon a proposal to amend Genaissance’s certificate of incorporation by amending its certificate of designations dated October 29, 2003, to provide that the effects of the merger shall not be considered a redemption or deemed liquidation pursuant to the terms of such certificate of designations, as amended;

3. To consider and vote on any proposal to adjourn the Genaissance special meeting to another time or place, if necessary in the judgment of the proxy holders, for the purpose of soliciting additional proxies in favor of the foregoing proposals; and

4. To transact any other business as may properly come before the Genaissance special meeting or any adjournments or postponements thereof.

Stockholders of record at the close of business on August 22, 2005, are entitled to notice of, and to vote at, the Genaissance special meeting and any adjournment or postponement thereof. For ten days prior to the Genaissance special meeting, a complete list of stockholders entitled to vote at the Genaissance special meeting will be available for examination by any stockholder, for any purpose relating to the Genaissance special meeting, during ordinary business hours at Genaissance’s principal offices located at Five Science Park, New Haven, Connecticut 06511. Only holders of Genaissance common stock and Genaissance series A preferred stock at the close of business on the record date are entitled to vote at the Genaissance special meeting. Stockholders attending the Genaissance special meeting whose shares are held in the name of a broker or other nominee should bring with them a proxy or letter from that firm confirming their ownership of shares.

We cannot complete the merger unless a quorum is present at the Genaissance special meeting and the proposal to adopt the merger agreement and approve the merger receives approval by a majority of shares of Genaissance common stock and Genaissance series A preferred stock, voting together as a single class on an as-converted to common stock basis, outstanding as of the record date for the Genaissance special meeting.

By order of the board of directors,

New Haven, Connecticut
Ben D. Kaplan
Secretary

September 2, 2005

IMPORTANT:

You are cordially invited to attend the Genaissance special meeting. However, whether or not you plan to attend the Genaissance special meeting in person, please complete, date, and sign the accompanying proxy and mail it promptly in the prepaid return envelope to assure that your shares are represented at the Genaissance special meeting. If you attend the Genaissance special meeting, you may choose to vote in person even if you have previously sent in your proxy card.

ADDITIONAL INFORMATION

This joint proxy statement/prospectus gives you detailed information about the proposed merger and any other matter to be voted on at your respective special meeting of stockholders. This joint proxy statement/prospectus also incorporates important business and financial information about Genaissance that is not included in or delivered with this document. Clinical Data is not incorporating any information not already contained in this joint proxy statement/prospectus. Please also refer to the section, which we have entitled "Where You Can Find More Information," on page104 for additional information about Clinical Data and Genaissance on file with the Securities and Exchange Commission. We encourage you to read this additional information.

Genaissance will provide you with copies of its information, without charge, upon written or oral request to:

Genaissance Pharmaceuticals, Inc.
Five Science Park
New Haven, Connecticut 06511
Attention: Investor Relations
Telephone Number: (203) 773-1450

PLEASE NOTE THAT IN ORDER TO OBTAIN TIMELY DELIVERY, YOU MUST REQUEST DOCUMENTS AND INFORMATION NOT LATER THAN SEPTEMBER 23, 2005.

You should rely only on the information contained in this joint proxy statement/prospectus in deciding how to vote on the specified Clinical Data and Genaissance proposals. No one has been authorized to provide you with information that is different from that contained in this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated August 29, 2005. You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than that date.

This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS 1

QUESTIONS & ANSWERS ABOUT THE MERGER 2

SUMMARY OF THE JOINT PROXY STATEMENT/PROSPECTUS 6

The Companies 6

Summary of the Merger 7

Exchange Ratio and Conversion of Genaissance Capital Stock 7

Treatment of Genaissance Stock Option Plans and Outstanding Genaissance Stock Options and Warrants 7

Recommendations of Clinical Data’s Board of Directors 7

Recommendations of Genaissance’s Board of Directors 7

Opinions of Financial Advisors 7

Special Meeting of Clinical Data Stockholders 8

Special Meeting of Genaissance Stockholders 8

Required Stockholder Approvals for the Merger 8

Overview of the Merger Agreement 8

Interests of Genaissance Executive Officers and Directors in the Merger 9

Risk Factors 9

Restrictions on Sales of Shares by Affiliates 9

Regulatory Approvals 9

Appraisal Rights 9

Material United States Federal Income Tax Consequences 9

Summary Selected Historical Financial Data for Clinical Data 10

Summary Selected Historical Financial Data for Genaissance 11

Summary Selected Unaudited Pro Forma Condensed Combined Financial Data 12

Comparative Market Price Information and Dividend Policy 13

Unaudited Comparative Per Share Information 14

RISK FACTORS 15

Risks Relating to the Merger 15

Risks Relating to the Combined Company After the Merger 17

Risks Related to Clinical Data 19

Risks Related to Genaissance 22

SPECIAL MEETING OF CLINICAL DATA STOCKHOLDERS 24

Date, Time and Place of Meeting 24

Record Date; Shares Entitled to Vote; Outstanding Shares 24

Voting by Clinical Data Directors and Executive Officers; Voting Agreements 24

Purpose of the Clinical Data Special Meeting 24

Quorum; Abstentions; Broker Non-Votes 24

Votes Required 24

Solicitation of Proxies 25

Voting of Proxies 25

Revocability of Proxies 25

Recommendation of Clinical Data’s Board of Directors 26

SPECIAL MEETING OF GENAISSANCE STOCKHOLDERS 27

Date, Time and Place of Meeting 27

Record Date; Shares Entitled to Vote; Outstanding Shares 27

Voting by Genaissance Directors and Executive Officers; Voting Agreements 27

Purpose of the Genaissance Special Meeting 27

Quorum; Abstentions; Broker Non-Votes 27

Votes Required 27

Solicitation of Proxies 28

Voting of Proxies 28

Revocability of Proxies 28

Recommendation of Genaissance’s Board of Directors 28

PROPOSAL 1 – THE MERGER 29

Background of the Merger 29

Clinical Data’s Reasons for the Merger 30

Recommendations of Clinical Data’s Board of Directors 31

Opinion of Clinical Data’s Financial Advisor 31

Genaissance’s Reasons for the Merger 37

Recommendations of Genaissance’s Board of Directors 39

Opinion of Genaissance’s Financial Advisor 39

Interests of Genaissance Executive Officers and Directors in the Merger 43

Appraisal Rights 46

Material U.S. Federal Income Tax Consequences of the Merger 47

Accounting Treatment of the Merger 49

Restrictions on Sales of Shares by Affiliates 50

NASDAQ Small Cap Market Quotation 50

Delisting and Deregistration of Genaissance Common Stock After the Merger 50

THE MERGER AGREEMENT 50

The Merger 50

Treatment of Genaissance Stock Option Plans and Outstanding Genaissance Stock Options and Warrants 51

Aggregate Number of Shares of Clinical Data Stock to be Issued Pursuant to the Merger Agreement 52

Fractional Shares 52

Exchange of Genaissance Stock Certificates for Clinical Data Stock Certificates 52

Distributions with Respect to Unexchanged Shares 52

Transfers of Ownership 53

Representations and Warranties 53

Conduct of Business Before Completion of the Merger 54

Indemnification and Insurance for Genaissance Directors and Officers 56

Conditions to Completion of the Merger 56

Termination of the Merger Agreement 57

Fees and Expenses 58

Amendment and Waiver 59

AGREEMENTS RELATED TO THE MERGER 59

Voting Agreements 59

Clinical Data Voting Agreements 59

Genaissance Voting Agreement 60

Terms of Clinical Data Series A Preferred Stock 60

Investor Rights Agreement 61

INFORMATION ABOUT CLINICAL DATA 62

Description of Business 62

Description of Properties 66

Legal Proceedings 67

Quantitative and Qualitative Disclosures About Market Risk 76

Executive Officers of Clinical Data 76

PROPOSAL 2 – AMENDMENT OF CLINICAL DATA’S CERTIFICATE OF INCORPORATION 77

Purpose of the Proposed Amendment 77

Effects of the Proposed Amendment 77

PROPOSAL 3 – ELECTION OF CLINICAL DATA DIRECTORS 78

Nominees for Director 78

Board of Directors 79

Compensation of Directors 80

PROPOSAL 4 – ADOPTION OF THE CLINICAL DATA, INC. 2005 EQUITY INCENTIVE PLAN 80

Background 80

Description of the 2005 Plan 80

Federal Income Tax Consequences 82

New Plan Benefits 83

Equity Compensation Plan Information 83

PROPOSAL 5 – RATIFICATION OF THE SELECTION OF CLINICAL DATA’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM 83

Independent Registered Public Accounting Firm Fees 84

REPORT OF THE CLINICAL DATA AUDIT COMMITTEE 84

CLINICAL DATA EXECUTIVE COMPENSATION AND OTHER MATTERS 85

Summary Compensation Table 85

Option Grants in Fiscal Year 2005 85

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values 86

Defined Benefit or Actuarial Plans 86

Employment Contracts, Termination of Employment and Change-in-Control Arrangements 86

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION 86

CLINICAL DATA COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION 86

Executive Officer Compensation 87

CLINICAL DATA BENEFICIAL OWNERSHIP 88

Section 16(a) Beneficial Ownership Report Compliance 88

CLINICAL DATA PERFORMANCE GRAPH 89

CLINICAL DATA CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS 89

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS 90

Notes To Unaudited Pro Forma Condensed Combined Statements of Operations 93

Notes To Unaudited Pro Forma Condensed Combined Balance Sheet 95

Description of clinical data capital stock 96

comparison of rights of clinical data stockholders and genaissance stockholders 97

Classification; Number and Election of Directors 97

Capitalization 97

Vacancies on the Board of Directors and Removal of Directors 98

Committees of the Board of Directors 98

Amendments to the Certificate of Incorporation 98

Amendments to Bylaws 99

Ability to Call Special Meetings 99

Notice of Stockholder Action 99

Indemnification of Directors and Officers 100

Voting Requirements and Quorums for Stockholder Meetings 101

GENAISSANCE PRINCIPAL STOCKHOLDERS 101

EXPERTS 103

LEGAL MATTERS 103

DEADLINE FOR STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING 103

WHERE YOU CAN FIND MORE INFORMATION 104

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE 104

CLINICAL DATA, INC. AND SUBSIDIARIES CONSOLIDATED FINANCIAL STATEMENTS fS-1

AGREEMENT AND PLAN OF MERGER, AS AMENDED ANNEX A

OPINION OF WR HAMBRECHT + CO, LLC ANNEX B

OPINION OF CIBC WORLD MARKETS CORP ANNEX C

FORM OF GENAISSANCE VOTING AGREEMENT ANNEX D

FORM OF CLINICAL DATA VOTING AGREEMENT ANNEX E

AMENDED AND RESTATED TERMS OF SERIES A PREFERRED STOCK OF CLINICAL DATA, INC ANNEX F

INVESTOR RIGHTS AGREEMENT ANNEX G

GENERAL CORPORATION LAW OF THE STATE OF DELAWARE ANNEX H

CLINICAL DATA, INC. 2005 EQUITY INCENTIVE PLAN ANNEX I

CLINICAL DATA, INC. AUDIT COMMITTEE CHARTER ANNEX J

GENAISSANCE AMENDMENT TO CERTIFICATE OF DESIGNATIONS ANNEX K

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This joint proxy statement/prospectus and the documents that are incorporated by reference by Genaissance contain forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on our estimates and assumptions and are subject to a number of risks and uncertainties. Forward-looking statements include statements about the consummation of the pending merger of Clinical Data and Genaissance, future financial and operating results of each of our companies and the combined company, and the anticipated benefits of the pending merger. Forward-looking statements also include those preceded or followed by the words "anticipates," "believes," "estimates," "expects," "hopes," "targets" or similar expressions. For each of these forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are not guarantees of performance. The future results of the combined company could be affected by subsequent events and could differ materially from those expressed in the forward-looking statements. If future events and actual performance differ from our assumptions, our actual results could vary significantly from the performance projected in the forward-looking statements. Except for ongoing obligations to disclose material information under the federal securities laws, Clinical Data and Genaissance undertake no obligation to disclose any revisions to any forward-looking statements or to report events or circumstances after the date of this joint proxy statement/prospectus.

You should understand that the following factors, along with the risk factors discussed elsewhere in this joint proxy statement/prospectus, and in the documents that Genaissance incorporates by reference, could affect the future results of Clinical Data, Genaissance or the combined company, and could cause those results to differ materially from those expressed in the forward-looking statements:

  Clinical Data’s ability to integrate successfully Genaissance’s business and technology, and market the Genaissance products and services to provide expected revenue growth and enable Clinical Data to expand its business in the pharmacogenomics market;
  the combined company’s use of cash in operations and its ability to raise additional capital;
  whether patents and other intellectual property owned and licensed by Clinical Data and Genaissance will be developed into products;
  whether products under development by Clinical Data and Genaissance can be successfully developed and commercialized;
  developments in technology by Clinical Data, Genaissance and their competitors;
  demand and acceptance of Clinical Data and Genaissance’s products and services by physician’s offices, clinical laboratories, hospitals and researchers;
  the success of the combined company in implementing cost-reduction programs and initiatives;
  the ability of Clinical Data and Genaissance to obtain regulatory approvals for their products; and
  other factors noted in this joint proxy statement/prospectus.

Before making your decision regarding the merger, you should be aware that the occurrence of the events described above, described under "Risk Factors" beginning on page 51 of this joint proxy statement/prospectus and elsewhere in this joint proxy statement/prospectus could adversely affect the business, operating results or financial condition contemplated by such forward-looking statements.

QUESTIONS & ANSWERS ABOUT THE MERGER

Q: Why am I receiving this joint proxy statement/prospectus?

A: Clinical Data and Genaissance have agreed to combine under the terms of a merger agreement that is described in this joint proxy statement/prospectus. A copy of the merger agreement is attached to this joint proxy statement/prospectus as Annex A.

In order for the merger to be completed, Clinical Data stockholders must vote to approve the issuance of shares of Clinical Data common stock and preferred stock in connection with the merger. Genaissance stockholders must vote to adopt the merger agreement and approve the merger.

Clinical Data and Genaissance will hold separate meetings of their respective stockholders to seek these approvals. This joint proxy statement/prospectus contains important information about the merger and the special meetings of Clinical Data stockholders and Genaissance stockholders. You should read it carefully. The enclosed voting materials allow you to vote your shares of Clinical Data common stock or Genaissance capital stock without attending your stockholder meeting.

Your vote is important. We encourage you to vote as soon as possible.

For specific information regarding the merger agreement, see "The Merger Agreement" beginning on page 50 of this joint proxy statement/prospectus.

Q: Why are Clinical Data and Genaissance proposing the merger?

A: Clinical Data and Genaissance believe that the merger will provide substantial strategic and financial benefits to the stockholders of both companies. Clinical Data is seeking to grow its business, particularly in the molecular diagnostics market, and in guiding pharmaceutical therapy through the use of diagnostic tests, also known as "theranostics." Consistent with that objective, Clinical Data has been focused on acquiring products and technologies that are already commercialized or that can be commercialized in order to have a positive impact on revenues. While Genaissance has an established market presence in molecular tests and pharmacogenomic services, Genaissance’s board of directors believes that growth of Genaissance’s business will accelerate with access to Clinical Data’s established marketing and sales infrastructure, its physician’s offices and research laboratory customer base, and its greater capital resources. The merger complements both companies’ product focus. Genaissance provides certain technology and immediate revenue growth to Clinical Data and Clinical Data provides an existing customer base and distribution channels in clinical diagnostics.

Q: What will happen in the merger?

A: The businesses of Clinical Data and Genaissance will be combined in a stock-for-stock transaction. At the closing, Safari Acquisition Corporation, a newly-formed and wholly-owned subsidiary of Clinical Data, will merge with and into Genaissance, with Genaissance surviving the merger as a wholly-owned subsidiary of Clinical Data. In exchange for their shares of Genaissance common stock, the former common stockholders of Genaissance will receive shares of Clinical Data common stock. Additionally, in exchange for shares of Genaissance preferred stock, the preferred stockholder of Genaissance will receive shares of Clinical Data preferred stock.

Q: What will a stockholder receive if the merger occurs?

A: Clinical Data stockholders:

After the merger, Clinical Data stockholders will continue to hold the shares of Clinical Data common stock that they own immediately before the merger. However, those shares will represent a smaller proportion of the total outstanding shares of Clinical Data. As a result of the merger, the former Clinical Data stockholders will own between 56% and 57% of the common stock of the combined company following the merger, as computed on a fully-diluted basis, taking into account all outstanding Clinical Data and Genaissance common stock, series A preferred stock, options and warrants.

A: Genaissance stockholders:

Under terms of the merger, Genaissance common stockholders will receive, in exchange for each share of Genaissance common stock, 0.065 of a share of Clinical Data common stock and the Genaissance preferred stockholder will receive, in exchange for each share of Genaissance series A preferred stock, 1.052326 shares of Clinical Data series A preferred stock. This preferred stock is convertible into Clinical Data common stock at the option of the holder and, in certain circumstances, at the option of Clinical Data. See "Risk Factors - Clinical Data may be required to issue in excess of 20% of its outstanding capital stock upon conversion of the series A preferred stock it will issue to the Genaissance preferred stockholder in the merger" on page 16 for more information on the possible dilutive effects of the Clinical Data series A preferred stock and "The Merger - Aggregate Number of Shares of Clinical Data Stock to be Issued Pursuant to the Merger Agreement" on page 52 for more information on the terms of the Clinical Data series A preferred stock.

Q: How was the merger consideration determined?

A: The exchange ratio with respect to the common stock was determined in negotiations by the two companies and reflects the relative recent market prices of the two companies’ common stock, the number of shares of common stock and Genaissance series A preferred stock outstanding and other factors that the boards of directors considered relevant. The exchange ratio for the preferred stock was determined in negotiations by the two companies and the Genaissance preferred stockholder, and reflects the relative recent market price of the two companies’ common stock, the number of shares of common stock and Genaissance series A preferred stock outstanding and other factors that the parties considered relevant.

Q: How many shares of Clinical Data common stock and preferred stock will be issued under the terms of the merger agreement?

A: The total number of shares of Clinical Data common stock to be issued in the merger is 3,064,913 shares, part of which will be issued to Genaissance common stockholders upon the closing of the merger and the remainder of which shall be reserved for future issuance upon the exercise of Genaissance stock options and warrants outstanding on the closing date of the merger. The actual number of shares of Clinical Data common stock to be issued to the Genaissance stockholders will depend on the number of shares of Genaissance common stock outstanding on the closing of the merger. Based on Genaissance’s capitalization as of its record date, as many as 2,301,783 shares of Clinical Data common stock could be issued to the Genaissance stockholders upon the closing of the merger. Clinical Data will also issue 484,070 shares of its newly designated series A preferred stock to the holder of Genaissance series A preferred stock upon the closing of the merger. In addition, Clinical Data will, pursuant to the merger agreement, assume the outstanding Genaissance stock options and warrants which will thereby be converted into options and warrants to acquire shares of Clinical Data common stock based on the common stock exchange ratio. The total number of shares of Clinical Data common stock issuable under those assumed options and warrants will depend on how many unexercised options and warrants exist on the closing of the merger. As of the Genaissance record date, there were 5,798,119 outstanding options and 5,942,351 outstanding warrants to purchase Genaissance common stock. Pursuant to the merger agreement, while Genaissance may permit the exercise of existing options and warrants, it may not issue additional options or warrants prior to the effective date of the merger.

Q: When and where will the stockholder meetings be held?

A: Clinical Data special meeting:

The Clinical Data special meeting will take place at the offices of McDermott Will & Emery LLP, 28 State Street, 34th Floor, Boston, Massachusetts at 10:00 AM, local time, on Thursday, October 6, 2005.

A: Genaissance special meeting:

The Genaissance special meeting will take place at Genaissance’s principal offices at Five Science Park, New Haven, Connecticut 06511 at 10:00 AM, local time, on Thursday, October 6, 2005.

Q: What vote of Clinical Data stockholders is required to approve the issuance of shares of Clinical Data common stock and preferred stock pursuant to the merger agreement? What vote of the Clinical Data stockholders is required to approve the other proposals set forth in this joint proxy statement/prospectus?

A: In order for the Clinical Data stockholders to take any action at the Clinical Data special meeting, a quorum must be present, which requires that the holders of a majority of the shares of Clinical Data common stock outstanding as of the record date for the Clinical Data special meeting be present in person or represented by proxy. Approval of the proposal to issue shares of Clinical Data common stock and series A preferred stock pursuant to the merger agreement requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on the proposal. Approval of the amendment to Clinical Data’s certificate of incorporation to increase the number of shares of common stock available for issuance requires the affirmative vote of holders of a majority of the outstanding shares of Clinical Data common stock entitled to vote on the proposal. Directors will be elected by a plurality of the votes cast by the stockholders entitled to vote on this proposal. Approval of the adoption of the Clinical Data, Inc. 2005 Equity Incentive Plan, ratification of Deloitte & Touche LLP as Clinical Data’s independent registered public accounting firm for the 2006 fiscal year, and any proposal to adjourn the special meeting requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the particular proposal. Directors and executive officers of Clinical Data, representing approximately 77% of the shares of Clinical Data common stock outstanding as of the record date, have agreed to vote their shares in favor of the proposal to issue shares of Clinical Data common stock and preferred stock under the merger agreement.

Q: What vote of Genaissance stockholders is required to adopt the merger agreement and approve the merger?

A: In order for the Genaissance stockholders to take any action at the Genaissance special meeting, holders of a majority of the shares of Genaissance common stock outstanding as of the record date for the Genaissance stockholder meeting must be present in person or represented by proxy. Approval of the proposal to adopt the merger agreement and approve the merger requires the affirmative vote of the holders of a majority of the outstanding shares of Genaissance common stock and Genaissance series A preferred stock, voting together as a single class on an as-converted to common stock basis, entitled to vote on the proposal. The holder of all of the shares of Genaissance series A preferred stock outstanding as of the record date, representing approximately 10% of the voting power on an as-converted to common stock basis, has agreed to vote its shares in favor of the proposal to adopt the merger agreement and approve the merger.

Q: What vote of Genaissance stockholders is required to approve the amendment to Genaissance’s certificate of incorporation by amending the certificate of designations?

A: In order for the Genaissance stockholders to take any action at the Genaissance special meeting, holders of a majority of the shares of Genaissance common stock outstanding as of the record date for the Genaissance special meeting must be present in person or represented by proxy. Approval of the proposal to amend Genaissance’s certificate of incorporation by amending the certificate of designations requires the affirmative vote of the holders of a majority of the outstanding shares of Genaissance common stock and Genaissance series A preferred stock, voting together as a single class on an as-converted to common stock basis, entitled to vote on the proposal. The holder of all of the shares of Genaissance series A preferred stock outstanding as of the record date, representing approximately 10% of the voting power on an as-converted to common stock basis, has agreed to vote its shares in favor of the proposal to approve the amendment to Genaissance’s certificate of incorporation by amending the certificate of designations.

Q: How does the board of directors of Clinical Data and the board of directors or Genaissance recommend that I vote?

A: Clinical Data Stockholders:

Clinical Data’s board of directors unanimously recommends that Clinical Data stockholders vote "FOR" the proposal to approve the issuance of shares of Clinical Data common stock and preferred stock under the merger agreement and "FOR" each of the other proposals in this joint proxy statement/prospectus. For a more complete description of the recommendation of Clinical Data’s board of directors, see "The Merger—Recommendations of Clinical Data’s Board of Directors" beginning on page 31.

A: Genaissance Stockholders:

Genaissance’s board of directors unanimously recommends that Genaissance stockholders vote "FOR" the proposal to adopt the merger agreement and approve the merger and "FOR" the proposal to amend Genaissance’s certificate of incorporation by amending the certificate of designations. For a more complete description of the recommendation of Genaissance’s board of directors, see "The Merger—Recommendations of Genaissance’s Board of Directors" beginning on page 39.

Q: What do I need to do now?

A: You should carefully read and consider the information contained in this joint proxy statement/prospectus, including the annexes, and decide how you wish to vote your shares.

Q: How do I cast my vote?

A: There are several ways your shares can be represented at your special meeting. You can attend your special meeting in person or you can indicate on the enclosed proxy card how you want to vote and return it in the accompanying pre-addressed postage paid envelope. It is important that you sign, date and return each proxy card and voting instruction card you receive as soon as possible. You may choose to vote in person even if you have previously sent in your proxy card. If you are a holder of record, you may vote in person at your special meeting or by granting a proxy for your special meeting. You can grant your proxy by completing, signing, dating and returning promptly the enclosed proxy card in the accompanying pre-addressed, postage-paid envelope.

Q: If my broker holds my shares in "street name," will my broker vote my shares?

A: If you hold shares in a stock brokerage account or if your shares are held by a bank or nominee (that is, in "street name"), you must provide the record holder of your shares with instructions on how to vote your shares. You should follow the directions provided by your broker or nominee regarding how to instruct your broker to vote your shares.

If you hold Clinical Data common stock and do not instruct your broker how to vote your shares, your shares will not be voted at the Clinical Data special meeting and, assuming a quorum is present, your failure to vote will have no effect on the outcome to approve the share issuance by Clinical Data, the election of directors, the ratification of auditors, approval of the adoption of the Clinical Data, Inc. 2005 Equity Incentive Plan, or any proposal to adjourn the special meeting, but will be equivalent to voting against the proposal to amend Clinical Data’s certificate of incorporation. If you hold Genaissance common stock and do not instruct your broker how to vote your shares, it will be equivalent to voting against the adoption of the merger agreement and approval of the merger for all purposes other than perfection of appraisal rights.

Q: What if I do not vote?

A: If you are a Clinical Data stockholder and you do not submit a proxy or vote at your special meeting, your shares will not be counted as present for the purpose of determining a quorum and will have no effect on the outcome of the share issuance proposal, the proposal to elect directors, the proposal to approve the adoption of the Clinical Data, Inc. 2005 Equity Incentive Plan, the proposal to ratify the auditors, or the Clinical Data adjournment proposal, but will have the same effect as a vote against the proposal to amend Clinical Data’s certificate of incorporation. If you submit a proxy and affirmatively elect to abstain from voting, your proxy will be counted as present for the purposes of determining the presence of a quorum but will not be voted at the special meeting. As a result, your abstention will have the same effect as a vote against the share issuance proposal, the proposal to ratify the auditors, the proposal to amend Clinical Data’s certificate of incorporation and the Clinical Data adjournment proposal.

If you are a Genaissance stockholder and you do not submit a proxy or attend your special meeting, it will have the same effect as a vote against adoption of the merger agreement and approval of the merger, against the proposal to amend the Genaissance certificate of incorporation, and will have no effect on the outcome of the Genaissance adjournment proposal, and your shares will not be counted as present for purposes of determining a quorum. If you are a Genaissance stockholder and you submit a proxy and affirmatively elect to abstain from voting, your proxy will be counted as present for the purposes of determining the presence of a quorum, but will not be voted at the special meeting. As a result, your abstention will have the same effect as a vote against adoption of the merger agreement and approval of the merger, against the proposal to amend the Genaissance certificate of incorporation, and against the Genaissance adjournment proposal.

Q: Can I change my vote after I have delivered my proxy?

A: Yes. You can change your vote at any time before your proxy is voted at your special meeting. You can do this one of three ways:

  you can send a written notice of revocation;
  you can grant a new, valid proxy; or
  if you are a holder of record, you can attend your special meeting and vote in person; however, your attendance alone will not revoke your proxy.

If you choose either of the first two methods, you must submit your notice of revocation or your new proxy to the corporate secretary of Clinical Data or Genaissance, as appropriate, before the applicable special meeting. However, if your shares are held in a street name at a brokerage firm or bank, you should contact your brokerage firm or bank to change your vote.

Q: What if I do not indicate how to vote on my proxy card?

A: If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote "FOR" each of the proposals.

Q: Should I send in my stock certificates now?

A: No. After the merger is completed, if you are a Genaissance stockholder, you will receive written instructions from the exchange agent on how to exchange your Genaissance stock certificates for certificates representing shares of Clinical Data common stock. Please do not send in your stock certificates with your proxy. If you are a Clinical Data stockholder, you will continue to own your shares and will not need to exchange your stock certificates.

Q: Are Genaissance stockholders entitled to appraisal rights in the merger?

A: Yes. If you are a holder of Genaissance common stock and you comply with the applicable requirements of the Delaware General Corporation Law, you are entitled to appraisal rights under the Delaware General Corporation Law in connection with the merger. The holder of the Genaissance preferred stock has affirmatively waived its right to exercise appraisal rights to the extent permitted under applicable law. If you are a Clinical Data stockholder, you will not be relinquishing any of your shares in the merger and thus will not be entitled to any appraisal rights. Please see "The Merger—Appraisal Rights" beginning on page 46.

Q: What are the tax effects in the merger?

A: Clinical Data and Genaissance have structured the merger to qualify as a reorganization under Section 368(a) of the Internal Revenue Code. As a result of the merger constituting a reorganization, a Genaissance common stockholder will not recognize gain or loss for federal income tax purposes when the stockholder exchanges Genaissance common stock for Clinical Data common stock in the merger, except that a Genaissance common stockholder will recognize gain or loss with respect to (i) any cash received in lieu of a fractional share of Clinical Data common stock in the merger or (ii) any cash received as a result of exercising appraisal rights. The receipt of Clinical Data series A preferred stock in exchange for Genaissance series A preferred stock may be taxable to the holder of Genaissance series A preferred stock, as more fully described herein. No gain or loss will be recognized by Clinical Data, Safari Acquisition Corporation, or Genaissance as a result of the merger. Please see "The Merger—Material U.S. Federal Income Tax Consequences" beginning on page 47.

Q: When do you expect the merger to be completed?

A: We are working towards completing the merger as quickly as practicable after the companies’ respective special meetings and currently expect to complete the merger during the fourth quarter of 2005. However, we cannot predict the exact timing of the completion of the merger.

Q: Who can help answer my questions?

A: If you have additional questions about the matters described in this joint proxy statement/prospectus or how to submit your proxy, or if you need additional copies of this joint proxy statement/prospectus, you should contact:

For Clinical Data stockholders:
Clinical Data, Inc.
One Gateway Center, Suite 411
Newton, MA 02458
(401) 233-6400
Attn: Caesar J. Belbel, Senior Vice President and General Counsel

For Genaissance stockholders:
The Altman Group, Inc.
1275 Valley Brook Avenue
Lyndhurst, NJ 07071
(201) 460-1200

You may also obtain additional information about Clinical Data and Genaissance from documents filed with the Securities and Exchange Commission by following the instructions in the section entitled "Where You Can Find More Information" on page 104 of this joint proxy statement/prospectus.

SUMMARY OF THE JOINT PROXY STATEMENT/PROSPECTUS

This summary highlights selected information from this joint proxy statement/prospectus and may not contain all of the information that is important to you. Clinical Data and Genaissance encourage you to read carefully the remainder of this joint proxy statement/prospectus, including the attached annexes and the other documents to which we have referred you, because this section does not provide all the information that might be important to you with respect to the merger and the other matters being considered at your special meeting. See also "Where You Can Find More Information" on page 104 of this joint proxy statement/prospectus. We have included references to other portions of this joint proxy statement/prospectus to direct you to a more complete description of the topics presented in this summary.

The Companies

Clinical Data, Inc.
One Gateway Center, Suite 411
Newton, MA 02458

Clinical Data, formerly Novitron International, Inc., through its domestic and foreign subsidiaries, focuses on the operational needs of physician’s office laboratories, which we refer to as POLs, and other small to medium sized clinical laboratories. Clinical Data provides a complete range of technical products and consulting services to the growing domestic POL market and offers blood analysis instrumentation and diagnostic assays for use in clinics and hospitals internationally.

Through its Dutch subsidiary Vital Scientific NV, which we refer to as Vital Scientific, Clinical Data manufactures and distributes blood chemistry and coagulation analyzers. The instruments are marketed worldwide through distributors and OEM partnerships. Worldwide Clinical Data has an installed base of over 15,000 units. Clinical Data’s Australian subsidiary Vital Diagnostics Pty. Ltd., which we refer to as Vital Diagnostics, distributes diagnostic instruments and assays in the South Pacific region.

In April 2003, Clinical Data completed the acquisition of certain of the assets of Elan Diagnostics, Inc., or Elan, a domestic manufacturer of clinical chemistry reagents and a distributor of instrumentation. As a result of this acquisition, Clinical Data secured an installed base of clinical chemistry and erythrocyte sedimentation rate, or ESR, analyzers in the domestic POL market. Clinical Data’s Dutch manufactured analyzers now have a distribution channel in the U.S. market and Clinical Data’s domestically produced reagents have a potential for sale worldwide through our international distribution capabilities.

In April 2003, Clinical Data also completed a merger with Group Practice Services Incorporated, which we refer to as GPSI, which was primarily engaged in helping medical group practices identify, implement and manage their clinical laboratories to enhance quality of care and operating efficiencies, and to provide additional revenue opportunities for the group practice. Also in April 2003, Clinical Data completed a merger with Landmark Scientific, Inc., or Landmark, a laboratory equipment, supply and reagent distribution company.

As a result of these transactions, Clinical Data now supplies a complete range of products and services, from equipment and reagents to lab management and consulting services, to POLs and small and medium-sized medical laboratories both domestically and internationally. To underscore and promote the enhanced breadth and depth of Clinical Data’s products and services, in October 2003 Novitron was renamed Clinical Data, Inc. As of April 29, 2004, the operations of Elan, GPSI and Landmark, have been integrated into a single wholly-owned subsidiary, Clinical Data Sales & Service, Inc.

References herein to "Clinical Data" refer to Clinical Data, Inc. and its subsidiaries. Clinical Data’s headquarters are located at One Gateway Center, Suite 411, Newton, MA 02458. Clinical Data’s telephone number is (617) 527-9933 and its website is located at http://www.clda.com. The information on Clinical Data’s website is not incorporated by reference into this filing.

Genaissance Pharmaceuticals, Inc.
Five Science Park
New Haven, CT 06511

Genaissance develops innovative products based on its proprietary pharmacogenomic technology and has a revenue-generating business in DNA and pharmacogenomic products and services. Genaissance also markets its proprietary FAMILION Test, a genetic test for cardiac channelopathies that is compliant with the Clinical Laboratory Improvement Amendments of 1988, or CLIA. The test is designed to detect mutations responsible for causing Familial LQT and Brugada Syndromes, two causes of sudden cardiac death. Genaissance’s product development strategy is focused on drug candidates with promising clinical profiles and to find genetic markers which identify a responsive patient population. This strategy is designed to enable it to leverage existing clinical data and, thus, reduce the costs and risks associated with traditional drug development and increase the probability of clinical success and commercialization. Genaissance’s total net revenues were approximately $8.1 million in 2002, $12.5 million in 2003 and $20.9 million in 2004.

Genaissance was incorporated in Delaware on February 22, 1992 and changed its name to Genaissance Pharmaceuticals, Inc. on March 18, 1997. Genaissance’s principal executive offices are located at Five Science Park, New Haven, Connecticut 06511. Genaissance’s telephone number is (203) 773-1450 and its website is located at http://www.genaissance.com. The information on Genaissance’s website is not incorporated by reference into this filing.

Safari Acquisition Corporation

Safari Acquisition Corporation is a Delaware corporation and a wholly-owned subsidiary of Clinical Data. Safari Acquisition Corporation was organized solely for the purpose of entering into the merger agreement with Genaissance and completing the merger. It has not conducted any business operations and will not do so prior to the completion of the merger. If the merger is completed, Safari Acquisition Corporation will cease to exist following its merger with and into Genaissance.

Summary of the Merger (see page 50)

Clinical Data and Genaissance have agreed to the combination of Clinical Data and Genaissance under the terms of the merger agreement described in this joint proxy statement/prospectus. We have attached the merger agreement, as amended, as Annex A to this joint proxy statement/prospectus. We encourage you to read the merger agreement carefully because it is the legal document that governs the merger and related matters.

Under the terms of the merger agreement, Safari Acquisition Corporation, a newly formed and wholly-owned subsidiary of Clinical Data, will merge with and into Genaissance and the separate corporate existence of Safari Acquisition Corporation will cease. Genaissance will be the surviving corporation in the merger and will continue as a wholly-owned subsidiary of Clinical Data. Stockholders of Clinical Data will continue to own their existing shares of Clinical Data common stock.

The merger is subject to, among other things, the approval by the Clinical Data stockholders of the issuance of Clinical Data common stock and preferred stock pursuant to the merger agreement, as well as the adoption by the Genaissance stockholders of the merger agreement and approval of the merger. The merger is also subject to other customary closing conditions described in this joint proxy statement/prospectus. We expect the merger to be completed during the fourth quarter of 2005.

Exchange Ratio and Conversion of Genaissance Capital Stock (see page 51)

Upon completion of the merger, the capital stock and other securities of Genaissance will be treated as follows:

  Genaissance common stockholders will receive, in exchange for each share of Genaissance common stock, 0.065 of a share of Clinical Data common stock. The Genaissance preferred stockholder will receive, in exchange for each share of Genaissance series A preferred stock, 1.052326 shares of Clinical Data series A preferred stock.
  Instead of fractional shares, Genaissance common stockholders will receive cash, without interest. There will be no fractional shares of Clinical Data series A preferred stock resulting from the exchange of the Genaissance series A preferred stock in the merger.

Treatment of Genaissance Stock Option Plans and Outstanding Genaissance Stock Options and Warrants (see page 51)

  Each outstanding option to purchase shares of Genaissance common stock and each outstanding warrant to purchase shares of Genaissance common stock will be assumed by Clinical Data and will convert into an option or warrant to purchase shares of Clinical Data common stock. Clinical Data will adjust the number of shares issuable upon exercise and the exercise prices to reflect the common stock exchange ratio. Certain Genaissance stock options contain provisions that provide for the accelerated vesting of such options in the event the optionee is terminated under certain circumstances following the merger.
  Clinical Data will assume Genaissance’s stock option plans, which consist of the 2000 Amended and Restated Equity Incentive Plan, the Lark Technologies, Inc. 2002 Stock Option Plan, and the Lark Technologies, Inc. 1990 Stock Option Plan. The terms and provisions of the Genaissance option plans will continue to apply to the options assumed by Clinical Data, though no future options will be granted under the Genaissance option plans.
  Genaissance will terminate its employee stock purchase plan prior to the closing of the merger.

Recommendations of Clinical Data’s Board of Directors (see page 31)

Clinical Data’s board of directors believes that the merger agreement and the merger are advisable and in the best interests of Clinical Data and its stockholders and that the issuance of the Clinical Data common stock and Clinical Data series A preferred stock in the merger is fair to Clinical Data and the Clinical Data stockholders. Clinical Data’s board of directors unanimously recommends that Clinical Data stockholders vote "FOR" the proposal to issue shares of Clinical Data common stock and preferred stock under the merger agreement. Clinical Data’s board of directors also unanimously recommends that Clinical Data stockholders vote "FOR" the proposals to amend Clinical Data’s certificate of incorporation to increase the number of shares of Clinical Data common stock authorized for issuance from 12,000,000 to 14,000,000, to elect five (5) directors, to approve the adoption of the Clinical Data, Inc. 2005 Equity Incentive Plan, to ratify Deloitte & Touche LLP as Clinical Data’s independent registered public accounting firm for fiscal year 2006, and to adjourn the special meeting, if necessary for the purpose of soliciting additional proxies in favor of the foregoing proposals.

For the factors considered by Clinical Data’s board of directors in reaching its decision to approve the merger and issuance of Clinical Data common stock and preferred stock in connection with the merger, and recommend to Clinical Data’s stockholders to approve the other proposals set forth above, see "The Merger—Clinical Data’s Reasons for the Merger" beginning on page 30 and "The Merger—Recommendations of Clinical Data’s Board of Directors" beginning on page 31 of this joint proxy statement/prospectus.

Recommendations of Genaissance’s Board of Directors (see page 28)

Genaissance’s board of directors has determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are advisable, and it is in the best interests of Genaissance and its stockholders that Genaissance enter into the merger agreement and consummate the merger, and the merger agreement is fair to Genaissance and its stockholders. Genaissance’s board of directors unanimously recommends that Genaissance stockholders vote "FOR" the proposal to adopt the merger agreement and approve the merger and "FOR" the proposal to amend the certificate of designations to provide that the effects of the merger shall not be considered a redemption or deemed liquidation event.

For the factors considered by Genaissance’s board of directors in reaching its decision to approve and adopt the merger agreement and the merger, see "The Merger—Genaissance’s Reasons for the Merger" beginning on page 37 and "The Merger—Recommendations of Genaissance’s Board of Directors" beginning on page 39 of this joint proxy statement/prospectus.

Opinions of Financial Advisors (see pages 31 and 39)

Opinion of Clinical Data’s Financial Advisor

WR Hambrecht + Co, LLC, which is sometimes referred to in this joint proxy statement/prospectus as WR Hambrecht + Co, rendered its oral opinion, which was subsequently confirmed in writing, to the board of directors of Clinical Data that, as of the date of the written fairness opinion, the consideration to be paid by Clinical Data pursuant to the merger agreement was fair from a financial point of view to Clinical Data. The full text of the written opinion of WR Hambrecht + Co, dated June 20, 2005, which sets forth the assumptions made, procedures followed and matters considered in connection with the opinion, is attached as Annex B hereto. WR Hambrecht + Co provided its opinion for the information and assistance of Clinical Data’s board of directors. The opinion does not constitute a recommendation to any stockholder as to how any holder of shares of Clinical Data common stock should vote with respect to the merger or any other matter.

Opinion of Genaissance’s Financial Advisor

In connection with the merger, the Genaissance board of directors received a written opinion of Genaissance’s financial advisor, CIBC World Markets Corp., which we refer to as CIBC World Markets, as to the fairness, from a financial point of view and as of the date of the opinion, of the common stock exchange ratio provided for in the merger. The full text of CIBC World Markets’ written opinion, dated June 20, 2005, is attached to this joint proxy statement/prospectus as Annex C. We encourage you to read this opinion carefully in its entirety for a description of the assumptions made, procedures followed, matters considered and limitations on the review undertaken. CIBC World Markets’ opinion was provided to the Genaissance board of directors in connection with its evaluation of the common stock exchange ratio and relates only to the fairness, from a financial point of view, of the common stock exchange ratio. The opinion does not address any other aspect of the merger and does not constitute a recommendation as to how any stockholder should vote or act with respect to any matters relating to the merger.

Special Meeting of Clinical Data Stockholders (see page 24)

The special meeting of Clinical Data stockholders, which is referred to as the Clinical Data special meeting, will be held at McDermott Will & Emery LLP, 28 State Street, 34th Floor, Boston, MA 02109 at 10:00 AM, local time, on Thursday, October 6, 2005. At the Clinical Data special meeting, Clinical Data stockholders will be asked to vote on the proposal to approve the issuance of Clinical Data common stock and Clinical Data series A preferred stock in connection with the merger and the proposals to amend Clinical Data’s certificate of incorporation, to elect directors, to approve the adoption of the Clinical Data, Inc. 2005 Equity Incentive Plan, to ratify the selection of Deloitte & Touche LLP as Clinical Data’s independent registered public accounting firm for fiscal year 2006, and to approve an adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the proposals.

Special Meeting of Genaissance Stockholders (see page 27)

The special meeting of the Genaissance stockholders, which is referred to as the Genaissance special meeting, will be held at Genaissance’s principal offices at Five Science Park, New Haven, Connecticut 06511at 10:00 AM, local time, on Thursday, October 6, 2005. At the Genaissance special meeting, Genaissance stockholders will be asked to vote on a proposal to adopt the merger agreement and approve the merger, to approve the amendment to Genaissance’s certification of incorporation by amending the certificate of designations and to approve an adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the merger proposal.

Required Stockholder Approvals for the Merger (see pages 24 and 27)

For Clinical Data Stockholders

The affirmative vote of the holders of at least a majority of the shares present or represented by proxy and entitled to vote at the Clinical Data special meeting, where a quorum is present, is required to approve the issuance of Clinical Data common stock and Clinical Data series A preferred stock pursuant to the merger agreement. Such vote will also constitute in effect a vote in favor of the issuance of shares of Clinical Data common stock pursuant to the assumed Genaissance stock options and warrants and pursuant to the conversion of the Clinical Data series A preferred stock rec`eived in exchange for the Genaissance series A preferred stock in the merger. Directors and executive officers of Clinical Data, representing approximately 77% of the shares of Clinical Data common stock outstanding as of the record date, have agreed to vote their shares in favor of the proposal to issue shares of Clinical Data common stock and Clinical Data series A preferred stock under the merger agreement. The merger will not be completed unless Clinical Data stockholders approve the share issuance.

For Genaissance Stockholders

Both the adoption of the merger agreement and approval of the merger and the adoption of the amendment to Genaissance’s certificate of incorporation by amending the certificate of designations require the affirmative vote of the holders of at least a majority of the outstanding shares of Genaissance common stock and Genaissance series A preferred stock, voting together as a single class on an as-converted to common stock basis, entitled to vote at the Genaissance special meeting. The holder of all of the shares of Genaissance series A preferred stock outstanding as of the record date, representing approximately 10% of the voting power on an as-converted to common stock basis, has agreed to vote its shares in favor of the proposal to adopt the merger agreement and approve the merger and the proposal to approve the amendment to Genaissance’s certificate of incorporation by amending the certificate of designations. The merger will not be completed unless Genaissance stockholders adopt the merger agreement and approve the merger.

Overview of the Merger Agreement (see page 50)

Conditions to Completion of the Merger (see page 56)

Completion of the merger depends upon the satisfaction or waiver of a number of conditions, including the following (some of which are conditions to the closing obligations of both parties, and others of which are conditions to the closing obligations of only one party):

  the SEC declaring effective the registration statement filed on Form S-4, of which this joint proxy statement/prospectus is a part;
  adoption of the merger agreement and approval of the merger by Genaissance stockholders;
  approval by Clinical Data stockholders of the issuance of shares of Clinical Data common stock and preferred stock in connection with the merger;
  absence of any order, statute or regulation prohibiting the merger;
  authorization by NASDAQ of the listing on the NASDAQ Small Cap Market of the shares of Clinical Data common stock to be issued in the merger;
  receipt of opinions of counsel to Genaissance and Clinical Data that the merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code, which we refer to as the Code;
  the representations and warranties in the merger agreement made by each party being true and correct (without regard to the terms "material" or "material adverse effect") as of the closing date of the merger such that, in aggregate, the effect of any inaccuracies in such representation and warranties would not have a material adverse effect on that party (except that any representations or warranties expressly made as of a specific date, would be measured as of such date);
  Genaissance having obtained certain required third party consents as specified in the merger agreement;
  Clinical Data having received the requested resignations of each director of Genaissance;
  Genaissance having obtained sufficient director and officer insurance coverage, as specified in the merger agreement;
  Clinical Data having amended its certificate of incorporation to designate the Clinical Data series A preferred stock;
  each party having complied with all of its covenants and obligations under the merger agreement in all material respects; and
  Genaissance not having suffered a material adverse effect since the date of the merger agreement.

For the definition of "material adverse effect" see "The Merger Agreement—Representations and Warranties" on page 53.

Limitation on Genaissance’s Ability to Consider Other Acquisition Proposals (see page 55)

The merger agreement contains restrictions on the ability of Genaissance to solicit or engage in discussions or negotiations with a third party with respect to a proposal to acquire a significant interest in Genaissance, with certain exceptions.

Termination of the Merger Agreement (see page 57)

Clinical Data and Genaissance can mutually agree to terminate the merger agreement without completing the merger. In addition, Clinical Data and Genaissance can each terminate the merger agreement under the circumstances set forth in the merger agreement and described below in this joint proxy statement/prospectus.

Termination Fee and Expenses (see page58)

The merger agreement provides that, under specified circumstances, Genaissance may be required to pay Clinical Data a termination fee equal to $1,324,600 and, under specified circumstances, Clinical Data may be required to pay Genaissance a termination fee of $1,324,600. The merger agreement also provides that Genaissance will pay Clinical Data $716,000 representing expenses and fees under specified circumstances and that Clinical Data will pay Genaissance $716,000 representing fees and expenses under specified circumstances.

Interests of Genaissance Executive Officers and Directors in the Merger (see page 43)

The executive officers and directors of Genaissance have interests in the merger that are different from, or in addition to, the interests of stockholders generally. Several executive officers of Genaissance, including an officer who is also a director, have employment agreements that may entitle them to severance payments, the accelerated vesting of outstanding restricted stock awards and stock options and other benefits upon the officer’s termination under certain circumstances following the completion of the merger. The Genaissance non-employee directors hold restricted stock awards and stock options that will become fully vested upon consummation of the merger. The boards of directors of Clinical Data and Genaissance were aware of and discussed and considered these interests when they approved the merger.

Risk Factors (see page 15)

You should consider carefully the factors discussed in the section entitled "Risk Factors" in this joint proxy statement/prospectus in evaluating whether to adopt the merger agreement and the transactions it contemplates. These risk factors should be considered along with any additional risk factors in documents incorporated by reference in this joint proxy statement/prospectus by Genaissance and any other information included or provided herewith.

Restrictions on Sales of Shares by Affiliates (see page 50)

All shares of Clinical Data common stock received by Genaissance stockholders in connection with the merger will be freely transferable unless the holder is considered an affiliate of Genaissance under the Securities Act of 1933. Shares of Clinical Data common stock received by affiliates may only be sold pursuant to Rule 145 of the Securities Act or pursuant to a registration statement or an exemption from the requirements of the Securities Act.

Regulatory Approvals

We are not aware of any material governmental or regulatory approval required for completion of the merger, other than the effectiveness of the registration statement of which this joint proxy/prospectus is a part and compliance with applicable provisions of Delaware law.

Appraisal Rights (see page 46)

Clinical Data stockholders are not entitled to dissenters’ or appraisal rights in connection with the merger.

Holders of Genaissance common stock and series A preferred stock who comply with the applicable requirements of the Delaware General Corporation Law are entitled to exercise appraisal rights under the Delaware General Corporation Law in connection with the merger. The holder of Genaissance series A preferred stock has affirmatively waived its right to exercise appraisal rights to the extent permitted under applicable law.

Material United States Federal Income Tax Consequences (see page 47)

Clinical Data and Genaissance have structured the merger to qualify as a reorganization under Section 368(a) of the Code. As a result of the merger constituting a reorganization, Genaissance common stockholders will generally not recognize gain or loss for United States federal income tax purposes upon the receipt of Clinical Data common stock in the merger; except that a Genaissance common stockholder will recognize gain or loss with respect to (i) any cash received in lieu of a fractional share of Clinical Data common stock in the merger, or (ii) any cash received as a result of exercising appraisal rights. The receipt of Clinical Data series A preferred stock in exchange for Genaissance series A preferred stock may be taxable to the holder of Genaissance series A preferred stock, as more fully described herein. Clinical Data stockholders will not exchange their Clinical Data common stock in the merger and accordingly will not recognize any taxable gain or loss as a result of the merger. It is a condition to completion of the merger that Clinical Data and Genaissance each receive a legal opinion from their respective counsel that the merger will constitute a reorganization within the meaning of the Code. In the event that either counsel does not render this opinion, this condition shall be deemed to be satisfied if the other party’s counsel delivers the opinion to both Clinical Data and Genaissance.

Tax matters are very complicated and, if you are a Genaissance stockholder, the tax consequences of the merger to you will depend upon the facts of your situation. You should consult your own tax advisors for a full understanding of the tax consequences of the merger to you.

Summary Selected Historical Financial Data for Clinical Data

The following table sets forth selected historical financial data for Clinical Data. The following data at and for the years ended March 31, 2005, 2004, 2003, 2002 and 2001, have been derived from Clinical Data’s audited financial statements. Clinical Data’s selected unaudited interim financial data included in this joint proxy statement/prospectus were derived from its books and records and, in the opinion of Clinical Data management, contains all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of Clinical Data’s results of operations for such periods. The results of operations for any interim period are not necessarily indicative of the results of operations to be expected for the full year.

You should read the following information together with Clinical Data’s financial statements, the notes related thereto and the section entitled "Management’s Discussion and Analysis of Financial Condition and Results of Operations" on page 67 and other financial information included in this joint proxy statement/prospectus and in Clinical Data’s filings with the SEC. See "Where You Can Find More Information" beginning on page104. The historical results included below and elsewhere in this document are not indicative of the future performance of Clinical Data or the consolidated company.

	Years Ended March 31,					Three Months Ended June 30,
	(in thousands, except per share data)
	2005	2004	2003	2002	2001	2005	2004
Statement of Operations Data:
Revenues	$ 56,400	$ 52,520	$ 15,870	$13,324	$12,927	$ 12,773	$ 16,338
Operating profit (loss)	5,564	2,618	387	317	(555)	660	1,972
Net income	3,395	2,171	116	258	403	407	1,271

Net income applicable to common shareholders	3,395	1,646	116	258	403	407	1,271

Net income per common share, diluted	$0.75	$0.51	$0.06	$0.17	$0.27	$ 0.09	$ 0.28

Cash dividends per common share	$0.08	$0.04	$0.04	$0.04	$0.01	$ 0.04	$ 0.01

Balance Sheet Data:
Total assets	$ 39,146	$ 38,318	$ 11,198	$ 8,812	$ 8,315	$ 40,798	$ 38,412
Long-term liabilities	$ 2,569	$ 1,148	$ 241	$ 174	$ 251	$ 2,397	$ 986

Summary Selected Historical Financial Data for Genaissance

The following table sets forth selected historical financial data for Genaissance. The following data at and for the years ended December 31, 2004, 2003, 2002, 2001 and 2000, have been derived from Genaissance’s audited financial statements. Genaissance’s selected unaudited interim financial data included in this joint proxy statement/prospectus were derived from its books and records and, in the opinion of Genaissance management, contains all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of its financial position and results of operations at and for such periods. The results of operations for any interim period are not necessarily indicative of the results of operations to be expected for the full year.

You should read the following information together with Genaissance’s financial statements, the notes related thereto and the section entitled "Management’s Discussion and Analysis of Financial Condition and Results of Operations" contained in Genaissance’s annual reports on Form 10-K and other financial information included in Genaissance’s filings with the SEC, which is incorporated by reference in this joint proxy statement/prospectus. Genaissance acquired Lark Technologies, Inc. and certain assets of DNA Sciences, Inc., in April 2004 and May 2003, respectively; both acquisitions were accounted for under the purchase method of accounting. Accordingly, the financial data below includes the results of operations of Lark Technologies and DNA Sciences from the date of acquisition. See "Where You Can Find More Information" beginning on page 104 and "Incorporation of Certain Documents by Reference" beginning on page 104. The historical results included below and elsewhere in this document are not indicative of the future performance of Genaissance.

	Years Ended December 31,					Six Months Ended June 30,
	(in thousands, except per share data)
	2004	2003	2002	2001	2000	2005	2004
Statement of Operations Data:
Revenues	$ 20,917	$ 12,519	$ 8,111	$ 5,345	$ 753	$ 10,618	$ 9,083
Loss from Operations	(19,395)	(18,486)	(30,628)	(52,975)	(39,550)	(6,789)	(10,928)
Net loss	(21,362)	(18,558)	(33,093)	(47,582)	(36,766)	(7,314)	(11,486)
Warrant issuance expense	(833)	-	-	-	-	-	(833)
Preferred stock dividends and accretion	(490)	(74)	-	-	(6,327)	(273)	(221)
Beneficial conversion features	(46)	(2,204)	-	-	(50,180)	-	(46)

Net loss applicable to common shareholders	(22,731)	(20,836)	(33,093)	(47,582)	(93,273)	(7,587)	(12,586)

Net loss per common share, diluted	$ (0.78)	$ (0.91)	$ (1.45)	$ (2.09)	$ (8.55)	$ (0.22)	$ (0.47)

Balance Sheet Data:
Total assets	$ 50,038	$ 35,589	$ 52,029	$ 92,277	$ 143,892	$ 44,268	$ 50,007
Long-term liabilities	$ 10,140	$ 12,713	$ 7,816	$ 18,150	$ 24,305	$ 13,123	$ 12,029

Summary Selected Unaudited Pro Forma Condensed Combined Financial Data

The following selected unaudited pro forma condensed combined financial data was prepared using the purchase method of accounting. The selected unaudited pro forma condensed combined financial data is based on estimates and assumptions that are preliminary. The data is presented for informational purposes only and is not intended to represent or be indicative of the consolidated results of operations or financial condition of Clinical Data that would have been reported had the merger been completed as of the dates presented, and should not be taken as representative of future consolidated results of operations or financial condition of Clinical Data. Please also read the section in this joint proxy statement/prospectus entitled "Special Note Regarding Forward-Looking Statements" beginning on page 1 for more information on the statements made in this section.

This selected unaudited pro forma condensed combined financial data should be read in conjunction with the summary selected historical consolidated financial data and the unaudited pro forma condensed combined financial statements and accompanying notes contained elsewhere in this joint proxy statement/prospectus and the separate historical consolidated financial statements and accompanying notes of Clinical Data beginning on page FS-1, and those of Genaissance incorporated by reference into this joint proxy statement/prospectus. See "Where You Can Find More Information" beginning on page 104 and "Incorporation of Certain Documents by Reference" beginning on page 104 of this joint proxy statement/prospectus.

	As of and for the Year Ended March 31, 2005 (in thousands, except per share data)	As of and for the Three Months Ended June 30, 2005 (in thousands, except per share data)

Statement of Operations Data:
Revenues	$ 79,177	$ 17,803
Operating profit (loss)	$(13,900)	(2,843)
Net income (loss)	$(16,323)	(3,391)

Net income (loss) applicable to common shareholders	$(17,417)	(3,446)

Net income (loss) per common share, diluted	$(2.60)	$ (0.51)

Balance Sheet Data:
Total assets		$ 93,247
Long-term liabilities		$ 18,037

Comparative Market Price Information and Dividend Policy

Clinical Data common stock is traded on the NASDAQ Small Cap Market under the symbol "CLDA." Genaissance common stock is traded on the NASDAQ National Market under the symbol "GNSC."

Set forth below is the range of high and low sale prices for Clinical Data common stock and Genaissance common stock as reported on the NASDAQ Small Cap Market and the NASDAQ National Market, respectively, for the fiscal quarters indicated, and the cash dividends paid with respect to the Clinical Data common stock:

Clinical Data Common Stock Close Price				Genaissance Common Stock Close Price
	High	Low	Dividend		High	Low
Fiscal Year Ended March 31, 2004				Fiscal Year Ended December 31, 2003
First Quarter	$ 6.20	$3.80	$0.01	First Quarter	$1.82	$0.80
Second Quarter	$10.50	$7.00	$0.01	Second Quarter	$2.18	$1.00
Third Quarter	$ 9.65	$7.49	$0.01	Third Quarter	$2.11	$1.09
Fourth Quarter	$22.70	$9.20	$0.01	Fourth Quarter	$3.35	$1.82
Fiscal Year Ended March 31, 2005				Fiscal Year Ended December 31, 2004
First Quarter	$19.00	$11.00	$0.01	First Quarter	$4.38	$2.80
Second Quarter	$20.98	$13.50	$0.01	Second Quarter	$4.46	$2.81
Third Quarter	$16.82	$12.50	$0.03	Third Quarter	$4.20	$2.52
Fourth Quarter	$17.85	$11.41	$0.03	Fourth Quarter	$3.18	$1.48
Fiscal Year Ended March 31, 2006				Fiscal Year Ended December 31, 2005
First Quarter	$22.00	$13.50	$0.04	First Quarter	$2.35	$1.19
Second Quarter	$21.50	$17.45	N/A	Second Quarter	$1.65	$0.84
(through August 22, 2005)				Third Quarter (through August 22, 2005)	$1.36	$1.03

The following table sets forth the last sale price per share of Clinical Data common stock and of Genaissance common stock, as reported on the NASDAQ Small Cap Market and the NASDAQ National Market, respectively, on June 20, 2005, the last full trading day prior to the announcement of the signing of the merger agreement, and August 22, 2005, the most recent practicable date prior to the mailing of this joint proxy statement/prospectus to Clinical Data and Genaissance stockholders.

Date	Clinical Data Common Stock	Genaissance Common Stock
June 20, 2005
	$20.50	$1.06
[Month][Day], 2005	$$21.09	$$1.32]

The market price of Clinical Data common stock and Genaissance common stock fluctuates. We encourage you to obtain current market price information for Clinical Data common stock and Genaissance common stock. There is no public market for the Genaissance series A preferred stock.

As of August 22, 2005, there were approximately 102 record holders of Clinical Data common stock and 338 record holders of Genaissance common stock.

Clinical Data has paid a quarterly dividend in each quarter from March 2001 through June 2005; the payments for the indicated fiscal quarters are shown above. The payment of future dividends by Clinical Data will be dependent upon financial results and other relevant factors to be considered by its board of directors. Genaissance has never declared or paid cash dividends on its common stock and may not declare or pay any cash dividends on its common stock prior to the close of the merger pursuant to the merger agreement. Covenants in Genaissance’s term loan agreement with Xmark Opportunity Fund, Ltd. and certain related entities, which we refer to as Xmark, impose restrictions on its ability to pay cash dividends. In addition, Genaissance cannot pay dividends on its common stock (other than in the form of shares of Genaissance common stock) without the prior consent of holders of 66?% of the outstanding shares of the Genaissance series A preferred stock. The holders of shares of the Genaissance series A preferred stock would share pro rata in any dividends Genaissance pays on its common stock.

Unaudited Comparative Per Share Information

The following table presents comparative historical per share data regarding the net income (loss) and book value of each of Clinical Data and Genaissance and unaudited combined pro forma per share data after giving effect to the merger as a purchase of Genaissance by Clinical Data. The following data assumes 0.065 of a share of Clinical Data common stock will be issued in exchange for each share of Genaissance common stock in connection with the merger. The data has been derived from and should be read in conjunction with the summary selected historical financial data and unaudited combined pro forma condensed financial statements contained elsewhere in this joint proxy statement/prospectus, and the separate historical financial statements and the accompanying notes of Clinical Data on page FS-1, and those of Genaissance and the accompanying notes incorporated by reference into this joint proxy statement/prospectus. The unaudited pro forma per share data is presented for informational purposes only and is not intended to represent or be indicative of the consolidated results of operations or financial condition of Clinical Data that would have been reported had the merger been completed as of the date presented, and should not be taken as representative of future results of operations or financial condition of the combined company.

The Clinical Data Unaudited combined pro forma has been prepared for the benefit of both companies' shareholders. The data was prepared on the basis of the combined companies' pro forma results and reflecting the share exchange ratio of 0.065 including the impact of net shares issued to satisfy Genaissance stock options using the treasury stock method.

Clinical Data	As of and for the
	Year Ended March 31, 2005	Three Months Ended June 30, 2005
Historical per common share data:
Income per common share - Basic
$0.77

$0.09

Income per common share - Diluted
0.75
0.09
Cash dividends
0.08
0.04
Net book value per common share - Basic
5.42
5.32

Unaudited combined pro forma per common share data:
Income per common share - Basic
($2.64)
$ (0.51)
Income per common share - Diluted
($2.64)
(0.51)
Cash dividends
0.08
0.04
Net book value per common share (2)

7.57

As of and for the
	Year Ended December 31, 2004	Six Months Ended June 30, 2005
Genaissance
Historical per common share data:
Income per common share - Basic
$(0.78)

$(0.22)

Income per common share - Diluted
(0.78)
(0.22)
Cash dividends
--
--
Net book value per common share - Basic
0.55
0.39

As of and for the
	Year Ended March 31, 2005	Three Months Ended June 30, 2005
Unaudited combined equivalent pro forma per common share data (1):
Income per common share - Basic
($0.17)
$(0.03)
Income per common share - Diluted
($0.17)
(0.03)
Cash dividends
0.01
--
Net book value per common share (2)		0.49

(1) Reflects Genaissance shares at the exchange ratio of 0.065.
(2) Net book value per common share’s calculated based upon preliminary estimates of fair value. The book value per common share is subject to change based on final determination of purchase accounting adjustments.

RISK FACTORS

By voting in favor of adoption of the merger agreement and approval of the merger, Genaissance stockholders will be choosing to invest in Clinical Data common stock and preferred stock, as applicable. An investment in Clinical Data common stock or preferred stock involves a high degree of risk, which risk may be in addition to or different from the risks of investment in Genaissance. You should carefully consider the risks described below relating to the merger to see how the merger may affect you before deciding how to vote your shares.

In addition to the risks related to the merger and facing the combined company after the merger described below, there are risks that affect Clinical Data’s and Genaissance’s respective businesses before and continuing after, the proposed merger. You should carefully consider the risks described below with respect to Clinical Data’s business and an investment in Clinical Data common stock or preferred stock, and those risks described in Genaissance’s most recent quarterly report on Form 10-Q, relating to its business, which risks are incorporated by reference into this joint proxy statement/prospectus.

You should also consider the other information contained in, or incorporated by reference into, this joint proxy statement/prospectus (including the matters addressed in "Special Note Regarding Forward-Looking Statements" on page 104. Please refer to the section of this joint proxy statement/prospectus entitled "Where You Can Find More Information" beginning on page 104. Although we believe that the risks described below and incorporated by reference into this document represent all material risks currently applicable to the companies, additional risks and uncertainties not presently known to Clinical Data and/or Genaissance or that currently are not believed to be important to Clinical Data and/or Genaissance also may affect adversely the merger and the combined company following the merger.

References in this section to "us," "we" and "our" refer to the statements of Clinical Data and Genaissance jointly and of the combined company.

Risks Relating to the Merger

Clinical Data may be unable to integrate successfully the businesses of Genaissance with its own business.

After the merger, Clinical Data and Genaissance, each of which had previously operated independently, will have to integrate their operations. The integration will require significant efforts from each company, including the coordination of their product development, sales and marketing efforts and administrative operations. Clinical Data may find it difficult to integrate the operations of Genaissance. The combined company will have employees widely dispersed across its operations in Massachusetts, Rhode Island, Connecticut, California, Texas, North Carolina, and other domestic and foreign locations, which will increase the difficulty of integrating operations. Genaissance personnel may leave Genaissance or the combined company because of the merger. Genaissance customers, distributors or suppliers may delay or defer purchasing decisions, terminate their arrangements with Genaissance or the combined company or demand amended terms to these arrangements. Any of these actions by customers, distributors or suppliers could adversely affect the business of the combined company. The challenges involved in this integration include, but are not limited to, the following:

  retaining existing customers and strategic partners of each company;
  retaining and integrating management and other key employees of the combined company;
  coordinating research and development activities to enhance introduction of new products and technologies, especially in light of rapidly evolving markets for those products and technologies;
  preserving the value of various research and development, collaboration, distribution, manufacturing and other important relationships of the combined company;
  effectively managing the diversion of management attention from business matters to integration issues;
  combining product offerings and incorporating acquired technology and rights into the product offerings of the combined company effectively and quickly;
  integrating sales efforts so that customers can do business easily with the combined company;
  persuading employees that the business cultures of Clinical Data and Genaissance are compatible;
  effectively offering products of Clinical Data and Genaissance to each other’s customers;
  anticipating the market needs and achieving market acceptance of Clinical Data and Genaissance products;
  bringing together the companies’ marketing efforts so that the industry receives useful information about the merger and customers perceive value in the combined company’s products; and
  developing and maintaining uniform standards, controls, procedures, and policies.

The merger may fail to achieve expected beneficial synergies.

Clinical Data and Genaissance have entered into the merger agreement with the expectation that the merger will result in beneficial synergies, such as cost reductions and a broader suite of products and services to offer to its current and targeted customers. Achieving these anticipated synergies and the potential benefits underlying the two companies’ reasons for entering into the merger will depend on the success of integrating Clinical Data and Genaissance’s businesses. It is not certain that Clinical Data and Genaissance can be successfully integrated in a timely manner or at all, or that any of the anticipated benefits will be realized. Risks from an unsuccessful integration of the companies include:

  the potential disruption of the combined company’s ongoing business and distraction of its management;
  the risk that it may be more difficult to retain key management, marketing, and technical personnel after the merger;
  the risk that costs and expenditures for retaining personnel, eliminating unnecessary resources and integrating the businesses are greater than anticipated;
  the risk that the combined company cannot increase sales of its products; and
  the risk that integrating and changing our businesses will impair our relationships with our existing customers and business partners.

Even if the two companies are able to integrate operations, there can be no assurance that the synergies we hope for will be achieved. The failure to achieve such synergies could adversely affect the combined company’s business and results of operations, including use of cash in operations.

Clinical Data and Genaissance expect to incur significant costs associated with the merger.

Clinical Data estimates that it will incur direct transaction costs of approximately $1.0 million associated with the merger, including direct costs of the acquisition as well as liabilities to be accrued in connection with the acquisition, including severance and related costs. In addition, Genaissance estimates that it will incur direct transaction costs of approximately $1.7 million. Clinical Data and Genaissance believe the combined entity may incur charges to operations, which are not currently reasonably estimable, in the quarter in which the merger is completed or the following quarters, to reflect costs associated with integrating the two companies. We cannot assure you that the combined company will not incur additional material charges in subsequent quarters to reflect additional costs associated with the merger. Additionally, upon consummation of, and as a result of, the merger, Clinical Data will be required to either retire or seek to refinance approximately $4.5 million of debt assumed in the merger. If the benefits of the merger do not exceed the costs of integrating the businesses of Clinical Data and Genaissance, the combined company’s financial results may be adversely affected.

The price of Clinical Data common stock may be affected by factors different from those affecting the price of Genaissance common stock.

When the merger is completed, holders of Genaissance common stock will become holders of Clinical Data common stock. Clinical Data’s business differs from that of Genaissance, and Clinical Data’s results of operations, as well as the price of its common stock, may be affected by factors that are different from those affecting Genaissance’s results of operations and the price of its common stock. Additionally, Clinical Data’s common stock has had a much lower historical trading volume than that of Genaissance, which could subject Clinical Data common stock to greater price fluctuations in response to certain trading activities.

The number of shares of Clinical Data common stock and warrants to purchase Clinical Data common stock to be issued to Genaissance stockholders in the merger is fixed, and therefore, Genaissance stockholders cannot be sure of the market value of the shares of Clinical Data common stock and warrants to purchase Clinical Data common stock that they will receive in the merger.

Upon consummation of the merger, Clinical Data will issue 0.065 of a share of Clinical Data common stock for each share of Genaissance common stock outstanding. Genaissance warrants to purchase common stock will be adjusted according to this exchange ratio in terms of the number of shares of common stock underlying each warrant and the exercise price of each warrant. However, the aggregate number of shares of Clinical Data common stock and warrants to purchase Clinical Data common stock will not be adjusted in the event of any change in the fair market value of Clinical Data common stock before the effective time of the merger. Therefore, Genaissance stockholders cannot be sure of the market value of Clinical Data common stock or warrants to purchase Clinical Data common stock that they will receive in the merger.

Clinical Data may be required to issue in excess of 20% of its outstanding capital stock upon conversion of the series A preferred stock it will issue to the Genaissance preferred stockholder in the merger.

Upon the issuance of newly designated Clinical Data series A preferred stock to the Genaissance preferred stockholder in the merger, each share of the Clinical Data series A preferred stock will be convertible into one share of Clinical Data common stock. Clinical Data will issue 484,070 shares of Clinical Data series A preferred stock in the merger, which will initially be convertible into 484,070 shares of Clinical Data common stock, or approximately 6.7% of Clinical Data’s outstanding capital stock on a post-transaction basis. However, if the Clinical Data preferred stock remains outstanding for a period of three years from the date of the closing of the merger, then thereafter, the conversion price of the preferred stock will begin to float based on the public market price of the Clinical Data common stock, subject to a minimum conversion factor of one share of preferred stock for one share of common stock. According to the terms of the Clinical Data series A preferred stock, after the third anniversary of the closing date of the merger, on any given date of conversion, the conversion price will be equal to the average closing bid price of the Clinical Data common stock for the 10 consecutive trading days prior to such date of conversion. As a result, if the average closing bid price of the Clinical Data common stock were to decline, the number of shares of Clinical Data common stock into which the Clinical Data series A preferred stock is then convertible would increase. If the average closing bid price of the Clinical Data common stock declines enough, it is possible that Clinical Data would have to issue a number of shares of its common stock upon conversion of the Clinical Data series A preferred stock that would be greater than 20% of its then-outstanding capital stock. Such an event would have the effect of diluting your ownership of the combined company and could result in the preferred stockholder exercising control over certain corporate decisions of Clinical Data, which it previously did not have the ability to control or influence. See "The Merger - Aggregate Number of Shares of Clinical Data Stock to be Issued Pursuant to the Merger Agreement" on page 52 for more information on the terms of the Clinical Data series A preferred stock.

Some officers and directors of Genaissance have certain conflicts of interest that may have influenced them to support or recommend the merger.

Some of the executive officers and directors of Genaissance have interests in the merger that are different from, or in addition to, the interests of Genaissance stockholders generally. Several executive officers of Genaissance, including an officer who is also a director, have employment agreements that entitle them to severance payments, accelerated vesting of, and extended exercise periods with respect to, outstanding stock options and accelerated vesting with respect to restricted stock awards and other benefits upon the officer’s termination under certain circumstances following the completion of the merger. The Genaissance non-employee directors hold stock options and restricted stock awards that will become fully vested upon consummation of the merger and will remain outstanding for an extended period following the termination of the director’s board service.

Clinical Data will indemnify current and former Genaissance officers and directors against liabilities arising out of each such person’s service as an officer and/or director, and Clinical Data has agreed to cause the surviving corporation to maintain directors’ and officers’ liability insurance covering those persons currently covered by Genaissance’s directors’ and officers’ liability insurance policy, subject to certain limitations.

For these reasons, the directors and officers of Genaissance may have been more likely to support the terms of the merger agreement and the merger than if they did not have these interests. Genaissance stockholders should consider whether these interests may have influenced these directors and officers to support or recommend the merger.

The holders of Genaissance common stock will have less control over corporate actions proposed to be taken by Clinical Data than those holders had over corporate actions proposed to be taken by Genaissance.

Following the merger, holders of Genaissance common stock outstanding immediately prior to the merger will become holders of Clinical Data common stock. Those holders will hold between approximately 34% and 35% of outstanding common stock of the combined company after the merger, as opposed to 100% of the outstanding Genaissance common stock. Also, Clinical Data’s two largest stockholders and their affiliates, who currently own approximately 77% of the Clinical Data common stock, will continue to own approximately 50% of the common stock of the combined company. There are differences between the rights of Clinical Data stockholders under Clinical Data’s certificate of incorporation and bylaws and the rights of Genaissance stockholders under Genaissance’s certificate of incorporation and bylaws. As a result of the controlling stockholders and the differences in the rights of the common stock, the holders of Genaissance common stock may have less control over corporate actions proposed to be taken by the combined company than those holders had over corporate actions proposed to be taken by Genaissance. You should read more about these differences under the section of this joint proxy statement/prospectus entitled "Comparison of Rights of Clinical Data Stockholders and Genaissance Stockholders" on page 97.

The merger may fail to qualify as a reorganization for federal income tax purposes, resulting in your recognition of taxable gain or loss in respect of your Genaissance shares and Clinical Data’s treatment of the merger as a taxable sale.

Clinical Data and Genaissance have structured the merger to qualify as a reorganization within the meaning of Section 368(a) of the Code. Although the Internal Revenue Service, or IRS, will not provide a ruling on the matter, Clinical Data and Genaissance will, as a condition to closing, obtain legal opinions from their respective tax counsels that the merger will constitute a reorganization for federal income tax purposes. These opinions do not bind the IRS or prevent the IRS from adopting a contrary position. If the IRS were to successfully challenge the merger’s status as a reorganization, you generally would recognize gain or loss on each share of Genaissance common stock or Genaissance series A preferred stock surrendered in an amount equal to the difference between your adjusted tax basis in that share and the sum of the amount of cash, if any, and the fair market value of the Clinical Data common stock or Clinical Data series A preferred stock, respectively, received in exchange for that share upon completion of the merger.

Satisfying closing conditions may delay completion of the merger.

There are many conditions to Clinical Data and Genaissance’s obligations to complete the merger. Many of these conditions are beyond Clinical Data and Genaissance’s control. These conditions include obtaining requisite approvals from Clinical Data and Genaissance stockholders, and Clinical Data and Genaissance may be unable to obtain these approvals on a timely basis, if at all.

Risks Relating to the Combined Company After the Merger

Genaissance has historically incurred net losses and we expect the combined company to incur net losses initially. Depending on its use of cash in operations, the combined company may need to raise capital in the future.

Genaissance has a history of incurring net losses, and had a cumulative net loss as of June 30, 2005 of approximately $160 million. Clinical Data expects that the combined company will initially incur net losses and it is possible that the combined company may never generate sufficient revenue to become profitable or it may not sustain profitability if it does become profitable.

Depending on the combined company’s use of cash in operations, it may need to raise capital to retire debt, to continue the research and development necessary to further develop its current products, to bring new products to market, to acquire rights to additional intellectual property, and to further its manufacturing and marketing capabilities. The combined company may seek additional funds through public and private stock offerings, arrangements with corporate partners, credit facilities or other sources. If these efforts were unsuccessful, the combined company would have to reduce capital expenditures, scale back its development of new products, reduce its workforce and seek to license to others products or technologies that it otherwise would seek to commercialize itself. Additional capital may not be available on acceptable terms, or at all. Any additional equity financing would likely be dilutive to stockholders, and debt financing, if available, may include restrictive covenants and require significant collateral.

The uncertainty of patent and proprietary technology protection may adversely affect us.

The combined company’s success will depend in part on obtaining and maintaining meaningful patent protection on its inventions, technologies and discoveries. Although a substantial majority of Clinical Data’s current revenues are attributable to products without patent protection, Genaissance’s business and technology is more heavily reliant on such patent protection and the combined company will have to address such issues. Our ability to compete effectively will depend on our ability to develop and maintain proprietary aspects of our technology, and to operate without infringing the proprietary rights of others, or to obtain rights from third parties, if necessary. Our pending patent applications may not result in the issuance of patents. Our patent applications may not have priority over others’ applications, and even if issued, our patents may not offer protection against competitors with similar technologies. Any patents issued to us may be challenged, invalidated or circumvented, and the rights created thereunder may not afford us a competitive advantage.

We also rely upon trade secrets, technical know-how and continuing inventions to develop and maintain our competitive position. Others may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets or disclose our technology and we may not be able to protect meaningfully our trade secrets, or be capable of protecting our rights to our trade secrets. We seek to protect our technology and patents, in part, by confidentiality agreements with our employees and contractors. Our employees may breach their confidentiality agreements and these agreements may not protect our intellectual property. This could have a material adverse effect on us.

If the combined company is unable to protect effectively its intellectual property, third parties may use its technology, which would impair the combined company’s ability to compete in its markets.

The combined company’s success will depend in significant part on its ability to obtain and maintain meaningful patent protection for certain of its products throughout the world. Patent law relating to the scope of claims in the technology fields in which the combined company will operate is still evolving. The degree of future protection for the combined company’s proprietary rights is uncertain. The combined company, especially with respect to the acquired Genaissance technology and business, will rely on patents to protect a significant part of its intellectual property and to enhance its competitive position. However, Genaissance’s presently pending or future patent applications may not issue as patents, and any patent previously issued to Genaissance may be challenged, invalidated, held unenforceable or circumvented. Furthermore, the claims in patents which have been issued to Genaissance or which may be issued to the combined company in the future may not be sufficiently broad to prevent third parties from producing competing products similar to the combined company’s products. In addition, the laws of various foreign countries in which the combined company plans to compete may not protect its intellectual property to the same extent as do the laws of the United States. If the combined company fails to obtain adequate patent protection for its proprietary technology, its ability to be commercially competitive will be materially impaired.

In addition to patent protection, the combined company will also rely on protection of trade secrets, know-how and confidential and proprietary information. To maintain the confidentiality of trade-secrets and proprietary information, Clinical Data generally seeks to enter into confidentiality agreements with its employees, consultants and strategic partners upon the commencement of a relationship. However, Clinical Data may not obtain these agreements in all circumstances. In the event of unauthorized use or disclosure of this information, these agreements, even if obtained, may not provide meaningful protection for Clinical Data’s trade secrets or other confidential information. In addition, adequate remedies may not exist in the event of unauthorized use or disclosure of this information. The loss or exposure of Clinical Data’s trade secrets and other proprietary information would impair its competitive advantages and could have a material adverse effect on the combined company’s operating results, financial condition and future growth prospects.

If the combined company is unable to develop new and enhanced products that achieve widespread market acceptance, it may be unable to recoup product development costs, and its earnings and revenue may decline.

The combined company’s future success depends on its ability to broadly market existing technologies, products, and services, and to develop and introduce new product and service offerings and grow its business in each of the POLs, blood analysis instrumentation, diagnostic assays and DNA-based diagnostic and therapeutic products markets. The combined company expects to commit substantial resources to developing new products and services, as well as to continue marketing the existing products and services of Clinical Data and Genaissance. If the market for these products and services does not develop as anticipated, or demand for the combined company’s current product and service offerings does not grow or grows more slowly than the combined company expects, the combined company will have expended substantial resources and capital without realizing sufficient revenue, and the combined company’s business and operating results could be adversely affected.

The combined company will operate in a very competitive environment.

The combined company expects to encounter intense competition from a number of companies that offer products in our targeted application areas. We anticipate that our competitors in these areas will include:

  health care and other companies that manufacture laboratory-based tests and analyzers;
  diagnostic and pharmaceutical companies;
  molecular services business;
  companies developing drug discovery technologies;
  companies developing molecular diagnostic tests; and
  companies developing point-of-care diagnostic tests.

If the combined company is successful in developing products in these areas, it will face competition from established companies and numerous development-stage companies that continually enter these markets. In many instances, competitors have substantially greater financial, technical, research and other resources and larger, more established marketing, sales, distribution and service organizations than the combined company. Moreover, these competitors may offer broader product lines and have greater name recognition than us and may offer discounts as a competitive tactic.

In addition, several development-stage companies are currently making or developing products that compete with or will compete with our potential products. Competitors may succeed in developing, obtaining approval from the U.S. Food and Drug Administration, which we refer to as the FDA, or marketing technologies or products that are more effective or commercially attractive than the combined company’s current or potential products or that render the combined company’s technologies and current or potential products obsolete. Competitors may also develop proprietary positions that may prevent the combined company from successfully commercializing products.

Because a significant portion of the combined company’s total assets will be represented by goodwill and other intangible assets that are subject to mandatory annual impairment evaluations, the combined company could be required to write off some or all of this goodwill and other intangibles, which may adversely affect its financial condition and results of operations.

Clinical Data will account for the acquisition of Genaissance using the purchase method of accounting. The purchase price for this business will be allocated to identifiable tangible and intangible assets and assumed liabilities based on estimated fair values at the date of consummation of the merger. Any unallocated portion of the purchase price, which could constitute a significant portion of the purchase price, will be allocated to goodwill. If the proposed merger is completed, approximately 48% of the combined company’s total assets will be goodwill and other intangibles, of which approximately $25 million will be goodwill. In accordance with the Financial Accounting Standards Board’s Statement No. 142, Goodwill and Other Intangible Assets, goodwill is not amortized but is reviewed annually or more frequently if impairment indicators arise, for impairment and other intangibles are also reviewed at least annually or more frequently, if certain conditions exist, and may be amortized. Clinical Data has estimated that the goodwill to be recorded in connection with this acquisition will total approximately $18.3 million. When the combined company performs future impairment tests, it is possible that the carrying value of goodwill or other intangible assets could exceed their implied fair value and therefore would require adjustment. Such adjustment would result in a charge to operating income in that period. Once adjusted, there can be no assurance that there will not be further adjustments for impairment in future periods.

The combined company may not be able to successfully integrate companies that it acquires in the future.

The success of the combined company will depend in part on its ability to continually enhance and broaden its product offerings in response to changing technologies, customer demands and competitive pressures. From time to time the combined company may pursue acquisitions of businesses that complement or expand its existing business, including acquisitions that could be material in size and scope.

Any future acquisitions involve various risks, including:

  difficulties in integrating the operations, technologies and products of the acquired company;
  the risk of diverting management’s attention from normal daily operations of the business;
  potential difficulties in completing projects associated with in-process research and development;
  risks of entering markets in which the combined company has no or limited direct prior experience and where competitors in such markets have stronger market positions;
  initial dependence on unfamiliar supply chains or relatively small supply partners;
  insufficient revenues to offset increased expenses associated with the acquisition; and
  the potential loss of key employees of the acquired company.

Risks Related to Clinical Data

Ownership of Clinical Data is concentrated among a small number of stockholders.

Clinical Data ownership is concentrated among a small number of stockholders, including Randal J. Kirk, the Chairman of Clinical Data, Mr. Kirk’s affiliates, and Israel M. Stein, M.D., Clinical Data’s Chief Executive Officer. Together with Dr. Stein, Mr. Kirk and Mr. Kirk’s affiliates hold approximately 77% of Clinical Data’s outstanding common stock. Prior to the merger, under Delaware law, Dr. Stein, Mr. Kirk and Mr. Kirk’s affiliates collectively own the requisite number of shares of Clinical Data’s outstanding common stock to take action with respect to virtually any corporate matter without seeking the approval of any other stockholders. This means that, although Dr. Stein and Mr. Kirk have no agreement to act in concert, together they and Mr. Kirk’s affiliates could take such action by written consent and would be required to provide notice to the other stockholders only after they had taken such action. Although they presently have the ability to act without the consent of other stockholders, Mr. Kirk and Dr. Stein, as directors of Clinical Data, have fiduciary duties under Delaware law to all the stockholders of Clinical Data. Delaware law also imposes certain fiduciary duties on Mr. Kirk and Dr. Stein by virtue of their status as majority stockholders, and by virtue of Dr. Stein’s status as an officer of Clinical Data. Following the merger, Dr. Stein, Mr. Kirk and Mr. Kirk’s affiliates will collectively own approximately 50% of Clinical Data’s common stock. Although their ownership will no longer allow them to control unilaterally any corporate matter without seeking the approval of any other stockholders, they will still have a controlling block of Clinical Data’s outstanding stock and will be able to exert substantial control over various corporate matters.

The price of Clinical Data’s common stock is volatile and could cause investors to lose a substantial part of their investment.

The stock market in general and the stock prices of life sciences and technology companies in particular, experience volatility, which has often been unrelated to the operating performance of any particular company or companies. Clinical Data’s common stock is lightly traded and its price could decline regardless of its actual operating performance. Investors also could lose a substantial part of their investment as a result of industry or market-based fluctuations. If a more active public market for Clinical Data’s common stock is not created, it may be difficult for stockholders to resell their shares. A number of additional factors also could cause the prevailing market prices of Clinical Data’s common stock to fluctuate significantly and could adversely impact such prices and the ability of Clinical Data to raise additional equity capital. Such factors include but are not limited to the following:

  the timing of Clinical Data’s announcements or of its competitors’ announcements regarding significant products, contracts or acquisitions;
  variations in results of operations;
  changes in earnings estimates by securities analysts;
  general economic and market conditions; and
  sales of substantial amounts of Clinical Data’s common stock into the public market, or the perception that such sales might occur.

If Clinical Data is required to seek financing for an acquisition or other venture, or to enhance its working capital, it may not be able to obtain such additional financing on acceptable terms.

In order to finance any acquisitions or other ventures, to enhance Clinical Data’s working capital, or to retire debt, Clinical Data may need to raise additional funds through public or private equity or debt financings. In that event, Clinical Data could be required to obtain financing on terms that are unfavorable to it and, in the case of equity or equity-linked financing, on terms that may result in dilution to Clinical Data’s existing stockholders. If Clinical Data cannot sell its securities or obtain additional financing on acceptable terms, it may not be able to:

  expand its product line and service offerings;
  hire and train new staff;
  increase its sales and marketing presence in existing and new markets; or
  respond to competitive pressures or unanticipated requirements.

Clinical Data’s failure to do any of these things could seriously harm its financial condition by preventing it from being able to effectively grow its business or to take advantage of new business opportunities.

Clinical Data is dependent upon an asset-based line of credit for much of its working capital. That loan imposes conditions that could adversely affect Clinical Data.

Clinical Data used an asset-based line of credit to finance a portion of the assets it purchased from Elan in 2003. As of June 30, 2005, there was $1.7 million outstanding on that line and an additional $4.7 million was available but unused. This debt may adversely affect Clinical Data’s future operations in several important ways, including the following:

  Clinical Data’s ability to obtain additional financing may be impaired;
  if Clinical Data does not satisfy the financial covenants in the loan agreement, it would be in default under the loan agreement and be required to immediately repay outstanding loan balances; and
  because Clinical Data does not have a fixed rate of interest for its loans, rising interest rates will increase its interest costs and reduce its earnings.

Clinical Data’s international operations and sales expose it to foreign currency exchange rate fluctuation risks.

The costs of importation of instruments and other products are subject to foreign currency fluctuations. In fiscal year 2005, sales to customers outside the United States accounted for approximately 51% of Clinical Data’s revenues. Clinical Data anticipates that international sales will continue to account for a significant portion of its revenues.  Most of Clinical Data’s sales to international distributors are denominated in Euros. To the extent that Clinical Data’s sales and operating expenses are denominated in foreign currencies, its operating results may be affected by changes in exchange rates.  Clinical Data cannot predict whether such gains and losses will be material, nor can it predict the effect of exchange rate fluctuations on its future operating results.  Clinical Data sometimes engages in limited, transaction specific, foreign currency hedging transactions to reduce its risk, but Clinical Data cannot assure you that any such hedging transaction will allow it to avoid any currency exchange rate fluctuation risks.

Clinical Data’s international operations and sales expose it to political and economic risks.

Clinical Data’s international operations and reliance on international sales expose it to foreign political and economic risks, including:

  regulatory approvals;
  import and export license requirements and restrictions;
  disruptions in international transport or delivery;
  difficulties in collecting receivables; and
  potentially adverse tax consequences.

If any of these risks materializes, Clinical Data’s international sales could decrease and its foreign operations could suffer, which could have an adverse affect on its business or results of operations.

Clinical Data is dependent upon certain key personnel.

Clinical Data is highly dependent upon the principal members of its management, its President, and its engineering and scientific staff, including Dr. Stein. The loss of the service of any of these persons could seriously harm Clinical Data’s product development and commercialization efforts.

Clinical Data’s products require government approval to be marketed.

Clinical Data has obtained or is in the process of obtaining all necessary government approvals to market its current products in the United States and the European Union. However, Clinical Data must obtain approval of certain European regulatory bodies and the FDA to market any new products that it may develop or obtain the rights to distribute. Domestically, certain of Clinical Data’s products are classified as medical devices under the Food, Drug and Cosmetics Act. As such, if and when these products are offered for sale in the United States, these products will be subject to continuing regulation and oversight by the FDA. The cost of obtaining such approvals may be high and the process lengthy, with no assurance that such approvals will be obtained.

To date, neither the FDA nor the European medical regulatory bodies have developed industry-wide performance standards with respect to the safety and effectiveness of the products that Clinical Data presently markets. Although Clinical Data intends to use reasonable efforts to comply with international standards, when and if developed, there can be no assurance that its products as currently configured will be in compliance. Any failure to receive and maintain approvals for its products, or noncompliance with any international performance standards promulgated in the future, could have a material adverse effect on Clinical Data’s business. Furthermore, any material change in the existing rules and regulations or the adoption of any new regulations could adversely affect Clinical Data.

Physician’s office laboratories, or POLs, must comply with government regulations.

Clinical laboratories, including POLs, are subject to significant governmental regulation at the federal, state and sometimes local levels. These regulations govern licensure and operation of clinical laboratories, payment for laboratory services, health care fraud and abuse, security and confidentiality of health information, and environmental and occupational safety.

CLIA extended federal oversight to virtually all clinical laboratories by requiring that they be certified by the federal government or by a federally-approved accreditation agency. Pursuant to CLIA, clinical laboratories must meet quality assurance, quality control and personnel standards. Laboratories also must undergo proficiency testing and are subject to inspections. Standards for testing under CLIA are based on the complexity of the tests performed by the laboratory, with all tests classified as either high complexity, moderate complexity, or waived. Clinical Data specializes in providing moderate complexity test products and consulting services for such testing, and POLs which purchase such products and services also require CLIA certificates to perform such testing. Any material change in the existing rules and regulations or the adoption of any new regulations could adversely affect Clinical Data by making its customers less willing or able to remain in the business. The sanction for failure to comply with CLIA requirements may be suspension, revocation or limitation of a laboratory’s CLIA certificate, which is necessary to conduct business, as well as significant fines and/or criminal penalties. The loss or suspension of a license, imposition of a fine or other penalties, or future changes in the CLIA law or regulations (or interpretation of the law or regulations) related to smaller labs could have a material adverse effect on Clinical Data’s business.

Clinical Data is further regulated by the Health Insurance Portability and Accountability Act of 1996, or HIPAA, as amended. HIPAA includes standards of practice for the protection of the privacy of individually identifiable health information. Failure to comply with HIPAA could result in significant fines and criminal liability. In addition, future changes in federal, state or local regulations or policies (or in the interpretation of current regulations) could adversely affect Clinical Data’s ability to sell products and services to POLs.

Physician’s office laboratories are dependent on third-party payers.

Future changes in federal, state and local regulations (or in the interpretation of current regulations) affecting government payment for clinical laboratory testing could have a material adverse effect on the profitability of POLs and would adversely affect the sale of Clinical Data’s products and services. Clinical Data is unable to predict what type of legislation, if any, will be enacted into law. In addition, changes in rates of reimbursement made by private insurers and other third-party payers may have a similar detrimental effect on its business.

Clinical Data’s success will depend partly on its ability to operate without infringing on or misappropriating the intellectual property rights of others.

Clinical Data may be sued for infringing on the intellectual property rights of others, including the patent rights, trademarks and trade names of third parties. Intellectual property litigation is costly and the outcome is uncertain. If Clinical Data does not prevail in any intellectual property litigation, in addition to any damages it might have to pay, Clinical Data could be required to stop the infringing activity, or obtain a license to or design around the intellectual property in question. If Clinical Data is unable to obtain a required license on acceptable terms, or is unable to design around any third party patent, Clinical Data may be unable to sell some of its products and services, which could result in reduced revenue.

Manufacturing problems or delays could result in lost revenue.

Clinical Data manufactures most of its instruments in Dieren, The Netherlands and most of its reagents in Brea, California. Other products are manufactured in Italy and France on an original equipment manufacturer basis. These manufacturing processes are complex and, as a result, any prolonged disruption in its manufacturing operations or the manufacturing operations of its third party manufacturers could seriously harm Clinical Data’s ability to satisfy its customer order deadlines. If Clinical Data cannot deliver its systems in a timely manner, its revenues will likely suffer.

As Clinical Data develops new products, it must transition the manufacture of each new product from the development stage to commercial production. Clinical Data cannot predict whether it will be able to complete such transitions on a timely basis and with commercially reasonable costs. Clinical Data also cannot assure that manufacturing or quality control problems will not arise as it attempts to scale up its production for any future new products or that it can scale-up manufacturing and quality control in a timely manner or at commercially reasonable costs. If Clinical Data is unable to consistently manufacture its products on a timely basis due to these or other factors, its product sales will decline.

Intense competition could reduce Clinical Data’s market share or limit its ability to increase market share, which could harm its financial performance.

The medical products industry is rapidly evolving and developments are expected to continue at a rapid pace. Competition in this industry, which includes Clinical Data’s medical instrumentation, reagent and consulting services businesses, is intense and expected to increase as new products, technologies and services become available and new competitors enter the market. Clinical Data’s competitors in the United States, Europe and Pacific-Asia are numerous and include, among others, large, multi-national diagnostic testing and medical products companies. Clinical Data’s future success depends upon maintaining a competitive position in the development of products, technologies and services in its areas of focus in POLs and smaller clinical laboratories. Clinical Data’s competitors may:

  develop technologies, products and services that are more effective than Clinical Data’s products or services, or that render its technologies, products or services obsolete or noncompetitive;
  obtain patent protection or other intellectual property rights that would prevent Clinical Data from developing its potential products; or
  obtain regulatory approval for the commercialization of their products more rapidly or effectively than Clinical Data does.

Also, the possibility of intellectual property rights disputes with competitors holding domestic and foreign patent and other intellectual property rights may limit or delay expansion possibilities for Clinical Data’s businesses. In addition, many of Clinical Data’s existing or potential competitors have or may have substantially greater financial and managerial resources, research and development capabilities, and clinical, manufacturing, regulatory and marketing experience.

Clinical Data relies on distributors for product sales and support.

Clinical Data’s sales are primarily made through distributors. Clinical Data often relies upon distributors to provide customer support to the ultimate end users of its products. As a result, Clinical Data’s success depends on the continued sales and customer support efforts of its network of distributors. The use of distributors involves certain risks, including risks that distributors will not effectively sell or support Clinical Data’s products, or will be unable to satisfy financial obligations to Clinical Data and cease their operations. Any reduction, delay or loss of orders from Clinical Data’s significant distributors could harm its business. There can be no assurance that Clinical Data will continue to engage qualified distributors, and the failure to do so could have a material adverse effect on its business, financial condition and results of operations.

Clinical Data’s distributor agreements provide for the distributor to purchase products from Clinical Data at standard prices that are updated periodically. Clinical Data has no obligations to the distributors after the product is shipped. Clinical Data occasionally offers distributors special pricing on selected products to promote sales. Such discounts and special pricing provisions are recognized as reductions of revenue as Clinical Data ships its product to the distributor. Clinical Data occasionally offers incentive programs directly to its distributors’ salespeople.

Clinical Data’s results of operations will be adversely affected if Clinical Data fails to realize the full value of its intangible assets.

As of June 30, 2005, Clinical Data’s total assets included $9.0million of net intangible assets. Net intangible assets consist principally of (i) goodwill associated with acquisitions, and (ii) costs associated with capitalized software and (iii) purchased intangibles consisting of customer relationships, net of accumulated amortization. Goodwill is not being amortized while the purchased intangibles are being amortized over their estimated useful lives. Amortization of capitalized software is provided over the estimated useful life of the product, which is generally four years. Goodwill is tested, at a minimum, on an annual basis using December 31 as the annual measurement date for potential impairment by comparing the carrying value to the fair market value of the reporting unit to which the goodwill is assigned; as of June 30, 2005, all of the goodwill is assigned to the POL segment. Amortizable intangibles, including capitalized software, are subject to impairment reviews when there are indications of impairment.

The fair value of Clinical Data’s recorded intangibles can be impacted by economic conditions, market risks, and the volatility in the markets in which Clinical Data and its customers operate. Changes in fair value could result in future impairment charges if the fair value of the reporting units or asset groups to which these long-lived assets are associated are determined to be less than the carrying value of such assets. The annual assessment of goodwill or the periodic impairment testing considerations may result in impairment charges or additional intangible asset write-offs, respectively, which could adversely affect Clinical Data’s results of operations. As of December 31, 2004, the most recent evaluation date, there was no impairment of goodwill. Additionally, there were no indicators of impairment that would require an assessment of the impairment of Clinical Data’s other intangible assets.

Risks Related to Genaissance

For risks related to Genaissance’s business, please see "Certain Factors That May Affect Our Business and Future Results" contained in Genaissance’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 and incorporated by reference into this proxy statement/prospectus.

If the merger is not completed, Genaissance’s stock price and future business and operations could be adversely affected.

If the merger is not completed, Genaissance may be subject to the following material risks, among others:

    Genaissance may be required to pay Clinical Data a termination fee of up to $1,324,600 under certain circumstances;
    Genaissance may not be able to meet certain financing obligations under the Merck licensing agreement related to the development and commercialization of vilazodone; and
    Genaissance’s costs related to the merger, such as legal, accounting and certain financial advisory fees, must be paid even if the merger is not completed.

Further, if the merger agreement is terminated and Genaissance’s board of directors determines to seek another merger or business combination, Genaissance may not be able to find a partner willing to pay an equivalent or more attractive price than that which would be paid in the merger with Clinical Data.

Genaissance’s market price may be negatively impacted if the merger with Clinical Data is not concluded.

On June 20, 2005, Genaissance entered into the merger agreement with Clinical Data. Consequently, Genaissance believes its stock price has begun to take into account the likelihood of the merger being concluded. Failure to consummate this merger may have a significant negative impact on the trading price of Genaissance’s common stock. While Genaissance is working to complete the merger during the fourth quarter of calendar year 2005, the consummation of the merger is subject to approval of the transaction by Genaissance’s stockholders and other customary closing conditions, many of which are beyond Genaissance’s control.

The termination fee and the restrictions on solicitation contained in the merger agreement and the terms of the voting agreements may discourage other companies from trying to acquire Genaissance.

Until the completion of the merger, and with some exceptions, Genaissance is prohibited from initiating or engaging in discussions with a third party regarding some types of extraordinary transactions, such as a merger, business combination or sale of a material amount of assets or capital stock. Genaissance also agreed to pay a termination fee of up to $1,324,600 to Clinical Data under certain specified circumstances. Payment of the termination fee could also have a material adverse effect on Genaissance’s financial condition. In addition, the holder of all of the outstanding shares of Genaissance’s series A preferred stock entered into an agreement with Clinical Data in which such holder agreed to vote in favor of the merger and against any action, agreement, transaction or proposal that would result in any of the conditions to Genaissance’s obligations under the merger agreement not being fulfilled or that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay or adversely affect the transactions contemplated by the merger agreement. These provisions could discourage other companies from trying to acquire Genaissance even though those other companies might be willing to offer greater value to Genaissance’s stockholders than Clinical Data has offered in the merger.

If the merger is not completed, Genaissance may not be able to obtain financing to fund operations, repay debt or develop vilazodone, which will negatively impact Genaissance’s value.

If the merger is not completed and Genaissance is unable to obtain financing, it will be required to delay, reduce the scope of, or eliminate one or more of its planned research, development and commercialization activities, which could harm its financial condition and operating results.

Genaissance may be forced to seek funds through arrangements with collaborators or others that require Genaissance to relinquish rights to certain of its technologies or therapeutic products, which it would otherwise pursue on its own, or grant licenses on terms that may not be favorable to Genaissance. For example, in September 2004, Genaissance entered into a license, development and cooperation agreement with Merck, pursuant to which Genaissance acquired an exclusive world-wide license to develop and commercialize vilazodone, a small molecule compound. Genaissance agreed to pay milestone payments upon the achievement of specified development, regulatory and sales milestones and royalties on all future product sales and a share of all sub-licensing income from any third party on the commercialization of vilazodone. Under the agreement, Genaissance was required to have demonstrated that, no later than July 22, 2005, Genaissance had at least $8.0 million in financing or had shown the capacity to fund such levels of research and development activities in 2005 relating to vilazodone. Genaissance believes that entering into the merger agreement demonstrates the combined company’s capacity to fund such levels. However, if the merger is not completed and if Genaissance is unable to meet this financing requirement, Merck can terminate the agreement and reacquire the compound.

In addition, if the average closing price of Genaissance’s common stock at the time of the respective milestone payment is below $2.25 per share, Genaissance will be required to make the milestone payments to Merck in cash rather than in shares of common stock. If Merck and its affiliates’ aggregate ownership of Genaissance’s common stock would exceed 19.9% of the number of shares of common stock then outstanding, Genaissance would also be required to make payments in cash rather than in shares of common stock. If the merger is not completed, Genaissance will need to seek alternate means to finance the development of vilazodone or raise additional capital to do so. Genaissance does not currently have sufficient resources to meet its obligations with respect to vilazodone.

Any sale of additional equity or debt securities may result in additional dilution to Genaissance’s stockholders, and such financing may involve covenants limiting or restricting its ability to take specific actions, such as incurring additional debt or making capital expenditures. Genaissance cannot be certain that additional public or private financing will be available in amounts or on terms acceptable or favorable to Genaissance, if at all. In addition, Genaissance cannot incur indebtedness above certain levels or issue any capital stock or other equity securities having rights, preferences, privileges or priorities pari passu with or senior to Genaissance series A preferred stock without the vote or written consent of holders of at least 66 2/3% of Genaissance series A preferred stock then outstanding. In addition, under the terms of the Note dated April 21, 2005, pursuant to which Genaissance issued senior secured notes in the aggregate principal amount of $4.5 million in a private placement, Genaissance cannot incur indebtedness above certain levels or issue any capital stock with maturity senior to or pari passu with the Note without the written consent of the holders of the Note. Failure to obtain additional capital may preclude Genaissance from developing or enhancing its products, taking advantage of future opportunities, growing its business or responding to competitive pressures.

SPECIAL MEETING OF CLINICAL DATA STOCKHOLDERS

Date, Time and Place of Meeting

The accompanying proxy is solicited by the board of directors of Clinical Data for use at the Clinical Data special meeting to be held on Thursday, October 6, 2005 at 10:00 AM, local time, or any adjournments or postponements thereof. The meeting will be held at the offices of McDermott Will & Emery LLP, 28 State Street, 34thth Floor, Boston, Massachusetts. Clinical Data’s telephone number is (617) 527-9933.

These proxy solicitation materials were mailed on or about September 2, 2005 to all stockholders entitled to vote at the meeting.

Record Date; Shares Entitled to Vote; Outstanding Shares

The Clinical Data board of directors has fixed the close of business on August 26, 2005 as the record date for determination of the stockholders of Clinical Data entitled to notice of, and to vote at, the Clinical Data special meeting or any adjournment or postponement thereof. Only Clinical Data stockholders of record at the close of business on the record date will be entitled to notice of, and to vote at, the Clinical Data special meeting or any adjournments or postponements thereof. Clinical Data stockholders will have one vote for each share of Clinical Data common stock that they owned on the Clinical Data record date, exercisable in person or by a properly executed and delivered proxy with respect to the Clinical Data special meeting.

At the close of business on the Clinical Data record date, there were 4,394,895 shares of Clinical Data common stock issued and outstanding and entitled to vote at the Clinical Data special meeting.

Voting by Clinical Data Directors and Executive Officers; Voting Agreements

On August 26, 2005, the record date for the Clinical Data special meeting, directors and executive officers of Clinical Data and their affiliates beneficially owned and were entitled to vote 3,386,366 shares of Clinical Data common stock, or approximately 77% of the shares of Clinical Data common stock outstanding on that date. A more detailed description of the ownership of Clinical Data common stock by certain beneficial owners and Clinical Data’s directors and executive officers is set forth on page 88 of this joint proxy statement/prospectus.

Israel M. Stein, M.D., Randal J. Kirk and certain affiliates of Randal J. Kirk, beneficially owning collectively approximately 77% of the shares of Clinical Data common stock outstanding as of August 26, 2005 and entitled to vote at the Clinical Data special meeting, have entered into voting agreements with Genaissance that commit them not to sell any of their shares of Clinical Data common stock prior to the earlier of the consummation of the merger or the termination of the merger agreement, and to vote all of their shares of Clinical Data common stock in favor of approval of the issuance of shares of Clinical Data common stock and preferred stock in the merger and against certain other actions. The form of voting agreement entered into by these parties is included as Annex E to this joint proxy statement/prospectus. For a summary of material provisions of the voting agreements, see "Agreements Related to the Merger—Clinical Data Voting Agreements."

Purpose of the Clinical Data Special Meeting

At the Clinical Data special meeting, Clinical Data stockholders will be asked to:

  consider and vote on a proposal to approve the issuance of shares of Clinical Data common stock and preferred stock under the terms of the merger agreement, dated as of June 20, 2005, by and among Clinical Data, Safari Acquisition Corporation, a wholly-owned subsidiary of Clinical Data, and Genaissance, as amended;
  consider and vote on a proposal to amend Clinical Data’s certificate of incorporation to increase the number of shares of common stock authorized for issuance from 12,000,000 to 14,000,000;
  elect five (5) directors for the ensuing year;
  approve the adoption of the Clinical Data, Inc. 2005 Equity Incentive Plan;
  ratify the action of the board of directors in selecting Deloitte & Touche LLP as Clinical Data’s independent registered public accounting firm for the 2006 fiscal year;
  consider and vote on any proposal to adjourn the meeting to another time or place, if necessary in the judgment of the proxy holders, for the purpose of soliciting additional proxies in favor of the foregoing proposals; and
  transact any other business that properly comes before the meeting or any adjournments or postponements thereof.

Quorum; Abstentions; Broker Non-Votes

There must be a quorum for the Clinical Data special meeting to be held. The holders of a majority of the issued and outstanding Clinical Data common stock entitled to vote, present in person or represented by a properly executed and delivered proxy, will constitute a quorum for the purpose of transacting business at the Clinical Data special meeting. Only Clinical Data stockholders of record on the record date will be entitled to vote at the Clinical Data special meeting. All shares of Clinical Data common stock represented at the Clinical Data special meeting, but not voting, including broker non-votes (i.e., shares held by brokers or nominees which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular purpose) and abstentions, will be counted as present for determining the presence or absence of a quorum.

Votes Required

Required Vote for Approval of the Issuance of Clinical Data Common Stock and Preferred Stock in Connection with the Merger (Proposal 1)

Approval of Proposal 1 for issuance of Clinical Data common stock and preferred stock in connection with the merger requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on Proposal 1. A vote in favor of such share issuance will also constitute in effect a vote in favor of the issuance of shares of Clinical Data common stock pursuant to warrants exchanged in the merger, pursuant to the outstanding stock options under the assumed Genaissance 2000 Amended and Restated Stock Incentive Plan, the Lark Technologies, Inc. 2002 Stock Option Plan, and the Lark Technologies, Inc. 1990 Stock Option Plan, and pursuant to the conversion of the series A preferred stock issued in the merger. An abstention from voting on Proposal 1 will have the effect of a vote against it and a broker non-vote on Proposal 1 will have no effect on the vote.

THE MERGER WILL NOT BE COMPLETED UNLESS CLINICAL DATA STOCKHOLDERS APPROVE PROPOSAL 1.

Required Vote for Proposal to Amend Clinical Data’s Certificate of Incorporation (Proposal 2)

Approval of Proposal 2 to amend Clinical Data’s certificate of incorporation to increase the number of shares of common stock authorized for issuance from 12,000,000 to 14,000,000 requires the affirmative vote of a majority of the outstanding shares of Clinical Data common stock entitled to vote on Proposal 2. An abstention from voting or a broker non-vote on Proposal 2 will have the effect of a vote against Proposal 2.

Required Vote for Proposal to Elect Clinical Data Directors (Proposal 3)

Directors will be elected by a plurality of the votes cast by the stockholders entitled to vote on Proposal 3. Abstentions, broker non-votes and votes withheld on Proposal 3 will have no effect on the vote.

Required Vote for Proposal to Approve the Adoption of the Clinical Data, Inc. 2005 Equity Incentive Plan (Proposal 4)

Approval of Proposal 4 to adopt the Clinical Data, Inc. 2005 Equity Incentive Plan requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on Proposal 4. An abstention from voting on Proposal 4 will have the effect of a vote against it and a broker non-vote on Proposal 4 will have no effect on the vote.

Required Vote for Proposal to Ratify Deloitte & Touche LLP as Clinical Data’s Independent Registered Public Accounting Firm (Proposal 5)

Approval of Proposal 5 to ratify the action of the board of directors in selecting Deloitte & Touche LLP as Clinical Data’s independent registered public accounting firm for the 2006 fiscal year requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on Proposal 5. An abstention from voting on Proposal 5 will have the effect of a vote against it and a broker non-vote on Proposal 5 will have no effect on the vote.

Required Vote for Any Proposal to Adjourn the Special Meeting (Proposal 6)

If necessary, the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on any adjournment proposal is required to adjourn the special meeting for the purpose of soliciting additional proxies. An abstention from voting on the adjournment proposal will have the effect of a vote against it and a broker non-vote on any adjournment proposal will have no effect on the vote.

Solicitation of Proxies

This solicitation is made on behalf of Clinical Data’s board of directors, and Clinical Data will pay the costs of soliciting and obtaining the proxies, including the cost of reimbursing banks, brokers and other custodians, nominees and fiduciaries, for forwarding proxy materials to their principals. Proxies may be solicited, without extra compensation, by Clinical Data’s officers, directors and employees by mail, telephone, fax, personal interviews or other methods of communication.

Voting of Proxies

The proxy card accompanying this joint proxy statement/prospectus is solicited on behalf of Clinical Data’s board of directors for use at the special meeting. Clinical Data requests that you complete, date and sign the accompanying proxy and return it promptly in the enclosed postage-paid envelope or otherwise mail it to Clinical Data. All properly signed proxies that Clinical Data receives prior to the vote at the meeting and that are not revoked will be voted at the Clinical Data special meeting in accordance with the instructions indicated on the proxies.

If a proxy is returned to Clinical Data without an indication as to how the shares of Clinical Data common stock represented are to be voted, the Clinical Data common stock represented by the proxy will be voted "FOR" each of the proposals and "FOR" the election of those persons nominated to serve as directors of Clinical Data. Unless you check the box on your proxy withholding discretionary authority, the proxy holders may use their discretion to vote on other matters relating to the Clinical Data special meeting. Clinical Data currently does not contemplate that any matters, other than Proposals 1 through 5 and, potentially, Proposal 6, will be considered at the Clinical Data special meeting. If any other matters are properly brought before the meeting, the persons named in the proxies will have discretion to vote on such matters in accordance with their best judgment.

Stockholders of record may vote by completing and returning the enclosed proxy card prior to the Clinical Data special meeting, voting in person at the Clinical Data special meeting or submitting a signed proxy card at the Clinical Data special meeting.

Revocability of Proxies

You have the power to revoke your proxy at any time before your proxy is voted at the Clinical Data special meeting. Your proxy can be revoked in one of three ways: (1) you can send a signed notice of revocation; (2) you can grant a new, valid proxy bearing a later date; or (3) if you are a holder of record, you can attend the Clinical Data special meeting and vote in person, which will automatically cancel any proxy previously given, or you may revoke your proxy in person, but your attendance alone will not revoke any proxy that you have previously given. If you choose either of the first two methods, you must submit your notice of revocation or your new proxy to the corporate secretary of Clinical Data no later than the beginning of the Clinical Data special meeting.

Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the meeting, you must bring to the Clinical Data special meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares.

Recommendation of Clinical Data’s Board of Directors

Proposal 1—The Merger

Clinical Data’s board of directors has determined that the merger and the transactions contemplated by the merger agreement are advisable and in the best interest of Clinical Data and its stockholders and the issuance of Clinical Data common stock and Clinical Data series A preferred stock in the merger is fair for Clinical Data and its stockholders. Clinical Data’s board unanimously recommends that Clinical Data stockholders vote FOR the proposal to approve the issuance of shares of Clinical Data common stock and Clinical Data series A preferred stock pursuant to the merger agreement.

Proposal 2—Amendment of Clinical Data’s Certificate of Incorporation

Clinical Data’s board of directors recommends a vote FOR the approval of the amendment to Clinical Data’s certificate of incorporation to increase the number of shares of Clinical Data’s common stock authorized for issuance, from 12,000,000 to 14,000,000 shares.

Proposal 3—Election of Clinical Data Directors

Clinical Data’s board of directors recommends a vote FOR the election of the director nominees named in this joint proxy statement/prospectus.

Proposal 4—Adoption of the Clinical Data, Inc. 2005 Equity Incentive Plan

Clinical Data’s board of directors recommends a vote FOR the approval of the adoption of the Clinical Data, Inc. 2005 Equity Incentive Plan.

Proposal 5—Ratification of Selection of Clinical Data’s Independent Registered Public Accounting Firm

Clinical Data’s board of directors recommends a vote FOR the approval and ratification of the selection of Deloitte & Touche LLP as Clinical Data’s independent registered public accounting firm for the fiscal year ending March 31, 2006.

Proposal 6—Adjourn the Special Meeting, if Necessary

Clinical Data’s board of directors recommends a vote FOR the adjournment of the annual meeting to solicit additional proxies for Clinical Data Proposals 1 through 5, if necessary.

For detailed information relating to each proposal Clinical Data stockholders will vote upon at the Clinical Data special meeting, see "Proposal 1—The Merger," "Proposal 2—Amendment of Clinical Data’s Certificate of Incorporation," "Proposal 3—Election of Clinical Data Directors," "Proposal 4— Adoption of the Clinical Data, Inc. 2005 Equity Incentive Plan," and "Proposal 5—Ratification of the Selection of Clinical Data’s Independent Registered Public Accounting firm."

Your vote is important. Accordingly, please sign, date and return the enclosed proxy card whether or not you plan to attend the Clinical Data special meeting in person.

SPECIAL MEETING OF GENAISSANCE STOCKHOLDERS

Date, Time and Place of Meeting

The accompanying proxy is solicited by the board of directors of Genaissance for use at the Genaissance special meeting to be held on Thursday, October 6, 2005 at 10:00 AM, or any adjournments or postponements thereof. The meeting will be held at Genaissance’s principal offices located at Five Science Park, New Haven, Connecticut 06511. Genaissance’s telephone number is (203) 773-1450.

These proxy solicitation materials were mailed on or September 2, 2005 to all stockholders entitled to vote at the meeting.

Record Date; Shares Entitled to Vote; Outstanding Shares

Genaissance’s board of directors has fixed the close of business on August 22, 2005 as the record date for determination of the stockholders of Genaissance entitled to notice of, and to vote at, the Genaissance special meeting or any adjournment or postponement thereof. Only Genaissance stockholders of record (including the Genaissance series A preferred stockholder) at the close of business on the record date will be entitled to notice of, and to vote at, the Genaissance special meeting or any adjournments or postponements thereof. Genaissance common stockholders will have one vote for each share of Genaissance common stock that they owned on the Genaissance record date, exercisable in person or by a properly executed and delivered proxy with respect to the Genaissance special meeting. The holder of the Genaissance series A preferred stock as of the record date will be entitled to notice of, and to vote together with the Genaissance common stockholders as a single class and on an as-converted to common stock basis at, the Genaissance special meeting or any adjournment, or postponement, thereof. The Genaissance series A preferred stockholder votes on an as-converted basis with 0.88 votes for each as-converted common share into which its preferred stock is convertible.

At the close of business on the Genaissance record date, there were approximately 40,012,044 shares of Genaissance capital stock, on an as-converted to common stock basis, issued and outstanding and entitled to vote at the Genaissance special meeting.

Voting by Genaissance Directors and Executive Officers; Voting Agreements

On August 22, 2005, the record date for the Genaissance special meeting, directors and executive officers of Genaissance and their affiliates beneficially owned and were entitled to vote 1,841,408 shares of Genaissance common stock, or approximately 5.2% of the shares of Genaissance common stock outstanding on that date. A more detailed description of the ownership of Genaissance common stock by certain beneficial owners and Genaissance’s directors and executive officers is set forth on page 102 of this joint proxy statement/prospectus.

The holder of all of the outstanding shares of Genaissance’s series A preferred stock entitled to vote at the Genaissance special meeting, or approximately 10% of the voting power on an as-converted to common stock basis, has entered into a voting agreement with Clinical Data in which such holder has agreed to vote all of its shares in favor of the adoption of the merger agreement and the transactions contemplated by the merger agreement and against certain other actions. The form of voting agreement entered into by such stockholder is included as Annex D to this proxy statement/prospectus. For a summary of material provisions of the voting agreement, see "Agreements Related to the Merger—Voting Agreements."

Purpose of the Genaissance Special Meeting

At the Genaissance special meeting, stockholders will be asked to:

  consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of June 20, 2005, by and among Clinical Data, Safari Acquisition Corporation, a wholly-owned subsidiary of Clinical Data, and Genaissance, as amended, and approve the merger;
  consider and vote upon a proposal to amend Genaissance’s certificate of incorporation by amending its certificate of designations, dated October 29, 2003, to provide that the effects of the merger shall not be considered a redemption or deemed liquidation pursuant to the terms of such certificate of designations, as amended;
  consider and vote on any proposal to adjourn the meeting to another time or place, if necessary in the judgment of the proxy holders, for the purpose of soliciting additional proxies in favor of the foregoing proposal; and
  conduct any other business that properly comes before the meeting or any adjournments or postponements thereof.

Quorum; Abstentions; Broker Non-Votes

There must be a quorum for the Genaissance special meeting to be held. The holders of a majority of the issued outstanding shares of Genaissance entitled to vote, present in person or represented by a properly executed and delivered proxy, will constitute a quorum for the purpose of transacting business at the Genaissance special meeting. Only Genaissance stockholders of record on the record date will be entitled to vote at the Genaissance special meeting. All shares of Genaissance common stock represented at the Genaissance special meeting, but not voting, including broker non-votes (i.e., shares held by brokers or nominees which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular purpose) and abstentions, will be counted as present for determining the presence or absence of a quorum but will not be counted as having been voted on any proposal.

Votes Required

Required Vote for Adoption of the Merger Agreement and Approval of the Merger (Proposal 1)

Approval of Proposal 1 for adoption of the merger agreement and approval of the merger requires the affirmative vote of a majority of the outstanding shares of Genaissance common stock entitled to vote on Proposal 1, voting together with the Genaissance series A preferred stock as a single class. An abstention from voting or a broker non-vote on Proposal 1 will have the effect of a vote against Proposal 1.

THE MERGER WILL NOT BE COMPLETED UNLESS GENAISSANCE STOCKHOLDERS APPROVE PROPOSAL 1.

Required Vote for Approval of Amendment to Certificate of Designations (Proposal 2)

Approval of Proposal 2 to amend Genaissance’s certificate of incorporation by amending its certificate of designations requires the affirmative vote of a majority of the outstanding shares of Genaissance common stock entitled to vote on Proposal 2, voting together with the Genaissance series A preferred stock as a single class. An abstention from voting or a broker non-vote on Proposal 2 will have the effect of a vote against Proposal 2.

Required Vote for Approval of Adjournment of Special Meeting (Proposal 3)

If necessary, the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on any adjournment proposal is required to adjourn the special meeting for the purpose of soliciting additional proxies. An abstention from voting on any adjournment proposal will have the effect of a vote against it and a broker non-vote on any adjournment proposal will have no effect on the vote.

Solicitation of Proxies

This solicitation is made on behalf of the Genaissance board of directors, and Genaissance will pay the costs of soliciting and obtaining the proxies, including the cost of reimbursing banks, brokers and other custodians, nominees and fiduciaries, for forwarding proxy materials to their principals. Proxies may be solicited, without extra compensation, by Genaissance’s officers, directors and employees by mail, telephone, fax, personal interviews or other methods of communication. Genaissance has engaged The Altman Group, Inc., which we refer to as The Altman Group, to assist it in the distribution and solicitation of proxies. Genaissance estimates that it will pay The Altman Group approximately $6,500 for its services and will reimburse The Altman Group for reasonable out-of-pocket expenses.

Voting of Proxies

The proxy card accompanying this joint proxy statement/prospectus is solicited on behalf of the Genaissance board of directors for use at the special meeting. Genaissance requests that you complete, date and sign the accompanying proxy and return it promptly in the enclosed postage-paid envelope or otherwise mail it to Genaissance or its solicitor. All properly signed proxies that Genaissance receives prior to the vote at the meeting and that are not revoked will be voted at the Genaissance special meeting in accordance with the instructions indicated on the proxies.

If a signed proxy is returned to Genaissance without an indication as to how the shares of Genaissance common stock represented are to be voted, the Genaissance common stock represented by the proxy will be voted "FOR" each of the proposals. Unless you check the box on your proxy withholding discretionary authority, the proxy holders may use their discretion to vote on other matters relating to the Genaissance special meeting. Genaissance currently does not contemplate that any matters, other than Proposal 1 and, potentially, Proposal 2, will be considered at the Genaissance special stockholders meeting. If any other matters are properly brought before the meeting, the persons named in the proxies will have discretion to vote on such matters in accordance with their best judgment.

Stockholders of record may vote by completing and returning the enclosed proxy card prior to the Genaissance special meeting, voting in person at the Genaissance special meeting or submitting a signed proxy card at the Genaissance special meeting.

Revocability of Proxies

You have the power to revoke your proxy at any time before your proxy is voted at the Genaissance special meeting. Your proxy can be revoked in one of three ways: (1) you can send a signed notice of revocation; (2) you can grant a new, valid proxy bearing a later date; or (3) if you are a holder of record, you can attend the Genaissance special meeting and vote in person, which will automatically cancel any proxy previously given, or you may revoke your proxy in person, but your attendance alone will not revoke any proxy that you have previously given. If you choose either of the first two methods, you must submit your notice of revocation or your new proxy to the corporate secretary of Genaissance no later than the beginning of the Genaissance special meeting.

Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares.

Recommendation of Genaissance’s Board of Directors

Genaissance’s board of directors has determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are advisable, it is advisable and in the best interests of Genaissance and its stockholders that Genaissance enter into the merger agreement and consummate the merger, and the merger agreement is fair to Genaissance and its stockholders. Genaissance’s board of directors unanimously recommends that Genaissance stockholders vote "FOR" the proposal to adopt the merger agreement and approve the merger and "FOR" the proposal to amend the certificate of designations to provide that the effects of the merger shall not be considered a redemption or deemed liquidation event. For a more complete description of the recommendation of Genaissance’s board of directors, see "The Merger—Recommendation of Genaissance’s Board of Directors" beginning on page 38 of this joint proxy statement/prospectus.

Your vote is important. Accordingly, please sign, date and return the enclosed proxy card whether or not you plan to attend the Genaissance special meeting in person.

PROPOSAL 1 – THE MERGER
(To be voted upon by Clinical Data and Genaissance stockholders)

This section of this joint proxy statement/prospectus describes the principal aspects of the proposed merger. While Clinical Data and Genaissance believe that this description covers the material terms of the merger and the related transactions, this summary may not contain all of the information that is important to Clinical Data stockholders and to Genaissance stockholders. You can obtain a more complete understanding of the merger by reading the merger agreement, a copy of which is attached to this joint proxy statement/prospectus as Annex A. You are encouraged to read the merger agreement and the other annexes to this joint proxy statement/prospectus carefully and in their entirety.

Background of the Merger

Clinical Data’s goal is to build a company that is the leading provider of products and services to the growing domestic physician’s office laboratory market, and of blood analysis instrumentation and diagnostic assays used in clinics and hospitals throughout the world. Clinical Data has continuously explored a range of strategies to achieve this goal and to enhance stockholder value. Clinical Data’s management and board of directors have routinely discussed various potential acquisitions and business combinations and as a part of Clinical Data’s long-term strategy have sought to add complementary products and services through acquisitions and combinations. In implementing its strategy, Clinical Data has, since the completion of its acquisition of the assets of Elan Diagnostics and its mergers with Landmark Scientific and GPSI in April 2003, regularly conducted discussions with third parties that could provide business development opportunities for the company and enhance stockholder value. During this process, Clinical Data’s board evaluated several product lines and technologies as potential acquisitions by Clinical Data.

Beginning in November 2004, Genaissance began an in-depth process to explore various strategies including potentially combining with other biotechnology firms. Genaissance management, in close consultation with the Genaissance board and with the assistance of CIBC World Markets, Genaissance’s financial advisor, developed a list of potential companies that would be likely candidates for a potential business combination. The objective was to identify companies with complementary products and technology to the Genaissance business, companies that could leverage Genaissance’s pharmacogenomic technology or companies in the central nervous system (CNS) therapeutics space. During February, March and April 2005, at Genaissance’s direction, CIBC World Markets contacted numerous parties to gauge their interest in a strategic transaction with Genaissance.

During the week of April 4, 2005, Marvin McIntyre of Legg Mason called Kevin Rakin, Chief Executive Officer of Genaissance, to introduce Randal J. Kirk, Chairman of the Board of Clinical Data, and suggested there may be areas of common business interest. Mr. Kirk, who is also Chairman and Senior Managing Director of Third Security, LLC, a private investment and advisory firm that is an affiliate of Clinical Data, was then contacted via telephone by Mr. Rakin. Mr. Rakin and Mr. Kirk then corresponded via email over the week and exchanged non-confidential information regarding the two companies. Genaissance and Third Security signed a confidentiality agreement, as of April 11, 2005, to permit the sharing of detailed information on the businesses and operations of Genaissance, Third Security and certain of its affiliates, and information regarding Genaissance was sent to Mr. Kirk thereafter.

On May 5, 2005, Mr. Kirk, members of Third Security, Dr. Israel Stein, Chief Executive Officer of Clinical Data, and a management team from Clinical Data visited Genaissance’s New Haven, Connecticut location for a management presentation and a facility tour.

On May 12, 2005, Clinical Data’s board of directors authorized the delivery to Genaissance of a Letter of Intent offering to acquire all of the outstanding Genaissance securities in exchange for shares of Clinical Data common stock.

During the week of May 12, 2005, representatives of Genaissance and Clinical Data exchanged drafts of the Letter of Intent incorporating comments from Genaissance’s counsel, the Genaissance management team and the Clinical Data team.

On May 17, 2005, at a regularly-scheduled meeting of the Genaissance board of directors, the Genaissance management team and representatives of CIBC World Markets updated the board on the ongoing discussions with Clinical Data and other parties. Also on May 17, 2005, at a regularly-scheduled meeting of the Clinical Data board of directors, Clinical Data’s management team updated the board on the negotiation of the Letter of Intent with Genaissance. The boards of both companies approved the received Letter of Intent.

On May 19, 2005, Genaissance received the signed Letter of Intent from Caesar J. Belbel, Senior Vice President and General Counsel of Clinical Data. The letter proposed an exchange ratio of 0.065 of a share of Clinical Data common stock for each outstanding share of Genaissance common stock.

On May 22, 2005, Mr. Rakin spoke with John Stocchetti, Chief Financial Officer of Ritchie Capital Management, L.L.C., an affiliate of RAM Trading, Ltd. which is the holder of the Genaissance series A preferred stock, to apprise Mr. Stocchetti of conversations with Clinical Data.

On May 25, 2005, Messrs. Rakin and Stocchetti met with Mr. Kirk of Third Security in New York City to discuss the potential combined business. Subsequently, Mr. Stocchetti, Mr. Kirk, and representatives of Third Security and Ritchie Capital held negotiations to determine the treatment of the Genaissance series A preferred stock owned by RAM Trading in the proposed merger.

From May 26 to June 20, 2005, Genaissance and Clinical Data conducted site visits, exchanged documents, and conducted interviews for operational, financial and legal due diligence, which included numerous conversations among the companies’ respective management and financial, legal and accounting advisors. Concurrently, the parties and their legal and financial advisors engaged in extensive negotiations regarding the terms and conditions of the merger agreement relating to the proposed transaction.

On May 26, 2005, Mr. Rakin visited Mr. Kirk in Radford, Virginia. On this same day, Dr. Stein visited Genaissance’s facility in the United Kingdom.

On May 27, 2005, Third Security personnel conducted a facility site visit at Genaissance in Morrisville, North Carolina.

On May 31, 2005, the Genaissance management team held a conference call with the board to discuss the status of discussions with Clinical Data. That same day, the management team, along with representatives of CIBC World Markets, met with the Clinical Data management team at Genaissance’s New Haven, Connecticut offices. Clinical Data conducted a site visit as well as financial, legal, and operating due diligence, and both management teams discussed potential synergies of the future company.

On June 7, 2005, the Genaissance management team, Joseph Klein III, a director of Genaissance, along with representatives of CIBC World Markets, visited the Clinical Data offices in Smithfield, Rhode Island and conducted operating and financial due diligence on Clinical Data. Clinical Data’s senior management conducted a facility tour and presented Clinical Data’s strategy, previous acquisitions as well as the acquisition and in-licensing strategy of Clinical Data.

On June 8, 2005, Dr. Stein and Robert Patzig, Senior Managing Director of Third Security, visited Genaissance’s Houston, Texas facility to conduct a site visit.

On June 9, 2005, Clinical Data’s board of directors held a special meeting to review the status of the proposed merger. During the meeting, Mr. Kirk advised the other members of the board that he and his affiliates were discussing a possible transaction with Ritchie Capital that, if consummated, would result in Mr. Kirk and/or his affiliates acquiring a portion of RAM Trading’s equity interests in Genaissance immediately prior to the proposed merger. As a result, Clinical Data’s board formed a special committee to conduct independently the merger negotiations with Genaissance. The special committee was comprised of Messrs. Arthur Malman (Chair) and Larry Horner. The special committee determined to engage separate Delaware counsel to advise the special committee on matters of Delaware corporate law and also to engage a separate financial advisor to advise the special committee on transaction structure and financial matters and to provide an opinion as to the fairness of the transaction to Clinical Data’s stockholders.

From June 9, 2005 through June 18, 2005, the special committee of Clinical Data’s board of directors held ten meetings at which Clinical Data’s management team and legal and accounting advisors provided the committee with presentations concerning the on-going due diligence investigation of Genaissance and negotiation of the merger agreement.

On June 10, 2005, members of the Genaissance management team and representatives of CIBC World Markets spoke with Mark Shooman, Senior Vice President and Chief Financial Officer of Clinical Data, to conduct financial due diligence on Clinical Data.

On June 16, 2005, Dr. Stein visited Genaissance’s Morrisville, North Carolina facility.

On June 18, 2005, during a meeting of the special committee of Clinical Data’s board of directors, the special committee was informed that Ritchie Capital had agreed in principle to cause RAM Trading to vote in favor of the proposed merger in consideration for Ritchie Capital’s receipt in the proposed merger of new shares of Clinical Data series A preferred stock in exchange for RAM Trading’s shares of Genaissance series A preferred stock and that no agreement would be entered into by Ritchie Capital or RAM Trading with Mr. Kirk or any of his affiliates. The special committee and the board determined that this new transaction structure would be in the best interest of Clinical Data. As a consequence of this change in transaction structure, the board of directors determined that a special committee would no longer be required to review and approve the transaction. As a result, the special committee was dissolved and Clinical Data’s full board of directors resumed its direct deliberations of the merger. The board of directors also disengaged the Delaware counsel and the financial advisor to the special committee because the board determined that the services of each were no longer required. Also on June 18, 2005, Clinical Data’s board of directors engaged WR Hambrecht + Co, LLC to act as financial advisor to Clinical Data in the proposed merger.

On June 16 and June 19, 2005, the board of Genaissance held telephonic meetings to discuss the status of the Clinical Data transaction. On June 18 and June 19, 2005, the board of Clinical Data also held telephonic meetings to discuss the status of the proposed merger.

On June 20, 2005, the Genaissance board of directors held a telephonic special meeting to receive an update on the status of negotiations and due diligence and to consider resolutions approving the proposed merger and related matters. Participating at the meeting, along with Genaissance management, were Genaissance’s legal and financial advisors. At this meeting, the Genaissance board discussed the principal terms of the merger agreement and related agreements. In addition, Genaissance’s legal advisors reviewed with the Genaissance board its fiduciary duties in connection with this transaction. Also at this meeting, CIBC World Markets reviewed with the Genaissance board its financial analysis of the exchange ratio and rendered to the board an oral opinion, which was confirmed by delivery of a written opinion dated June 20, 2005, to the effect that, as of that date and based on and subject to the matters described in its opinion, the common stock exchange ratio was fair, from a financial point of view, to the holders of Genaissance common stock. The full text of the written opinion of CIBC World Markets dated June 20, 2005 is included in this document as Annex C. The Genaissance board meeting concluded with the board unanimously passing resolutions approving the merger and the merger agreements and related matters and authorizing management to finalize the negotiations and execute and deliver the merger agreements.

Also on June 20, 2005, Clinical Data’s board of directors held a telephonic special meeting to receive an update on the status of negotiations and due diligence and to consider resolutions approving the proposed merger with Genaissance and related matters. Participating at the meeting, along with Clinical Data’s management, were Clinical Data’s legal and financial advisors. At this meeting, the Clinical Data board discussed the principal terms of the merger agreement and related agreements. WR Hambrecht + Co reviewed with the board its financial analysis of the exchange ratio and rendered to Clinical Data’s board an oral opinion, which was confirmed by delivery of a written opinion dated June 20, 2005, to the effect that, as of that date and based on and subject to the matters described in its opinion, the exchange ratio of the transaction from a financial point of view was fair to Clinical Data. The meeting concluded with the board unanimously passing resolutions approving and adopting the merger and the merger agreements and related matters, and authorizing management to finalize the negotiations and execute and deliver the merger agreements. The full text of the written opinion of WR Hambrecht + Co, dated June 20, 2005, is included in this document as Annex B.

Following their respective board meetings, Genaissance and Clinical Data signed the merger agreement effective as of June 20, 2005. A copy of the merger agreement is attached to this joint proxy statement/prospectus as Annex A. On the morning of June 21, 2005, the companies issued a joint press release announcing the agreement.

Clinical Data’s Reasons for the Merger

Clinical Data’s board of directors believes that Genaissance offers a strong strategic fit for its business enabling Clinical Data to enter the molecular diagnostics market in a meaningful way. Genaissance currently has two clinically relevant molecular diagnostic tests commercially available and additional developmental opportunities. Clinical Data further believes that the proposed merger will allow it to leverage its market knowledge and experience with Genaissance’s platform to form a leading pharmacogenomics company with high margins and proprietary tests and services serving broad markets. Furthermore, Clinical Data believes the benefits of genetically targeted pharmacotherapy will become essential to disease prevention and treatment.

In reaching its decision, Clinical Data’s board of directors, in consultation with Clinical Data’s management and its outside financial and legal advisors, considered a variety of other material factors, including:

  the opportunity for the combined company to compete more effectively in the increasingly competitive global diagnostics market;
  the significant intellectual property estate owned by Genaissance and its commercial potential; and
  the potential of the combined company to enhance stockholder value through operating efficiencies.

The board of directors of Clinical Data also considered a variety of risks and possible negative factors in its deliberations. In particular, the board of directors considered the following factors and risks:

  Clinical Data may not successfully integrate Genaissance’s business with its own;
  the combined company may have difficulty managing its growth;
  Clinical Data’s dependence upon certain key personnel;
  the products of the combined company require government approval to be marketed;
  POLs are dependent on third-party payers to pay for their services; and
  the combined company’s reliance on distributors for product sales and support.

The above discussion concerning the information and factors considered by the board of directors is not intended to be exhaustive, but includes the material factors considered by the board of directors in making its determinations. In view of the variety of factors considered in connection with the evaluation of the Genaissance merger agreement, the board of directors did not quantify or otherwise attempt to assign relative weight to the specific factors they considered in reaching their determinations. In addition, individual directors may have considered various factors to have different relative importance. The board of directors considered all of the factors as a whole and considered the factors in their totality to be favorable and to support the decision to approve the Genaissance merger agreement.

Recommendations of Clinical Data’s Board of Directors

Clinical Data’s board of directors unanimously approved the merger agreement, the merger and the other transactions contemplated thereby and believes that the terms of the merger are advisable, fair to and in the best interests of Clinical Data and its stockholders. Clinical Data’s board of directors unanimously recommends that Clinical Data stockholders vote "FOR" the proposals relating to approval of the issuance of shares of Clinical Data common stock and preferred stock pursuant to the merger agreement, approval of the amendment of Clinical Data’s certificate of incorporation, election of directors, approval of the adoption of the Clinical Data, Inc. 2005 Equity Incentive Plan, ratification of the board’s selection of Deloitte & Touche LLP as Clinical Data’s independent auditors for fiscal 2006, and approval of the adjournment of the special meeting to a later date, if necessary, to solicit additional proxies if there are not sufficient votes at the special meeting to approve the aforementioned proposals.

Opinion of Clinical Data’s Financial Advisor

On June 20, 2005, Clinical Data formally engaged WR Hambrecht + Co, LLC on an exclusive basis to render a fairness opinion to the board of directors of Clinical Data in connection with the potential merger of Clinical Data with Genaissance. On June 20, 2005, WR Hambrecht + Co rendered its oral opinion to the board of directors of Clinical Data, subsequently confirmed in writing, that as of such date, and based upon and subject to certain matters stated in its opinion, the consideration to be paid by Clinical Data for Genaissance in the merger was fair, from a financial point of view, to Clinical Data.

The full text of WR Hambrecht + Co’s written opinion, dated June 20, 2005, is attached as Annex B to this joint proxy statement/ prospectus. Stockholders of Clinical Data and Genaissance are encouraged to read WR Hambrecht + Co’s opinion carefully in its entirety for a discussion of the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by WR Hambrecht + Co in rendering its opinion. The following is a summary of WR Hambrecht + Co’s opinion and the methodology that WR Hambrecht + Co used to render its opinion. This summary is qualified in its entirety by reference to the full text of WR Hambrecht + Co’s opinion.

WR Hambrecht + Co’s opinion was provided for the use and benefit of the board of directors of Clinical Data in connection with its consideration of the merger. WR Hambrecht + Co’s opinion was not intended to be and did not constitute a recommendation to the board of directors of Clinical Data of the merger over any other alternative transactions which may be available to Clinical Data and did not address the underlying business decision of the board of directors of Clinical Data to proceed with or effect the merger, or constitute a recommendation to the holders of Clinical Data’s capital stock as to how such stockholders should vote or as to any other action such stockholders should take regarding the merger. WR Hambrecht + Co’s opinion did not address the fairness of any specific portion of the transaction, including, without limitation, the fairness of the allocation of the consideration payable by Clinical Data in the merger between the holders of Genaissance’s outstanding common stock and the holders of Genaissance’s preferred stock, respectively.

In arriving at its opinion, WR Hambrecht + Co:

(i) reviewed a draft of the merger agreement dated June 19, 2005 ("draft merger agreement") and the accompanying schedules and exhibits and the specific terms of the merger set forth therein, and assumed that the final form of the merger agreement for the merger and accompanying schedules and exhibits would not vary in any regard that is material to the analysis from the draft merger agreement or the drafts of other materials most recently provided to WR Hambrecht + Co;

(ii) reviewed publicly available information and other data with respect to Clinical Data that WR Hambrecht + Co believed to be relevant to the analysis, including Clinical Data’s Annual Report on Form 10-KSB for the fiscal year ended March 31, 2004 and a draft provided to WR Hambrecht + Co on June 19, 2005 of Clinical Data’s Annual Report on Form 10-KSB for the fiscal year ended March 31, 2005, and assumed that the final form of such Annual Report on Form 10-KSB for the fiscal year ended March 31, 2005 would not vary in any regard that is material to WR Hambrecht + Co’s analysis from the draft most recently provided to WR Hambrecht + Co;

(iii) reviewed publicly available information and other data with respect to Genaissance that WR Hambrecht + Co believed to be relevant to WR Hambrecht + Co’s analysis, including Genaissance’s Annual Report on Form 10-K for the fiscal years ended December 31, 2003 and 2004 and Genaissance’s interim report on Form 10-Q for the quarter ended March 31, 2005;

(iv) reviewed certain other publicly available Securities and Exchange Commission filings made by Clinical Data and Genaissance, including proxy statements and Forms 8-K;

(v) reviewed certain financial and operating information with respect to the business, operations and prospects of Clinical Data and Genaissance furnished to WR Hambrecht + Co by management of Clinical Data and management of Genaissance, respectively, including projections of the future financial performance of Clinical Data and Genaissance prepared by each respective management team;

(vi) compared the trading histories, from June 17, 2004 through June 17, 2005, of Clinical Data’s common stock and Genaissance’s common stock;

(vii) compared the historical financial results, current financial condition and projected future financial performance of Clinical Data and of Genaissance;

(viii) reviewed the financial terms of the merger and compared them with the financial terms, to the extent publicly available, of certain other merger and acquisition transactions that WR Hambrecht + Co deemed relevant;

(ix) reviewed certain publicly available financial information relating to certain other companies WR Hambrecht + Co deemed to be reasonably similar to Clinical Data and Genaissance, and the trading markets for certain of such companies’ securities;

(x) reviewed the pro forma revenue, gross profit, EBITDA (earnings before interest, depreciation and amortization) and net income that each of Clinical Data and Genaissance would contribute to the combined company following the closing of the merger;

(xi) reviewed the pro forma impact of the merger on Clinical Data, with and without certain purchase accounting adjustments and with and without certain cost savings and operating synergies expected by the management of Clinical Data to result from a combination of the businesses of Clinical Data and Genaissance;

(xii) conducted discussions with certain members of senior management of Clinical Data concerning Clinical Data’s business and operations, assets, present condition and future prospects, and conducted discussions with certain members of senior management of Genaissance concerning Genaissance’s business and operations, assets, present condition and future prospects; and

(xiii) performed such other analyses, examinations and procedures, reviewed such other agreements and documents, and considered such other factors as WR Hambrecht + Co deemed, in WR Hambrecht + Co’s sole judgment, to be necessary, appropriate or relevant to render the opinion.

In arriving at its opinion, WR Hambrecht + Co was not requested to make, and did not make, obtain or assume any responsibility for, any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Clinical Data or Genaissance, nor was it furnished with any such evaluations or appraisals. WR Hambrecht + Co was not requested to conduct and did not conduct a physical inspection of the properties or facilities of Clinical Data or Genaissance. WR Hambrecht + Co assumed and relied upon the accuracy and completeness of the financial and other information supplied to or otherwise used by it in arriving at its opinion and did not attempt independently to verify, or undertake any obligation to verify, such information, and it assumed that there has been no material change in the assets, financial condition, business or prospects of Clinical Data or Genaissance since the date of the most recent financial statements made available to it. WR Hambrecht + Co further relied upon the assurances of the management of Clinical Data and the management of Genaissance that they were not aware of any facts that would make such information inaccurate or misleading. In addition, WR Hambrecht + Co assumed that the forecasts, projections and analyses provided to it by Clinical Data and Genaissance represented the best currently available estimates and judgments of Clinical Data and Genaissance’s management, respectively, as to the future financial condition and results of operations of Clinical Data and Genaissance, and it assumed that such forecasts, projections and analyses were reasonably and accurately prepared based on such best currently available estimates and judgments. WR Hambrecht + Co also assumed that the financial results reflected in such forecasts, projections and analyses will be realized in the amounts and at the times projected, and assumed no responsibility for and expressed no view as to such forecasts, projections and analyses or the assumptions on which they are based.

WR Hambrecht + Co also took into account its assessment of general economic, market and financial conditions and its experience in similar transactions, as well as its experience in securities valuation in general, and its opinion was necessarily based upon economic, market, financial and other conditions as they existed and could be evaluated on the date of such opinion, and WR Hambrecht + Co assumed no responsibility to update or revise its opinion based upon events or circumstances occurring after the date of such opinion.

In connection with rendering its opinion, WR Hambrecht + Co performed certain financial, comparative and other analyses as described below. In arriving at its opinion, WR Hambrecht + Co did not ascribe a specific range of value to Clinical Data or to Genaissance, but rather made its determination as to the fairness, from a financial point of view, to Clinical Data of the consideration to be paid by Clinical Data for Genaissance in the merger on the basis of these financial and comparative analyses. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its opinion, WR Hambrecht + Co did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, WR Hambrecht + Co believes that its analyses must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, WR Hambrecht + Co made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Clinical Data and Genaissance. None of Clinical Data, WR Hambrecht + Co or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses were not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

The following is a summary of the material financial analyses used by WR Hambrecht + Co in connection with the delivery of its opinion to the board of directors of Clinical Data. To the extent that the financial analyses summarized below were based upon market prices, such market prices were as of June 17, 2005. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses used by WR Hambrecht + Co, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Accordingly, the analyses listed in the tables and described below must be considered as a whole. Considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the WR Hambrecht + Co opinion.

Stock Trading History

WR Hambrecht + Co considered historical data with regard to the trading prices of Clinical Data common stock and Genaissance common stock for the period from June 17, 2004 through June 17, 2005. This analysis indicated a range of equity values per share for Genaissance of $0.86 to $4.31 for the 52-week period ending June 17, 2005. WR Hambrecht + Co noted that, during the period from June 17, 2004 through June 17, 2005, the share price of Clinical Data common stock increased by 68.3%, whereas the share price of Genaissance common stock decreased by 77.2% during such period.

Historical Exchange Ratio Analysis

WR Hambrecht + Co compared the historical prices of Genaissance common stock and Clinical Data common stock for various periods prior to June 17, 2005 in order to determine various implied exchange ratios that existed for those periods. The analysis indicated the following implied exchange ratios:

Implied Exchange Ratio
Current	0.045x
Last 10 days	0.043x
Last 30 days	0.050x
Last 60 days	0.057x
Last 90 days	0.068x
Last 180 days	0.102x
Latest Twelve Months	0.143x

Contribution Analysis

WR Hambrecht + Co analyzed the respective contributions of Clinical Data and Genaissance to revenues, gross profit, EBITDA and net income of the combined company for the (i) last twelve months (LTM), (ii) calendar years 2005 through 2006 and (iii) calendar year 2006 with synergies projected and supplied by Clinical Data. This analysis was based upon the actual results for Clinical Data and Genaissance for the first quarter of 2005 as reflected in their respective public filings, and their respective estimated results for calendar years 2005 and 2006. WR Hambrecht + Co then adjusted the percentage contributions of revenues, gross profit and EBITDA for each of Clinical Data and Genaissance for the impact of their net debt (defined as the sum of short term debt, long term debt, capitalized leases and accrued restructuring charges less cash and cash equivalents) to yield implied equity ownership percentages for each of Clinical Data and Genaissance. No adjustment was made for the respective contributions of Clinical Data and Genaissance of net income to the combined company.

This analysis indicated the following implied equity ownership of Clinical Data and Genaissance:

Implied Equity Ownership
Clinical Data	Genaissance
Revenues:

LTM
77.9%	22.1%
CY2005E
74.8%	25.2%
CY2006E
71.2%	28.8%
CY2006E1
67.1%	32.9%

Gross Profit:

LTM
64.2%	35.8%
CY2005E
57.8%	42.2%
CY2006E
52.6%	47.4%
CY2006E1
58.8%	41.2%

EBITDA:

LTM
NM	NM
CY2005E
NM	NM
CY2006E
NM	NM
CY2006E1
66.4%	33.6%

Net Income:

LTM
NM	NM
CY2005E
NM	NM
CY2006E
NM	NM
CY2006E1
66.5%	33.5%

Average
65.7%	34.3%
Median
66.5%	33.5%

1With savings and synergies

WR Hambrecht + Co noted that the 33.8% equity ownership implied by the exchange ratio set forth in the draft merger agreement for Genaissance shareholders was approximately equal to the 33.5% median and was slightly below the 34.3% average indicated by the contribution analysis. Based on this analysis, WR Hambrecht + Co calculated a range of implied equity ownership for Genaissance shareholders of 22.1% to 47.4%. WR Hambrecht + Co noted that the 33.8% equity ownership for Genaissance shareholders implied by the exchange ratio set forth in the draft merger agreement fell within this range.

Comparable Company Analysis

WR Hambrecht + Co analyzed how the public market values shares of publicly traded companies with similar operating characteristics as Genaissance and Clinical Data, respectively. In order to assess how the public market values shares of publicly traded companies with operating characteristics similar to those of Genaissance, WR Hambrecht + Co reviewed and compared specific financial and operating data relating to Genaissance with selected companies that WR Hambrecht + Co deemed comparable to Genaissance. WR Hambrecht + Co included in its review of companies the following genomic, diagnostic and service companies for comparison to Genaissance:

  Bioanalytical Systems, Inc.,
  deCODE genetics, Inc.,
  Digene Corporation,
  Gene Logic Inc.,
  Illumina, Inc.,
  Myriad Genetics, Inc.,
  Nanogen, Inc.,
  Orchid Cellmark Inc.,
  Stratagene Corporation,
  Third Wave Technologies, Inc., and
  Transgenomic, Inc.

Using publicly available information and street estimates available as of June 17, 2005, WR Hambrecht + Co calculated and analyzed the multiples of each company’s enterprise value (EV), which WR Hambrecht + Co defined as equity market value plus debt minus cash, to LTM, 2005 and 2006 calendar year expected revenues and EBITDA and each company’s stock price to LTM 2005 and 2006 calendar year expected earnings per share, or EPS.

	High	Average	Median	Minimum	Genaissance	Genaissance Offer Value
EV/LTM Revenue	9.3x	4.1x	3.9x	0.1x	1.9x	2.5x
EV/CY 2005 Revenue	9.9x	4.6x	3.9x	0.1x	1.7x	2.2x
EV/CY 2006 Revenue	9.9x	3.5x	2.9x	0.1x	1.3x	1.7x
EV/LTM EBITDA	57.7x	23.0x	11.6x	5.5x	N/A	N/A
EV/CY 2005 EBITDA	26.1x	16.5x	17.2x	5.5x	N/A	N/A
EV/CY 2006 EBITDA	85.7x	30.0x	12.8x	8.7x	N/A	N/A
Price/LTM Earnings	81.5x	51.9x	51.9x	22.3x	N/A	N/A
Price/2005 Earnings	68.1x	44.4x	44.4x	20.7x	N/A	N/A
Price/2006 Earnings	54.4x	34.5x	33.1x	17.4x	N/A	N/A

Due to the inherent differences between the business, operations and prospects of Genaissance and the businesses, operations and prospects of each of the companies included in the comparable company analysis, WR Hambrecht + Co believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the comparable company analysis and accordingly also made qualitative judgments concerning differences between the financial and operating characteristics and prospects of Genaissance and the companies included in the comparable company analysis that would affect the public trading values of each. WR Hambrecht + Co noted that the Genaissance revenue multiples implied by the exchange ratio set forth in the draft merger agreement were below the average and median revenue multiples indicated by the selected comparable companies that WR Hambrecht + Co deemed comparable to Genaissance.

In order to assess how the public market values shares of publicly traded companies with operating characteristics similar to those of Clinical Data, WR Hambrecht + Co reviewed and compared specific financial and operating data relating to Clinical Data with selected companies that WR Hambrecht + Co deemed comparable to Clinical Data. WR Hambrecht + Co included in its review of companies the following InVitro Diagnostic Companies for comparison to Clinical Data:

  Beckman Coulter, Inc.,
  Bio-Rad Laboratories, Inc.,
  Biosite Incorporated,
  Cholestech Corporation,
  Dade Behring Holdings, Inc.,
  Diagnostic Products Corporation,
  Gen-Probe Incorporated,
  Meridian Bioscience, Inc., and
  Quidel Corporation.
	High	Average	Median	Minimum	Clinical Data
EV/LTM Revenue	7.1x	3.0x	2.2x	1.4x	1.6x
EV/CY 2005 Revenue	6.3x	2.8x	2.4x	1.3x	1.6x
EV/CY 2006 Revenue	5.4x	2.6x	2.2x	1.3x	1.4x
EV/LTM EBITDA	19.5x	12.5x	11.3x	8.6x	13.8x
EV/CY 2005 EBITDA	19.7x	13.0x	10.8x	8.1x	18.2x
EV/CY 2006 EBITDA	16.7x	11.1x	10.1x	7.1x	11.7x
Price/LTM Earnings	41.6x	27.6x	26.0x	18.5x	29.1x
Price/2005 Earnings	37.3x	28.2x	27.0x	19.1x	36.9x
Price/2006 Earnings	32.6x	23.6x	25.6x	17.5x	23.2x

Due to the inherent differences between the business, operations and prospects of Clinical Data and the businesses, operations and prospects of each of the companies included in the comparable company analysis, WR Hambrecht + Co believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the comparable company analysis and accordingly also made qualitative judgments concerning differences between the financial and operating characteristics and prospects of Clinical Data and the companies included in the comparable company analysis that would affect the public trading values of each. WR Hambrecht + Co noted that the Clinical Data revenue multiples were below, and the EBITDA multiples were above, the average and median revenue and EBITDA multiples, respectively, indicated by the selected comparable companies that WR Hambrecht + Co deemed comparable to Clinical Data. WR Hambrecht + Co also noted that the Clinical Data LTM and 2005 earnings multiples were above the average and median earnings multiples indicated by the selected comparable companies and the Clinical Data 2006 earnings multiple was below the average and median earnings multiples, indicated by the selected comparable companies that WR Hambrecht + Co deemed comparable to Clinical Data.

Precedent Transaction Analysis

Using publicly available information, WR Hambrecht + Co reviewed and compared the purchase prices and multiples paid in 10 acquisitions of healthcare companies which occurred after January 1, 2002 and involved private and publicly traded companies engaged in businesses which WR Hambrecht + Co judged to be analogous to Genaissance’s business. WR Hambrecht + Co included the following transactions:

Announced Date	Acquiring Company	Target Company
5/31/2005	Affymetrix, Inc.	ParAllele BioScience, Inc.
4/27/2005	Beckman Coulter, Inc.	Agencourt Bioscience Corp.
9/7/2004	Nanogen, Inc.	Epoch Biosciences, Inc.
12/24/2003	Invitrogen Corporation	BioReliance Corporation
11/21/2003	Eli Lilly and Company	Applied Molecular Evolution, Inc.
7/17/2003	BioReliance Corporation	Q-One Biotech Group Ltd.
4/15/2003	GenVec, Inc.	Diacrin, Inc.
11/11/2002	Nuvelo Inc. (fka Hyseq, Inc.)	Variagenics, Inc.
7/18/2002	Harvard Bioscience, Inc.	Genomic Solutions Inc.
1/8/2002	deCODE genetics, Inc.	MediChem Life Sciences, Inc.

WR Hambrecht + Co calculated and analyzed the multiples of each company’s enterprise value implied by the terms of the transaction to last twelve months’ revenues and expected next twelve months’ revenues. In addition, WR Hambrecht + Co calculated and analyzed the premiums paid to share prices the day prior to the announcement of the respective transactions involving public targets.

The analysis indicated the following multiples:

	Premium to Previous Day	LTM Revenue	NTM Revenue
Average	55.3%	7.8x	9.1x
Median	53.0%	4.0x	3.8x
High	131.3%	45.4x	33.4x
Low	0.0%	0.9x	0.7x

WR Hambrecht + Co noted that the implied multiple of enterprise value to Genaissance’s last twelve months’ revenues and expected next twelve months’ revenues was less than the average and median multiples paid in 10 acquisitions of healthcare companies summarized above. WR Hambrecht + Co also noted that the 44.3% premium implied by the exchange ratio set forth in the draft merger agreement for Genaissance shares fell below the average premium paid based on the previous trading day, indicated by the precedent transaction analysis.

Premiums Paid Analysis

WR Hambrecht + Co reviewed the premiums paid for target companies in 18 selected transactions in the healthcare industry which have occurred since January 1, 2002, including certain of the precedent transactions included in the precedent transaction analysis. For each transaction, WR Hambrecht + Co calculated the premium paid by the acquiring company by comparing the announced exchange ratio in the transaction to the historical exchange ratio implied by the relative trading performance of the acquiring company’s stock and the target company’s stock during selected periods leading up to the announcement of the transaction.

This analysis indicated the following premiums paid:

	LTM Average	Trailing 90 Days	Trailing 60 Days	Trailing 30 Days	Trailing 10 Days	Market (1 Day)
Average Premium	35.8%	48.0%	48.6%	43.7%	36.0%	40.1%
Median Premium	40.4%	35.5%	35.2%	28.6%	25.6%	31.3%
Premium at Exchange Ratio	(54.5%)	(3.9%)	14.4%	28.9%	49.6%	44.3%

WR Hambrecht + Co noted that the premium represented by the exchange ratios set forth in the draft merger agreement was above the range indicated by the mean and median of the market and trailing 10-day premium, within the range indicated by the mean and median of the trailing 30-day premium, and below the range indicated by the mean and median of the trailing 60-day premium, 90-day premium and LTM premium.

Pro Forma Analysis

WR Hambrecht + Co analyzed the pro forma effect of the merger on the pro forma cash EPS of Clinical Data. For the purposes of this analysis, WR Hambrecht + Co utilized calendar year 2006 projections provided by Clinical Data and Genaissance and assumed certain transaction synergies, based upon the guidance of Clinical Data management. This cash EPS analysis excluded the effects of purchase accounting adjustments, including amortization of identifiable intangibles and amortization of deferred compensation. This analysis indicated that the merger would be slightly dilutive (less than 1%) to Clinical Data’s calendar year 2006 pro forma cash EPS assuming certain levels of pre-tax synergies which the management of Clinical Data deemed likely to occur.

The financial forecasts and assumptions that underlie this analysis are subject to substantial uncertainty and exclude one-time costs that may be incurred in connection with the implementation of the transaction synergies and, therefore, actual results may be substantially different.

Miscellaneous

WR Hambrecht + Co, LLC is a nationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The board of directors of Clinical Data selected WR Hambrecht + Co because of WR Hambrecht + Co’s expertise, reputation and familiarity with Clinical Data and the healthcare industry generally, and because its investment banking professionals have substantial experience in transactions comparable to the merger.

WR Hambrecht + Co was engaged to render the financial opinion as described herein and has received customary fees for its services. In addition, Clinical Data has agreed to indemnify WR Hambrecht + Co for certain liabilities that may arise out of its engagement, including rendering of its opinion. In addition, in connection with rendering this opinion, Clinical Data agreed to offer WR Hambrecht + Co a right of first refusal to perform certain other financial advisory services for Clinical Data or its affiliates for which it may receive additional fees in the future.

WR Hambrecht + Co may perform, in the future, various investment banking services for Clinical Data, and would expect to receive customary fees for such services. In the ordinary course of its business, WR Hambrecht + Co may in the future publish research on Clinical Data, make a market in its common stock and, in connection with its market making activities, trade the securities of Clinical Data for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

Genaissance’s Reasons for the Merger

In evaluating the merger, the Genaissance board of directors consulted with Genaissance management, as well as its legal and financial advisors. As discussed in greater detail below, these consultations included discussions regarding Genaissance’s strategic business plan, the costs and risks of executing that business plan as an independent company, the historical trading prices for Genaissance common stock and Clinical Data common stock, Genaissance’s past and current business operations and financial condition, Genaissance’s future prospects, the strategic rationale of the potential transaction with Clinical Data, Genaissance’s liquidation value, and the terms and conditions of the merger agreement.

The Genaissance board of directors has unanimously approved the merger agreement and the merger and recommends adoption of the merger agreement and approval of the merger by Genaissance stockholders. In unanimously approving the merger agreement and the merger, the Genaissance board of directors considered a number of positive factors, including the following:

Complementary Nature of Business

The Genaissance board of directors believes that there is a strong strategic fit between the business of the two companies, and that greater stockholder value can be generated by combining with Clinical Data to create a stronger company in pharmacogenomics, molecular and genomic analysis services and molecular diagnostics and tests. In particular, the Genaissance board of directors believes that as the medical and pharmaceutical communities increasingly accept the utility of genomic analysis, these customers will demand more sophisticated diagnostic tests which utilize biomarkers. The Genaissance board of directors believes that the combined company will leverage Genaissance’s technological leadership in the area of pharmacogenomics and molecular tests utilizing Clinical Data’s experience in blood analysis instrumentation and diagnostic assays, established sales and distribution channels and substantial diagnostic and testing customer base.

Increased Critical Mass of the Combined Company

The Genaissance board of directors estimates that the combined company will have over $75 million in annual revenue and over $100 million in market capitalization. The Genaissance board of directors believes that this increased critical mass will provide access to more diverse and cost-effective financial resources and thus better enable the combined company to realize potential enhancements to stockholder value. In addition, the Genaissance board of directors believes that the larger combined company will benefit from having a larger sales force and distribution network with a more diverse range of products and services to offer to its combined customer base. Clinical Data has a larger and established sales and marketing organization, experienced in sales to the diagnostic laboratory market. The Genaissance board of directors thus believes that the combined company has the potential to leverage the increased critical mass and thereby increase the combined company’s product and service offerings and revenue.

Ability to Leverage Genaissance’s Pharmacogenomic Platform

The Genaissance board of directors believes that Genaissance’s product development programs and pharmacogenomic platform provide significant potential future stockholder value in the development of additional molecular tests and informing technology collaborations with drug development companies. However, that potential would be better realized in a company with additional infrastructure and better access to a capital markets. By combining with Clinical Data, the Genaissance board of directors believes that Genaissance’s stockholders are afforded an opportunity to realize a portion of this potential future value in such a company.

Alternative Transactions

Over a period of approximately seven months commencing in November 2004, Genaissance solicited interest from a large number of potential purchasers and merger partners in a process designed to explore strategic alternatives. In addition, Genaissance explored various strategic alternatives other than mergers and acquisitions, including financings, license opportunities and joint ventures. After considering the relative advantages and disadvantages of these competing strategic alternatives, the Genaissance board of directors determined to focus on a mergers and acquisition strategy.

As a result of this extensive canvassing process, Genaissance received several non-binding indications of interest, which ultimately did not result in a formal offer for Genaissance. After considering the relative advantages and disadvantages of each of these expressions of interest, in light of the prior efforts of Genaissance to find potential purchasers or merger partners, the Genaissance board of directors believed that a combination with Clinical Data presented the best opportunity to Genaissance stockholders. If, however, such a proposal were to be made, under certain circumstances and subject to the payment of a termination fee, Genaissance could enter into negotiations with a third party and terminate the merger agreement.

Synergies

Genaissance’s board of directors believed that the transaction presented the opportunity to realize cost savings by consolidating certain sales and marketing and general and administrative functions and eliminating redundant expenses, including the expenses of maintaining separate public companies.

Enhanced Liquidity

Genaissance’s board of directors recognized that the relatively low trading volume of Genaissance’s shares impaired the ability of Genaissance stockholders to liquidate their investment in Genaissance. As stockholder of the combined companies, the Genaissance stockholders will be part of a substantially larger stockholder base and may have more liquidity in their shares.

Opinion of Genaissance’s Financial Advisor

The Genaissance board of directors considered the opinion, dated June 20, 2005, of CIBC World Markets to the Genaissance board of directors as to the fairness, from a financial point of view and as of the date of the opinion, of the common stock exchange ratio, as more fully described below under the caption "Opinion of Genaissance’s Financial Advisor."

Terms of the Merger Agreement

The Genaissance board of directors reviewed the terms of the merger agreement, including the following:

  that the merger consideration per Genaissance share represents a premium of 44.3% over the closing price per share of Genaissance common stock on The NASDAQ National Market of $0.91 per share on June 17, 2005 (the last full trading day prior to the approval by the Genaissance board of directors);
  that the principal terms of the merger would be subject to the approval of Genaissance stockholders who would be free to reject the transaction;
  that if a competing offer were made to Genaissance or its stockholders, then, subject to compliance with certain requirements in the merger agreement, the Genaissance board of directors could negotiate with such competing bidder, and if such offer were superior to that in the merger agreement, the Genaissance board of directors could withdraw its recommendation to approve the merger, terminate the merger agreement and accept such superior offer; subject to payment of a $1,324,600 termination fee;
  that, subject to the terms of the merger agreement, the Clinical Data board of directors is unable to withdraw its recommendation to the Clinical Data stockholders to approve the transaction, and that if it did so in violation of the merger agreement, that Clinical Data would be obligated to pay to Genaissance a $1,324,600 termination fee, in addition to any other remedies available to Genaissance under the merger agreement;
  the fact that the holder of the Genaissance series A preferred stock would enter into a voting agreement and grant a proxy in support of the merger; and
  the availability of appraisal rights for those stockholders who exercise these statutory rights.

In its review of the proposed transaction, the Genaissance board of directors identified and considered a number of potentially negative factors or risks, including the following:

  the risks described under the section entitled "Risk Factors" beginning on page 15;
  that, while the transaction is expected to be completed, there can be no assurance that all conditions to the parties’ obligations to complete the transaction will be met, and as a result, it is possible that the transaction may not be completed even if approved by Genaissance stockholders (see "Conditions to Completion of the Merger" on page 56 of this joint proxy statement/prospectus);
  the risk that if the market price of Clinical Data common stock declines, the value of the transaction consideration to be received by the Genaissance stockholders at the time of the closing of the merger could decline below $1.33 per Genaissance share;
  that, if the transaction does not close, Genaissance will have incurred significant expenses and its employees will have expended extensive efforts to attempt to complete the transaction and will have experienced significant distractions from their work during the pendency of the transaction, and as a result, Genaissance may experience adverse effects on its operating results, its ability to attract or retain employees and its competitive position in its markets; and
  the risk that the benefits, including anticipated synergies, anticipated in connection with the transaction might not be fully realized.

In addition to the factors considered that are described above, in coming to its determination, the Genaissance board of directors was aware of the interests that some executive officers and directors of Genaissance may have with respect to the transaction in addition to their interests as stockholders of Genaissance generally. See "Interests of Genaissance Executive Officers and Directors in the Merger" on page 43 of this joint proxy statement/prospectus.

The above discussion of the material factors considered by the Genaissance board of directors in making its decision is not intended to be exhaustive, but does set forth all the material factors it considered in connection with the merger. In view of the variety of factors considered in connection with its evaluation of the transaction and the complexity of these matters, the Genaissance board of directors did not find it useful and did not attempt to quantify, rank or otherwise assign relative weights to these factors. The Genaissance board of directors conducted an overall analysis of the factors described above, and on balance considered the factors to be favorable to and to support its determination. In considering the factors described above, individual members of the Genaissance board of directors may have given different weight to different factors. However, the Genaissance board of directors concluded that the potential benefits of the transaction outweighed the potential negative factors and that, overall, the proposed transaction had greater potential benefits for Genaissance’s stockholders than other strategic alternatives.

This summary of the reasoning of Genaissance’s board of directors, as well as certain information presented in this section, is forward-looking in nature. This information should be read in light of the factors discussed under the section entitled "Special Note Regarding Forward-Looking Statements" on page 1 of this joint proxy statement/prospectus.

Recommendations of Genaissance’s Board of Directors

After careful consideration, Genaissance’s board of directors unanimously determined that the merger agreement and the merger are advisable and fair to and in the best interest of Genaissance and its stockholders and has approved the merger agreement and merger. Genaissance’s board of directors recommends that Genaissance stockholders vote "FOR" the adoption of the merger agreement and approval of the merger and "FOR" the proposal to amend the certificate of designations to provide that the effects of the merger shall not be considered a redemption or deemed liquidation event.

Opinion of Genaissance’s Financial Advisor

Genaissance engaged CIBC World Markets to act as its financial advisor in connection with the merger. In connection with this engagement, the Genaissance board of directors requested that CIBC World Markets evaluate the fairness, from a financial point of view, to the holders of Genaissance common stock of the common stock exchange ratio provided for in the merger. On June 20, 2005, at a meeting of the Genaissance board of directors held to evaluate the merger, CIBC World Markets rendered to the Genaissance board of directors an oral opinion, which was confirmed by delivery of a written opinion dated the same date, to the effect that, as of that date and based on and subject to the matters described in its opinion, the common stock exchange ratio was fair, from a financial point of view, to the holders of Genaissance common stock.

The full text of CIBC World Markets’ written opinion, dated June 20, 2005, which describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached to this joint proxy statement/prospectus as Annex C. CIBC World Markets’ opinion was provided to the Genaissance board of directors in connection with its evaluation of the common stock exchange ratio and relates only to the fairness, from a financial point of view, of the common stock exchange ratio. The opinion does not address any other aspect of the merger and does not constitute a recommendation as to how any stockholder should vote or act with respect to any matters relating to the merger. The summary of CIBC World Markets’ opinion described below is qualified in its entirety by reference to the full text of its opinion. Holders of Genaissance common stock are encouraged to read the opinion carefully in its entirety.

In arriving at its opinion, CIBC World Markets:

  reviewed the merger agreement and related documents;
  reviewed audited financial statements of Genaissance for the fiscal years ended December 31, 2002, December 31, 2003 and December 31, 2004 and unaudited financial statements of Genaissance for the three months ended March 31, 2005, and also reviewed audited financial statements of Clinical Data for the fiscal years ended March 31, 2003 and March 31, 2004 and a draft of unaudited financial statements of Clinical Data for the fiscal year ended March 31, 2005;
  reviewed financial forecasts and estimates relating to Genaissance and Clinical Data which were provided to or discussed with CIBC World Markets by the managements of Genaissance and Clinical Data, including estimates as to potential synergies and strategic benefits anticipated by the managements of Genaissance and Clinical Data to result from the merger;
  held discussions with senior managements of Genaissance and Clinical Data with respect to the businesses and prospects of Genaissance and Clinical Data;
  held discussions, at the direction of Genaissance, with selected third parties to solicit indications of interest in a possible business combination or other strategic transaction with Genaissance;
  reviewed historical market prices and trading volumes for Genaissance common stock and Clinical Data common stock, including historical market prices for Genaissance common stock and Clinical Data common stock relative to one another;
  reviewed and analyzed publicly available financial data for companies whose operations CIBC World Markets considered relevant in evaluating those of Genaissance and Clinical Data;
  reviewed and analyzed publicly available information for transactions that CIBC World Markets deemed relevant in evaluating the merger;
  analyzed the estimated net present value of the projected future cash flows of Genaissance and Clinical Data using financial forecasts and estimates provided to or discussed with CIBC World Markets by the managements of Genaissance and Clinical Data;
  reviewed and analyzed the relative contributions of Genaissance and Clinical Data to selected operational metrics of the combined company using financial forecasts and estimates provided to or discussed with CIBC World Markets by the managements of Genaissance and Clinical Data;
  reviewed potential pro forma effects of the merger on Clinical Data using financial forecasts and estimates provided to or discussed with CIBC World Markets by the managements of Genaissance and Clinical Data; and
  performed other analyses and reviewed other information as CIBC World Markets deemed appropriate.

In rendering its opinion, CIBC World Markets relied on and assumed, without independent verification or investigation, the accuracy and completeness of all of the financial and other information provided to or discussed with it by Genaissance, Clinical Data and their respective employees, representatives and affiliates or otherwise reviewed by CIBC World Markets. With respect to financial forecasts and estimates provided to or discussed with CIBC World Markets by the managements of Genaissance and Clinical Data, including estimates as to potential synergies and strategic benefits anticipated by the managements of Genaissance and Clinical Data to result from the merger, CIBC World Markets assumed, at the direction of the managements of Genaissance and Clinical Data, without independent verification or investigation, that the financial forecasts and estimates were reasonably prepared on bases reflecting the best available information, estimates and judgments of the managements of Genaissance and Clinical Data, as the case may be, as to the future financial condition and operating results of Genaissance and Clinical Data and the other matters covered thereby, and that the financial results reflected in such financial forecasts would be achieved at the times and in the amounts projected. CIBC World Markets assumed, with Genaissance’s consent, that the merger would qualify for federal income tax purposes as a reorganization under Section 368(a) of the Code. CIBC World Markets also assumed, with Genaissance’s consent, that the merger would be consummated in accordance with its terms without waiver, modification or amendment of any material term, condition or agreement and in compliance with all applicable laws. CIBC World Markets further assumed, with Genaissance’s consent, that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on Genaissance, Clinical Data or the contemplated benefits of the merger.

CIBC World Markets did not make or obtain any independent evaluations or appraisals of the assets or liabilities, contingent or otherwise, of Genaissance or Clinical Data. CIBC World Markets expressed no opinion as to Genaissance’s or Clinical Data’s underlying valuation, future performance or long-term viability or the prices at which Genaissance common stock or Clinical Data common stock would trade at any time. CIBC World Markets’ opinion addressed only the common stock exchange ratio to the extent expressly specified in the opinion and CIBC World Markets expressed no view as to, and its opinion did not address, any other term or aspect of the merger or any aspect or implication of any arrangements or agreements entered into in connection with or otherwise contemplated by the merger, including, without limitation, any matters relating to Genaissance series A preferred stock or the securities of Clinical Data into which such shares are convertible. CIBC World Markets expressed no view as to, and its opinion did not address, Genaissance’s underlying business decision to effect the merger, and its opinion also did not address the relative merits of the merger as compared to any alternative business strategies that might exist for Genaissance or the effect of any other transaction in which Genaissance might engage. CIBC World Markets’ opinion was necessarily based on the information available to CIBC World Markets and general economic, financial and stock market conditions and circumstances as they existed and could be evaluated by CIBC World Markets as of the date of its opinion. Although subsequent developments may affect its opinion, CIBC World Markets does not have any obligation to update, revise or reaffirm its opinion. Except as described above, Genaissance imposed no other instructions or limitations on CIBC World Markets with respect to the investigations made or the procedures followed by it in rendering its opinion.

This summary is not a complete description of CIBC World Markets’ opinion or the financial analyses performed and factors considered by CIBC World Markets in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. CIBC World Markets believes that its analyses and this summary must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying CIBC World Markets’ analyses and opinion.

In performing its analyses, CIBC World Markets considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond Genaissance’s and Clinical Data’s control. No company, transaction or business used in the analyses as a comparison is identical to Genaissance, Clinical Data or the merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed.

The estimates contained in CIBC World Markets’ analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by its analyses. In addition, analyses relating to the value of businesses or securities do not necessarily purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, CIBC World Markets’ analyses are inherently subject to substantial uncertainty.

The type and amount of consideration payable in the merger was determined through negotiations between Genaissance and Clinical Data and the decision to enter into the merger was solely that of the Genaissance board of directors. CIBC World Markets’ opinion was only one of many factors considered by the Genaissance board of directors in its evaluation of the merger and should not be viewed as determinative of the views of Genaissance’s board of directors or management with respect to the merger or the common stock exchange ratio.

The following is a summary of the material financial analyses underlying CIBC World Markets’ opinion to the Genaissance board of directors in connection with the merger. The financial analyses summarized below include information presented in tabular format. In order to fully understand CIBC World Markets’ financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of CIBC World Markets’ financial analyses. In the analyses described below relating to Genaissance in which CIBC World Markets utilized financial forecasts and estimates provided to or discussed with CIBC World Markets by Genaissance management, CIBC World Markets assumed that the going concern issues disclosed in Genaissance’s Form 10-K for the fiscal year ended December 31, 2004 would be resolved on terms that would not materially impact such financial data.

Historical Exchange Ratio Analysis

CIBC World Markets performed an exchange ratio analysis comparing the common stock exchange ratio in the merger with the exchange ratios implied by the closing prices of Genaissance common stock and Clinical Data common stock on June 17, 2005 and the average daily closing prices of Genaissance common stock and Clinical Data common stock during the one week and one month periods preceding June 17, 2005. This analysis yielded the following implied exchange ratios, as compared to the common stock exchange ratio in the merger of 0.0650x:

Period
Implied Exchange Ratio
June 17, 2005
0.0450x
One Week
0.0451x
One Month
0.0505x

CIBC World Markets noted that the premiums implied by the common stock exchange ratio in the merger over the implied exchange ratios based on the closing prices of Genaissance common stock and Clinical Data common stock on June 17, 2005 and the average daily closing prices of Genaissance common stock and Clinical Data common stock during the one week and one month periods preceding June 17, 2005 were 44.3%, 44.3% and 28.6%, respectively.

Selected Companies Analysis

CIBC World Markets performed separate selected companies analyses of Genaissance and Clinical Data in which CIBC World Markets reviewed the trading multiples of selected publicly held companies. Trading multiples were based on closing stock prices on June 17, 2005. Estimated financial data for the selected companies were based on publicly available financial reports, research analysts’ estimates and other publicly available information. Estimated financial data for Genaissance were based on financial forecasts and estimates provided to or discussed with CIBC World Markets by Genaissance management, and estimated financial data for Clinical Data were based on financial forecasts and estimates provided to or discussed with CIBC World Markets by Clinical Data management.

Genaissance. In its selected companies analysis of Genaissance, CIBC World Markets compared financial and stock market information for Genaissance and the following six selected publicly held companies in the genomics and related services industry, referred to as the Genaissance peer group:

  deCODE genetics, Inc.
  Gene Logic Inc.
  Myriad Genetics, Inc.
  Nanogen, Inc.
  Orchid Cellmark, Inc.
  SEQUENOM, Inc.

CIBC World Markets reviewed firm values, calculated as fully diluted equity market value, plus debt, minority interests, preferred stock and out-of-the-money convertible securities, less cash and investments in unconsolidated affiliates, as a multiple of latest 12 months and estimated calendar years 2005 and 2006 revenue. CIBC World Markets then applied a range of selected multiples of latest 12 months and estimated calendar years 2005 and 2006 revenue derived from the Genaissance peer group to corresponding financial data of Genaissance. This resulted in an implied equity reference range for Genaissance of approximately $0.36 to $2.67 per share.

Clinical Data. In its selected companies analysis of Clinical Data, CIBC World Markets compared financial and stock market information for Clinical Data and the following six selected publicly held companies in the clinical laboratory products and diagnostic testing industry, referred to as the Clinical Data peer group:

  Abaxis, Inc.
  Biosite Incorporated
  Cholestech Corporation
  IVAX Diagnostics, Inc.
  Meridian Bioscience, Inc.
  Quidel Corporation

CIBC World Markets reviewed firm values as multiples of calendar years 2005 and 2006 estimated revenue and earnings before interest, taxes, depreciation and amortization, commonly referred to as EBITDA. CIBC World Markets also reviewed per share equity values as a multiple of calendar years 2005, 2006 and 2007 estimated earnings per share, commonly referred to as EPS. CIBC World Markets then applied a range of multiples of calendar years 2005 and 2006 estimated revenue and EBITDA and calendar years 2005, 2006 and 2007 estimated EPS derived from the Clinical Data peer group to corresponding financial data of Clinical Data. This resulted in an implied equity reference range for Clinical Data of approximately $15.72 to $27.89 per share.

Utilizing the midpoints of the implied per share equity reference ranges derived for each of Genaissance and Clinical Data, this analysis indicated the following implied exchange ratio reference range, as compared to the common stock exchange ratio in the merger:

Implied Exchange Ratio Reference Range	Common Stock Exchange Ratio in the Merger
0.0591x - 0.0799x	0.0650x

Selected Precedent Transactions Analysis

CIBC World Markets reviewed the firm values and implied transaction multiples in the following 15 selected transactions in the genomics and related services industry for which public information was available:

Acquiror	Target
Fisher Scientific International Inc.

McKesson BioServices Corporation

Invitrogen Corporation

Dynal Biotech Holding ASA

Nanogen, Inc.

Epoch Biosciences, Inc.

Charles River Laboratories International, Inc.

Inveresk Research Group, Inc.

SeraCare Life Sciences, Inc.

Boston Biomedica, Inc. (certain divisions)

Fisher Scientific International Inc.

Dharmacon, Inc.

Pyrosequencing AB

Biotage, LLC

Invitrogen Corporation

Molecular Probes, Inc.

Gene Logic Inc.

TherImmune Research Corporation

Harvard Bioscience, Inc.

Genomic Solutions, Inc.

Charles River Laboratories International, Inc.

Biological Laboratories Europe Ltd.

SEQUENOM, Inc.

Gemini Genomics Plc

LION Bioscience AG

Trega Biosciences, Inc.

Albany Molecular Research, Inc.

New Chemical Entities, Inc.

Invitrogen Corporation

PanVera LLC

CIBC World Markets reviewed, among other things, firm values, calculated as the equity value implied for the target based on the consideration offered in the selected transaction, plus debt, minority interests, preferred stock and out-of-the-money convertible securities, less cash and investments in unconsolidated affiliates, as a multiple of latest 12 months, one-year forward and two-year forward revenue. Estimated financial data for the selected transactions were based on publicly available information. CIBC World Markets then applied a range of selected multiples of latest 12 months, one-year forward and two-year forward revenue derived from the selected transactions to corresponding financial data of Genaissance. Estimated financial data for Genaissance were based on financial forecasts and estimates provided to or discussed with CIBC World Markets by Genaissance management. This resulted in an implied equity reference range for Genaissance of approximately $0.35 to $1.80 per share. Utilizing the midpoints of the implied per share equity reference ranges derived for Genaissance in this analysis and for Clinical Data in the "Selected Companies Analysis" described above, this analysis indicated the following implied exchange ratio reference range, as compared to the common stock exchange ratio in the merger:

Implied Exchange Ratio Reference Range	Common Stock Exchange Ratio in the Merger
0.0419x - 0.0567x	0.0650x

Discounted Cash Flow Analysis

CIBC World Markets performed separate discounted cash flow analyses of Genaissance and Clinical Data in which CIBC World Markets reviewed the projected free cash flows that Genaissance and Clinical Data could each generate over specified periods described below. Estimated financial data for Genaissance were based on financial forecasts and estimates provided to or discussed with CIBC World Markets by Genaissance management, and estimated financial data for Clinical Data were based on financial forecasts and estimates provided to or discussed with CIBC World Markets by Clinical Data management.

Genaissance. In its discounted cash flow analysis of Genaissance, CIBC World Markets calculated the estimated present value of the unlevered, after-tax free cash flows that Genaissance could generate for the second quarter of the fiscal year ending December 31, 2005 through the fiscal year ending December 31, 2009. CIBC World Markets calculated a range of estimated terminal values by applying revenue terminal value multiples ranging from 1.1x to 4.6x to Genaissance’s fiscal year 2009 estimated revenue. The present value of the cash flows and terminal values were calculated using discount rates ranging from 15.0% to 20.0%. This resulted in an implied equity reference range for Genaissance of approximately $0.11 to $2.65 per share.

Clinical Data. In its discounted cash flow analysis of Clinical Data, CIBC World Markets calculated the estimated present value of the unlevered, after-tax free cash flows that Clinical Data could generate for the fiscal year ending March 31, 2006 through the fiscal year ending March 31, 2009. CIBC World Markets calculated a range of estimated terminal values by applying EBITDA terminal value multiples ranging from 10.0x to 12.0x to Clinical Data’s fiscal year 2009 estimated EBITDA. The present value of the cash flows and terminal values were calculated using discount rates ranging from 13.0% to 17.0%. This resulted in an implied equity reference range for Clinical Data of approximately $17.12 to $22.55 per share.

Utilizing the midpoints of the implied per share equity reference ranges derived for each of Genaissance and Clinical Data, this analysis indicated the following implied exchange ratio reference range, as compared to the common stock exchange ratio:

Implied Exchange Ratio Reference Range	Common Stock Exchange Ratio in the Merger
0.0589x - 0.0797x	0.0650x

Contribution Analysis

CIBC World Markets performed a contribution analysis in which CIBC World Markets reviewed the relative contributions of Genaissance and Clinical Data to the combined company’s estimated revenue for the fiscal year ending March 31, 2005 through the fiscal year ending March 31, 2007. Estimated financial data for Genaissance were based on financial forecasts and estimates provided to or discussed with CIBC World Markets by Genaissance management, and estimated financial data for Clinical Data were based on financial forecasts and estimates provided to or discussed with CIBC World Markets by Clinical Data management. CIBC World Markets then calculated the implied equity ownership percentages of Genaissance’s and Clinical Data’s stockholders in the combined company immediately upon consummation of the merger based on the relative contributions of Genaissance and Clinical Data to the combined company’s estimated revenue for the fiscal year ending March 31, 2005 through the fiscal year ending March 31, 2007 and derived an implied exchange ratio reference range from those equity ownership percentages. This analysis indicated the following exchange ratio reference range, as compared to the common stock exchange ratio in the merger:

Implied Exchange Ratio Reference Range	Common Stock Exchange Ratio in the Merger
0.0360x - 0.0511x	0.0650x

Pro Forma Merger Analysis

CIBC World Markets analyzed the potential pro forma effect of the merger on Clinical Data’s estimated EPS in the fiscal years ending March 31, 2006 and March 31, 2007 based on financial forecasts and estimates provided to or discussed with CIBC World Markets by the managements of Genaissance and Clinical Data after giving effect to potential synergies and strategic benefits anticipated by the managements of Genaissance and Clinical Data to result from the merger. Based on the common stock exchange ratio provided for in the merger, this analysis indicated that the merger could be dilutive to Clinical Data’s estimated EPS in the fiscal years ending March 31, 2006 and March 31, 2007. The actual results achieved by the combined company may vary from projected results and the variations may be material.

Other Factors

In rendering its opinion, CIBC World Markets also reviewed and considered other factors, including the following:

  historical trading prices and trading volumes of Genaissance common stock and Clinical Data common stock;
  trading volumes of Genaissance common stock and Clinical Data common stock at various price ranges during the three-month period ended June 17, 2005;
  the relationship among movements in Genaissance common stock, movements in Clinical Data common stock, movements in the common stock of the Genaissance peer group, movements in the common stock of the Clinical Data peer group and movements in the NASDAQ Biotechnology Index during the period from June 17, 2004 to June 17, 2005;
  premiums paid, based on publicly available information, in domestic all-stock transactions announced since January 1, 2003 with transaction values of between $10 million and $100 million;
  the estimated liquidation value of Genaissance based on estimates and assumptions provided to or discussed with CIBC World Markets by Genaissance management as to the book value, as of March 31, 2005, of Genaissance’s assets, the percentage of book value recoverable in a sale of Genaissance’s assets and the amount of Genaissance’s liabilities; and
  a recent research analyst’s report for Clinical Data, including such research analyst’s stock price estimate for Clinical Data.

Miscellaneous

Genaissance has agreed to pay CIBC World Markets for its financial advisory services in connection with the merger an aggregate fee of approximately $1.3 million, a portion of which was payable upon delivery of the opinion and a significant portion of which is contingent upon consummation of the merger. In addition, Genaissance has agreed to reimburse CIBC World Markets for its reasonable expenses, including reasonable fees and expenses of its legal counsel, and to indemnify CIBC World Markets and related parties against liabilities, including liabilities under the federal securities laws, relating to, or arising out of, its engagement. In the ordinary course of business, CIBC World Markets and its affiliates may, for their own account and for the accounts of customers, actively trade securities of Genaissance and Clinical Data and, accordingly, may at any time hold a long or short position in those securities.

Genaissance selected CIBC World Markets as its financial advisor based on CIBC World Markets’ reputation and experience. CIBC World Markets is an internationally recognized investment banking firm and, as a customary part of its investment banking business, is regularly engaged in valuations of businesses and securities in connection with acquisitions and mergers, underwritings, secondary distributions of securities, private placements and valuations for other purposes.

Interests of Genaissance Executive Officers and Directors in the Merger

In considering the recommendation of the Genaissance board of directors that Genaissance stockholders vote to adopt the merger agreement and approve the merger, Genaissance stockholders should be aware that some Genaissance executive officers and directors may have interests in the merger that are different from, or in addition to, their interests as stockholders of Genaissance. Described below are the interests of Genaissance’s executive officers and certain members of Genaissance’s board of directors. The board of directors of Genaissance took into account these interests in considering the fairness of the merger to the Genaissance stockholders.

Genaissance entered into employment agreements with each of Messrs. Rakin and Kaplan and Drs. Vovis, Judson and Balezentis. The merger will be deemed a change of control of Genaissance for purposes of the employment agreements.

Employment Agreement with Mr. Rakin

Genaissance entered into an employment agreement with Kevin Rakin, effective as of January 1, 2004, pursuant to which Mr. Rakin serves as the president and chief executive officer of Genaissance. The initial term of the agreement expires on January 1, 2009, although the agreement automatically renews for successive one-year terms unless terminated in accordance with its termination provision. The agreement provides for an initial base salary of $349,400 per year, subject to yearly merit and performance based bonuses to be granted in an amount at the discretion of Genaissance’s board of directors.

Mr. Rakin’s employment agreement provides the following severance benefits:

  If Mr. Rakin’s employment terminates, with or without cause, whether by his action or the action of Genaissance, Genaissance shall be obligated to pay him a lump sum equal to 150% of his base salary as in effect at the time of termination, in exchange for his promise not to compete with Genaissance for six additional months beyond his existing six-month non-compete covenant.
  Following a change of control of Genaissance, if Genaissance terminates Mr. Rakin's employment or if Mr. Rakin terminates his employment for good reason (as defined below), Genaissance shall be obligated to pay him a lump sum equal to 150% of his base salary as in effect at the time of the termination.
  Upon a change of control of Genaissance, Mr. Rakin's stock options and restricted stock will vest in full and become exercisable as of the date of termination or expiration of Mr. Rakin's employment.
  If Genaissance’s independent registered public accounting firm determines that the amounts Mr. Rakin will receive at the time of a change of control of Genaissance under his employment agreement and his stock option and restricted stock grants exceed 2.99 times the amount of his compensation in the year prior to such change of control but equal less than four times such base amount, and that an excise tax is payable by Mr. Rakin, the amount of payments to Mr. Rakin shall be reduced so that the payments do not exceed the limits then set forth in Section 280G of the Internal Revenue Code.
  If Genaissance’s independent registered public accounting firm determines that the amounts Mr. Rakin will receive at the time of a change of control of Genaissance under his employment agreement and his stock option and restricted stock grants equal or exceed four times the amount of his compensation in the year prior to such change of control, then Genaissance will make additional payments to Mr. Rakin to the extent needed to cover any excise taxes that Mr. Rakin will owe because he has received such change of control payments from Genaissance.

For purposes of Mr. Rakin's employment agreement, "good reason" means:

  unless he agrees in advance, a demotion, or the assignment of duties inconsistent with his position, or a significant negative change in the nature or status of his position, responsibilities or in the conditions of his employment, prior to a change of control;
  Genaissance’s material breach of his employment agreement that continues for more than thirty days after Genaissance has been notified of the breach;
  a reduction in his base salary;
  unless he agrees in advance, the relocation of Genaissance’s entire operation to a location that is more than fifty miles from its existing location at Five Science Park in New Haven, Connecticut; or
  unless he agrees in advance, Genaissance’s failure to continue in effect any material compensation or benefit plan in which he participates if Genaissance has not provided a similar plan in which he can participate.

Employment Agreements with each of Mr. Kaplan and Drs. Vovis, Judson and Balezentis

Genaissance has entered into employment agreements with each of Ben Kaplan, Gerald Vovis, Richard Judson and Carl Balezentis. Each of these agreements has an initial term of four years and automatically renews for successive one-year terms unless terminated in accordance with its termination provisions.

Each of these employment agreements provides the following severance benefits:

  If Genaissance terminates the employment of any of these executives without cause, or if any of them terminates his employment upon thirty days written notice to Genaissance because he was removed as an officer of Genaissance, demoted from the position he holds under his employment agreement or assigned duties materially inconsistent with his position, or because Genaissance breaches any material obligation under the agreement or moves, in connection with a change of control of Genaissance, to a new location more than thirty-five miles from its existing location at Five Science Park in New Haven, Connecticut, Genaissance shall be obligated to pay him a severance payment in an amount equal to 125% of his base salary as of the date of termination, such payment to be made in equal installments over a twelve month period on Genaissance’s usual pay periods.
  Upon a change of control of Genaissance, any stock options or restricted stock granted to any of these executives by Genaissance will accelerate and immediately vest as described in more detail below.
  If Genaissance’s independent registered public accounting firm determines that the amounts any of these executives will receive at the time of a change of control of Genaissance under his employment agreement and his stock option and restricted stock grants exceed 2.99 times the amount of his compensation in the year prior to such change of control but equal less than four times such base amount, and that an excise tax is payable by the executive, the amount of payments to the executive shall be reduced so that the payments do not exceed the limits then set forth in Section 280G of the Internal Revenue Code.
  If Genaissance’s independent registered public accounting firm determines that the amounts any of these executives will receive under his employment agreement and his stock option and restricted stock grants at the time of a change of control of Genaissance equal or exceed four times the amount of his compensation in the year prior to such change of control, then Genaissance will make additional payments to the executive to the extent needed to cover any excise taxes that he will owe because he has received such change of control payments from Genaissance.
  If any of these executives terminates his employment for good reason upon thirty days written notice to Genaissance following a change of control of Genaissance, Genaissance shall be obligated to pay him a severance payment in an amount equal to 150% of his base salary as of the date of termination for an eighteen month period, payable in equal installments over such eighteen month period on Genaissance’s usual pay periods.

For purposes of these employment agreements, "good reason" means, during the thirty day period prior to or the twelve month period following a change of control of Genaissance, without the express written consent of the executive, Genaissance:

  assigns to him duties inconsistent with the position he held immediately prior to the change of control, reduces his base salary,
  fails to continue in effect any material compensation or benefit plan, or fails to maintain the executive in the position he holds with Genaissance under his employment agreement.

Each of the employment agreements with these executives differs from the others in several ways. These differences are described below.

Provisions particular to the Employment Agreement with Dr. Vovis

Dr. Vovis’ employment agreement is effective as of January 1, 2004. Pursuant to the agreement, Dr. Vovis serves as Genaissance’s executive vice president and chief technology officer and receives an initial base salary of $230,000 per year, subject to periodic increases to be awarded in amounts to be determined by Genaissance’s chief executive officer acting in his sole discretion.

Any stock options and restricted stock granted to Dr. Vovis by Genaissance will accelerate and immediately vest as of the date of any termination or expiration of Dr. Vovis’ employment with Genaissance or its successor that occurs at the time of or within the six month period after a change of control. In the event of such acceleration of vesting, Dr. Vovis will be permitted to exercise his vested stock options for a period of up to twelve months following the date of termination or expiration of his employment to the extent permitted by applicable law.

Provisions particular to the Employment Agreement with Dr. Judson

Dr. Judson’s employment agreement is effective as of January 1, 2004. Pursuant to the agreement, Dr. Judson serves as Genaissance’s senior vice president and chief scientific officer. The agreement provides for an initial base salary of $220,000 per year, subject to periodic increases to be determined by Genaissance’s chief executive officer acting in his sole discretion.

Any stock options and restricted stock granted to Dr. Judson by Genaissance will accelerate and immediately vest as of the date of any termination or expiration of Dr. Judson’s employment with Genaissance or its successor that occurs at the time of or within the six month period after a change of control. In the event of such acceleration of vesting, Dr. Judson will be permitted to exercise his vested stock options for a period of up to twelve months following the date of termination or expiration of his employment to the extent permitted by applicable law.

Provisions particular to the Employment Agreement with Dr. Balezentis

Dr. Balezentis' employment agreement is effective as of April 1, 2004. Pursuant to the agreement, Dr. Balezentis serves as Genaissance’s senior vice president and president of Genaissance’s wholly owned subsidiary, Lark Technologies, Inc. The agreement provides for an initial base salary of $210,000 per year, subject to periodic increases to be determined by Genaissance’s chief executive officer acting in his sole discretion.

Any stock options and restricted stock granted to Dr. Balezentis by Genaissance will accelerate and immediately vest as of the date of any termination or expiration of Dr. Balezentis’ employment with Genaissance or its successor that occurs at the time of or within the six month period after a change of control. In the event of such acceleration of vesting, Dr. Balezentis will be permitted to exercise his vested stock options for a period of up to twelve months following the date of termination or expiration of his employment to the extent permitted by applicable law.

Effective August 31, 2005, Dr. Balezentis resigned his positions.

Provisions particular to the Employment Agreement with Mr. Kaplan

Genaissance entered into an amended and restated employment agreement with Mr. Kaplan, effective as of January 1, 2004, pursuant to which Mr. Kaplan serves as senior vice president and chief financial officer of Genaissance. The agreement provides for an initial base salary of $220,000 per year, which is subject to annual review by Genaissance’s board of directors and chief executive officer.

Any stock options and restricted stock granted to Mr. Kaplan by Genaissance will accelerate and immediately vest upon a change of control. To the extent permitted by applicable law, Mr. Kaplan will be entitled to exercise, for a period of twelve months from the effective date of termination of his employment, all of his stock options that vested upon a change of control or were otherwise vested prior to the termination of his employment.

In addition to the circumstances that constitute "good reason" for each of Mr. Kaplan and Drs. Vovis, Judson and Balezentis as set forth above, if during the thirty day period prior to or the twelve month period following a change of control of Genaissance, without Mr. Kaplan's express written consent, he is not retained as the chief financial officer of the top level operating company affiliated with Genaissance or Genaissance’s successor or surviving entity, he will be entitled to terminate his employment with Genaissance upon thirty days written notice to Genaissance, and Genaissance shall be obligated to pay him a severance payment in an amount equal to 150% of his base salary as of the date of termination for an eighteen month period, payable in equal installments over such eighteen month period on Genaissance’s usual pay periods.

Indemnification and Directors’ and Officers’ Liability Insurance

Clinical Data will indemnify each current and former Genaissance officer and director against liabilities arising out of that person’s services as an officer or director, and Clinical Data agreed to cause the surviving entity to maintain in effect directors’ and officers’ liability insurance covering those persons who are currently covered by Genaissance’s directors’ and officers’ liability insurance policy for at least one year after the completion of the merger on comparable terms to Genaissance’s policy by purchasing a tail policy.

Clinical Data Board of Directors

In addition, and in connection with the merger, Clinical Data has agreed to take all reasonable steps to increase the size of its whole board to seven and to appoint Messrs. Klein and Rakin, each currently a member of the Genaissance board, to the Clinical Data board.

Appraisal Rights

Clinical Data stockholders are not entitled to dissenters’ rights of appraisal for their shares under the Delaware General Corporation Law in connection with the merger.

If the merger is completed, Genaissance stockholders will be entitled to seek an appraisal of, and be paid in cash the "fair value" of, their shares instead of receiving the merger consideration that they would otherwise be entitled to under the merger agreement. These rights are commonly referred to as "appraisal rights." Section 262 of the Delaware General Corporation Law sets forth the requirements that must be satisfied and the procedures that must be followed properly to exercise appraisal rights. Section 262 is reproduced in Annex H to this joint proxy statement/prospectus. Genaissance stockholders should read Annex H in its entirety for a more complete description of their appraisal rights under Delaware law. The following discussion is not a complete statement of the law pertaining to appraisal rights under the Delaware General Corporation Law and is qualified in its entirety by the full terms of Section 262.

Stockholders who are entitled to appraisal rights must, in order to exercise such rights, demand and perfect such rights in accordance with Section 262. Failure to satisfy the requirements and follow the procedures set forth in Section 262 may result in a loss of appraisal rights. If you demand appraisal but it is determined that you are not entitled to such rights or otherwise lose such rights, you will be entitled to receive the merger consideration (without interest) that you would have been entitled to under the terms of the merger agreement if you had not sought to exercise appraisal rights.

Appraisal rights are available only to record holders of shares of Genaissance stock. If you are not a record holder and you wish to exercise appraisal rights in respect of shares in which you have a beneficial interest and which are held of record by or in the name of another person, such as a broker or nominee, you should act promptly to cause the record holder to follow the procedures set forth in Section 262 to perfect your appraisal rights.

Section 262 requires Genaissance stockholders to be notified at least 20 days before the special meeting as to the availability of appraisal rights and to be provided with a copy of Section 262. This joint proxy statement/prospectus, including Annex H, serves as the required notice.

To exercise your appraisal rights, you must:

  deliver to Genaissance before the vote on the merger agreement a written demand for an appraisal of your shares;
  continuously hold your shares from the date you deliver a written demand for an appraisal through the effective date of the merger; and
  not vote in favor of the merger agreement.

In addition, if neither any stockholder who has demanded appraisal rights nor Genaissance has filed a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares seeking appraisal within 120 days after the effective date of the merger, then all stockholders’ appraisal rights will be lost. Genaissance has no obligation and does not intend to file such an appraisal petition. Accordingly, it is the obligation of the stockholders seeking appraisal to file an appropriate appraisal petition with the Court of Chancery within the 120-day time period prescribed by Section 262.

Any demand for an appraisal must be in writing, signed and mailed or delivered to:

Genaissance Pharmaceuticals, Inc.
Five Science Park
New Haven, CT 06511
Attn: Chief Financial Officer

A written demand must reasonably inform Genaissance of the identity of the stockholder and of the stockholder’s intent to demand appraisal of his, her or its shares of Genaissance’s stock. Voting against the merger or otherwise failing to vote for the merger will not by itself constitute a demand for an appraisal or sufficient notice of an election to exercise appraisal rights. If you sell or otherwise transfer or dispose of your Genaissance shares before the effective time of the merger, you will lose your appraisal rights with respect to those shares.

A demand for appraisal should be signed by or on behalf of the stockholder exactly as the stockholder’s name appears on the stockholder’s stock certificates. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand should be executed in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a record holder; however, in the demand the agent must identify the record owner or owners and expressly disclose that the agent is executing the demand as an agent for the record owner or owners. A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights for the shares held for one or more beneficial owners and not exercise appraisal rights for the shares held for other beneficial owners. In this case, the written demand should state the number of shares for which appraisal rights are being sought. When no number of shares is stated, the demand will be presumed to cover all shares held of record by the broker or nominee.

If the merger is completed, Clinical Data will send, within ten days after the effective date of the merger, notice of the effective date of the merger to each Genaissance stockholder who has properly demanded appraisal rights under Section 262 and has not voted in favor of the merger agreement. If your shares are held in brokerage accounts or other nominee forms and you wish to exercise appraisal rights, you are urged to consult with your broker to determine the appropriate procedures for the making of a demand for appraisal by such nominee. If you have complied with the requirements for exercising appraisal rights, then, during the 120 days following the effective date of the merger, you may request from Clinical Data a statement as to the aggregate number of shares not voted in favor of the merger agreement and with respect to which demands for appraisal have been timely received and the number of former holders of those shares. Upon receiving any such request, which must be made in writing, Clinical Data will mail a statement of that information to you within ten days.

If a petition for an appraisal is filed within the 120-day period prescribed by Section 262 and a copy thereof is served upon Genaissance, Clinical Data will then be obligated within 20 days of service to file with the Delaware Register in Chancery a duly certified list containing the names and addresses of all stockholders who have demanded appraisal of their shares of Genaissance common stock and with whom agreements as to the value of their shares have not been reached. After notice to such holders as required by the Delaware Court of Chancery, the Delaware Court of Chancery may hold a hearing on the petition to determine the stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Court of Chancery may require the former stockholders who demanded appraisal of their shares of Genaissance common stock to submit their stock certificate to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceeding. If any former stockholder fails to comply with such direction, the Court of Chancery may dismiss the proceedings as to such former stockholder. After determining the former stockholders entitled to appraisal, the Delaware Court of Chancery will appraise the "fair value" of their shares of Genaissance common stock. The determination of fair value will not include any element of value arising from the accomplishment or expectation of the merger. The court will also determine a fair rate of interest, if any, to be paid upon the amount determined to be the fair value of the shares. The court may determine that the fair value of the shares is more than, the same as or less than the value of the consideration that you otherwise would have been entitled to receive under the merger agreement. Investment banking opinions as to the fairness of the consideration provided for in a transaction are not necessarily opinions as to the fair value under Section 262. The Delaware Supreme Court has stated that "proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceedings. In addition, Delaware courts have decided that a stockholder’s statutory appraisal remedy may or may not be a dissenter’s exclusive remedy, depending on the factual circumstances.

The costs of the action may be determined by the Delaware Court of Chancery and taxed upon the parties, as the court deems equitable in the circumstances. Upon application of a stockholder, the court may order that all or a portion of the expenses incurred by any stockholder in an appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the shares entitled to appraisal.

If you have duly demanded an appraisal of your shares in compliance with Section 262 and have not effectively withdrawn such demand for appraisal, you will not, after the effective date of the merger, be entitled to vote those shares for any purpose, nor will you be entitled to the payment of dividends or other distributions on those shares, except for dividends or other distributions payable to stockholders as of a record date before the effective date of the merger.

You may withdraw your demand for appraisal of your shares within 60 days after the effective date of the merger. Any attempt to withdraw your demand more than 60 days after the effective date of the merger will require our written approval. Once a petition for appraisal is filed with the Delaware Court of Chancery, the appraisal proceeding may not be dismissed without court approval. If your demand for appraisal rights has been effectively withdrawn, you will receive the consideration in the merger that you would otherwise be entitled to, without interest.

Material U.S. Federal Income Tax Consequences of the Merger

The following general discussion summarizes the material United States federal income tax consequences of the merger to Clinical Data, Safari Acquisition Corporation, Genaissance and to holders of Genaissance stock who are "United States persons," as defined for United States federal income tax purposes and who hold their Genaissance stock as a capital asset within the meaning of Section 1221 of the Code. For United States federal income tax purposes, a "United States person" is:

  a United States citizen or resident alien as determined under the Code;
  a partnership, or a corporation or other entity taxable as a corporation under the Code, that is created or organized under the laws of the United States, any state or the District of Columbia;
  an estate, the income of which is subject to United States federal income taxation regardless of its source; or
  a trust, if (i) a court within the United States is able to exercise primary supervision over its administration and at least one United States person is authorized to control all of its substantial decisions or (ii) it has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

If a partnership holds Genaissance stock, the tax treatment of a partner in such partnership will generally depend on the status of the partners and the activities of the partnership. A partner in a partnership holding Genaissance stock should consult its tax advisor.

The term "non-United States person" means a person or holder other than a "United States person."

This summary does not discuss all of the United States federal income tax considerations that may be relevant to a particular stockholder in light of his or her individual circumstances and does not address the special tax rules applicable to particular stockholders, including, without limitation:

  brokers or dealers in securities or foreign currencies;
  tax-exempt organizations;
  stockholders who are "non-United States persons";
  expatriates;
  stockholders that have a functional currency other than the United States dollar;
  traders in securities that elect to use a mark-to-market method for accounting for their securities holdings;
  banks, financial institutions or insurance companies;
  stockholders who acquired Genaissance stock in connection with stock option or stock purchase plans or in other compensatory transactions;
  stockholders who hold Genaissance stock as part of an integrated investment, including a straddle, hedge, or other risk reduction strategy, or as part of a conversion transaction or constructive sale;
  stockholders whose Genaissance stock is "qualified small business stock" for purposes of Section 1202 of the Code.

No ruling has been or will be sought from the IRS as to the United States federal income tax consequences of the merger, and the following summary is not binding on the IRS or the courts. This discussion is based upon the Code, laws, regulations, rulings and decisions in effect as of the date of this proxy statement/prospectus, all of which are subject to change or varying interpretations, possibly with retroactive effect. This summary does not address the tax consequences of the merger under the alternative minimum tax provisions of the Code, state, local and foreign laws, or under United States federal tax law other than income tax law.

Genaissance stockholders are strongly urged to consult their tax advisors as to the specific tax consequences to them of the merger, including any applicable federal, state, local and foreign tax consequences.

General

Clinical Data and Genaissance have structured the merger to qualify as a reorganization for United States federal income tax purposes. It is a condition to the obligation of Clinical Data to consummate the merger that Clinical Data receive an opinion from its counsel, McDermott Will & Emery LLP, and it is a condition to the obligation of Genaissance to consummate the merger that Genaissance receive an opinion from its counsel, Wilmer Cutler Pickering Hale and Dorr LLP, in each case, to the effect that, based upon certain facts, representations and assumptions, the merger will constitute a reorganization within the meaning of Section 368(a) of the Code and such opinions shall not have been withdrawn; provided, however, that if the counsel to either Clinical Data or Genaissance does not render such opinion, this condition will be deemed to be satisfied if counsel to the other party renders an opinion to both parties that the merger will constitute a reorganization within the meaning of Section 368(a) of the Code. The issuance of the opinions is conditioned on, among other things, the receipt by McDermott Will & Emery LLP and Wilmer Cutler Pickering Hale and Dorr LLP of representation letters from each of Clinical Data and Genaissance, in each case, in form and substance reasonably satisfactory to McDermott Will & Emery LLP and Wilmer Cutler Pickering Hale and Dorr LLP. The issuance of the opinions is also based on certain assumptions, that if not true, could affect whether or not the transaction constitutes a reorganization. An opinion of counsel represents that counsel’s best legal judgment and is not binding on the IRS or any court.

U.S. Federal Income Tax Consequences to Holders of Genaissance Common Stock Who Participate in the Merger

The following summary assumes that the merger will be completed as described in the merger agreement and this joint proxy statement/prospectus. As a result of the merger constituting a reorganization within the meaning of Section 368(a) of the Code:

  Holders of Genaissance common stock will not recognize any gain or loss upon the receipt of Clinical Data common stock in exchange for Genaissance common stock in connection with the merger (except to the extent of cash received in lieu of a fractional share of Clinical Data common stock, as discussed below).
  Cash payments received by a holder of Genaissance common stock for a fractional share of Clinical Data common stock will be treated as if such fractional share had been issued in connection with the merger and then redeemed by Clinical Data for cash. A holder of Genaissance common stock will recognize gain or loss with respect to such cash payment, measured by the difference, if any, between the amount of cash received and the stockholder’s tax basis in such fractional share. This gain or loss will be a capital gain or loss and will be a long-term capital gain or loss if the holding period for the share of Genaissance common stock exchanged for the fractional share of Clinical Data common stock is more than one year at the completion of the merger.
  The aggregate tax basis of the Clinical Data common stock received by a holder of Genaissance common stock in connection with the merger will be the same as the aggregate tax basis of the Genaissance common stock surrendered in exchange for Clinical Data common stock, reduced by any amount allocable to a fractional share of Clinical Data common stock for which cash is received.
  The holding period of the Clinical Data common stock received by a holder of Genaissance common stock in connection with the merger will include the holding period of the Genaissance common stock surrendered in connection with the merger.
  In the case of a holder of Genaissance common stock who holds shares of Genaissance common stock with differing tax bases and/or holding periods, the preceding rules must be applied to each identifiable block of Genaissance common stock.

U.S. Federal Income Tax Consequences to Genaissance Stockholders Who Perfect Appraisal Rights

A dissenting stockholder who perfects appraisal rights will generally recognize gain or loss with respect to his or her shares of Genaissance stock equal to the difference between the amount of cash received and his or her basis in such shares. Such gain or loss will generally be long term capital gain or loss, provided the shares were held for more than one year prior to the disposition of the shares. Interest, if any, awarded in an appraisal proceeding by a court would be included in such stockholder’s income as ordinary income.

Holder of Genaissance Preferred Stock

Whether the holder of Genaissance preferred stock recognizes gain or loss upon the receipt of shares of Clinical Data preferred stock in exchange for Genaissance preferred stock pursuant to the merger will depend on whether the Clinical Data preferred stock is nonqualified preferred stock under Section 351(g) of the Code.

Nonqualified preferred stock is preferred stock that has one of several features, including an obligation on behalf of the issuer to redeem the stock if, as of the issue date, such obligation is not subject to a contingency which, as of the issue date, makes remote the likelihood of redemption. Clinical Data is obligated to redeem the Clinical Data preferred stock upon a liquidation, dissolution or winding up of Clinical Data or if a fundamental change (i.e., any sale or transfer of all or substantially all of the assets of Clinical Data, or, with certain exceptions, any merger or consolidation to which Clinical Data is a party) occurs prior the fifth anniversary of the Closing Date. It is not clear whether the occurrence of such an event would be considered remote for these purposes. Regulations have not been issued with respect to the remote standard. The term preferred stock means stock which is limited and preferred as to dividends and does not participate in corporate growth to any significant extent. Regulations have not been issued with respect to when preferred stock should be treated as participating in corporate growth to any significant extent. Moreover, the legislative history is unclear as to the effect of the conversion privilege on the determination of whether this standard is met. Because of the lack of authority, it is not possible to reach a definitive conclusion regarding the characterization of the Clinical Data preferred stock and it is possible that the Internal Revenue Service would take the position that the Clinical Data preferred stock constitutes nonqualified preferred stock.

If the Clinical Data preferred stock is not nonqualified preferred stock under Section 351(g), the same consequences described above in the section entitled "U.S. Federal Income Tax Consequences to Holders of Genaissance Common Stock Who Participate in the Merger" should apply to the holder of Genaissance preferred stock when it exchanges its Genaissance preferred stock for Clinical Data preferred stock in the merger.

If the Clinical Data preferred stock is nonqualified preferred stock and the Genaissance preferred stock is not nonqualified preferred stock, the holder of Genaissance preferred stock will recognize gain or loss with respect to the shares of Genaissance preferred stock surrendered equal to the difference between the holder’s basis in the shares and the fair market value, as of the effective time of the merger, of the Clinical Data preferred stock received. In such event, the holder’s aggregate basis in the Clinical Data preferred stock so received would equal its fair market value and the holder’s holding period for the Clinical Data preferred stock would begin the day after the merger. The holder of Genaissance preferred stock will not recognize gain if the Genaissance preferred stock surrendered is properly characterized as nonqualified preferred stock, regardless of whether the Clinical Data preferred stock is nonqualified preferred stock.

The holder of Genaissance preferred stock should consult its tax advisor regarding the possible characterization of the Clinical Data preferred stock as nonqualified preferred stock.

U.S. Federal Income Tax Consequences to Clinical Data, Safari Acquisition Corporation and Genaissance

Clinical Data, Safari Acquisition Corporation, and Genaissance will not recognize gain or loss as a result of the merger.

If a corporation experiences a significant change in ownership, the Code imposes limitations on the corporation’s ability to utilize its net operating losses (NOLs) following the change in ownership. As a result of the merger, Genaissance will be subject to an annual limitation that will significantly restrict the future use of its NOLs.

Backup Withholding

If you are a non-corporate holder of Genaissance stock you may be subject to information reporting and a 28% backup withholding on any cash payments received in lieu of a fractional share interest in Clinical Data stock or cash payments for perfecting appraisal rights. You will not be subject to backup withholding, however, if you:

  furnish a correct taxpayer identification number and certify that you are not subject to backup withholding on the substitute Form W-9 or successor form included in the letter of transmittal to be delivered to you following the completion of the merger (or the appropriate Form W-8, as applicable); or
  are otherwise exempt from backup withholding.

Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against your United States federal income tax liability, provided you furnish the required information to the Internal Revenue Service.

Tax Return Reporting Requirements

If you receive Clinical Data common stock or preferred stock as a result of the merger, you will be required to retain records pertaining to the merger, and you will be required to file with your United States federal income tax return for the year in which the merger takes place a statement setting forth certain facts relating to the merger as provided in Treasury Regulations Section 1.368-3(b).

The preceding discussion does not purport to be a complete analysis or discussion of all potential tax effects relevant to the merger. Genaissance stockholders are urged to consult their own tax advisers as to the specific consequences of the merger to them, including tax return reporting requirements, the applicability and effect of federal, state, local, foreign and other tax laws and the effects of any proposed changes in the tax laws.

Accounting Treatment of the Merger

Clinical Data will account for the merger as a "purchase" of Genaissance by Clinical Data for financial reporting and accounting purposes, in accordance with accounting principles generally accepted in the United States. The purchase accounting transaction will result in a purchase price in excess of net tangible and intangible assets acquired. The purchase price is expected to be approximately $59 million. The final purchase price will be determined after the completion of the merger. The allocation of the purchase price among net tangible assets acquired, goodwill and other intangibles will be determined with the assistance of independent appraisers. Amortizable intangible assets, currently estimated at $17.7 million, will generally be amortized over the estimated useful lives with initial estimates ranging from 1 year to 11 years, resulting in an estimated accounting charge for amortization attributable to these items ranging from $2.8 to $2.9 million on an annual basis for the first three years. Goodwill resulting from the business combination will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present). The amount of the estimated purchase price allocated to goodwill, which is based on certain assumptions, is estimated to be approximately $18.3 million.

If Clinical Data management should change the assumptions used in the allocation of the purchase price or the remaining estimated lives of the intangible assets, amounts allocated to intangible assets with definite lives may increase significantly or estimated lives may decrease significantly, which could result in a material increase in amortization of intangible assets. In addition, if Clinical Data management determines that the value of goodwill has become impaired, the combined company will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made. The amounts listed in the above paragraph are only preliminary estimates, and actual amounts may differ from these estimates.

Restrictions on Sales of Shares by Affiliates

The shares of Clinical Data common stock to be issued in connection with the merger will be registered under the Securities Act and will be freely transferable under the Securities Act, except for shares of Clinical Data common stock issued to any person who is deemed to be an "affiliate" of Genaissance at the time of the Genaissance special meeting. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under the common control of Genaissance and may include Genaissance executive officers and directors, as well as significant Genaissance stockholders.

Genaissance affiliates may not sell their shares of Clinical Data common stock acquired in connection with the merger unless the sale, transfer or other disposition:

  has been registered under the Securities Act;
  is made in conformity with Rule 145 under the Securities Act; or
  is made in conformity with some other exemption from the registration requirement under the Securities Act.

Clinical Data’s registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, does not cover the resale of shares of Clinical Data common stock to be received by Genaissance affiliates in the merger, simply by reason of their affiliate status.

NASDAQ Small Cap Market Quotation

It is a condition to the closing of the merger that the shares of Clinical Data common stock issued to Genaissance stockholders in connection with the merger are authorized for listing on the NASDAQ Small Cap Market before the completion of the merger, subject to official notice of issuance.

Delisting and Deregistration of Genaissance Common Stock After the Merger

When the merger is completed, Genaissance common stock will be delisted from the NASDAQ National Market and deregistered under the Exchange Act.

THE MERGER AGREEMENT

The following summary describes the material provisions of the merger agreement, but does not purport to describe all of the provisions of the merger agreement. The provisions of the merger agreement are complicated and not easily summarized. The following summary is qualified in its entirety by reference to the complete text of the merger agreement, which is attached to this joint proxy statement/prospectus as Annex A and is incorporated by reference into this joint proxy statement/prospectus. We encourage you to read the merger agreement carefully because it is the legal document that governs the merger. The merger agreement has been included to provide you with information regarding its terms. It is not intended to provide you with any other factual information about Clinical Data or Genaissance. Such information can be found in this joint proxy statement/prospectus and in other public filing each of us makes, which are available without charge at www.sec.gov.

The Merger

Generally

The merger agreement provides that at the closing of the merger, Safari Acquisition Corporation, a wholly-owned subsidiary of Clinical Data, will be merged with and into Genaissance. Upon completion of the merger, Genaissance will continue as the surviving corporation and will be a wholly-owned subsidiary of Clinical Data. The merger is intended to qualify as a reorganization within the meaning of Section 368(a) of the Code for federal income tax purposes.

Certificate of Incorporation and Bylaws of the Surviving Corporation

The certificate of incorporation and bylaws of the surviving corporation will be amended and restated upon the effective time of the merger to conform to the certificate of incorporation and bylaws of Safari Acquisition Corporation in effect immediately prior to the effective time of the merger, except that the name of the surviving corporation will be "Genaissance Pharmaceuticals, Inc."

Amendment of Genaissance Certificate of Incorporation

Before the filing of the certificate of merger as contemplated in the merger agreement, Genaissance shall cause its certificate of incorporation to be amended by amending its certificate of designations, dated October 29, 2003, to provide that the effects of the merger shall not be considered a redemption or deemed liquidation pursuant to the terms of such certificate of designations, as amended. A copy of the certificate of designations, as amended, is attached to this joint proxy statement/prospectus as Annex K.

Amendment of Clinical Data Certificate of Incorporation

Before the filing of the certificate of merger as contemplated in the merger agreement, Clinical Data shall cause its certificate of incorporation to be amended by filing a certificate of designations designating a new series of its preferred stock with the rights, preferences and privileges as described in the section entitled "—Terms of Clinical Data Series A Preferred Stock" of this joint proxy statement/prospectus.

Directors and Officers of the Surviving Corporation after the Merger

Following the merger, the directors and officers of the surviving corporation will be the directors and officers of Safari Acquisition Corporation immediately prior to the effective time of the merger.

Completion and Effectiveness of the Merger

We will complete the merger no later than two business days after all of the conditions to completion of the merger contained in the merger agreement described in the section entitled "—Conditions to Completion of the Merger" beginning on page 56 of this joint proxy statement/prospectus are satisfied or waived, including approval of the issuance of shares of Clinical Data common stock and preferred stock by Clinical Data stockholders, and the adoption of the merger agreement and approval of the merger by the stockholders of Genaissance. The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware, or such later time as set forth in the certificate of merger.

We are working to complete the merger as quickly as possible. However, we cannot predict the exact timing because completion of the merger is subject to several customary closing conditions described in the section entitled "—Conditions to Completion of the Merger."

Exchange Ratio and Conversion of Genaissance Capital Stock

The merger agreement provides that, at the completion of the merger:

  Each share of Genaissance common stock issued and outstanding immediately prior to the merger (excluding shares for which appraisal rights have been properly exercised) will be automatically canceled and will cease to exist, and will automatically be converted into the right to receive 0.065 of a share of Clinical Data common stock.
  Each share of Genaissance common stock held in the treasury of Genaissance or owned by Clinical Data or any of its subsidiaries immediately prior to the merger will be automatically canceled and will cease to exist, and no payment or other consideration will be made with respect to those shares.
  Each issued and outstanding share of common stock of Safari Acquisition Corporation will be converted into one fully paid and non-assessable share of common stock of the surviving corporation.
  Each share of Genaissance preferred stock issued and outstanding immediately prior to the merger will be automatically canceled and will cease to exist, and will automatically be converted into the right to receive 1.052326 shares of Clinical Data series A preferred stock. The holder of Genaissance series A preferred stock has affirmatively waived its statutory appraisal rights.
  Each share of Genaissance series A preferred stock held in the treasury of Genaissance or owned by Clinical Data or its subsidiaries immediately prior to the merger will be automatically canceled and will cease to exist, and no payment or other consideration will be made with respect to those shares.

Treatment of Genaissance Stock Option Plans and Outstanding Genaissance Stock Options and Warrants

Assumption of Plans and Outstanding Options

At the effective time of the merger, Clinical Data will assume Genaissance’s option plans, which consist of the 2000 Amended and Restated Equity Incentive Plan, the Lark Technologies, Inc. 2002 Stock Option Plan, and the Lark Technologies, Inc. 1990 Stock Option Plan, all of which we refer to as the Genaissance option plans. Accordingly, at the effective time of the merger, each outstanding option to purchase shares of Genaissance common stock issued under the Genaissance option plans will be assumed by Clinical Data, whether that option is vested or unvested at that time. Each such stock option assumed by Clinical Data will continue to have the same terms, and be subject to the same conditions, that were applicable to the option pursuant to the respective Genaissance option plan, immediately prior to the effective time of the merger, except that:

  the assumed option will be exercisable for shares of Clinical Data common stock;
  the number of shares of Clinical Data common stock subject to the assumed option will be determined by multiplying the number of shares of Genaissance common stock subject to that option immediately prior to the merger by the common stock exchange ratio and rounding down to the nearest whole number of shares of Clinical Data common stock; and
  the per share exercise price in effect under the assumed option will be determined by dividing the exercise price per share in effect under that option immediately prior to the merger by the common stock exchange ratio and rounding up to the nearest whole cent.

Clinical Data has agreed to file a registration statement on Form S-8 covering shares of Clinical Data common stock issuable upon the exercise of outstanding Genaissance options granted to individuals for which a registration statement on Form S-8 is available.

Treatment of Warrants

Each outstanding warrant to purchase shares of Genaissance common stock will be assumed by Clinical Data. Each assumed warrant will continue to be governed by the same terms and conditions as in effect immediately before the effective time, except that:

  the assumed warrant will be exercisable for shares of Clinical Data common stock;
  the number of shares of Clinical Data common stock subject to the assumed warrant will be determined by multiplying the number of shares of Genaissance common stock subject to the warrant immediately prior to the merger by the common stock exchange ratio and rounding down to the nearest whole number of shares of Clinical Data common stock; and
  the per share exercise price in effect under the assumed warrant will be determined by dividing the exercise price per share in effect under that warrant immediately prior to the merger by the common stock exchange ratio and rounding up to the nearest whole cent.

Aggregate Number of Shares of Clinical Data Stock to be Issued Pursuant to the Merger Agreement

Clinical Data will issue or reserve for issuance upon the exercise of options and warrants a total of 763,131 shares of its common stock in the merger. The number of shares actually issued will depend upon the number of shares of Genaissance common stock outstanding on the effective date of the merger and the number of options and warrants ultimately exercised, if any.

Clinical Data will also issue 484,070 shares of Clinical Data series A preferred stock to the holder of Genaissance series A preferred stock in connection with the merger. The Clinical Data series A preferred stock will initially be convertible into 484,070 shares of Clinical Data common stock. However, after three years from the effective date of the merger, the conversion ratio of Clinical Data series A preferred stock to Clinical Data common stock will float according to an average market price of the Clinical Data common stock, which could have the effect of requiring Clinical Data to issue in excess of 20% of its then-outstanding shares of common stock upon conversion of the Clinical Data series A preferred stock.

NASDAQ Marketplace Rule 4350(i)(1)(D) requires stockholder approval prior to the sale or issuance or potential issuance of shares of common stock (or of securities convertible into or exercisable for shares of common stock) in a transaction other than a public offering (as defined by NASDAQ), where the number of shares of common stock issued or to be issued is equal to 20% or more of a company’s outstanding common stock or 20% or more of the voting power of the company outstanding before the issuance, and where the effective sale price of the common stock is less than the greater of the book or market value of the common stock. The conversion of the Clinical Data preferred stock potentially is such an issuance as contemplated by NASDAQ Marketplace Rule 4350(i)(1)(D). By voting in favor of the issuance of Clinical Data common stock and Clinical Data series A preferred stock in the merger, you are also approving any conversion of Clinical Data series A preferred stock that would result in an issuance covered by NASDAQ Marketplace Rule 4350(i)(1)(D). See "Risk Factors—Risks Relating to the Merger—Clinical Data may be required to issue in excess of 20% of its outstanding capital stock upon conversion of the series A preferred stock it will issue to the Genaissance preferred stockholder in the merger" on page 16.

Fractional Shares

Clinical Data will not issue certificates representing fractional shares of its common stock in the merger. Instead, each former Genaissance common stockholder who would otherwise be entitled to a fractional share of Clinical Data common stock by virtue of the merger (after aggregating all fractional shares of Clinical Data capital stock that otherwise would be received by the stockholder) will receive cash (rounded to the nearest whole cent), without interest, equal to the product obtained by multiplying:

  that fraction of a share of Clinical Data common stock to which such stockholder is entitled by virtue of the merger (after aggregating all fractional shares of Clinical Data common stock that otherwise would be received by such stockholder), by the average closing price, as reported on The NASDAQ Small Cap Market, of one share of Clinical Data common stock for the ten (10) trading days prior to the date of completion of the merger.

The exchange of Genaissance series A preferred stock for Clinical Data series A preferred stock in the merger will not result in any fractional shares.

Exchange of Genaissance Stock Certificates for Clinical Data Stock Certificates

General

Promptly following completion of the merger, Clinical Data’s transfer agent or another bank or trust company designated by Clinical Data and reasonably acceptable to Genaissance, will act as the exchange agent for the merger and will mail to each record holder of Genaissance common stock and Genaissance series A preferred stock a letter of transmittal and instructions for surrendering the record holder’s stock certificates in exchange for a certificate representing Clinical Data common stock or Clinical Data preferred stock, as the case may be. Only those holders of Genaissance common stock and Genaissance series A preferred stock who properly surrender their Genaissance stock certificates in accordance with the exchange agent’s instructions will receive (i) a certificate representing Clinical Data common stock or Clinical Data preferred stock, as the case may be, and (ii) cash in lieu of any fractional share of Clinical Data common stock. The surrendered certificates representing Genaissance common stock and Genaissance series A preferred stock will be canceled. After the effective time of the merger, each certificate representing shares of Genaissance common stock or Genaissance series A preferred stock that has not been surrendered will represent only the right to receive each of the items enumerated in the preceding sentence. Following the completion of the merger, Genaissance will not register any transfers of Genaissance common stock or Genaissance series A preferred stock on its stock transfer books. Holders of Genaissance common stock or Genaissance series A preferred stock should not send in their Genaissance stock certificates until they receive a letter of transmittal from the exchange agent for the merger, with instructions for the surrender of Genaissance stock certificates.

Distributions with Respect to Unexchanged Shares

Holders of Genaissance common stock or Genaissance series A preferred stock will not be entitled to receive any dividends or other distributions on Clinical Data common stock or Clinical Data series A preferred stock until the merger is completed, except that the Genaissance series A preferred stockholder will be entitled to receive regularly-scheduled dividend payments from Genaissance in respect of its series A preferred stock, as contemplated by the Genaissance certificate of designations. After the merger is completed, holders of Genaissance common stock and Genaissance series A preferred stock will be entitled to dividends and other distributions declared or made after completion of the merger with respect to the number of whole shares of Clinical Data common stock or Clinical Data series A preferred stock, as the case may be, which they are entitled to receive upon exchange of their Genaissance stock certificates, but they will not be paid any dividends or other distributions on the Clinical Data common stock or Clinical Data series A preferred stock until they surrender their Genaissance stock certificates to the exchange agent in accordance with the exchange agent instructions.

Transfers of Ownership

Clinical Data will issue only (1) a stock certificate representing shares of Clinical Data common stock or Clinical Data series A preferred stock, as applicable, and (2) cash in lieu of a fractional share of Clinical Data common stock in a name other than the name in which a surrendered Genaissance stock certificate is registered if the person requesting such exchange presents to the exchange agent all documents required to show and effect the unrecorded transfer of ownership and to show that such person paid any applicable stock transfer taxes.

Representations and Warranties

The merger agreement contains a number of customary representations and warranties made by Genaissance to Clinical Data. The assertions embodied in those representations were made solely for purposes of the merger agreement and may be subject to important qualifications and limitations. Moreover, some of those representations may not be accurate or complete as of any particular date because they are subject to a contractual standard of materiality different from that generally applicable to public disclosures to stockholders or were used to allocate risk between the parties to the merger agreement. For these reasons, you should not rely on the representations and warranties contained in the merger agreement as statements of factual information. The representations and warranties relate to, among other things:

  organization and qualification;
  capital structure;
  corporate authority to enter into and perform obligations under the merger agreement;
  the absence of conflicts with Genaissance’s certificate or incorporation or bylaws, applicable laws or any material agreement to which Genaissance is a party, as a result of the entry into the merger agreement and performance of the obligations under the merger agreement;
  compliance with applicable laws and possession of material permits;
  compliance with SEC filing requirements, accuracy of information contained in the SEC filings and financial statements;
  the absence of undisclosed liabilities and indebtedness;
  the absence of certain changes or events relating to Genaissance’s business since March 31, 2005;
  the filing of tax returns and other tax related matters;
  title to properties;
  intellectual property matters;
  the existence, validity and status of contracts;
  the absence of undisclosed pending or known threatened litigation;
  compliance with environmental laws and regulations;
  benefit plans and labor matters;
  the absence of certain business practices;
  the absence of business activity restrictions;
  insurance matters;
  title to tangible assets;
  the absence of notice from customers and suppliers that they will stop, or decrease the rate of, supplying materials, products or services;
  the receipt of an opinion from Genaissance’s financial advisor; and
  the absence of brokers and finders fees relating to the merger.

In addition, the merger agreement also contains certain customary representations of Clinical Data and Safari Acquisition Corporation related to the following matters:

  organization and qualification;
  capital structure;
  corporate authority to enter into and perform obligations under the merger agreement;
  the absence of conflicts with Clinical Data’s certificate or incorporation or bylaws, applicable laws or any material agreement to which Clinical Data is a party, as a result of the entry into the merger agreement and performance of the obligations under the merger agreement;
  compliance with SEC filing requirements, accuracy of information contained in the SEC filings and financial statements;
  the absence of certain changes or events relating to Clinical Data’s business since March 31, 2005;
  intellectual property matters;
  the existence, validity and status of contracts;
  the absence of undisclosed pending or known threatened litigation;
  compliance with applicable laws and possession of material permits;
  the operations of Safari Acquisition Corporation;
  the receipt of an opinion from Clinical Data’s financial advisor; and
  the absence of brokers and finders fees relating to the merger;

The representations and warranties of Clinical Data, Safari Acquisition Corporation and Genaissance contained in the merger agreement expire upon completion of the merger or termination of the merger agreement. The representations and warranties in the merger agreement are complicated, are not identical as between Genaissance, Clinical Data and Safari Acquisition Corporation and are not easily summarized. You are urged to carefully read articles three and four of the merger agreement entitled "Representations and Warranties of Genaissance" and "Representations and Warranties of Clinical Data and Safari Acquisition Corporation," respectively.

Conduct of Business Before Completion of the Merger

Restrictions on Genaissance’s Business Before Completion of the Merger

Under the merger agreement, Genaissance has agreed that, until the earlier of the completion of the merger or termination of the merger agreement, or unless required by law or agreed to in writing by Clinical Data, it will:

  operate its business in the ordinary course consistent with past practice; and
  use reasonable efforts to keep available the services of its current officers, significant employees and consultants and to preserve its current business relationships with its corporate partners, customers, suppliers and others with whom Genaissance has significant business relations.

Genaissance has also agreed that, except as set forth in the merger agreement, required by law or agreed to in writing by Clinical Data, it will not:

  declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, except that the Genaissance series A preferred stockholder will be entitled to receive regularly-scheduled dividend payments from Genaissance in respect of its series A preferred stock, as contemplated by the Genaissance certificate of designations;
  reclassify, combine or split any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for shares of its capital stock or any of its other securities;
  purchase, redeem, or otherwise acquire any shares of capital stock or any other securities of Genaissance or its subsidiaries other than the acquisition of shares of Genaissance common stock from holders of Genaissance options in full or partial payment of the exercise price payable upon such exercise and the repurchase of unvested shares of Genaissance common stock, at the original price paid per share, from employees, consultants or directors upon the termination of their service relationship with Genaissance or any subsidiary;
  issue, deliver, sell, grant, pledge or otherwise dispose of or encumber any shares of its capital stock, except in certain specified cases;
  amend or change its certificate of incorporation or bylaws;
  acquire any interest in any corporation, partnership or other business organization other than the purchase of assets in the ordinary course of business;
  sell, lease, license, pledge, or otherwise dispose of any of its properties or assets;
  except for a confidentiality agreement, enter into an agreement with respect to any merger, consolidation, liquidation or business combination, or any acquisition or disposition of all or substantially all of the assets or securities;
  incur any indebtedness or guarantee any indebtedness other than borrowings under any renewal or extension of previously existing credit arrangements which existed as of May 31, 2005, issue, sell or amend any debt securities or warrants or other rights to acquire any debt securities, or make any material loans or advances, other than in the ordinary course of business;
  make or authorize any capital expenditure other than as set forth in its budget for capital expenditures made available to Clinical Data and not in excess of $50,000 in the aggregate;
  except as required by U.S. GAAP, make any material change with respect to Genaissance’s accounting policies, principles, methods or procedures;
  pay, discharge or satisfy any claims, liabilities or obligations other than in the ordinary course of business;
  except in the ordinary course of business, modify, amend or terminate any material contract or agreement, or knowingly waive, release or assign any material rights or claims;
  except in the ordinary course of business, enter into any material contract or agreement relating to the rendering of services or the distribution, sale or marketing by third parties of the products, of, or products licensed by, Genaissance or any of its subsidiaries, or license any material intellectual property rights to or from any third party;
  except as required to comply with applicable law or agreements, plans or arrangements, (A) take any action with respect to, adopt, enter into, terminate or amend any employment, severance or similar agreement or benefit plan for the benefit or welfare of any current or former director, officer, employee or consultant or any collective bargaining agreement, (B) increase in any material respect the compensation or fringe benefits of, or pay any bonus to, any director, officer, employee or consultant (except in the ordinary course of business), (C) amend or accelerate the payment, right to payment or vesting of any compensation or benefits, (D) pay any material benefit not previously provided for under any benefit plan, (E) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or benefit plan, or the removal of existing restrictions in any benefit plans or agreements or awards made thereunder, or (F) take any action other than in the ordinary course of business to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or benefit plan;
  make or rescind any material election relating to taxes, settle or compromise any tax liability or fail to pay taxes when due;
  make or rescind any material tax election, settle or compromise any material tax liability or materially amend any tax return;
  initiate, compromise or settle any material litigation or arbitration proceeding;
  open or close any facility or office;
  fail to maintain insurance at levels substantially comparable to levels existing as of the date of the merger agreement;
  fail to pay accounts payable and other obligations in the ordinary course of business; or
  authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions or any action which would make any representation or warranty of Genaissance untrue or incorrect in any material respect, or would materially impair or prevent the satisfaction of any conditions to the merger not being satisfied.

Limitation on Genaissance’s Ability to Consider Other Acquisition Proposals

Genaissance has agreed that, except in certain circumstances, it will not, and will cause its officers, directors, employees, investment bankers, attorneys, accountants or other advisors or representatives not to take any of the following actions:

  Solicit, initiate, induce or encourage any inquiries or solicitations for the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, an "acquisition proposal" (as defined below); or
  Enter into, encourage, permit, indicate receptivity to or otherwise participate in any discussions or negotiations regarding an acquisition proposal.

An "acquisition proposal" includes any of the following involving Genaissance and a third party:

(i) any inquiry, proposal or offer for a merger, consolidation, dissolution, sale of substantial assets, tender offer, recapitalization, share exchange or other business combination involving Genaissance or any of its subsidiaries;

(ii) any proposal for the issuance by Genaissance or any of its subsidiaries of over 10% of its equity securities;

(iii) any proposal or offer to acquire in any manner, directly or indirectly, over 10% of the equity securities or consolidated total assets of Genaissance; or

(iv) except for the sale or non-exclusive license of products in the ordinary course of business, any divestiture of any subsidiary or division or business unit, including by way of sale of assets or capital stock, license of intellectual property, or by merger, consolidation or otherwise.

However, in connection with a "superior proposal" (as defined below) or an unsolicited, bona fide, written proposal for a competing transaction that Genaissance’s board of directors determines (x) constitutes or is reasonably likely to lead to a superior proposal and (y) the failure to take action would breach the fiduciary duties of the board, Genaissance may provide information (subject to a confidentiality agreement) and negotiate with a third party if Genaissance has given Clinical Data prior notice of its intentions to take such action.

In response to the receipt of an unsolicited proposed competing transaction that is determined to be a superior proposal, Genaissance shall, for a period of three days thereafter, if requested by Clinical Data, engage in good faith negotiations with Clinical Data to amend the merger agreement in such a manner that is at least as favorable as the unsolicited proposed competing transaction.

A "superior proposal" means any unsolicited, bona fide written proposal made by a third party that:

(i) concerns a competing transaction;

(ii) Genaissance’s board of directors (after consultation with a nationally recognized independent financial advisor and after taking into account all the terms and conditions of the acquisition proposal, including any break-up fees, expense reimbursement provisions, and conditions to consummation) determines in its good faith judgment, that such proposal is financially superior to the transactions contemplated by the merger agreement and for which financing is then fully committed or determined to be available by Genaissance’s board of directors; and

(iii) is reasonably likely to be consummated.

In addition, Genaissance has agreed that neither the Genaissance board of directors nor any of its committees shall:

  withdraw or modify, or publicly propose to withdraw or modify, in a manner adverse to Clinical Data, the approval or recommendation by the Genaissance board of directors or any of its committees of the merger agreement or the merger;
  subject to certain exceptions, cause or permit Genaissance to enter into any letter of intent, acquisition agreement or similar agreement relating to any acquisition proposal; or
  adopt, approve or recommend, or publicly propose to adopt, approve or recommend, any acquisition proposal.

The Genaissance board of directors may, however, withdraw or modify its recommendation of the merger agreement and the merger, subject to certain conditions contained in the merger agreement, including that such actions are required by the fiduciary duties of the Genaissance board of directors. In addition, if the withdrawal or modification is in response to a superior proposal, Genaissance may approve or recommend that superior proposal and terminate the merger agreement, subject to certain additional requirements contained in the merger agreement, including providing Clinical Data (i) three business day’s written notice of Genaissance’s intention to withdraw or modify the recommendation, together with pertinent information relating to the potential superior proposal and (ii) a two business day period to negotiate a new offer to Genaissance in light of the potential superior proposal.

Indemnification and Insurance for Genaissance Directors and Officers

For a six-year period starting from the effective date of the certificate of merger, Clinical Data and the surviving corporation agreed to indemnify and hold harmless each current and former director and officer of Genaissance against any liabilities arising out of that person’s service as a director or officer of Genaissance prior to the merger. Clinical Data and Genaissance also agreed that the certificate of incorporation and bylaws of the surviving corporation will contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors, officers, employees and agents of Genaissance and its subsidiaries than are presently set forth in the certificate of incorporation and bylaws of Genaissance.

Conditions to Completion of the Merger

The respective obligations of Clinical Data and Safari Acquisition Corporation, on the one hand, and Genaissance, on the other, to complete the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of each of the following conditions:

  the merger agreement and the related transactions contemplated by the merger shall have been approved and adopted by the holders of a majority of the outstanding shares of Genaissance capital stock voting together as a single class on an as-converted to common stock basis at the Genaissance special meeting;
  the issuance of the shares of Clinical Data capital stock pursuant to the merger shall have been approved by a majority of the shares of Clinical Data capital stock casting votes at the Clinical Data special meeting;
  all consents, approvals and authorizations legally required to be obtained to consummate the merger shall have been obtained;
  the SEC shall have declared the registration statement in which this joint proxy statement/prospectus is included effective, and no stop order suspending the effectiveness of the registration statement shall have been issued and no proceeding for that purpose shall have been initiated by the SEC and not concluded or withdrawn;
  no order, executive order, stay, decree, judgment or injunction or statute, rule or regulation shall have been enacted, entered or promulgated which prohibits or prevents the consummation of the merger; and
  Clinical Data, if required by the rules of The NASDAQ Small Cap Stock Market, shall have filed with The NASDAQ Stock Market a Notification Form for Listing of Additional Shares with respect to the shares of Clinical Data common stock issuable in connection with the merger.

Clinical Data and Safari Acquisition Corporation’s obligation to complete the merger is also subject to the satisfaction or waiver of each of the following conditions:

  the representations and warranties of Genaissance in the merger agreement are true and correct as of the closing date of the merger (without regard to the terms "material" or "material adverse effect") such that, in aggregate, the effect of any inaccuracies in such representations and warranties would not have a "material adverse effect" on Genaissance, and Clinical Data has received a certificate executed on behalf of Genaissance by its chief executive officer and chief financial officer certifying to that effect;
  the covenants required to be performed by Genaissance at or prior to the completion of the merger shall have been performed in all material respects, and Clinical Data has been provided with a certificate executed on behalf of Genaissance by its chief executive officer and chief financial officer certifying to that effect;
  Clinical Data shall have received a written opinion from McDermott Will & Emery LLP to the effect that the merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code and the opinion shall not have been withdrawn;
  Genaissance shall have obtained (i) all consents and approvals of all necessary third parties, including the confirmation referenced therein, and (ii) any other required consent or approval of any third party (other than a governmental entity);
  there shall not be instituted or pending any action or proceeding by any governmental entity (i) seeking to restrain, prohibit or otherwise interfere with the ownership or operation by Clinical Data or any of its subsidiaries of all or any portion of the business of Genaissance or any of its subsidiaries or of Clinical Data or any of its subsidiaries or to compel Clinical Data or any of its subsidiaries to dispose of or hold separate all or any portion of the business or assets of Genaissance or any of its subsidiaries or of Clinical Data or any of its subsidiaries, (ii) seeking to impose or confirm limitations on the ability of Clinical Data or any of its subsidiaries effectively to exercise full rights of ownership of the shares of Genaissance common stock (or shares of stock of the surviving corporation) including the right to vote any such shares on any matters properly presented to stockholders or (iii) seeking to require divestiture by Clinical Data or any of its subsidiaries of any such shares;
  Clinical Data shall have received copies of the resignations, effective as of the date of the certificate of merger, of each director of Genaissance and its subsidiaries;
  Genaissance shall have obtained "tail" coverage on director and officers insurance for a period of at least twelve months from the effective date of the certificate of merger; and
  Genaissance shall not have suffered a material adverse effect as defined in the merger agreement.

Genaissance’s obligation to complete the merger is also subject to the satisfaction or waiver of each of the following conditions:

  the representations and warranties of Clinical Data and Safari Acquisition Corporation in the merger agreement are true and correct as of the closing date of the merger (without regard to the terms "material" or "material adverse effect") such that, in aggregate, the effect of any inaccuracies in such representations and warranties would not have a "material adverse effect" on Clinical Data, and Genaissance has received a certificate executed on behalf of Clinical Data by its chief executive officer and chief financial officer certifying to that effect;
  the obligations or covenants required to be performed by Clinical Data and Safari Acquisition Corporation at or prior to the completion of the merger have been performed in all material respects, and Genaissance has received a certificate executed on behalf of Clinical Data by the chief executive officer and chief financial officer of Clinical Data certifying to that effect;
  Genaissance shall have received a written opinion from Wilmer Cutler Pickering Hale and Dorr LLP to the effect that the merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code and the opinion shall not have been withdrawn; and
  Clinical Data shall have amended its certificate of incorporation to designate the rights, preferences and privileges of certain shares of Clinical Data preferred stock as Clinical Data series A preferred stock.

Termination of the Merger Agreement

The merger agreement may be terminated and the merger may be abandoned prior to completion of the merger as follows:

by mutual written consent of Clinical Data, Safari Acquisition Corporation and Genaissance;

by Clinical Data or Genaissance if:

  the merger is not completed by November 30, 2005; except that this right to terminate the merger agreement is not available to any party whose action or failure to fulfill any of its obligations under the merger agreement has been a principal reason for the failure of the merger to occur on or before that date;
  any governmental entity shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action permanently restraining, enjoining or otherwise prohibiting the consummation of the merger; except that this right to terminate the merger agreement is not available to any party whose action or failure to fulfill any of its obligations under the merger agreement has been a principal cause of or resulted in such order, decree, ruling or action;
  the proposal to adopt the merger agreement and approve the merger fails to receive the requisite vote by Genaissance stockholders at the Genaissance special meeting; or
  the proposal to issue shares of Clinical Data common stock and Clinical Data preferred stock pursuant to the merger agreement fails to receive the requisite affirmative vote for approval by the Clinical Data stockholders at the Clinical Data special meeting;

by Clinical Data if any of the following events occur with respect to Genaissance:

  prior to the adoption and approval of the merger and the merger agreement by the stockholders of Genaissance at the Genaissance stockholders meeting: (i) the dissenting shares are greater than four percent (4%) of the total capital stock of Genaissance outstanding on the date of the merger agreement, on an as-converted basis;
  the Genaissance board of directors (or any committee thereof) shall have failed to recommend approval of the merger and the merger agreement in the joint proxy statement/prospectus or shall have withdrawn or knowingly modified in a material adverse manner its recommendation of the merger and the merger agreement;
  the Genaissance board of directors (or any committee thereof) shall have failed to reconfirm its recommendation of the merger and the merger agreement within ten (10) business days after Clinical Data requests in writing that the Genaissance board of directors (or any committee thereof) do so;
  the Genaissance board of directors (or any committee thereof) shall have approved or recommended to the stockholders of Genaissance an "acquisition proposal" (other than the merger);
  a tender offer or exchange offer for outstanding shares of Genaissance common stock shall have been commenced (other than by Clinical Data or an affiliate of Clinical Data) and the Genaissance board of directors (or any committee thereof) recommends that the stockholders of Genaissance tender their shares in such tender or exchange offer or, within ten (10) business days after the commencement of such tender or exchange offer, fails to recommend against acceptance of such offer;
  Genaissance shall have breached its obligations regarding solicitation of acquisition proposals or superior proposals and its obligations to recommend approval of the merger and the merger agreement at the special meeting of its stockholders; or
  if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of Genaissance set forth in the merger agreement, which breach or failure to perform (i) would cause the conditions described in the section entitled "—Conditions to Completion of the Merger" not to be satisfied, and (ii) shall not have been cured within thirty (30) days following receipt by Genaissance of written notice of such breach or failure to perform from Clinical Data;

by Genaissance if any of the following events occur with respect to Clinical Data:

  if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of Clinical Data or the Safari Acquisition Corporation set forth in the merger agreement, which breach or failure to perform (i) would cause the conditions described in the section entitled "—Conditions to Completion of the Merger" not to be satisfied, and (ii) shall not have been cured within thirty (30) days following receipt by Clinical Data of written notice of such breach or failure to perform from Genaissance;
  if the Genaissance board of directors, pursuant to and in compliance with its obligations not to solicit acquisition proposals or superior proposals, shall have approved or recommended to the stockholders of Genaissance a superior proposal; or
  if the Clinical Data board of directors (or any committee thereof) (i) shall have failed to recommend approval of the merger agreement and the transactions contemplated thereby in the joint proxy statement/prospectus or shall have withdrawn or knowingly modified in a material adverse manner its recommendation of the merger agreement and the transactions contemplated thereby or (ii) shall have breached its obligations to recommend approval of the merger agreement and the transactions contemplated thereby to its stockholders at the special meeting of Clinical Data stockholders.

Fees and Expenses

Under the terms of the merger agreement, all fees, costs and expenses incurred in connection with the merger, the merger agreement and the consummation of the transactions contemplated by the merger agreement, and not including specific termination fees described further below, shall be paid by the party incurring the fees, costs and expenses; provided that, both parties will share equally in the fees and expenses associated with the filing of this joint proxy statement/prospectus with the SEC.

In addition, Genaissance has agreed to pay to Clinical Data a cash termination fee of $1,324,600 upon the termination of the merger agreement if:

  if the merger agreement is terminated because (i) the merger is not completed by November 30, 2005 and the meeting of Genaissance’s stockholders has not occurred, or (ii) of the failure of the merger agreement to be approved by the Genaissance stockholders at the Genaissance stockholders meeting, if, in either case, at any time after the date of the merger agreement and before such termination, an acquisition proposal shall have been publicly announced or communicated to Genaissance and within twelve months of such termination Genaissance enters into any definitive agreement with respect to an acquisition proposal or an acquisition proposal relating to Genaissance is consummated; or
  the merger agreement is terminated because (i) the Genaissance board of directors (or any committee thereof) shall have failed to recommend approval of the merger and the merger agreement in the joint proxy statement/prospectus or shall have withdrawn or knowingly modified in a material adverse manner its recommendation of the merger and the merger agreement; (ii) the Genaissance board of directors (or any committee thereof) shall have failed to reconfirm its recommendation of the merger and the merger agreement within ten (10) business days after Clinical Data requests in writing that the Genaissance board of directors (or any committee thereof) do so; (iii) the Genaissance board of directors (or any committee thereof) shall have approved or recommended to the stockholders of Genaissance an "acquisition proposal" (other than the merger); (iv) a tender offer or exchange offer for outstanding shares of Genaissance common stock shall have been commenced (other than by Clinical Data or an affiliate of Clinical Data) and the Genaissance board of directors (or any committee thereof) recommends that the stockholders of Genaissance tender their shares in such tender or exchange offer or, within ten (10) business days after the commencement of such tender or exchange offer, fails to recommend against acceptance of such offer; or (v) Genaissance shall have breached its obligations regarding solicitation of acquisition proposals or superior proposals and its obligations to recommend approval of the merger and the merger agreement at the special meeting of its stockholders; or
  the merger agreement is terminated because there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of Genaissance set forth in the merger agreement, which breach or failure to perform (i) would cause the conditions described in the section entitled "—Conditions to Completion of the Merger" not to be satisfied, and (ii) shall not have been cured within thirty (30) days following receipt by Genaissance of written notice of such breach or failure to perform from Clinical Data; or
  the Genaissance board of directors determines in good faith, after considering applicable state law and the advice of outside legal counsel that the failure to enter into an agreement to effect a superior proposal would breach its fiduciary duties, and the Genaissance board of directors shall approve or recommend to the Genaissance stockholders a superior proposal.

Genaissance has agreed to pay to Clinical Data a cash fee of $716,000 (which shall consist of all expenses and fees) upon the termination of the merger agreement if:

  the merger agreement is terminated by either Clinical Data or Genaissance due to the failure of the majority of Genaissance’s stockholders to vote in favor of the merger and the merger agreement and Genaissance has not breached the merger agreement with respect to its obligations not to solicit acquisition proposals or superior proposals; or
  prior to the adoption and approval of the merger and the merger agreement by the stockholders of Genaissance at the Genaissance stockholders meeting the dissenting shares are greater than four percent (4%) of the total capital stock of Genaissance outstanding on the date of the merger agreement, on an as-converted basis.

In addition, Clinical Data has agreed to pay to Genaissance a cash termination fee of $1,324,600 upon the termination of the merger agreement if:

  the merger agreement is terminated because there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of Clinical Data or Safari Acquisition Corporation set forth in the merger agreement, which breach or failure to perform (i) would cause the conditions described in the section entitled "—Conditions to Completion of the Merger" not to be satisfied, and (ii) shall not have been cured within thirty (30) days following receipt by Clinical Data or Safari Acquisition Corporation of written notice of such breach or failure to perform from Genaissance; or
  Genaissance terminates the merger agreement because Clinical Data’s board of directors (or any committee thereof) (i) shall have failed to recommend approval of the merger agreement and the transactions contemplated thereby in the joint proxy statement/prospectus or shall have withdrawn or knowingly modified in a material adverse manner its recommendation of the merger agreement and the transactions contemplated thereby or (ii) shall have breached its obligations to recommend approval of the merger agreement and the transactions contemplated thereby to its stockholders at the special meeting of Clinical Data stockholders.

Clinical Data has agreed to pay to Genaissance a cash fee of $716,000 (which shall consist of all expenses and fees) upon the termination of the merger agreement if the merger agreement is terminated by either Clinical Data or Genaissance due to the failure of Clinical Data’s stockholders to vote in favor of the share issuance by Clinical Data in the merger.

Amendment and Waiver

Clinical Data, Safari Acquisition Corporation and Genaissance may amend the merger agreement before completion of the merger by mutual written consent, except that after any party’s stockholders adopt the merger agreement, no further amendment may be made which by law requires further approval by such stockholders without such further approval.

Any of Clinical Data, Safari Acquisition Corporation or Genaissance may, to the extent legally allowed, extend another party’s time for the performance of any of the obligations or other acts under the merger agreement, waive any inaccuracies in another party’s representations and warranties and, subject to the preceding paragraph, waive compliance by another party with any of the agreements or conditions contained in the merger agreement.

AGREEMENTS RELATED TO THE MERGER

Voting Agreements

Effective on June 20, 2005, the following directors and executive officers of Clinical Data and certain of their affiliates, holding an aggregate of 3,426,155 shares of Clinical Data common stock, which were either outstanding as of June 20, 2005 or issuable upon the exercise of outstanding options which are exercisable within 60 days of June 20, 2005, and representing approximately 78% of the shares of Clinical Data common stock outstanding as of June 20, 2005, or issuable upon the exercise of outstanding options which are exercisable within 60 days of June 20, 2005, entered into voting agreements with Genaissance:

  Israel M. Stein, M.D.
  Randal J. Kirk
  RJK, L.L.C.
  New River Management II, LP
  Kirkfield, L.L.C.
  Third Security Staff 2001 LLC
  Zhong Mei, L.L.C.

Also effective on June 20, 2005, RAM Trading, Ltd., owner of all of the outstanding shares of Genaissance series A preferred stock that were outstanding as of June 20, 2005, representing approximately 10% of the total outstanding voting power of Genaissance common stock on an as-converted basis, entered into a voting agreement with Clinical Data.

As of the Clinical Data record date, directors and executive officers of Clinical Data and their affiliates owned and were entitled to vote 3,386,366 shares of Clinical Data common stock, which represents approximately 77 % of the outstanding shares of Clinical Data common stock. As of the Clinical Data record date, the directors and executive officers of Genaissance and their affiliates beneficially owned and were entitled to vote 3,386,366 outstanding shares of Clinical Data common stock, which represents approximately 77% of the outstanding shares of Clinical Data common stock. Holders of a majority of the votes present and entitled to vote at the Clinical Data special meeting must vote in favor of the share issuance in order for it to be approved.

As of the Genaissance record date, the directors and executive officers of Genaissance and their affiliates beneficially owned and were entitled to vote 1,841,408 shares of Genaissance common stock, which represents approximately 5.2% of the outstanding shares of Genaissance common stock. As of the Genaissance record date, directors and executive officers of Clinical Data and their affiliates owned and were entitled to vote 3,923,247 outstanding shares of Genaissance common stock, which represents approximately 9.99 % of the outstanding shares of Genaissance common stock on an as-converted to common stock basis. Holders of a majority of the outstanding shares of Genaissance common stock and Genaissance series A preferred stock, voting together as a single class on an as-converted to common stock basis, must vote in favor of the merger agreement in order for it to be adopted and the merger in order for it to be approved.

The following is a description of the material terms of these voting agreements. The Genaissance and Clinical Data voting agreements are attached as Annex D and Annex E, respectively, to this joint proxy statement/prospectus and are incorporated into this joint proxy statement/prospectus by reference. All Clinical Data stockholders and Genaissance stockholders are urged to read these voting agreements carefully and in their entirety.

Clinical Data Voting Agreements

Under the Clinical Data voting agreements, the Clinical Data stockholders named above agreed to vote, or cause the record holders of their Clinical Data securities to vote, the Clinical Data common stock beneficially owned by them as of June 20, 2005, and any other securities of Clinical Data that become beneficially owned by them after June 20, 2005, in the following manner:

  in favor of approving the issuance of shares of Clinical Data’s common stock pursuant to the merger and each of the other transactions and other matters specifically contemplated by the merger agreement;
  in favor of any proposal to adjourn any such meeting if necessary to permit further solicitation of proxies in the event there are not sufficient votes at the time of such meeting to approve the issuance of shares of Clinical Data’s common stock pursuant to the merger;
  against any action or agreement submitted for approval of the stockholders of Clinical Data that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Clinical Data under the merger agreement or of the stockholders under the voting agreements; and
  except as otherwise agreed in writing by Genaissance, against any action, agreement, transaction or proposal submitted for approval of the stockholders of Clinical Data that would reasonably be expected to result in any of the conditions to Clinical Data’s obligations under the merger agreement not being fulfilled or that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay or adversely affect the transactions contemplated by the merger agreement.

Under the Clinical Data voting agreements, each Clinical Data stockholder who is a party to a Clinical Data voting agreement, delivered an irrevocable proxy to Genaissance to vote the securities of Clinical Data owned by the respective stockholder in accordance with the terms of the voting agreements.

Pursuant to the Clinical Data voting agreements, subject to certain limited exceptions, each of the Clinical Data stockholders has agreed not to transfer any of their shares and not to make any offer or agreement relating to their shares at any time prior to the expiration of the voting agreements.

The Clinical Data voting agreements will terminate on the earlier to occur of the mutual consent of all the parties thereto, the effective time of the merger or on the date the merger agreement is terminated.

Genaissance Voting Agreement

Under the Genaissance voting agreement, RAM Trading, Ltd. has agreed to vote, or cause the record holders of its Genaissance securities to vote, the Genaissance series A preferred stock beneficially owned by it as of June 20, 2005, and any other shares of Genaissance series A preferred stock that become beneficially owned by it after June 20, 2005, in the following manner:

  in favor of approving the merger agreement, the merger and each of the other transactions and other matters specifically contemplated by the merger agreement;
  in favor of any proposal to adjourn any such meeting if necessary to permit further solicitation of proxies in the event there are not sufficient votes at the time of such meeting to approve the merger agreement;
  against any action or agreement submitted for approval of the stockholders of Genaissance that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Genaissance under the merger agreement or of RAM Trading, Ltd. under the voting agreement; and
  except as otherwise agreed in writing by Clinical Data, against any action, agreement, transaction or proposal submitted for approval of the stockholders of Genaissance that would reasonably be expected to result in any of the conditions to Genaissance’s obligations under the merger agreement not being fulfilled or that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay or adversely affect the transactions contemplated by the merger agreement.

Under the Genaissance voting agreement, RAM Trading, Ltd. delivered an irrevocable proxy to Clinical Data to vote the shares of Genaissance series A preferred stock owned by RAM Trading, Ltd. in accordance with the terms of the Genaissance voting agreement.

Pursuant to the Genaissance voting agreement, subject to certain limited exceptions, RAM Trading, Ltd. has agreed not to transfer any of its shares of Genaissance series A preferred stock and not to make any offer or agreement relating to its shares of Genaissance series A preferred stock at any time prior to the expiration of the voting agreement.

The Genaissance voting agreement will terminate on the earlier to occur of the mutual consent of all of the parties to the voting agreement, the effective time of the merger or on the date the merger agreement is terminated.

The foregoing agreement of RAM Trading, Ltd. to vote as specified above is subject to the requirement that Clinical Data cause the merger agreement to provide that the Genaissance series A preferred stock owned by RAM Trading, Ltd. be converted into the number of shares of Clinical Data series A preferred stock set forth in the terms of the Clinical Data series A preferred stock attached as Annex F to this joint proxy statement/prospectus.

Terms of Clinical Data Series A Preferred Stock

The certificate of designations designating the Clinical Data series A preferred stock shall authorize the designation of 484,070 shares of authorized but unissued Clinical Data preferred stock as "series A preferred stock," having a par value of $.01 per share. Each share of Clinical Data series A preferred stock shall have the same relative rights as and be identical in all respects with each other share of Clinical Data series A preferred stock.

The following is a description of the material terms of the Clinical Data series A preferred stock. These terms are attached as Annex F to this joint proxy statement/prospectus and are incorporated into this joint proxy statement/prospectus by reference. All Clinical Data stockholders and Genaissance stockholders are urged to read these terms carefully and in their entirety.

  To the extent permitted by Delaware general corporation law, Clinical Data shall pay dividends to the holders of the Clinical Data series A preferred stock, which shall accrue at a rate of 2% per annum on the accreted value of such share of series A preferred stock from the date of issuance of such shares until the first to occur of (i) the payment of the liquidation value or the make whole redemption price of each such share, or (ii) the date on which such share of Clinical Data series A preferred stock is converted into shares of Clinical Data common stock in accordance with its terms. Clinical Data will pay any accrued dividends in respect of each share of Clinical Data series A preferred stock semi-annually in arrears on January 5 and July 5 of each year;
  Upon any conversion of shares of preferred stock into Clinical Data common stock, any accrued and unpaid dividends on the Clinical Data series A preferred stock shall be forfeited;
  The holders of Clinical Data series A preferred stock shall be entitled to vote on all matters submitted to the stockholders of Clinical Data for a vote, voting as a single class with the Clinical Data common stock, with the holders of Clinical Data series A preferred stock entitled to one vote for each share of preferred stock they hold, without regard to the number of shares of common stock into which the Clinical Data series A preferred stock would then be convertible;
  Clinical Data shall not, without the vote or written consent of holders of 66-2/3% of the shares of Clinical Data series A preferred stock then outstanding, alter or change the rights, preferences or privileges of the Clinical Data series A preferred stock, including any increase in the number of authorized shares of Clinical Data series A preferred stock;
  If Clinical Data is liquidated, dissolved, or wound-up, or transfers all or substantially all of its assets, or is a party to a merger or other change in control transaction in which its stockholders do not own a majority of its outstanding voting securities after such transaction, each, a significant event, each holder of Clinical Data series A preferred stock shall be entitled to receive for each share of Clinical Data series A preferred stock held by such holder immediately prior to such significant event, prior and in preference to any distribution or payment made upon or with respect to any junior securities, an amount equal to either (A)(1) the original issue price of such share of Clinical Data series A preferred stock on the date of distribution or payment plus (2) all dividends (whether or not declared) accrued but unpaid on such share of Clinical Data series A preferred stock, or (B) if elected by the vote or written consent of the holders of 66- 2/3% of the shares of Clinical Data series A preferred stock then outstanding, the amount to which the holder of such share of Clinical Data series A preferred stock would be entitled assuming all of the shares of Clinical Data series A preferred stock had been converted into shares of Clinical Data common stock immediately prior to such significant event (the amount in clause (B) is referred to as the "as converted value");
  If a significant event occurs prior to the fifth anniversary of the completion of the merger, then, regardless of whether any dividend payments are in arrears, and unless the holders of 66-2/3% of the shares of Clinical Data series A preferred stock then outstanding elect otherwise to receive the as converted value, Clinical Data shall redeem each then outstanding share of Clinical Data series A preferred stock at a per share purchase price equal to the sum of (i) the accreted value of such shares of Clinical Data series A preferred stock on the date of redemption, plus (ii) all dividends (whether or not declared) accrued since the end of the previous dividend period on such share of Clinical Data series A preferred stock, plus (iii) the sum of the remaining dividends that would have accrued and/or been payable on one share of Clinical Data series A preferred stock from the date of redemption through the fifth anniversary of the date of filing of the certificate of merger had such share of Clinical Data series A preferred stock not been so redeemed;
  At any time, a holder of Clinical Data series A preferred stock shall have the right to convert any share(s) of Clinical Data series A preferred stock into the number of shares of Clinical Data common stock computed by dividing (X) the original issue price of $22.80 by (Y) the conversion price then in effect for such share of Clinical Data series A preferred stock, currently set at $22.80 (such quotient being the "ordinary conversion amount"); provided, however, that after the third anniversary of the date of filing of the certificate of merger, any share(s) of Clinical Data series A preferred stock shall be convertible into a number of shares of Clinical Data common stock computed by dividing (A) the original issue price of $22.80 by (B) the average market price for the ten (10) consecutive trading days before the delivery to the office of Clinical Data or any transfer agent of the written notice of election to convert if such amount is greater than the ordinary conversion amount; and
  If, on or after the later of the completion of the merger or the date the shares of Clinical Data common stock issuable upon conversion of the Clinical Data series A preferred stock become registered under the Securities Act of 1933, as amended, and become eligible for trading to the public, the market price of the Clinical Data common stock exceeds the original issue price per share plus $5.00 per share for ten (10) consecutive trading days, Clinical Data may elect, beginning on the first business day following such ten (10) trading day period, and at any time thereafter while any shares of Clinical Data series A preferred stock remain outstanding, to require the holders of all outstanding shares of Clinical Data series A preferred stock to convert such shares into Clinical Data common stock.

Investor Rights Agreement

In connection with the merger agreement and the transactions contemplated thereby, on June 20, 2005, Clinical Data entered into an investor rights agreement with the holder of Genaissance series A preferred stock in order to provide such holder with certain rights and protections with respect to the shares of Clinical Data series A preferred stock it is to receive upon consummation of the merger. If the merger is not consummated, the investor rights agreement shall have no effect. The investor rights agreement grants the holder of Genaissance series A preferred stock certain rights to have the Clinical Data common stock underlying its shares of Clinical Data series A preferred stock registered for public resale. Clinical Data will bear all expenses relating to the performance of such registration rights. The investor rights agreement also entitles the holder of Genaissance series A preferred stock to certain protective provisions provided that it, or its affiliates, continue to hold at least 125,000 shares of Clinical Data’s series A preferred stock. Among other things, Clinical Data shall not, without the vote or written consent of 66 2/3% of the shares of Clinical Data series A preferred stock: (i) authorize or issue any capital stock having rights, preference, privileges or priorities equal with or senior to the Clinical Data series A preferred stock; (ii) directly or indirectly redeem, purchase or otherwise acquire any of Clinical Data’s capital stock, subject to certain exceptions; or (iii) incur certain amounts of indebtedness.

The investor rights agreement is attached as Annex G to this joint proxy statement/prospectus and is incorporated into this joint proxy statement/prospectus by reference. All Clinical Data stockholders and Genaissance stockholders are urged to read the investor rights agreement carefully and in its entirety.

INFORMATION ABOUT CLINICAL DATA

Description of Business

General

Clinical Data, Inc., formerly Novitron International, Inc., through its domestic and foreign subsidiaries, focuses on the operational needs of physician’s office laboratories, or POLs, and other small to medium sized clinical laboratories. Clinical Data provides a complete range of technical products and consulting services to the growing domestic POL market and offer blood analysis instrumentation and diagnostic assays for use in clinics and hospitals internationally.

Through Vital Scientific, Clinical Data manufactures and distributes blood chemistry and coagulation analyzers. Vital Diagnostics distributes diagnostic instruments and assays in the South Pacific region.

In April 2003, Clinical Data completed the acquisition of certain of the assets of Elan, a domestic manufacturer of clinical chemistry reagents and a distributor of instrumentation. As a result of this acquisition, it secured an installed base of clinical chemistry and ESR analyzers in the domestic POL market. Its Dutch manufactured analyzers now have a distribution channel in the U.S. market and its domestically produced reagents have a potential for sale worldwide through its international distribution capabilities.

In April 2003, Clinical Data also completed a merger with GPSI, which was primarily engaged in helping medical group practices identify, implement and manage their clinical laboratories to enhance quality of care and operating efficiencies, and to provide additional revenue opportunities for the group practice. Also in April 2003, Clinical Data completed a merger with Landmark Scientific, a laboratory equipment, supply and reagent distribution company.

As a result of these transactions, Clinical Data now supplies a complete range of products and services, from equipment and reagents to lab management and consulting services, to small and medium sized medical laboratories both domestically and internationally. To underscore and promote the enhanced breadth and depth of its products and services, in October 2003 Novitron was renamed Clinical Data, Inc. As of April 29, 2004, the operations of Elan, GPSI and Landmark have been integrated into a single wholly-owned subsidiary, Clinical Data Sales & Service, Inc., or CDSS.

Company History

Clinical Data was established in 1972 to offer ambulatory diagnostic physiological monitoring for clinical and research applications. In 1984, it acquired a thirty-three percent (33%) equity interest in Vital Scientific. From 1985 to 1991, its equity position in this Dutch company was increased to ninety-four percent (94%) and in October 1997, Vital Scientific became a wholly-owned subsidiary.

Vital Diagnostics was established in July 1992 as Clinical Data (Australia) Pty. Ltd. to distribute diagnostic products in Australia and the South Pacific. As described in Note 1 to Clinical Data’s consolidated financial statements included in this joint proxy statement/prospectus, Clinical Data has sold 7.5% of this subsidiary to an officer of Vital Diagnostics. In December 2000, the name of the subsidiary was changed to Vital Diagnostics Pty. Ltd.

On April 29, 2003, Clinical Data acquired 100% of Landmark, a corporation controlled by Randal J. Kirk, a member of the board of directors of Clinical Data, by means of a merger we refer to as the Landmark Merger. In consideration of the Landmark Merger, Clinical Data issued 25,000 shares of its Series A Nonvoting Preferred Stock with an aggregate fair value of approximately $1,200,000. Transaction costs totaled approximately $179,000. On April 29, 2004, Landmark was merged with and into CDSS.

Also on April 29, 2003, Clinical Data acquired 100% of GPSI, a corporation also controlled by Mr. Kirk. We refer to this transaction as the GPSI Merger. In consideration of the GPSI Merger, Clinical Data issued 222,250 shares of its Series A Nonvoting Preferred Stock with an estimated aggregate fair value of approximately $10,800,000. Transaction costs totaled approximately $243,000.

During fiscal year 2004, all outstanding shares of the Series A Nonvoting Preferred Stock issued pursuant to the Landmark Merger and the GPSI Merger were converted to 2,473,000 shares of common stock.

On April 29, 2003, Clinical Data acquired substantially all of the assets of Elan. The aggregate purchase price was $7,500,000 and transaction costs totaled approximately $801,000.

Clinical Data’s Industry: In Vitro Diagnostic (IVD) Testing

The worldwide market for human blood testing is estimated at $23 billion per year with more than 15 billion diagnostic tests performed in hospitals, physicians’ offices and commercial laboratories worldwide. Clinical chemistry testing of blood, which includes such tests as cholesterol and glucose, represents approximately forty percent (40%) of the total testing market and immunoassay testing accounts for another thirty-five percent (35%). Approximately fifty (50) assays account for seventy-five percent (75%) of all blood testing.

The U.S. continues to be the largest single market for IVD testing with an estimated thirty-seven percent (37%) of the world market. The European IVD sector comes a close second representing thirty-five percent (35%) of the global market. Japan is also a significant market with an estimated share of twelve percent (12%) and the "Rest of World" market is currently estimated at sixteen percent (16%).

Domestically, the present focus on reducing health care costs and increasing health care availability has encouraged the movement of blood testing from centralized laboratories into the patient care setting. Revenues from clinical laboratory testing are growing as a result of the aging of the population, increased healthcare awareness, and expanding insurance coverage. In addition, the physician market continues to benefit from the shift of diagnostic testing from hospitals to alternate sites.

Worldwide there is an increasing need for greater efficiency in disease management. Clinical laboratories, both large and small, are seeking total support from diagnostic companies to enable them to establish a pre-determined cost per patient outcome. This factor is a major driver in the diagnostics market of today and for the foreseeable future.

Clinical Data’s primary focus is to provide a complete range of technical products and consulting services to the growing domestic POL market and smaller laboratories and to offer blood analysis instrumentation and diagnostic assays for use in clinics and hospitals internationally.

The healthcare industry is subject to extensive government regulation. Government and private insurance carriers fund the cost of a significant portion of medical care offered in the U.S. and government funding is the source of healthcare spending internationally. The impact of cost containment on healthcare expenditures in the future is difficult to predict. Clinical Data’s technology is subject to regulatory control by the FDA, the European IVD Directive and other regulatory agencies in various countries around the world.

Products

Clinical Data supplies a complete range of products and services to the POL and small and medium sized medical laboratories in the U.S. including equipment and reagents and lab management and consulting services. Capable of delivering everything from the spot sale of consumables to total laboratory management, CDSS offers an entryway into over 5,000 POLs currently conducting clinical chemistry testing in the U.S. and to the potential 15,000 physician’s offices which could justifiably provide such services. Whether a practice is considering establishing a new lab, consolidating lab resources from multiple sites, or improving the quality and efficiency of an existing in-office lab, CDSS can be of assistance.

Clinical Data currently provides POLs and small laboratories in the U.S. with a choice of three private labeled blood chemistry analyzers, two ESR automated analyzers, over twenty different FDA approved diagnostic assays, and consumables, as well as technical support. Its technology is tailored for the small to medium sized laboratory. The broad testing menu of its manufactured product line includes lipid, hepatic, electrolyte, and metabolic profiles. In addition, through licensing and distribution arrangements with third parties, Clinical Data provides a laboratory information software system for efficient management and control of smaller laboratories.

Clinical Chemistry

Clinical chemistry systems use photometric or electrochemical detection principles to quantify substances of diagnostic interest, referred to as "analytes," in patient blood, urine, and other body fluids. Commonly performed tests include cholesterol, triglycerides, electrolytes, and glucose. Clinical Data offers a range of automated and semi-automated clinical chemistry systems to meet the testing requirements of the smaller laboratory.

Clinical Data’s line of clinical chemistry systems is a family of products which include modular automated diagnostic instruments and the reagents, standards and other consumable products required to perform commonly requested diagnostic tests. Each of the products listed below, has been cleared for marketing in the U.S. by the FDA and complies with European IVD regulations. These include:

  The Vitalab Selectra-XL, a floor model 360 test per hour random-access, "walk-away" clinical chemistry analyzer offering a wide range of testing including clinical chemistry, special proteins, drugs of abuse (DOA), therapeutic drug monitoring (TDM), and electrolytes.
  The Vitalab Selectra E, (also trade named Selectra II and Vitalab Flexor-E), a "walk-away" 180 test per hour clinical chemistry analyzer, capable of performing over 70 different diagnostic tests using reagents from almost all manufacturers.
  The Vitalab Viva, a dedicated system designed for TDM and for the detection of DOA, is marketed by Dade Behring in over thirty countries worldwide. The distribution agreement, originally signed in 1997, was extended in March 2000. This Viva analyzer was designed specifically for use with the Dade Behring Emit line of diagnostic assays for TDM and DOA.
  The HY-TEC 288, a fully automated enzyme immunoassay system that was developed and is manufactured for Hycor Biomedical, Inc. of Garden Grove, California, a wholly-owned subsidiary of Stratagene Corporation of La Jolla, California. The HY-TEC 288 is a reagent system that permits the testing of 8 autoimmune tests and 900 allergens.
  The Vitalab 300 semi-automated clinical chemistry analyzer, which permits a full range of testing including endpoints, kinetic and bichromatic measurements.
  The Envoy, a 350 test per hour bench top, "walk-away" clinical chemistry analyzer offering a wide range of clinical chemistry and electrolytes.
  The soon to be introduced, Selectra Junior, a 90 test per hour bench top, "walk-away" clinical chemistry analyzer designed for the small laboratory.
  The ATAC-8000, a clinical chemistry analyzer designed and manufactured on an OEM basis for Clinical Data as exclusive U.S. distributor. Over 800 ATAC-8000’s have been sold in the U.S.
  A complete menu of over twenty (20) clinical chemistry tests formulated and/or packaged by Clinical Data for its range of clinical chemistry instruments.

Specialized Diagnostic Assays

In an effort to differentiate its products and to create unique opportunities for distribution, in February 2005, Clinical Data entered into a distribution agreement with Daiichi Pure Chemicals Co., Ltd., or Daiichi, of Tokyo, Japan. Under this agreement Clinical Data will serve as the master distributor for a new diagnostic assay for the measurement of Prostate Specific Antigen (PSA), a marker for the presence of prostate cancer. Daiichi’s unique and proprietary assay technology allows PSA to be measured on Clinical Data’s existing line of clinical chemistry analyzers and on most conventional clinical chemistry systems currently in use around the world.

The PSA assay will be marketed as a replacement for current PSA methods, which are often run on dedicated immunochemistry analyzers. This is the first method to allow the test to be performed on conventional clinical chemistry systems. Clinical Data estimates the current world market for the PSA test is approximately 25 million tests per year, with over $450 million being spent globally. With the Daiichi technology applicable to clinical chemistry analyzers the test will be more broadly available to physicians and their patients.

The PSA test, which will be distributed by Clinical Data under a worldwide agreement, is an in vitro diagnostic assay intended to quantitatively measure PSA in human serum. This assay is used as an aid in screening for and in the management of patients with prostate cancer. PSA values are usually interpreted in conjunction with other available clinical and laboratory data.

In the U.S., the FDA has approved PSA testing along with a digital rectal exam (DRE) to help detect prostate cancer in men age 50 and older. Doctors often use the PSA test and DRE as prostate cancer screening tests; together, these tests can help doctors detect prostate cancer in men who have no symptoms of the disease. The FDA has also approved the PSA test to monitor patients with a history of prostate cancer to see if the cancer has recurred. An elevated PSA level in a patient with a history of prostate cancer does not always signal recurrence. The doctor may recommend repeating the PSA test or performing other tests to check for additional evidence of recurrence.

Product launch is expected to follow 510(k) clearance of the assay by the FDA’s Center for Devices and Radiological Health which will permit marketing of the tests in the U.S. for in vitro diagnostic use. An application was submitted in the fourth quarter of fiscal 2005. The FDA has now requested a resubmission with additional data. Clearance is expected in the second half of fiscal 2006. IVD registration under European regulations is being sought.

In April 2005, Clinical Data entered into a worldwide distribution agreement with Daiichi for a diagnostic assay for the measurement of an extended range of high sensitivity C-Reactive Protein (hsCRP). Daiichi’s proprietary assay can be used on Clinical Data’s existing line of clinical chemistry analyzers and on most conventional clinical chemistry systems currently in use.

The hsCRP assay, which will be distributed by Clinical Data under a non-exclusive worldwide agreement, is an in vitro diagnostic test for the quantitative determination of CRP in whole blood or serum. Measurement of CRP has been used increasingly by clinicians to aid in the detection and evaluation of infection, tissue injury, inflammatory disorders and associated diseases.

Product launch is expected to follow 510(k) clearance of the assay by the FDA which will permit marketing of the tests in the United States for in vitro diagnostic use. IVD registration under European regulations will also be sought by Clinical Data. Clinical Data’s applications for U.S. and European regulatory clearances are expected to be submitted in the first half of fiscal 2006.

Hematology

ESR

ESR is a time honored laboratory method for determining the acute phase response to inflammation. It measures the rate at which red blood cells in a test tube separate from blood plasma over time to become sediment in the bottom of the test tube. The sedimentation rate increases in various disease processes.

Clinical Data offers ESR analyzers and disposables produced for it on an OEM basis for exclusive distribution in the U.S.

Hemostasis

Hemostasis is a biochemical process that protects the body from blood loss caused by vascular damage. Within seconds of damage, constriction of the vessel and formation of a temporary hemostatic platelet plug occurs. Platelet aggregation triggers the coagulation cascade that leads to clot formation. Coagulation systems provide detailed information used to diagnose bleeding and clotting disorders.

Clinical Data offers the Fibron-1 Coagulometer and related assays for in vitro coagulation testing of citrated human plasma in the clinical laboratory. This analyzer is designed for the small laboratory.

Blood Cell Counting

In an effort to diversify its product base, in February 2005 Clinical Data obtained exclusive distribution rights for a unique line of hematology analyzers and reagents developed by Melet Schloesing Laboratories of Cergy-Pontoise, France. Under the terms of the agreement, Clinical Data will be the exclusive distributor of four fully automated differential blood cell analyzers for the human diagnostics market in the United States and Canada. Reagents for the analyzers will be manufactured exclusively by Clinical Data at its Brea, California facility.

Differential cell counting is used to diagnose such conditions as anemia, infections, allergic reactions and platelet disorders. Millions of such tests are performed daily in hospitals and doctors’ offices worldwide. Clinical Data estimates the current U.S. market for hematology analyzers and related reagents to be over $670 million annually and over $1.7 billion globally.

The proprietary analyzers and reagents, to be distributed in North America under the Clinical Data brand name, are fully-automated devices used to count red blood cells, white blood cells, platelets, measure hemoglobin and calculate or measure several red cell indices, including erythrocyte mean corpuscular volume, mean corpuscular hemoglobin, and the mean corpuscular hemoglobin concentration. The analyzers perform a differential cell count by classifying the individual white cell components into subpopulations of lymphocytes, granulocytes, eosinophils, basophils, and monocytes through electronic sizing. The uniqueness of Melet Schloesing’s proprietary technology is that it allows a 5-part differential cell count to be measured for essentially the same cost as conventional 3-part differential analyzers in use today.

Applications for FDA clearance of the analyzers were submitted in December 2004 and approval was received in the second quarter of fiscal 2006. Product launch will occur shortly.

Distribution

POL Segment

In the U.S., Clinical Data sells predominantly through a well-established network of national, regional and local distributors specializing in the POL market. It supports these distributors with a field sales force. In some markets and in some geographic areas Clinical Data sells certain products directly to the end customer. Clinical Data’s consulting services are typically sold directly to the POL.

Clinics and Small Hospitals Segment

Clinical Data markets to clinics and small hospitals through a dealer network in Europe, the U.S., the Far East, Latin America, Eastern Europe, and China.

In Australia and New Zealand Clinical Data distributes the diagnostic product lines of a number of European, American, and Australian companies to clinics and small hospitals.

Clinical Data provides financial information by segment and geographic area in Note 12 to its consolidated financial statements included in this joint proxy statement/prospectus. Clinical Data is incorporating that information into this section by reference.

Competition

In the sale of clinical laboratory technology, Clinical Data is subject to intense competition in the worldwide marketplace. Blood analysis is a well-established field in which there are a number of competitors, which have substantially greater financial resources and larger, more established marketing, sales and service organizations. Clinical Data believes that it competes favorably on its capabilities, the quality of its products, and its ability to manufacture and produce its products in a timely fashion.

In offering products and services to smaller laboratories, Clinical Data competes with numerous other companies. These include much larger and well-financed companies such as Bayer, Roche Diagnostics, Alfa Wasserman and with companies such as Polestar Labs, Polymedco, and many other smaller American and European companies who distribute in this field.

With respect to domestic sales to the POL market, its competition includes hospitals and independent laboratories since most medical testing is performed in these settings. Clinical laboratories have traditionally been effective at processing large numbers of tests using highly trained technicians and complex equipment. Its products compete with clinical laboratories with respect to range of tests offered, the immediacy of results and cost effectiveness.

In developing instruments for private-label sales by third parties, and in marketing directly to distributors, Clinical Data competes with numerous other companies. These include much larger and well-financed companies such as Bayer, Roche Diagnostics, and Thermo Electron who are direct marketers in this field, and with companies such as Integrated Technologies Ltd., Medical Innovations, Inc. and many other smaller European and American companies, which are OEM marketers in this field. Clinical Data believes that it competes favorably on its capabilities, the quality of its products, and its ability to manufacture and produce its products in a timely fashion.

Product Development

To develop new products, Clinical Data employs chemists, mechanical, electronic and systems engineers, augmented by specialized contract vendors, and further supported by a staff of professionals from a Central European contract software group. Research and development is performed at a number of its companies and may be shared between companies through licensing agreements when appropriate. It maintains mechanical prototyping and automated assembly operations in the Netherlands. Assay development is accomplished at its California and Rhode Island facilities.

Research and development spending including capitalization of certain software development costs were approximately $2,934,000 during fiscal year 2005 and $2,850,000 during fiscal year 2004.

Clinical Data has developed the Viva-E which is being offered on an OEM basis by Dade Behring. The Viva-E is an OEM version of the Selectra-E which is dedicated for DOA and TDM testing. Clinical Data is completing development of the "Selectra Junior," a 90 test per hour, "walk-away" clinical chemistry analyzer offering a wide range of testing including clinical chemistry, special proteins, DOA, TDM, and electrolytes, designed primarily for POL’s, "stat" applications and smaller laboratories.

During fiscal 2005, at its locations in California and Rhode Island, Clinical Data also formulated, developed or validated over twenty assays or enhanced its electrode technology which will be employed on the new clinical chemistry analyzers to be offered by it thereby reducing the necessary data needed to allow regulatory approval for these new products.

Clinical Data intends to develop new products where it perceives a demand and believe that the products may be effectively marketed. There is no assurance that any developments or enhancements will be successfully completed or that, if developed, any of the products will be successfully marketed.

Manufacturing

Clinical Data has been manufacturing instrumentation for the commercial market since 1956 through its acquired businesses. To produce and commercially ship reagent products, its California facility is licensed and inspected by the State of California, and has approval from the FDA. Its two U.S. facilities and European operations have all received ISO 9001 and EN13485 certification and are FDA registered and comply with European IVD regulations.

Government Regulation

Where necessary, Clinical Data obtains government approval to market its products and may have to obtain prior approval from certain European regulatory bodies or the Food and Drug Administration to market products that it develops. In the U.S., certain of its products are classified as medical devices under the Federal Food, Drug and Cosmetics Act. As such, when these products are offered for sale in the United States, these products are subject to regulation by the FDA. In Europe, it is subject to EN13485 and CE (Conformite Europene) marking and IVD registration requirements. The cost of obtaining approvals for new products may be high and the process lengthy, with no assurance that new product approvals will be obtained.

To date, neither the FDA nor the European medical regulatory bodies have developed industry-wide performance standards with respect to the safety and effectiveness of the products presently marketed by Clinical Data. Although Clinical Data intends to use its best efforts to comply with domestic and international standards, when and if developed, there can be no assurance that all of its products will be compliant. Any failure to receive approvals for its future products or noncompliance with any international performance standards promulgated in the future could have a material adverse effect on Clinical Data and its results of operations. Furthermore, any material change in the existing rules and regulations or any new regulations developed might adversely affect Clinical Data and its results of operations.

Patents

Clinical Data owns or has applied for patents and trademarks on certain of its products. However, Clinical Data does not believe that its business, as a whole, is or will be materially dependent upon the protection afforded by such patents or trademarks, and a substantial majority of its revenues is attributable to products without patent protection.

Warranty and Product Liability

Substantially all of Clinical Data’s instrumentation products are covered by a warranty for workmanship which is generally for a period of 12 months from installation. Reagents, electrodes and other consumables have varying length warranties depending upon the expected life of the product.

Clinical Data maintains product liability insurance for sales of its laboratory instrumentation in amounts it believes are adequate, given its past sales levels and its anticipated sales levels. Clinical Data reevaluates the adequacy of this coverage when and if its sales levels change substantially. To date, no product liability claims have been brought against Clinical Data. However, there can be no assurance that product liability insurance will continue to be available to Clinical Data on acceptable terms, or that product liability claims in excess of its insurance coverage, if any, will not be successfully asserted against it.

Production and Availability of Raw Materials

Clinical Data’s manufacturing operations require a variety of purchased components and supplies. It purchases these items in sufficient quantities to take advantage of price discounts and currently have an adequate inventory. Most of the components and supplies are available from multiple sources and Clinical Data anticipates that they will continue to be readily available. Certain components and supplies are available from single sources only. If such suppliers should fail in deliveries, delays in production could result. However, these components and supplies are generally not manufactured to Clinical Data’s specifications, but are produced for other applications, and Clinical Data believes that they will continue to be available in the foreseeable future. Where appropriate, Clinical Data places a sufficient number of such components in inventory or provide vendors with greater lead time for filling orders for such components.

Backlog

As of March 31, 2005, Clinical Data had an instrumentation backlog (or order book) of approximately $3,624,000 as compared to $7,770,000 in fiscal 2004 in the Clinics and Small Hospitals segment. It is anticipated that all of the existing backlog will be filled by shipments during the first quarter of fiscal year 2006. The higher prior year backlog primarily is related to one large order which was fulfilled by the second quarter of fiscal 2005. The POL segment operates with limited backlog because products are shipped shortly after orders are received.

Seasonality

Clinical Data’s second fiscal quarter includes the months of July, August and September. Its European facility normally closes its operations for two weeks during this period. In the U.S., medical practices also experience a decline in voluntary procedures such as examinations, resulting in a decline in testing. Consequently, Clinical Data may experience a decline in revenue and net income from first fiscal quarter levels during its fiscal second quarter, reflecting this slowdown in business activity. This seasonality is expected to effect only the second fiscal quarter.

Employees

Clinical Data had 241 full, part-time, and contract employees as of June 30, 2005. 148 of these employees are employed in the United States, 77 are employed in the Netherlands and 16 in Australia and New Zealand.

Environmental matters

Clinical Data does not believe that compliance with federal, state or local regulations relating to the protection of the environment have any material effect on its financial or competitive position.

Significant Customers

During fiscal year 2005, Clinical Data had sales of scientific and blood analysis equipment and reagents to two significant customers amounting to approximately 16% and 11%, respectively, of consolidated revenues. Approximately 22% of accounts receivable at March 31, 2005 were receivable from these two customers. During fiscal year 2004, Clinical Data had sales of scientific and process monitoring equipment to two significant customers approximating 14% and 13%, respectively, of consolidated revenues.

Description of Properties

Clinical Data leases approximately 30,000 square feet in Smithfield, Rhode Island. The facility in Smithfield is comprised of corporate office space, research and development facilities and facilities for warehousing and distribution. The facility is leased until 2007. Clinical Data also leases approximately 33,000 square feet in Brea, California under a lease expiring in 2010. The Brea facility is largely utilized for manufacturing and distribution.

Clinical Data leases approximately 35,000 square feet in Dieren, The Netherlands, which houses Clinical Data’s offices, research and development and manufacturing. The facility is leased until 2008 with renewal and expansion options.

Clinical Data leases approximately 10,000 square feet of office, manufacturing and warehousing space in Castle Hill, New South Wales, under leases expiring in August 2007.

Clinical Data leases approximately 800 square feet of corporate office space in Newton, Massachusetts, under a short-term lease.

Clinical Data believes its current facilities are adequate for its planned needs in the near future.

Legal Proceedings

Clinical Data is, from time to time, subject to disputes arising in the normal course of its business. While the ultimate results of any such disputes cannot be predicted with certainty, at June 30, 2005, there were no asserted claims against Clinical Data which, in the opinion of management, if adversely decided, would have a material adverse effect on its financial position and cash flows.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion should be read in conjunction with Clinical Data’s consolidated financial statements and notes thereto included in this joint proxy statement/prospectus. This section contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from those indicated in "Special Note Regarding Forward-Looking Statements" beginning on page 1. Factors that may cause such a difference include, but are not limited to, those discussed in "Risk Factors" beginning on page 15.

Overview

Clinical Data, Inc., formerly Novitron International, Inc., through its domestic and foreign subsidiaries, focuses on the operational needs of physician’s office laboratories, or POLs, and other small to medium sized clinical laboratories. Clinical Data provides a complete range of technical products and consulting services to the growing domestic POL market and offer blood analysis instrumentation and diagnostic assays for use in clinics and hospitals internationally.

Clinical Data currently provides POLs and small to medium-sized laboratories in the United States with a choice of three private labeled blood chemistry analyzers, two ESR automated analyzers, over twenty different FDA approved diagnostic assays, and consumables, as well as technical support. Its technology is tailored for the small to medium sized laboratory. The broad testing menu of Clinical Data’s manufactured product line includes lipid, hepatic, electrolyte, and metabolic profiles. In addition, through licensing and distribution arrangements with third parties, it provides a laboratory information software system for efficient management and control of smaller laboratories.

Clinical Data manages its business as three operating segments: sales of instruments and consumables to Clinics and Small Hospitals; sales of instruments, consumables and services to Physician’s Office Laboratories and All Other. All Other includes corporate related items, results of insignificant operations and income and expense not allocated to reportable segments.

Recent Developments

On June 21, 2005, Clinical Data announced that it signed an agreement and plan of merger pursuant to which it will acquire Genaissance in an all-stock transaction. Genaissance is engaged in the discovery and use of human gene variation for the development of a new generation of DNA-based diagnostic and therapeutic products in pharmacogenomics. The purchase will enable Clinical Data to enter the molecular diagnostics market which complements its present products and services and increases our ability to provide more complete services to the POL market.

Challenges

Revenues from clinical laboratory testing are modestly growing as a result of the aging of the population, increased volumes of testing, increased healthcare awareness and expanding insurance coverage. In addition, the physician market continues to benefit from the shift of diagnostic testing from hospitals to alternate sites. At the same time, however, the present focus on greater efficiency in disease management and on reducing health care costs exposes Clinical Data’s customers to a constant pressure to contain costs. Consequently, in order to remain competitive and gain market share in this growing market, it is essential for Clinical Data to continue to provide cost-effective technologies and services.

The medical products industry is rapidly evolving and developments are expected to continue at a rapid pace. In addition, competition in the medical products industry, which includes Clinical Data’s medical instrumentation, reagent and consulting services businesses, is intense and expected to increase as new products, technologies and services become available and new competitors enter the market. Clinical Data’s competitors in the United States, Europe and Pacific-Asia are numerous and include, among others, large, multi-national diagnostic testing and medical products companies. Clinical Data’s future success depends upon maintaining a competitive position in the development of products, technologies and services in its areas of focus in POLs and smaller clinical laboratories. In order to grow, gain market share and remain competitive, Clinical Data must continue to introduce new products, technologies and services, acquire and defend intellectual property and invest in research and development.

In addition, Clinical Data faces challenges with respect to its proposed acquisition of Genaissance. Integrating the operations and personnel of Clinical Data and Genaissance will be a time consuming and complex process. Given that Genaissance has a history of incurring net losses, and had a cumulative net loss as of June 30, 2005, of approximately $160 million, Clinical Data also faces the challenge of successfully integrating Clinical Data and Genaissance into a combined company that will generate sufficient revenue to become profitable and will sustain profitability if it does become profitable.

Critical Accounting Policies and Estimates

The preparation of consolidated financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, Clinical Data’s management evaluates these estimates. Clinical Data bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Clinical Data believes the following critical accounting policies affect management’s more significant judgments and estimates used in preparation of the consolidated financial statements.

Revenue recognition – Clinical Data’s product sales are recorded at the time when persuasive evidence of an arrangement exists, delivery has occurred, the price to the buyer is fixed or determinable and collectibility is reasonably assured. A provision for the estimated cost of product warranties is made at the time the related revenue is recognized. Historically, product warranties have not been significant. Future changes in warranty costs could increase or decrease Clinical Data’s profitability.

Clinical Data recognizes revenue from maintenance services on equipment ratably over the term of the maintenance agreement. Revenue from services performed for customers who do not have a maintenance agreement is recognized using the completed contract method. Consulting revenues from services provided to POLs are generally fixed fee arrangements and such revenues are recognized ratably over the term of the consulting contract as services are delivered.

Clinical Data’s multi-element arrangements occur in the POL segment only. Along with the sale of products, training and installation services are provided to the end-user customer. At the time of the sale to the end-user customer, deferred revenue for training, installation and any extended warranty services and/or maintenance contracts purchased by the customer is recorded.

It has been determined that each of these transactions qualifies as a separate unit of accounting. Because these products and services are sold individually, objective fair value is readily determined and is generally measured using list prices. The arrangement consideration is allocated to the separate units of accounting based on their relative fair values. Revenue for each unit of accounting is then recognized as the product is delivered or the services are performed.

The training and installation services are generally delivered very shortly after the product is shipped as the customers want the instruments to be placed into service as soon as possible. As such, the deferred revenue related to training and installation is generally not material at any given balance sheet date. Extended warranties or maintenance contracts are recognized ratably over the service period (generally one to two years).

Clinical Data does not have post-shipment obligations or customer acceptance provisions in its revenue arrangements. Occasionally, a customer is offered the right to return the product. The right of return is limited to workmanship issues and, if applicable, must occur within 90 days. If the right of return is offered, revenue for the product and related elements of the sale are deferred until the expiration of return has expired.

Allowance for doubtful accounts - Allowances for doubtful accounts are maintained for estimated losses resulting from the inability of Clinical Data’s customers to make required payments. These estimated allowances are periodically reviewed, analyzing the customers’ payment history and information known to Clinical Data regarding customers’ credit worthiness. If the financial condition of Clinical Data’s customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

Inventory valuation - Inventories are stated at the lower of cost (first-in, first-out) or market. Inventory quantities are periodically reviewed and, when necessary, provisions for excess and obsolete inventories are provided. On an ongoing basis, Clinical Data reviews the carrying value of the inventory and record an inventory impairment charge at such time as it is believed that the carrying value exceeds the inventory’s net realizable value. Such assessments are based upon historical sales, forecasted sales, market conditions and information derived from Clinical Data’s sales and marketing professionals.

In addition, certain of Clinical Data’s products are perishable, and in the event that the product is not sold before the expiration date, a full valuation reserve against such inventory is provided as soon as it is determined that the product is no longer marketable due to the expiration date. The product is then disposed and written off.

Valuation of intangibles - As discussed in Note 3 to Clinical Data’s consolidated financial statements included in this joint proxy statement/prospectus, Clinical Data completed three business combinations in April 2003. In accordance with Statement of Financial Accounting Standard ("SFAS") No. 141, Business Combinations, the transactions have been accounted for based on the fair value of the assets purchased. As a result of the purchase price allocations, Clinical Data recorded purchased intangibles of $1.5 million and goodwill totaling $6.4 million.

In accordance with the requirements of SFAS No. 142, Goodwill and Intangible Assets, Clinical Data performs an annual impairment test of the carrying value of goodwill using December 31 as its selected annual evaluation date. The fair value of Clinical Data’s recorded intangibles can be impacted by economic conditions, market risks, and the volatility in the markets in which it and its customers operate. Changes in fair value could result in future impairment charges if the fair value of the reporting units or asset groups to which these long-lived assets are associated are determined to be less than the carrying value of such assets. As of December 31, 2004, the most recent evaluation date, there was no impairment of goodwill.

In accordance with the requirements of SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, when facts and circumstances suggest that there may be an impairment, Clinical Data will assess the carrying value of amortizing intangibles, including purchased intangibles and capitalized software. When a potential impairment has been identified, forecasted undiscounted net cash flows of the operations to which the asset relates are compared to the current carrying value of the assets present in that operations. If such cash flows are less than such carrying amounts, such intangibles are written down to their respective fair values. The results of these periodic impairment tests can be impacted by Clinical Data’s future expected operating results and cash flows, economic conditions, market risks, and the volatility in the markets in which Clinical Data and its customers operate. No impairment charges have been recognized for the periods presented in this annual report.

Income taxes - Clinical Data operates in and files taxes in a number of international, provincial and state jurisdictions. Net operating loss carryforwards and tax credits generated in various jurisdictions are subject to valuation allowances because the realization of these tax benefits is considered unlikely. Future changes in Clinical Data’s operations and organizational structure could impact the utilization of these net operating loss carryforwards and tax credits, which could require Clinical Data to increase those valuation allowances or to release valuations allowances that have previously been provided. As of March 31, 2005, substantially all net operating losses and tax credits have been fully reserved. See Note 7 in the accompanying notes to Clinical Data’s consolidated financial statements included in this joint proxy statement/prospectus for further details.

Liquidity and Capital Resources

Clinical Data had cash and cash equivalents of approximately $4.2 million and working capital of approximately $12.7 million at March 31, 2005. Approximately $4,389,000 of cash was provided by operations during the fiscal year ended March 31, 2005. The net cash flows from operations were primarily from net income and non-cash expenses offset by working capital uses (primarily the decrease in accounts payable and accrued expenses, partially offset by the decrease in accounts receivable). During fiscal 2005, approximately $930,000 was used in investing activities chiefly for the purchase of equipment. Financing activities during the year ended March 31, 2005 used approximately $1,386,000, principally pay down of the line of credit and the dividends paid offset by the net proceeds of borrowing.

In April 1998, Clinical Data entered into a relationship with a Dutch bank that provides for a €1,815,000 (approximately $2,354,000) line of credit. The line of credit bears interest at 1.25% above the base rate as reported by the Netherlands Central Bank with a minimum base rate of 3.25%. At March 31, 2005 the base rate was 4.75%; therefore the cost to borrow under this line of credit would be 6.00%. Outstanding principal is secured by the trade receivables and inventory of the Dutch operations. The line of credit requires Clinical Data to comply with certain financial covenants relating to solvency. As of March 31, 2005, Clinical Data was in compliance with such covenants, and there was no principal outstanding.

In March 2003, Clinical Data entered into a line of credit agreement with a U.S. bank which provides for revolving availability for up to $10,000,000. The line of credit bears interest at the rate of either one quarter of one percent in excess of prime or 300 basis points above the LIBOR rate. The loan agreement has an original term of three years and automatically renews from year to year if neither we nor the bank terminate the loan agreement. Trade receivables and inventory of CDSS are provided as collateral for this facility. The facility was obtained in connection with the acquisitions described above. Approximately $5,500,000 was drawn on the credit facility to assist in funding the business combinations in April 2003. $798,000 was outstanding and an additional $4,490,000 was available for borrowing at March 31, 2005. The prime rate on that date was 5.75% resulting in an effective interest rate on the loan of 6.00%. The line of credit requires Clinical Data to comply with certain financial covenants with respect to tangible net worth, fixed charge coverage and capital expenditures. As of March 31, 2005, Clinical Data was in compliance with such covenants.

In August 2003, Clinical Data entered into a relationship with an Australian bank that provides for an A$300,000 (approximately $232,000) line of credit. The line of credit bears interest at 2.98% above the base rate as reported by the bank’s Business Mortgage Index (8.40% at March 31, 2005). Outstanding principal is secured by the assets of Clinical Data’s Australian subsidiary. The line of credit requires Clinical Data to comply with certain financial covenants. There are no amounts outstanding at March 31, 2005.

In January, 2005, Clinical Data entered into a term loan agreement with Microsoft Credit Corporation for the financing of a new ERP system. The proceeds will be applied to software and consulting services obtained from Microsoft business partners. This loan, in the amount of $923,000, is a 60-month fixed rate loan at 4% interest. The loan requires fixed monthly payments over its term.

Clinical Data’s sources of cash include cash balances and the aforementioned lines of credit. While Clinical Data believes that available funds and cash flows from operations will provide it with sufficient liquidity for the next 12 months, it will be required to either retire or seek to refinance approximately $4.5 million of assumed debt in connection with the merger, and it may need to raise capital to retire debt, to continue the research and development necessary to further develop its current products, to bring new products to market, to acquire rights to additional intellectual property, and to further its manufacturing and marketing capabilities. There is no assurance that Clinical Data will be able to obtain additional financing and that any additional financing will be on acceptable terms and conditions.

A significant portion of Clinical Data’s balance sheet is denominated in Euros, the functional currency of its Dutch operations, and a minor portion of its balance sheet is denominated in Australian dollars. The effect of translation of these local currencies into U.S. dollars for reporting purposes is reflected as a separate component of stockholders’ equity. The gains or losses from foreign currency transactions are included in other income (expense) and have not been material to the financial statements. The Euro strengthened against the U.S. dollar by 5.9% during fiscal year 2005 and 18.2% during fiscal year 2004 from the respective prior fiscal year closing rates. The translation of Clinical Data’s results of operations from the Euro to the U.S. dollar has been significantly impacted by the changes in these foreign exchange rates.

Periodically Clinical Data enters into foreign exchange forward contracts to reduce the exposure to currency fluctuations on customer accounts receivable denominated in foreign currency. The objective of these contracts is to minimize the impact of foreign currency exchange rate fluctuations on operating results. Derivative financial instruments are not used for speculative or trading purposes. There were foreign exchange forward contracts with a notional of $888,000 outstanding at March 31, 2005. The fair value of these instruments at March 31, 2005 was de minimus. Gains and losses related to these derivative instruments for fiscal years 2005 and 2004 were not significant. Clinical Data does not anticipate any material adverse effect on its consolidated financial position, results of operations, or cash flows resulting from the use of these instruments. However, there can be no assurance that these strategies will be effective or that transaction losses can be minimized or forecasted accurately.

As part of Clinical Data’s strategy, it continually evaluates possible mergers, acquisitions and investments. The financing of such activities is evaluated as part of Clinical Data’s review of the opportunity.

Contractual Commitments and Commercial Obligations

The following table summarizes Clinical Data’s contractual obligations at March 31, 2005 and the effects Clinical Data expects those obligations to have on its liquidity and cash flow in future fiscal years.

	Operating Leases	Capitalized Lease Obligations	Government Funded Development Credits	Revolving Debt Facilities	Long-term Debt	Total
2006	$ 2,064,000	$373,000	$78,000	$798,000	$249,000	$3,562,000
2007	1,808,000	365,000	88,000	-	252,000	2,513,000
2008	1,257,000	346,000	91,000	-	259,000	1,953,000
2009	380,000	319,000	91,000	-	228,000	1,018,000
2010	314,000	205,000	-	-	190,000	709,000
2011 and beyond	48,000	-	-	-	-	48,000
Total	$5,871,000	$1,608,000	$348,000	$798,000	$ 1,178,000	$9,803,000

Clinical Data entered into a financing arrangement with a Netherlands governmental agency in connection with the development of a new product. The grant is to be repaid as a percentage (13.6%) of the product’s gross revenues as long as the product is a commercial success. Clinical Data began to ship this product during fiscal year 1998, evidencing its commercial success. Clinical Data has deferred all funding received and reported those amounts as development credits included in accrued expenses, $348,000 at March 31, 2005. When Clinical Data makes a payment to the Netherlands government, the recorded liability is reduced. There is no obligation to repay any remaining amounts after 2008.

During the fiscal year ended March 31, 2005, Clinical Data began to acquire certain fixed assets using capitalized leases. A total of $1,346,000 of fixed assets was acquired pursuant to this method of financing. Also during fiscal 2005, Clinical Data entered into a $923,000 five year note to finance the purchase of a new Enterprise Resource Planning ("ERP") system.

Clinical Data entered into an employment agreement with its Chief Executive Officer that expires on October 28, 2005. This agreement is automatically renewed for successive one-year periods thereafter unless either party provides written notice of nonrenewal at least six months in advance of the expiration date.

During fiscal 2006, Clinical Data expects to make capital expenditures of approximately $550,000 primarily to introduce new products, and improve production of existing products. Clinical Data expects to use its available cash, credit lines and capital leases to fund these expenditures.

Indemnification Obligations

In connection with the April 29, 2003 business combinations, Clinical Data agreed to indemnify Elan Pharmaceuticals, Inc., a former affiliate of Elan Diagnostics, with respect to certain customer and vendor agreements and, in connection therewith, pledged its shares of Landmark as collateral security for its performance of such indemnification obligations. These indemnification obligations expired on April 29, 2004 and no claims were made against Clinical Data. These indemnification obligations did not have a material adverse effect on its consolidated financial position or results of operations; the liabilities recorded in respect of these indemnification arrangements were de minimis.

Prior to Clinical Data’s acquisition of substantially all of the assets of Elan Diagnostics, or Elan, on April 29, 2003, Elan offered one of its distributors an incentive program providing that for each instrument sold during the specified incentive period, Elan would redeem instruments previously leased by the distributor’s customers and indemnify such customer for any remaining lease obligation. Pursuant to the terms of the acquisition, Clinical Data assumed Elan’s liability to indemnify this distributor’s customers under these arrangements and recorded a liability representing the fair value of the indemnifications. Clinical Data used cash flow projections of the remaining lease payments on each outstanding lease to determine the fair value of the potential liability. Since Clinical Data’s acquisition of Elan, certain customers have exercised their rights under these arrangements and Clinical Data has had to satisfy the lease indemnification obligation incurred by Elan. All such payments have been charged against the liability that had been established in purchase accounting. Each quarter Clinical Data updates the reserve to reflect the fair value of the remaining obligations, again using cash flow projections in arriving at its estimate of the fair value of its remaining obligation. Clinical Data has recognized no revenue on these transactions as these arrangements were completed prior to the acquisition date. The only impact on its results of operations from this program has been reflected in operating expenses as it adjusts the fair value of its remaining potential liability to the participants in the program. Such fair value adjustments have not been material since the date of the Elan asset acquisition. Clinical Data has not offered any plan of this nature since the acquisition. At March 31, 2005 and 2004, the recorded liability totaled $88,000 and $253,000, respectively.

Pursuant to the provisions of some of its distribution and end-user agreements assumed in connection with the April 2003 acquisitions, Clinical Data agreed, subject to certain limitations and conditions, to defend any suit or proceeding brought against a distributor or end user based on a claim that its product infringes the intellectual property rights of a third party for the period of one year from the date of assumption. Clinical Data has never incurred costs to defend lawsuits or settle claims related to these contract provisions. As such the liabilities recorded in respect of these indemnification arrangements were de minimis and any potential claim for damages expired on April 28, 2004.

Results of Operations

The following discussion of Clinical Data’s financial condition and results of operation should be read in conjunction with its consolidated financial statements and the notes thereto included in this joint proxy statement/prospectus. In addition to the historical information presented, there are forward-looking statements contained in this discussion and in other parts of this report. Such statements involve risks and uncertainties including, but not limited to, competitive, governmental, economic and technological factors that may affect Clinical Data’s operations, products, markets and services. Its actual results could be materially different from those statements anticipated by such forward-looking statements.

Clinical Data’s business was affected by the three acquisitions completed on April 29, 2003. Its traditional business was multinational, focusing on scientific instrumentation used in medical, veterinary and analytical laboratories and in process monitoring. Clinical Data wanted to add the capability to serve a growing market of small and medium-sized medical laboratories in the United States and around the world. The acquisitions of GPSI, Landmark and substantially all the assets of Elan (described above and in Note 3 in the accompanying notes to consolidated financial statements) enable Clinical Data to offer a full range of products and services to this market. Clinical Data can now provide equipment and reagents in addition to laboratory management and consulting services to create a complete solution for its customers.

Fiscal Year Ended March 31, 2005 Compared to Fiscal Year Ended March 31, 2004

Clinical Data manages its business as three operating segments: sales of instruments and consumables to Clinics and Small Hospitals; sales of instruments, consumables and services to Physician’s Office Laboratories and All Other. All Other includes corporate related items, results of insignificant operations and income and expense not allocated to reportable segments.

The Clinic and Small Hospital segment includes the activities of Vital Diagnostics and Vital Scientific. The Physician’s Office Laboratories segment consists of the business created through the acquisition of the assets of Elan Diagnostics and the mergers of GPSI and Landmark.

While analyzing the comparative revenues and expenses of the Clinic and Small Hospital segment, which is primarily international operations, consideration should be given to the strengthening of Clinical Data’s predominant foreign functional currency, the Euro, against the U.S. dollar. The Euro spot rate on March 31, 2005 was up 5.9% as compared to the spot rate on March 31, 2004. For the year ended March 31, 2005 and 2004, the average Euro/dollar exchange rate is up 5.6% against the U.S. dollar for the year then ended.

The following table presents Clinical Data’s operating results for the years ended March 31, 2005 and 2004 (all amounts in thousands):

	2005	2005 as a Percent of Revenues	2004	2004 as a Percent of Revenues
REVENUES	$56,400	100.0%	$52,520	100.0%
COST OF REVENUES	36,047	63.9%	35,995	68.5%
Gross profit	20,353	36.1%	16,525	31.5%
OPERATING EXPENSES:
Sales and marketing	5,455	9.6%	5,321	10.1%
Research and development	2,687	4.8%	2,391	4.6%
General and administrative	6,647	11.8%	6,195	11.8%
Total operating expenses	14,789	26.2%	13,907	26.5%
Income from operations	5,564	9.9%	2,618	5.0%
Interest expense	(208)	(0.4%)	(240)	(0.4%)
Interest income	76	0.1%	72	0.1%
Other income (expense), net	97	0.2%	25	0.0%
Income before provision for income taxes and minority interest	5,529	9.8%	2,475	4.7%
Provision for income taxes	(2,118)	(3.8%)	(287)	(0.6%)
Minority interest	(16)	(0.0%)	(17)	(0.0%)
Net income	$ 3,395	6.0%	$ 2,171	4.1%

In the discussion below, it should be noted that the prior fiscal year had only 11 months of operations of the POL segment because this segment was created as a result of the three acquisitions consummated on April 29, 2003.

Revenues

Consolidated revenues increased $3,900,000 from fiscal year 2004 to fiscal year 2005, or 7.4%. The revenues at the Clinics and Small Hospitals segment increased 10.2% with 4.3% of the increase attributable to foreign exchange rates. The POL segment reflected an increase of 3.9%.

Clinics and Small Hospitals revenues increased $2,800,000. Approximately $1,200,000 was attributable to the increase in the exchange rate. Although the number of instruments sold was essentially the same from fiscal 2004 to 2005, the mix of sales was toward higher priced instruments, resulting in the increase in revenue. Clinical Data also experienced an increase in sales totaling $1,000,000 of spare parts and consumables, as its installed base increased.

Revenues at Clinical Data’s POL segment were $1,100,000 greater than in fiscal 2004, or 3.9%, with the increase principally attributable to the recognition of a full twelve months of revenue from the segment versus only eleven months in the prior year, based upon the business combinations of April 2003.

Gross Margin

The gross margin as a percentage of revenues increased from 31.5% in fiscal 2004 to 36.1% in fiscal 2005. The margin at the Clinics and Small Hospitals segment increased from 30.6% in the prior year to 32.9% in the current year and the comparative margins in the POL segment were 32.2% and 39.1%.

At Clinics and Small Hospitals, there was a transitioning from older instruments to newer ones which have a larger contribution to the gross profit margin. Additionally, Clinical Data undertook a project to reduce procurement costs and increase efficiencies that resulted in a 5% reduction in costs.

The POL segment’s gross margins fluctuate from period to period based on the mix of sales of equipment and reagents, as well as the absorption levels of certain fixed expenses, including the costs of quality control, service, and associated overhead costs. The 6.9% increase in the POL segment’s gross margin was affected by this product mix, as well as an unusually low margin in 2004 due to the $1,700,000 charge to cost of sales from the write-up of inventory. In accordance with purchase accounting, this charge was due to the elimination of the manufacturing profit on the acquired inventories from the April 2003 mergers. Prior to such charge, the 2004 gross margin was 34.7%. The year ended March 31, 2005 experienced an increase of reagent sales totaling $1,300,000 as compared to the year ended March 31, 2004 which resulted in a positive effect on gross margin.

Sales and Marketing

Sales and marketing expenses consist primarily of employee salaries, benefits, commissions and associated overhead costs, and the cost of marketing programs such as direct mailings, trade shows, seminars, and related communication costs. Sales and marketing expenses increased 2.5% or $134,000 from fiscal year 2004.

In the Clinics and Small Hospitals segment, sales and marketing expenses increased $508,000 or 29.7%. During the year Clinical Data retained the services of Third Security to act as a sales agent in China which provided $179,000 of the increase in the expense at this segment. $96,000 of the increase was attributable to the change in the currency exchange rates. The remainder of the increase was the result of increased marketing activities such as advertising.

In the POL segment, sales and marketing expenses include the general sales and marketing expenses as discussed above, as well as costs for technical support and customer service. This segment’s sales and marketing costs are affected by the life of its product lines, whereby more costs are incurred at the early stages of a product line’s introduction to the market as compared to the later stages of the product’s life. The POL segment’s sales and marketing expenses decreased $374,000, or 10.4%, due to fewer expenses incurred and spent in advertising and marketing programs in 2005, as compared to 2004.

Research and Development

Research and development expenses consist primarily of employee salaries, benefits and associated overhead costs, as well as consulting and supplies expenses. Research & development expenses increased approximately $296,000 or 12.4%, for the year ended March 31, 2005, compared to the year ended March 31, 2004.

While Clinical Data’s total expenses in the Clinics and Small Hospital segment decreased by $76,000 from the prior year, R&D expenses as reported on the financial statements increased $191,000 or 12.8% because the level of activity on certain projects for which the costs had been capitalized under SFAS 86 decreased by $267,000.  These costs are now applied to non-capitalized projects and are expensed currently.

In the POL segment, research and development expenses increased approximately $105,000 or 11.4%, for the year ended March 31, 2005, compared to the year ended March 31, 2004. The increase was due to an increase in activity associated with the development of new products, which resulted in an increase in staff as well as increased outsourcing to consultants.

General and Administrative

General and administrative expenses consist primarily of employee salaries and benefits for administrative, executive, and finance personnel and associated overhead costs, as well as consulting, accounting, and legal expenses. General and administrative expenses increased approximately $452,000 or 7.3%, for the year ended March 31, 2005 compared to the year ended March 31, 2004.

At the Clinics and Small Hospitals segment, the increase in general and administrative expenses was $380,000 or 18.6%. $253,000 of the increase was attributable to the change in the currency conversion rate from fiscal 2004 to fiscal 2005. There was also an increase in bad debt expense as the allowance for doubtful accounts was increased to cover one customer whose financial condition was deteriorating. In addition, Clinical Data also moved the offices at one of its subsidiaries necessitating the incursion of related costs of $21,000 including moving, legal and increased rent.

In the POL segment, general and administrative expenses increased approximately $72,000 or 1.8%, for the year ended March 31, 2005 compared to the year ended March 31, 2004. The increase was due to an overall increase in all general and administrative expenses including finance personnel and related employee benefit expenses, expenses incurred in preparation for Sarbanes-Oxley Section 404 compliance.

Other

Interest income increased $4,000 from the prior year and interest expense declined $32,000 for the yearly comparatives. The decline in the interest expense was associated with the reduction in the outstanding balance of the revolving credit facility offset by the increase in the levels of long term debt and the capital lease obligations.

Income Taxes

The provision for income tax increased from $287,000 in fiscal 2004 to $2,118,000 in fiscal 2005. The effective rate was 38.3% in fiscal 2005 versus 11.6% in 2004. The tax rate in fiscal year 2004 was favorably impacted by the reversal of previously established valuation allowances on domestic net operating loss carryforwards as such net operating losses were deemed to be realizable beginning in 2004. In fiscal 2005, the effective rate was reflective of the federal statutory rate, impacted by state taxes and rate differentials related to foreign operations.

As a result of the factors described above, net income increased from $2,171,000 in the prior fiscal year to $3,395,000 in the current year.

Balance Sheet

Accounts receivable were $1,717,000 or 14.8% less at March 31, 2005 than at March 31, 2004 representing a tighter control on the receivables and collections and reduced sales in the fourth quarter of fiscal 2005 versus the same period last year.

Leases receivable decreased $321,000 or 55.0% from the prior year end. Clinical Data has collected on the outstanding lease receivables which were acquired on April 29, 2003 but do not actively promote a leasing program with customers.

Equipment has increased $2,748,000 or 45.6% from last year representing a major investment in new equipment to be placed at customer sites. These assets were financed in part using capitalized leases totaling $1,226,000. $554,000 was placed in service at the Clinics and Small Hospitals segment. $302,000 was the effect of the currency conversion rates at March 31, 2005 and March 31, 2004.

Other assets decreased $641,000 or 40.1% from last year. The decrease of $481,000 in deferred tax assets represented the usage of the net operating loss carryforwards to reduce the current taxes payable and the long-term leases receivable Clinical Data purchased from Elan Diagnostics on April 29, 2003 decreased $180,000.

The balance outstanding on the revolving credit facility declined from $1,818,000 to $798,000 at March 31, 2004 and 2005, respectively, which was due to cash flows generated from operating activities and which reduced Clinical Data’s reliance on the credit facility.

The decline in accounts payable from $6,808, 000 at March 31, 2004 to $4,322,000 at March 31, 2005 or 36.5% was principally at the Clinics and Small Hospital segment. This decrease resulted from decreasing purchases due to manufacturing efficiencies and cost reduction coupled with cash available from increased revenue.

Total debt increased from $230,000 at March 31, 2004 to $1,178,000 at March 31, 2005 primarily due to the financing of $923,000 to purchase a new ERP system.

Fiscal Year Ended March 31, 2004 Compared to Fiscal Year Ended March 31, 2003

The reported operations and business segments reflected the business combinations discussed above during the 2004 fiscal year. The Clinic and Small Hospital segment included the activities of Vital Diagnostics and Vital Scientific. The Physician’s Office Laboratories segment consisted of the business created through the acquisition of the assets of Elan Diagnostics and the mergers of GPSI and Landmark. As the Physician’s Office Laboratories segment was a new operation for Clinical Data during the 2004 fiscal year, comparative analysis between the 2003 and 2004 fiscal years is not meaningful. Management closed the operations of GPSI and Landmark in Greensboro, North Carolina and consolidated them into Clinical Data’s operations in Smithfield, Rhode Island and Brea, California during the second quarter of fiscal 2004. Results for the year ended March 31, 2004, include the expenses of operating the Greensboro, North Carolina facility through the end of July 2003.

While analyzing the comparative revenues and expenses of the Clinic and Small Hospital segment, which is primarily international operations, consideration should be given to the strengthening of Clinical Data’s predominant foreign functional currency, the Euro, against the U.S. dollar. The Euro spot rate on March 31, 2004 was up 12.5% as compared to the spot rate on March 31, 2003. For year ended March 31, 2004 and 2003, the average Euro/dollar exchange rate was up 18.2% against the U.S. dollar for the year then ended.

Results include operations of the businesses acquired in the business combination from April 30, 2003, through March 31, 2004, or approximately eleven months of operations.

The following table presents Clinical Data’s operating results for the years ended March 31, 2004 and 2003 (all amounts in thousands):

	2004	2004 as a Percent of Revenues	2003	2003 as a Percent of Revenues
REVENUES	$52,520	100.0%	$ 15,870	100.0%
COST OF REVENUES	35,995	68.5%	10,929	68.9%
Gross profit	16,525	31.5%	4,941	31.1%
OPERATING EXPENSES:
Sales and marketing	5,357	10.2%	1,618	10.2%
Research and development	2,391	4.6%	1,074	6.8%
General and administrative	6,159	11.7%	1,862	11.7%
Total operating expenses	13,907	26.5%	4,554	28.7%
Income from operations	2,618	5.0%	387	2.4%
Interest expense	(240)	(0.4%)	(31)	(0.2%)
Interest income	72	0.1%	49	0.3%
Other income (expense), net	25	0.0%	(33)	(0.2%)
Income before provision for income taxes and minority interest	2,475	4.7%	372	2.3%
Provision for income taxes	(287)	(0.6%)	(242)	(1.5%)
Minority interest	(17)	(0.0%)	(14)	(0.1%)
Net income	$ 2,171	4.1%	$ 116	0.7%

Consolidated revenues for fiscal year 2004 increased from $15,870,000 to $52,520,000 or 231.0% when compared to fiscal year 2003. Before foreign currency effects, revenues at the Clinics and Small Hospital segment increased by €6,135,000 ($7,206,000) or 38.4% for the year. The increase came from the introduction of new products and improved pricing. The remainder of the increase in sales was a result of the acquisition of Elan, GPSI and Landmark.

In terms of revenue growth by reporting segment, revenue from Clinical Data’s Clinics and Small Hospitals segment increased $10,096,000 between fiscal 2003 and 2004. The Physician’s Office Laboratory segment did not exist in prior years.

The gross margin as a percentage of revenues increased from 31.1% in fiscal 2003 to 31.5% in fiscal 2004. The fiscal 2003 gross margin at the Clinics and Small Hospitals segment decreased from 31.3% to 30.6%, when compared to fiscal 2004. This was due to the product mix sold as well as the significant increase in the value of the Euro affecting the price of inventory acquired in U.S. dollars. The overall margins were increased from the addition of the reagents and services to the POL market. The consolidated fiscal year 2004 gross profit margin would have been 34.7% had the operating results not been impacted by a $1,700,000 charge to cost of goods sold from the write-up of inventory in accordance with purchase accounting, reflecting the elimination of the manufacturing profit on the acquired inventories.

Sales and marketing expenses increased from $1,618,000 to $5,357,000 or 231.1% as compared to fiscal 2003. Sales and marketing expense for businesses comparable to fiscal 2003 increased from $1,618,000 to $1,712,000 commensurate with the increase in sales. The balance of the increase, $3,645,000 could be attributed to the newly combined companies.

Research and development costs increased from $1,074,000 in fiscal 2003 to $2,391,000 in fiscal 2004 or 122.7%. Research and development costs for businesses comparable to fiscal 2003 increased from $1,071,000 to $1,493,000 because of the timing of the development of certain projects. $898,000 of the increase in research and development costs was attributable to new research and development projects at the POL segment to integrate Clinical Data’s legacy products with those of Elan and GPSI and to a lesser extent to integrate the Elan and GPSI product and service offerings with Clinical Data’s legacy products.

During fiscal years 2004 and 2003, certain software development costs, totaling $459,000 and $287,000, respectively, were capitalized in accordance with Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the cost of Computer Software to be Sold, Leased or Otherwise Marketed." Amortization of these costs was included in cost of revenues and totaled $64,000 and $154,000 for fiscal years 2004 and 2003, respectively.

General and administrative expense increased in the 2004 fiscal year from $1,862,000 to $6,315,000 or 239.2%. $3,800,000 of the increase was associated with general and administrative expenses in the newly combined businesses. $200,000 of the increase was the result of growth in revenue at the businesses existing before the business combination. $245,000 of the increase in general and administrative expenses was directly attributable to non-capitalizable expenses from the mergers and acquisitions. Included in this expense were costs of a financing transaction that was discontinued, legal costs associated with additional SEC filings that were required during the year, and additional NASDAQ fees required for additional stock issued.

Interest income increased from $49,000 in the 2003 fiscal year to $72,000 in the 2004 fiscal year. This increase in income was attributable to certain sales contracts which Clinical Data financed. Interest expense increased from $31,000 in the 2003 fiscal year to $240,000 in fiscal 2004. This increase was a result of the new financing obtained to purchase the Elan assets.

Other income and expense in fiscal 2004 and 2003 was principally due to the respective net gain and loss on foreign currency transactions.

The provision for income tax increased from $242,000 in fiscal 2003 to $287,000 in fiscal 2004. The effective rate was 65.0% in 2003 as compared to 11.6% in 2004. The tax rate in fiscal year 2004 was favorably impacted by the reversal of previously established valuation allowances on domestic net operating loss carryforwards as such net operating losses were deemed to be realizable beginning in 2004. In prior years, Clinical Data was not able to utilize domestic operating losses due to little or no domestic taxable income.

As a result of the factors described above, net income increased from $116,000 in the 2003 fiscal year to $2,171,000 in the 2004 fiscal year.

Three Months ended June 30, 2005 compared to the Three Months ended June 30, 2004

Clinical Data manages its business as three operating segments: sales of instruments and consumables to Clinics and Small Hospitals; sales of instruments, consumables and services to Physician’s Office Laboratories and All Other. All Other includes corporate related items, results of insignificant operations and income and expense not allocated to reportable segments.

The Clinic and Small Hospital segment includes the activities of Vital Diagnostics and Vital Scientific. The Physician’s Office Laboratories segment consists of the business created through the acquisition of the assets of Elan Diagnostics and the mergers of GPSI and Landmark.

While analyzing the comparative revenues and expenses of the Clinic and Small Hospital segment, which represents primarily international operations, consideration should be given to the strengthening of the Company's predominant foreign functional currency, the Euro, against the U.S. Dollar. For the three months ended June 30, 2005 and 2004, the average Euro/dollar exchange rate is up 4.7%.

Net Revenues - Consolidated revenues for the quarter ended June 30, 2005 decreased from $16,338,000 to $ 12,773,000, or 21.8%, as compared to the quarter ended June 30, 2004.

  Revenue from the Clinic and Small Hospital segment decreased $2,740,000 or 31.8%. The decrease in sales in the Clinic and Small Hospital segment is primarily attributable to the fulfillment of an initial large order during the first two quarters of fiscal year 2005. There were no similar size orders fulfilled in the first quarter of fiscal year 2006. In fiscal year 2005, sales were primarily composed of instruments whereas in fiscal year 2006, there was a $282,000 increase in the sale of consumables and spare parts from the first quarter of 2005. A favorable change in the exchange rate increased sales by $413,000.
  Revenue at the POL segment decreased $751,000 or 9.8% from the same period last year with approximately $400,000 of the decline resulting from fewer instruments being sold primarily due to delays in the introduction of new clinical chemistry and hematology products. Initial shipments to customers of the new clinical chemistry products were made during the last weeks of the first fiscal quarter of 2006. The hematology products recently received clearance by the FDA and will start shipping to customers in the second quarter of fiscal 2006. The remainder of the decrease was applicable to the Company’s other products and services.

Cost of Revenues and Gross Margin - The gross profit margin as a percentage of revenues increased from 34.5% for the three months ended June 30, 2004 to 36.0 % for the three-months ended June 30, 2005.

  The gross profit margin at the Clinics and Small Hospital segment increased from 31.6% to 36.8%. The increase in the margin is primarily attributed to the change in the product mix from instrument sales to higher margin consumables and spare parts.
  The gross profit margin at the POL segment decreased from 38.2% for the first quarter of fiscal year 2005 to 34.5% in the current year. The POL segment’s gross margins fluctuate from period to period based on the mix of sales of equipment and reagents, as well as the absorption levels of certain fixed expenses, including the costs of quality control, service, and associated overhead costs. The gross profit margin in the first quarter of fiscal year 2006 was negatively impacted by decreasing margins from end-of-life products during the initial transition to new instruments and products and reagents.

Sales and Marketing - For the three months ended June 30, 2005, sales and marketing expenses increased from $1,449,000 to $1,559,000 or 7.6%. These expenses consist primarily of employee salaries, benefits, commissions and associated overhead costs, and the cost of marketing programs such as direct mailings, trade shows, seminars, and related communication costs.

  At the Clinics and Small Hospitals segment, sales and marketing expenses decreased $24,000 or 3.9%. The decrease is attributable to the timing of product introduction expenses and distributors’ meetings.
  For the POL segment, expenses increased $134,000 or 16.4% because of additional staff added to the sales and marketing function necessitated by the launch of new products.

Research and Development - Research and development expenses consist primarily of employee salaries, benefits and associated overhead costs as well as consulting and supplies expenses. Research and development costs for the first quarter of fiscal year 2006 were $707,000 versus $596,000 for the first quarter of fiscal year 2005 or an increase of 18.6%.

  At the Clinics and Small Hospitals segment, research and development expenses increased $62,000 or 15.9%. During the quarter ended June 30, 2005, spending was increased to accelerate completion efforts on several projects.
  Expenses increased $49,000 or 23.7% at the POL segment as the Company added personnel to complete work on new products.

Certain software development costs during the three months ended June 30, 2005 and 2004 were capitalized in accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Cost of Computer Software to be Sold, Leased or Otherwise Marketed." For the three months ended June 30, 2005 and 2004, approximately $71,000 and $48,000, respectively, were capitalized. These capitalized costs are amortized over a period not to exceed 4 years, commencing when the product is commercially released. Amortization of these costs is included in the cost of revenues and for the three months ended June 30, 2005 and 2004, totaled approximately $38,000 and $21,000, respectively.

General and Administrative - General and administrative expenses consist primarily of employee salaries and benefits for administrative, executive, and finance personnel and associated overhead costs, as well as consulting, accounting, and legal expenses. Overall, general and administrative costs increased from $1,624,000 to $1,668,000 or 2.7% for the three months ended June 30, 2005 as compared to the same period last year.

  At the Clinics and Small Hospitals segment, costs increased $57,000 or 10.0%. The increase is partially due to the effect of the increase in the rate of foreign exchange between the two fiscal years ($27,000) and the increase in general and administrative costs at the Dutch operations and additional personnel hired ($92,000) offset by the reduction in bad debt expense ($60,000).
  General and administrative expenses at the POL segment increased $37,000 or 3.8% from the same period last year due to additional personnel and the increase in the cost of benefits.

Interest Income and Expense – Interest income increased $16,000 for the three month period reflecting additional funds available for investment. Interest expense increased from $24,000 to $80,000 for the three month periods ended June 30, 2004 to June 30, 2005, reflecting the increase in debt assumed for the purchase of equipment by capitalized leases and the financing of the new ERP system.

Income Taxes - The provision for income taxes decreased from $719,000 for the quarter ended June 30, 2004 to $200,000 for the quarter ended June 30, 2005. The effective tax rate is 36% for the three months ended June 30, 2004 as compared to 32.8% for the three months ended June 30, 2005. The effective rates represent the federal statutory rate with adjustments for the foreign tax rate differentials and state taxes in the United States.

Balance Sheet – June 30, 2005 versus March 31, 2005

Cash balances increased $1,010,000 or 24.2% principally from the receipt of advances from customers for future deliveries in the Clinics and Small Hospitals segment.

Prepaid expenses increased $472,000 or 51.7% from the year end numbers which include the increase in the prepaid insurance costs ($309,000) which are for the policy year which begins in April and $67,000 for prepaid software licenses.

The $278,000 or 29.0% increase in other assets is principally due to the deferred acquisition costs incurred for the potential acquisition discussed in Note 3 to the unaudited condensed consolidated financial statements.

Notes payable and current portion of long-term debt increased $132,000 or 53.0% as a result of new financing for the Directors’ and Officers’ insurance. The balance in the revolving credit facility increased $900,000.

Customer advances and deferred revenue is $1,056,000 higher than the March 31, 2005 balance or 60.0% resulting from an increase in customer advances at the Clinics and Small Hospital segment.

Recently Issued Accounting Standards

Share-Based Payments

In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123R, Share-Based Payment. This statement is a revision of SFAS No. 123, Accounting for Stock Issued to Employees, and its related implementation guidance. SFAS No. 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. The Statement requires entities to recognize stock compensation expense for awards of equity instruments to employees based on the grant-date fair value of those awards (with limited exceptions).

On April 15, 2005, the Securities and Exchange Commission (SEC) issued a rule entitled Amendment to Rule 4-01(a) of Regulation S-X Regarding the Compliance Date for Statement of Financial Accounting Standards No. 123(R), "Share-Based Payment." The SEC has delayed the effective date for the implementation of SFAS No. 123R until the beginning of Clinical Data’s next fiscal year or April 1, 2006.

Clinical Data expects to adopt SFAS No. 123R using the Statement’s modified prospective application method. Adoption of SFAS No. 123R is expected to increase stock compensation expense. Assuming the continuation of current programs, the preliminary estimate is that additional stock compensation expense to be recorded in the income statement beginning in Clinical Data’s fiscal year 2007 will be in the range of $20,000 to $30,000. In addition, SFAS No. 123R requires that the excess tax benefits related to stock compensation to be reported as a financing cash inflow rather than as a reduction of taxes paid in cash from operations.

Accounting Changes and Error Corrections

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections – a replacement of APB Opinion No. 20 and FASB Statement No. 3. The statement defines accounting changes as a change in accounting principle, a change in accounting estimate or a change in the reporting entity. The statement applies to all voluntary changes in accounting principle and requires retrospective application to prior periods’ financial statements of changes in accounting principle unless it is impracticable to determine either the specific period effects or the effect of the cumulative change. Retrospective application of an accounting principle is defined as applying the principle to the prior accounting periods as if the accounting principle had always been used. Changes in accounting estimate are to be applied beginning in the period for which the change in estimate has occurred. The statement is effective for Clinical Data beginning April 1, 2006.

Deduction for Qualified Domestic Production Activities

On October 22, 2004, the President signed the American Jobs Creation Act of 2004. This law provides a deduction for income from qualified domestic production activities, which will be phased in from 2005 through 2010. Clinical Data has not completed its analysis of the impact of this new provision but does not expect a significant impact on its financial statements.

Under the guidance in FASB Staff Position FAS No. 109-1, Application of FASB Statement No. 109, "Accounting for Income Taxes," to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004, the deduction will be treated as a "special deduction" as described in SFAS No. 109. As such, the special deduction has no effect on deferred tax assets and liabilities existing at the enactment date. Rather, the impact of this deduction will be reported in the period in which the deduction is claimed on Clinical Data’s tax return.

Repatriation of Foreign Earnings

The Act creates a temporary incentive for United States corporations to repatriate accumulated income earned abroad by providing an 85 percent dividends received deduction for certain dividends from controlled foreign corporations. The deduction is subject to a number of limitations and, as of today, uncertainty remains as to how to interpret numerous provisions in the Act. As such, Clinical Data is not yet in a position to decide on whether, and to what extent, foreign earnings that have not yet been remitted to the United States might be repatriated.

Quantitative and Qualitative Disclosures About Market Risk

Clinical Data is exposed to market risks, which include changes in interest rates, as well as changes in foreign currency exchange rates as measured against the U.S. dollar and each other. Clinical Data attempts to minimize some of these risks by using foreign currency forward and swap contracts. These hedging activities provide only limited protection against interest rate and currency exchange risks. Factors that could influence the effectiveness of Clinical Data's programs include volatility of the interest rate and currency markets and availability of hedging instruments. All interest rate swap and currency contracts that Clinical Data enters into are components of hedging programs and are entered into for the sole purpose of hedging an existing or anticipated interest rate and currency exposure, not for speculation.

Interest Rate Risk

Clinical Data uses a combination of fixed rate term loans, variable rate lines of credit and fixed rate leases to finance its activities. Clinical Data's term loans and leases are all at fixed rates over their lives and carry no interest rate risk. As a result of Clinical Data's existing variable rate credit lines and loan agreements, it is exposed to risk from changes in interest rates. As of March 31, 2005, Clinical Data had $798,000 outstanding on its line of credit, carrying an interest rate of 0.25% over the Prime Rate. A hypothetical 10% change in interest rates would not materially impact Clinical Data's annual interest expense.

Foreign Exchange

The value of certain foreign currencies as compared to the U.S. dollar may affect Clinical Data's financial results. Fluctuations in exchange rates may positively or negatively affect Clinical Data's revenues, gross margins, operating expenses, and retained earnings, all of which are expressed in U.S. dollars. Where Clinical Data deems it prudent, it engages in hedging programs, using primarily foreign currency forward and swap contracts, aimed at limiting the impact of foreign currency exchange rate fluctuations on earnings. Clinical Data purchases short-term foreign currency forward and swap contracts to protect against currency exchange risks associated with long-term intercompany loans due from its international subsidiaries and the payment of merchandise purchases to foreign vendors. Clinical Data does not hedge the translation of foreign currency profits into U.S. dollars, as it regards this as an accounting not an economic exposure.

As of March 31, 2005, Clinical Data had outstanding foreign currency forward and swap contracts aggregating $888,000, of which $400,000 related to intercompany debt and $488,000 related to the purchase of merchandise from foreign vendors. The fair value of the forward contracts and the related gains and losses were not material as of and for the years ended March 31, 2005, 2004 and 2003.

Executive Officers of Clinical Data

Set forth below is biographical information for each executive officer of Clinical Data as of August 3, 2005, other than executive officers who are nominated to serve as directors of Clinical Data and whose biographical information is set forth elsewhere in this joint proxy statement/prospectus.

Name	Age	Position Held
Mark D. Shooman	58	Senior Vice President and Chief Financial Officer
Garth Gardner	50	Senior Vice President and Chief Operating Officer
Caesar J. Belbel	46	Senior Vice President, General Counsel and Secretary

Mark D. Shooman has served as Senior Vice President and Chief Financial Officer of Clinical Data since May 27, 2003. Prior to joining Clinical Data, Mr. Shooman served between 2001 and 2003 as Chief Financial Officer of OuterLink Corporation, a telecommunications company. Previously, from 2000 to 2001, Mr. Shooman served as Chief Financial Officer of Celerix, Inc., a business-to-business Internet e-commerce company, and from 1992 to 2000 as Vice President and Chief Financial Officer of ADE Corporation, a publicly-held semiconductor equipment manufacturer. Mr. Shooman is a Certified Public Accountant and holds a Bachelor of Science degree in Electrical Engineering from Rensselear Polytechnic Institute and a Master of Business Administration degree from The Ohio State University.

Garth Gardner has served as Senior Vice President and Chief Operating Officer of Clinical Data since January 5, 2004. Prior to joining Clinical Data, Mr. Gardner served from March 2000 as President of Polestar Labs, Inc., a supplier of diagnostic equipment and laboratory management services to physicians’ offices, and as Vice President of Clinical Operations of that company between August 1999 and March 2000. Previously, from March 1998 to August 1999, Mr. Gardner was Vice President of Western Operations for the Cardiovascular Group of Baxter International, Inc., a global healthcare company. Mr. Gardner holds a Bachelor of Arts degree from Augustana College.

Caesar J. Belbel joined Clinical Data as Vice President and General Counsel on May 7, 2003, was elected Secretary of Clinical Data on June 25, 2003 and was elected Senior Vice President of Clinical Data in July 2005. Prior to joining Clinical Data, Mr. Belbel served from 2000 to 2002 as Senior Vice President, General Counsel and Secretary of Xpedior Incorporated, a publicly-held Internet consulting services and e-commerce software development company that filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in April 2001. Previously, from 1997 to 2000, Mr. Belbel served as General Counsel of Programart Corporation, a developer of application performance management software. Mr. Belbel holds a Bachelor of Arts degree from Columbia University and a Juris Doctor degree from Boston College Law School.

PROPOSAL 2 – AMENDMENT OF CLINICAL DATA’S CERTIFICATE OF INCORPORATION

General

Clinical Data’s certificate of incorporation currently authorizes the issuance of 12,000,000 shares of common stock and 1,500,000 shares of preferred stock. On June 24, 2005, Clinical Data’s board of directors approved an amendment to its certificate of incorporation to increase the number of authorized shares of its common stock from 12,000,000 shares to 14,000,000 shares, subject to stockholder approval.

Current Use of Shares

As of August 22, 2005, there were 4,710,020 shares of common stock outstanding or reserved for issuance (including shares subject to outstanding options), with 10,125 shares held in treasury. This total number of shares includes 112,767 shares reserved for issuance or issued under Clinical Data’s 1991 Stock Option Plan, 55,875 shares reserved for issuance or issued under Clinical Data’s 1991 Directors’ Stock Option Plan, and 250,000 shares reserved for issuance or issued under Clinical Data’s 2002 Incentive and Stock Option Plan. As of the date of this proxy statement, there were no shares of preferred stock designated, issued or outstanding. Based on the number of shares of Genaissance common stock and Genaissance series A preferred stock outstanding as of August 22, 2005, if the merger is completed Clinical Data will issue an additional 2,785,853 shares of Clinical Data common stock to the Genaissance stockholders. Based on the options to purchase Genaissance common stock to be assumed by Clinical Data in the merger, if the merger is completed, Clinical Data will reserve for issuance pursuant to the assumed options an additional 376,878 shares of Clinical Data common stock. Based on the warrants to purchase Genaissance common stock to be assumed by Clinical Data in the merger, if the merger is completed, Clinical Data will reserve for issuance pursuant to the assumed warrants an additional 386,253 shares of Clinical Data common stock.

If the amendment to Clinical Data’s certificate of incorporation is approved at the special meeting, Clinical Data will have 9,289,980 authorized but unissued shares of common stock (based on the number of shares of Clinical Data common stock issued and outstanding as of August 22, 2005), including 10,125 shares held as treasury stock and a total of 305,000 shares reserved for issuance pursuant to employee compensation and benefit plans. If the merger is also approved at the special meeting and completed, Clinical Data will have 5,740,997 authorized but unissued shares of common stock (based on the number of shares of Clinical Data common stock issued and outstanding as of August 22, 2005 and the number of shares of Genaissance’s common stock and Genaissance series A preferred stock issued and outstanding as of August 22, 2005 that will be converted into Clinical Data common stock), including 10,125 shares held as treasury stock and 1,068,131 shares reserved for issuance pursuant to employee compensation and benefits plans and warrants issued by Clinical Data (including the Genaissance options and warrants assumed by Clinical Data).

If the merger is approved and completed and the amendment to Clinical Data’s certificate of incorporation is not approved at the special meeting, Clinical Data will have 3,740,997 authorized but unissued shares of common stock (based on the number of shares of Clinical Data common stock issued and outstanding as of August 22, 2005 and the number of shares of Genaissance common stock and Genaissance series A preferred stock issued and outstanding as of August 22, 2005 that will be converted into Clinical Data common stock), including 10,125 shares held as treasury stock and 1,068,131 shares reserved for issuance pursuant to employee compensation and benefits plans and warrants issued by Clinical Data (including the Genaissance options and warrants assumed by Clinical Data).

Purpose of the Proposed Amendment

Clinical Data’s board of directors believes that increasing the number of authorized shares of its common stock is essential to ensure that it continues to have an adequate number of shares of common stock available for future use. Clinical Data’s board of directors believes that the proposed increase will make available a sufficient number of authorized shares of common stock for future issuances including, financings, corporate mergers and acquisitions, use in employee benefit plans, stock splits, stock dividends or other corporate purposes. The availability of additional shares of common stock will provide Clinical Data with greater flexibility in taking any of these actions and would allow it to issue shares of its common stock without the delay or expense of obtaining stockholder approval, except to the extent required by state law or NASDAQ requirements for particular transactions. As of the date of this proxy statement, Clinical Data had no agreements, commitments or plans with respect to the sale or issuance of additional shares of common stock, other than with respect to those shares of common stock reserved for issuance as noted herein or subject to existing registration statements.

Effects of the Proposed Amendment

The proposed amendment would increase the number of shares of Clinical Data’s common stock available for issuance, but would have no effect upon the terms of its common stock or the rights of holders of its common stock. Common stockholders are not now, and will not be, entitled to preemptive or other rights to subscribe for additional shares of Clinical Data’s common stock. If this proposal is adopted, additional shares of authorized common stock (as well as all currently authorized but unissued shares of common stock) would be available for issuance without further action by the stockholders, subject to NASDAQ stockholder approval requirements for certain issuances of additional shares of common stock. While Clinical Data’s board of directors will authorize the issuance of additional shares of common stock based on its judgment as to its best interests and that of Clinical Data’s stockholders, future issuances of common stock could have a dilutive effect on existing stockholders and on earnings per share. In addition, the issuance of additional shares of common stock, as well as the availability of preferred stock that the board may issue on such terms as it selects, could have the effect of making it more difficult for a third party to acquire a majority of Clinical Data’s outstanding voting stock.

CLINICAL DATA’s BOARD OF DIRECTORS BELIEVES THAT THE PROPOSED AMENDMENT IS IN CLINICAL DATA’s AND CLINICAL DATA’s STOCKHOLDERS BEST INTERESTS AND RECOMMENDS A VOTE FOR THIS PROPOSAL.

PROPOSAL 3 – ELECTION OF CLINICAL DATA DIRECTORS

Clinical Data’s amended and restated by-laws provide that the number of members of the board of directors may be fixed and determined from time to time by resolution of the board of directors. Clinical Data’s board of directors currently consists of five (5) persons with terms currently expiring at the upcoming special meeting of stockholders. At this special meeting, five (5) directors will be elected by the stockholders to serve until the 2006 Annual Meeting of Stockholders or until their successors shall have been duly elected and qualified. It is intended that the proxies solicited by Clinical Data’s board of directors will be voted in favor of the five (5) nominees named below, unless otherwise specified on the proxy card. All of the nominees are currently members of the board and all nominees have consented to be named and to serve if elected.

Clinical Data’s board of directors knows of no reason why any of the nominees will be unavailable or unable to serve as a director, but in such event, proxies solicited hereby will be voted for the election of another person or persons to be designated by the board of directors.

Please note that if Genaissance’s stockholders approve the merger agreement and the merger and the other transactions contemplated by the merger agreement and if Clinical Data’s stockholders approve the issuance of Clinical Data common stock and preferred stock pursuant to the merger agreement, upon completion of the merger, Clinical Data’s board of directors will be enlarged to seven (7) and Messrs. Rakin and Klein will be appointed as members of Clinical Data’s board of directors to serve until the 2006 Annual Meeting of Stockholders or until their successors shall have been duly elected and qualified. Messrs. Rakin and Klein are currently directors of Genaissance.

The following are summaries of the background and business experience and descriptions of the principal occupations of each of the nominees for director and each of the person who will become director of Clinical Data upon completion of the merger.

Nominees for Director

Randal J. Kirk (age 51) has been a director of Clinical Data since 2002 and Chairman of the board of directors since December 2004. Additionally, Mr. Kirk currently holds or has recently held the following positions: Chairman of New River Pharmaceuticals Inc., a specialty pharmaceutical company focused on developing novel pharmaceuticals and improved versions of widely-prescribed drugs, since 1996, and as its President and Chief Executive Officer since October 2001; co-founder of General Injectables & Vaccines, Inc., a pharmaceutical distributor, and Chairman of its board until its sale in 1998; and as a member of the board of directors of Scios, Inc., a company previously traded on NASDAQ that was recently acquired by Johnson & Johnson, between February 2000 and May 2002. Mr. Kirk has also served on the board of directors of the Radford University Foundation, Inc. since September 1998, and on the Board of Visitors of Radford University since July 2003; on the board of directors of Harvest Pharmaceuticals Inc., a pharmaceutical company, since December 2002; and on the Virginia Bioinformatics Institute Policy Advisory Board since March 2004. Mr. Kirk has also served since March 1999 as the Senior Managing Director of Third Security, LLC, an investment management firm founded by Mr. Kirk; Chairman of Biological & Popular Culture LLC, an automated proactive notification software and service company, since September 2002, and Chairman of its predecessor from October 1999 to September 2002; a member of the board of directors of Howe and Rusling, Inc., a registered investment advisory firm, since December 2001; and as a member of the board of directors of Michael W. Cook Asset Management, Inc., a registered investment advisory firm, since January 2003. Mr. Kirk received a B.A. in Economics from Radford University and a J.D. from the University of Virginia.

Israel M. Stein, M.D. (age 62) has been a director of Clinical Data since 1972. Dr. Stein also has served as President and Chief Executive Office of Clinical Data since 1972 and as Chairman of Clinical Data’s board of directors from 1972 until December 2004. Dr. Stein received his B.A. from Brooklyn College of the City University of New York and an M.D. from the Albert Einstein College of Medicine of Yeshiva University.

Arthur B. Malman (age 63) has been a director of Clinical Data since 1975. Mr. Malman is a partner of the law firm of Malman & Goldman, LLP and a principal of the Urban Group, a real-estate investment company. Mr. Malman is also Chairman of Dimex Holdings Corporation, a telecom venture company and a director of PS America, Inc. a floor covering chain. Mr. Malman received a B.A. from Princeton University and a J.D. from the Yale University School of Law, and attended Columbia University School of Business Administration.

Larry D. Horner (age 71) has been a director of Clinical Data since 2002. Mr. Horner has also served as a member of the board of directors of New River Pharmaceuticals Inc., a specialty pharmaceutical company focused on developing novel pharmaceuticals and improved versions of widely-prescribed drugs, since 1999. From 1994 to 2001, Mr. Horner served as Chairman of the Board of Pacific USA Holdings Corporation, a holding company of companies in real estate and financial services. From 1997 to 2001, Mr. Horner served as Chairman of the Board of Asia Pacific Wire & Cable, Ltd., a manufacturer of wire and cable products for the telecommunications and power industries in the Asia Pacific Region. From 1991 to 1994, he served as Managing Director of Arnhold & S. Bleinchroeder, Inc., an equity market trading and corporate finance firm. Prior to that, he served as Chairman and Chief Executive Officer of the accounting firm KPMG Peat Marwick. Mr. Horner is on the board of directors of Atlantis Plastics, Inc., Technical Olympics USA, Inc., UTStarcom, Inc. and Conoco Phillips Energy; Mr. Horner serves as the audit committee financial expert of all four of these companies. Mr. Horner also serves as a director and Chairman of Third Security Management Corporation, the owner of several registered investment advisory firms; and as a director and Co-Chairman of Howe & Rusling, Inc., a registered investment advisory firm.

Burton Sobel (age 67) has been a director of Clinical Data since July 2005 and has been at the University of Vermont since 1994 where he is currently E.L. Amidon Professor of Medicine, Director of the Cardiovascular Research Institute, and Professor of Biochemistry. Dr. Sobel has been a trustee of Fletcher Allen Health Care Center, in Burlington, Vermont. Previously, he held senior academic and administrative positions at Washington University School of Medicine and Barnes Hospital from 1973 to 1994, and at the University of California, San Diego, from 1968 to 1973. Dr. Sobel completed postgraduate training at the Peter Bent Brigham Hospital, Boston and the National Institutes of Health, Bethesda and received his M.D., magna cum laude, from Harvard University and his A.B. from Cornell University. Dr. Sobel is President-elect for the Society for Experimental Biology and Medicine and also serves as a member of the board of directors of Nuvelo, Inc., Ariad Pharmaceuticals, Inc., and New River Pharmaceuticals Inc.

Persons Who Will Become Directors of Clinical Data Upon Completion of the Merger

Kevin Rakin (age 44) co-founded Genaissance and has served as its Chief Executive Officer since August 2002 and President since October 2000. Mr. Rakin also served as Genaissance’s Chief Financial Officer from January 1997 to August 2002 and as its Executive Vice President from January 1997 to October 2000. From 1990 to December 1997, Mr. Rakin served as a Principal at the Stevenson Group, a consulting firm, where he provided financial and strategic planning services to high-growth technology companies and venture capital firms. Prior to this, Mr. Rakin was a manager with the entrepreneurial services group of Ernst & Young LLP. Mr. Rakin holds a B.S. in business and a M.S. in finance from the University of Cape Town and a M.B.A. from Columbia University.

Joseph Klein, III (age 44) is currently Managing Director of Gauss Capital Advisors, LLC, a financial consulting and investment advisory firm focused on biopharmaceuticals, which he founded in March 1998. In addition to his investment advisory and financial consulting activities, Mr. Klein currently serves as a Venture Partner of Red Abbey Venture Partners, LP, a life sciences private equity fund. From September 2001 to September 2002, Mr. Klein was a Venture Partner of MPM Capital, a healthcare venture capital firm. From June 1999 to September 2000 when it merged with WebMD Corporation, Mr. Klein served as Vice President, Strategy for Medical Manager Corporation, a leading developer of physician office management information systems. Mr. Klein serves on the board of directors of four publicly held biotechnology companies: Biomarin Pharmaceuticals, Inc., Genaissance Pharmaceuticals, Inc., Guilford Pharmaceuticals, Inc. and NPS Pharmaceuticals, Inc.; as well as two private health care companies: Keel Pharmaceuticals, Inc. and the Maryland Medical Research Institute. Mr. Klein received a B.A. summa cum laude in economics from Yale University, where he was elected to Phi Beta Kappa, and an M.B.A. from the Stanford Graduate School of Business.

Clinical Data’s Board recommends a vote FOR the election of each of the nominees listed above.

Board of Directors

Board Meetings and Committees. The board of directors met four (4) times during the fiscal year ended March 31, 2005, and there were four (4) actions taken by unanimous written consent. All of the directors attended all of the meetings of the board and board committees on which they served during the fiscal year ended March 31, 2005. Nominees for election as directors in a given year are required to attend the annual meeting of stockholders barring significant commitments or special circumstances. Two (2) directors attended the 2004 Annual Meeting of Stockholders. Clinical Data’s board of directors has two standing committees: the Audit Committee and the Compensation Committee.

Corporate Governance.   Clinical Data’s board of directors has determined that its non-management directors, Messrs. Horner and Malman and Dr. Sobel, are independent under applicable NASDAQ Marketplace Rules. Clinical Data has also adopted a Code of Business Conduct and Ethics, which applies to all of Clinical Data’s directors and employees, and which meets the SEC’s criteria for a "code of ethics." The Code of Business Conduct and Ethics is available in print to any stockholder who requests a copy by writing to Clinical Data, Inc., One Gateway Center, Suite 411, Newton, Massachusetts 02458, Attention: General Counsel.

Shareholder Communications.   Any stockholder wishing to communicate with Clinical Data’s board of directors, a particular director, or any committee of the board of directors may do so by sending written correspondence to Clinical Data’s principal executive offices, c/o General Counsel, Clinical Data, Inc., One Gateway Center, Suite 411, Newton, Massachusetts 02458. All such communications will be delivered to the board of directors or the applicable director or committee chair.

Audit Committee.   The Audit Committee has authority to select and engage Clinical Data’s independent registered public accounting firm and is responsible for reviewing its audited financial statements, accounting processes and reporting systems. The Audit Committee also discusses the adequacy of Clinical Data’s internal financial controls with its management and its independent registered public accounting firm. In addition, the Audit Committee is responsible for overseeing the independence of, and approving all types of services provided by, Clinical Data’s independent registered public accounting firm.

The Audit Committee operates under a written charter approved by the full board, a copy of which is attached to this joint proxy statement/prospectus as Annex J. The Audit Committee held four (4) meetings during the fiscal year ended March 31, 2005. The Audit Committee is composed of Messrs. Horner and Malman, and Dr. Sobel. The board of directors has determined Mr. Horner qualifies as an "audit committee financial expert" as such term is defined by rules of the SEC and meets the financial sophistication requirements under NASDAQ Marketplace Rules.

If the merger is approved and each of the following nominees is elected as director at the special meeting, upon completion of the merger, the Audit Committee will be composed of Messrs. Malman and Klein and Dr. Sobel, each of whom satisfies the independence and financial literacy requirements as defined by applicable NASDAQ Marketplace Rules. The board of directors has determined that Mr. Klein qualifies as an "audit committee financial expert" as such term is defined by rules of the SEC and meets the financial sophistication requirements under NASDAQ Marketplace Rules.

Compensation Committee.   The Compensation Committee consists of Messrs. Horner and Malman, each of whom is independent under applicable NASDAQ Marketplace Rules. The Compensation Committee is responsible for evaluating compensation plans for employees, management and directors, and to make recommendations on compensation to the board. The Compensation Committee held one (1) meeting during the fiscal year ended March 31, 2005.

Director Nominations.    Clinical Data does not have a nominating committee. As a "controlled company" under NASDAQ Marketplace Rules, Clinical Data chooses to avail itself of the exemption that allows the entire board of directors to discuss and determine Clinical Data’s nominees for election to the board. Clinical Data does not believe that given the current size and composition of its board that it needs to have a separately-designated nominating committee to perform this function. Clinical Data’s board will consider director candidates recommended by stockholders, but the board does not otherwise have a policy with regard to the consideration of director candidates recommended by stockholders, nor has it established any specific minimum qualifications that it believes must be met by a nominee for director, whether recommended by it or by a stockholder, or any specific qualities or skills that it believes are necessary for one or more of its directors to possess, as it believes that it can adequately consider the suitability and qualifications of any such candidates on a case by case basis. The board does not currently have a policy for identifying or evaluating nominees for director, including nominees recommended by stockholders. If a candidate for nomination is recommended by a stockholder the board would evaluate that candidate in the same manner as all other candidates to be nominees for director. Any stockholder wishing to submit such a recommendation should do so in writing addressed to Clinical Data, Inc., One Gateway Center, Suite 411, Newton, Massachusetts 02458, Attention: Caesar J. Belbel, Senior Vice President, General Counsel and Secretary. See "Deadline for Stockholder Proposals to be Presented at Next Annual Meeting" below in this joint proxy statement/prospectus for information regarding procedures that must be followed by stockholders in order to nominate directors at the 2006 Annual Meeting of Stockholders.

Controlled Company Status.  Clinical Data is a "controlled company" under NASDAQ listing standards since Randal J. Kirk and his affiliates collectively hold more than 50% of the total voting power of the outstanding capital stock of Clinical Data.

If the merger is approved, upon completion of the merger, Clinical Data will no longer be a controlled company because the collective ownership of the total voting power of the outstanding capital stock of Clinical Data held by Mr. Kirk and his affiliates will be diluted to 41%. At such time, Clinical Data intends to phase-in compliance with the nominating committee requirements of the NASDAQ Marketplace Rules, as permitted under such rules.

Compensation of Directors

Dr. Stein and Mr. Kirk do not receive any compensation for their service on the board of directors or board committees. Messrs. Horner and Malman, as outside directors, are paid $5,000 per quarter for their services. Dr. Sobel was not a member of the board of directors during the fiscal year ended March 31, 2005. Clinical Data has an arrangement pursuant to which it grants $20,000 worth of options (as determined based on the price of Clinical Data common stock on the grant date) to its directors for each fiscal year of service they provide. However, for administrative reasons, during the fiscal year ended March 31, 2005, Messrs. Horner and Malman were not awarded options to purchase shares of Clinical Data common stock. Clinical Data intends to grant such options at a future date to Messrs. Horner and Malman for their services as directors for the fiscal year ended March 31, 2005. Meetings of the Audit and Compensation Committees are generally held in conjunction with board of directors meetings and are not separately compensated. Clinical Data reimburses directors for all out-of-pocket expenses incurred in attending each board and committee meeting.

On June 9, 2005, Clinical Data formed a Special Committee of its board of directors consisting of Arthur B. Malman and Larry D. Horner to consider certain aspects of the proposed merger between Clinical Data and Genaissance. The Special Committee met ten (10) times from June 9 through June 18, 2005, at which time the Special Committee was dissolved. Each of Messrs. Horner and Malman was paid $1,000 per meeting of the Special Committee.

PROPOSAL 4 – ADOPTION OF THE CLINICAL DATA, INC. 2005 EQUITY INCENTIVE PLAN

The Clinical Data board of directors has adopted the Clinical Data, Inc. 2005 Equity Incentive Plan, which is referred to as the 2005 Plan or the Plan, and is submitting the Plan to its stockholders for approval.

Background

On September 27, 2002, Clinical Data’s stockholders approved the 2002 Incentive and Stock Plan, referred to as the 2002 Plan. Under the 2002 Plan, two hundred fifty thousand (250,000) shares of common stock of Clinical Data were reserved for issuance. Approximately one hundred thirty-three thousand (133,000) shares have been issued or are reserved for issuance pursuant to outstanding awards, leaving one hundred seventeen thousand (117,000) shares of common stock available for future awards. The 2002 Plan will remain in effect, and the remaining shares will continue to be available for future awards under the 2002 Plan, regardless of whether Clinical Data’s stockholders approve the 2005 Plan.

Under the 2002 Plan, long-term incentive awards consisted exclusively of stock options, rights to purchase common stock, and awards of common stock. Clinical Data’s board of directors believes that it is in the best interest of Clinical Data and its stockholders to have the flexibility to make other types of awards, including stock appreciation rights, restricted stock, restricted stock units, and other types of equity-based compensation. If approved, the 2005 Plan would provide this flexibility.

Description of the 2005 Plan

The text of the 2005 Plan is attached to this joint proxy statement/prospectus as Annex I. The following description of the 2005 Plan is qualified in its entirety by reference to the text of the Plan.

Purposes of the Plan

The purposes of the 2005 Plan are: (a) to attract, retain, and provide additional incentives to highly competent employees, directors, and consultants; and (b) to promote the success of Clinical Data’s business.

Administration

The 2005 Plan will be administered by Clinical Data’s Compensation Committee. The Compensation Committee will at all times be composed of two or more members of Clinical Data’s board of directors who are not employees or consultants of Clinical Data. The Plan gives the Compensation Committee discretion to make awards under the Plan, to set the terms of award agreements (including the type and amount of any award), to establish rules for the interpretation and administration of the Plan), and to make other determinations and take other actions consistent with the terms and purposes of the Plan.

The Compensation Committee may delegate to one or more of Clinical Data’s executive officers the authority to select individuals (other than executive officers) to receive awards under the Plan and to determine the amount and types of awards granted to individuals who are selected.

Eligibility

Any employee of Clinical Data or its affiliates, any consultant whom the Compensation Committee determines is significantly responsible for Clinical Data’s success and future growth and profitability, and any member of Clinical Data’s board of directors, will be eligible to receive awards under the 2005 Plan. This group currently includes five directors, approximately 240 employees and consultants.

Shares Available for Awards

If the 2005 Plan is approved, one million (1,000,000) shares of Clinical Data’s common stock will be reserved for awards under the Plan. No more than 50% of the reserved shares may be granted under awards other than stock options and stock appreciation rights (each as described below). In general, shares reserved for awards that lapse or are canceled will be added back to the pool of shares available for awards under the Plan. Awards other than stock options, stock appreciation rights, and restricted stock may be settled in media other than common stock, such as cash.

In any year, an eligible employee, consultant, or director may receive awards with respect to no more than one hundred fifty thousand (150,000) shares. If an award is to be settled in a medium other than common stock, the number of shares on which the award is based will count toward the limit.

The Plan authorizes the Compensation Committee to adjust the number of shares available for awards (up or down) in response to changes in the number of outstanding shares of Clinical Data’s common stock, such as dividends payable in stock, stock splits, combinations, and reclassifications. Also, in response to certain extraordinary events (such as extraordinary dividends or a merger or spinoff), the Compensation Committee may provide for cash payments or award substitutions to reflect consideration received by stockholders.

Vesting and Performance Objectives

Awards under the 2005 Plan are forfeitable until they become vested. An award will become vested only if the vesting conditions set forth in the award agreement (as determined by the Compensation Committee) are satisfied. The vesting conditions may include performance of services for a specified period, achievement of "Performance Objectives" (as described below), or a combination of both. The Compensation Committee also has authority to provide for accelerated vesting upon occurrence of an event such as a change in control.

Performance Objectives selected by the Compensation Committee as vesting conditions must be based on one of more of the following general financial and/or operational objectives:

  Increasing net sales
  Achieving a target level of earnings (including gross earnings; earnings before certain deductions, such as interest, taxes, depreciation, or amortization; or earnings per share)
  Achieving a target level of income (including net income or income before consideration of certain factors, such as overhead) or a target level of gross profits
  Achieving a target return on capital, assets, or stockholders’ equity
  Maintaining or achieving a target level of appreciation in the price of Clinical Data’s common stock
  Increasing market share to a specified target level
  Achieving or maintaining a share price that meets or exceeds the performance of specified stock market indices or other benchmarks over a specified period
  Achieving a level of share price, earnings, or income performance that meets or exceeds performance in comparable areas of peer companies over a specified period
  Achieving specified reductions in costs or increases in productivity
  Achieving specified improvements in collection of outstanding accounts or specified reductions in non-performing debts
  Expanding one or more products or services into one or more new markets
  Acquiring a prescribed number of new customers or level of sales or profits in a line of business
  Achieving a prescribed level of productivity within a business unit or service area
  Completing specified projects within or below the applicable budget

Each of the Performance Objectives may relate to performance or achievements with respect to Clinical Data, an affiliate of Clinical Data, or a related business unit.

Approval of the 2005 Plan would include approval of the above list of possible Performance Objectives. The possible Performance Objectives and other terms of awards of performance-based restricted stock or restricted stock units are subject to reapproval by Clinical Data’s stockholders at the first stockholder meeting in 2010. If the Performance Objectives and other terms are not reapproved, the Compensation Committee will not be authorized to grant performance-based restricted stock or restricted stock units after that meeting.

Types of Awards

The 2005 Plan allows any of the following types of awards, to be granted alone or in tandem with other awards:

Stock Options. Stock options granted under the 2005 Plan may be either incentive stock options, or ISOs, which are intended to satisfy the requirements of Section 422 of the Code, or nonstatutory stock options, known as NSOs, which are not intended to meet those requirements.

The exercise price of a stock option may not be less than 100% of the fair market value of Clinical Data’s common stock on the date of grant and the term may not be longer than 10 years. If an ISO is granted to an individual who owns more than 10% of the combined voting power of all classes of Clinical Data capital stock, the exercise price may not be less than 110% of the fair market value of Clinical Data’s common stock on the date of grant and the term may not be longer than five years. The 2005 Plan prohibits repricing of outstanding stock options.

Award agreements for stock options may include rules for exercise of the stock options after termination of service. Options may not be exercised unless they are vested, and no option may be exercised after the end of the term set forth in the award agreement. If an award agreement does not have rules for exercise after termination of service, the stock options will be exercisable for three months after termination of service for any reason other than death or total and permanent disability, and for 12 months after termination of service on account of death or total and permanent disability.

Stock Appreciation Rights. A stock appreciation right entitles the grantee to receive, with respect to a specified number of shares of common stock, any increase in the value of the shares from the date the award is granted to the date the right is exercised. Under the 2005 Plan, all stock appreciation rights must be settled in common stock.

Award agreements for stock appreciation rights may include rules for exercise of the stock appreciation rights after termination of service. If an award agreement does not have rules for exercise after termination of service, the stock appreciation rights will be exercisable for three months after termination of service for any reason other than death or total and permanent disability, and for 12 months after termination of service on account of death or total and permanent disability.

Restricted Stock. Restricted stock is common stock that is subject to restrictions, including a prohibition against transfer and a substantial risk of forfeiture, until the end of a "restricted period" during which the grantee must satisfy certain vesting conditions. If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock is forfeited.

During the restricted period, the holder of restricted stock has the rights and privileges of a regular stockholder, except that the restrictions set forth in the applicable award agreement apply. For example, depending on the applicable award agreement, the holder of restricted stock may vote and receive dividends on the restricted shares; but he or she may not sell the shares until the restrictions are lifted.

Restricted Stock Units. A restricted stock unit entitles the grantee to receive common stock, or cash (or other property) based on the value of common stock, after a "restricted period" during which the grantee must satisfy certain vesting conditions. If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock unit is forfeited. The Compensation Committee is authorized (but not required) to grant holders of restricted stock units the right to receive dividends on the underlying common stock.

Other Equity-Based Awards. The 2005 Plan also authorizes the Compensation Committee to grant other types of equity-based compensation. For example, the Compensation Committee may grant shares of common stock upon the achievement of Performance Objectives.

Nontransferability

In general, awards under the 2005 Plan may not be assigned or transferred except by will or the laws of descent and distribution. However, the Compensation Committee may allow the transfer of NSOs to members of a Plan participant’s immediate family or to a trust, partnership, or corporation in which the parties in interest are limited to the participant and members of the participant’s immediate family.

Amendment and Termination

Clinical Data’s board of directors or the Compensation Committee may amend, alter, suspend, or terminate the Plan at any time. If necessary to comply with any applicable law (including stock exchange rules), Clinical Data will first obtain stockholder approval.

Amendments, alterations, suspensions, and termination of the Plan generally may not impair a participant’s (or a beneficiary’s) rights under an outstanding award. However, rights may be impaired (a) if necessary to comply with an applicable law or accounting principles (including a change in the law or accounting principles); (b) pursuant to a written agreement with the participant; or (c) during the resolution or in recognition of unusual or nonrecurring events.

Effective Date and Duration

The 2005 Plan’s effective date is July 27, 2005. However, the Plan and any awards will be null and void if the Plan is not approved by Clinical Data’s stockholders before any compensation under the Plan is paid.

Unless it is terminated sooner, the 2005 Plan will terminate upon the earliest of (a) July 27, 2015; (b) the 10th anniversary of the date the 2005 Plan is approved by Clinical Data’s stockholders; or (c) the date all shares available for issuance under the Plan have been issued and vested.

Federal Income Tax Consequences

The material federal income tax consequences of the issuance and exercise of stock options and other awards under the 2005 Plan, based on the current provisions of the Code and regulations, are as follows:

Grant, Exercise, and Lifting of Restrictions

The grant of a stock option will have no tax consequences to the recipient or to Clinical Data or its affiliates. In general, upon the exercise of an ISO, the employee will not recognize income and the employer will not be entitled to a tax deduction. However, the excess of the acquired shares’ fair market value on the exercise date over the exercise price is included in the employee’s income for purposes of the alternative minimum tax.

Upon the exercise of an NSO, the employee (or consultant or director, as applicable) will generally recognize ordinary income equal to the excess of the acquired shares’ fair market value on the exercise date over the exercise price, and Clinical Data (or the affiliate that granted the option) will generally be entitled to a tax deduction in the same amount. If the acquired shares are restricted stock (i.e., they are not transferable and are subject to a substantial risk of forfeiture), the tax consequences for restricted stock (described below) will apply.

If an employee (or consultant or director) transfers NSOs to members of his or her immediate family or to a trust, partnership, or corporation (as described above), the transfer will not be a taxable event. Upon the exercise of the NSOs (by the family member, trust, partnership, or corporation), the employee (or consultant or director) will recognize ordinary income.

The grant of a stock appreciation right will have no tax consequences to the recipient or to Clinical Data or its affiliates. Upon the exercise of a stock appreciation right, the employee (or consultant or director, as applicable) will recognize ordinary income equal to the received shares’ fair market value on the exercise date, and Clinical Data (or the affiliate that granted the option) will generally be entitled to a tax deduction in the same amount.

In general, the grant of restricted stock, a restricted stock unit, or another equity award will have no tax consequences to the recipient or to Clinical Data or its affiliates. When the award is settled (or, in the case of restricted stock, when the restrictions are lifted), the employee (or consultant or director, as applicable) will recognize ordinary income equal to the excess of (1) the applicable shares’ fair market value on the date the restrictions are lifted over (2) the amount, if any, paid for the shares by the employee (or consultant or director); Clinical Data (or the affiliate that granted the award) will generally be entitled to a tax deduction in the same amount. If the award is settled in cash or other property, the employee (or consultant or director) will recognize ordinary income equal to the net amount received, and Clinical Data (or the affiliate that granted the award) will generally be entitled to a tax deduction in the same amount). The grantee of a restricted stock award may elect to be taxed on the date of grant by filing a "Section 83(b) election" rather than on the date when the restrictions are lifted.

Sale of Shares

When an employee (or director or consultant) sells shares received under any award other than an ISO, the employee (or director or consultant) will recognize capital gain or loss equal to the difference between the sale proceeds and the employee’s (or director’s or consultant’s) basis in the shares. In general, the basis in the shares is the amount of ordinary income recognized upon receipt of the shares (or upon the lifting of restrictions, in the case of restricted stock) plus any amount paid for the shares.

When an employee disposes of ISO shares, the difference between the amount realized by the employee and the exercise price will generally constitute a capital gain or loss, as the case may be. However, if the employee does not hold the ISO shares for more than one year after exercising the ISO and for more than two years after the grant of the ISO, then: (1) the excess of the ISO shares’ fair market value on the exercise date over the exercise price will generally be treated as ordinary income for the employee; (2) the difference between the sale proceeds and the ISO shares’ fair market value on the exercise date will be treated as a capital gain or loss for the employee; and (3) the employer will generally be entitled to a tax deduction equal to the amount of ordinary income recognized by the employee.

Deduction Limits

In general, a corporation is denied a deduction for any compensation paid to its chief executive officer or to any of its four most highly compensated officers (other than the chief executive officer) to the extent that the compensation paid to the officer exceeds $1,000,000 in any year. "Performance-based compensation" is not subject to this deduction limit. The 2005 Plan permits the grant of awards that qualify as performance-based compensation—such as restricted stock and restricted stock units that are conditioned on achievement of one or more Performance Objectives, and stock options and stock appreciation rights—and of awards that do not so qualify—such as restricted stock and restricted stock units that are not conditioned on achievement of Performance Objectives.

Awards Not Nonqualified Deferred Compensation

Awards under the Plan are not intended to be nonqualified deferred compensation. The Plan provides for the Compensation Committee to administer, interpret, and construe the 2005 Plan in a manner that does not give rise to tax liability under Section 409A of the Code.

New Plan Benefits

As described above, the Compensation Committee has full discretion over the selection of employees, directors, and consultants to receive awards under the 2005 Plan and the amount and type of awards granted. Therefore, the benefits under the 2005 Plan that will be received by an individual or group are not determinable. On August 22, 2005, the closing price of Clinical Data’s common stock on the NASDAQ Small Cap Market was $21.09 per share.

Equity Compensation Plan Information

Clinical Data had authorized common stock for issuance under equity compensation plans as follows as of March 31, 2005:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	188,000	$5.82	117,000
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	188,000	$5.82	117,000

THE BOARD OF DIRECTORS RECOMMENDS THAT CLINICAL DATA’S STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE ADOPTION OF THE CLINICAL DATA, INC. 2005 EQUITY INCENTIVE PLAN.

PROPOSAL 5 – RATIFICATION OF THE SELECTION OF CLINICAL DATA’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The board of directors of Clinical Data, on the recommendation of the Audit Committee, has appointed Deloitte & Touche LLP as independent registered public accounting firm of Clinical Data for the fiscal year ending March 31, 2006. Although stockholder approval of the board of directors’ selection of Deloitte & Touche LLP is not required by law, the board of directors believes it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the special meeting of stockholders, the board of directors will reconsider its selection of Deloitte & Touche LLP. Deloitte & Touche LLP was Clinical Data’s auditor for the fiscal year ended March 31, 2005.

Representatives of Deloitte & Touche LLP are expected to be present at the special meeting of stockholders, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

ndependent Registered Public Accounting Firm Fees

The aggregate fees for the audit and other services provided by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche") for the fiscal years 2005 and 2004 are as follows:

	2005	2004
Audit Fees (1)	$ 271,104	$ 328,300
Audit-Related Fees (2)	24,000	99,499
Tax Fees (3)	9,706	20,001
All Other Fees	-	-
Total	$ 304,810	$ 447,800

(1) Audit fees represent fees for professional services provided in connection with the audit of Clinical Data’s annual financial statements and review of its quarterly financial statements.
(2) For fiscal 2005, audit-related fees included the evaluation of certain proposed business combinations. For fiscal 2004, audit-related fees included assistance provided in connection with the registration of securities and the evaluation of certain proposed business combinations.
(3) Tax fees represent fees for services rendered to Clinical Data for tax compliance services and related consultations..

The audit committee has considered whether the non-audit services rendered by Deloitte & Touche LLP are compatible with maintaining Deloitte & Touche LLP’s independence.

Clinical Data’s Audit Committee has adopted procedures requiring the pre-approval of all non-audit (including tax) services performed by the independent registered public accounting firm in order to assure that these services do not impair the auditor’s independence. These procedures generally approve the performance of specific services subject to a cost limit for all such services. This general approval is to be reviewed, and if necessary modified, at least annually. Management must obtain the specific prior approval of the Audit Committee for each engagement of the independent registered public accounting firm to perform other audit-related or other non-audit services. The Audit Committee does not delegate its responsibility to approve services performed by the independent registered public accounting firm to any member of management.

The standard applied by the Audit Committee in determining whether to grant approval of any type of non-audit service, or of any specific engagement to perform a non-audit service, is whether the services to be performed, the compensation to be paid therefor and other related factors are consistent with the independent registered public accounting firm’s independence under guidelines of the Securities and Exchange Commission and applicable professional standards. Relevant considerations include whether the work product is likely to be subject to, or implicated in, audit procedures during the audit of our financial statements, whether the independent registered public accounting firm would be functioning in the role of management or in an advocacy role, whether the independent registered public accounting firm’s performance of the service would enhance our ability to manage or control risk or improve audit quality, whether such performance would increase efficiency because of the independent registered public accounting firm’s familiarity with our business, personnel, culture, systems, risk profile and other factors, and whether the amount of fees involved, or the non-audit services portion of the total fees payable to the independent registered public accounting firm in the period would tend to reduce the independent registered public accounting firm’s ability to exercise independent judgment in performing the audit.

THE BOARD OF DIRECTORS RECOMMENDS THAT CLINICAL DATA’S STOCKHOLDERS VOTE FOR THE PROPOSAL TO RATIFY THE CHOICE OF DELOITTE & TOUCHE LLP AS CLINICAL DATA’S AUDITORS.

REPORT OF THE CLINICAL DATA AUDIT COMMITTEE

The board of directors has an Audit Committee, which oversees Clinical Data’s accounting and financial functions, including matters relating to the appointment and activities of Clinical Data’s independent registered public accounting firm. The members of the Audit Committee regularly discusses with management and periodically with the outside auditors the financial information developed by Clinical Data, Clinical Data’s systems of internal controls and its audit process. The Audit Committee recommends to the board of directors each fiscal year the appointment of the independent registered public accounting firm and reviews periodically the registered public accounting firm’s performance and independence. The Audit Committee consists of Messrs. Horner and Malman and Dr. Sobel. None of Mr. Horner, Mr. Malman or Dr. Sobel is an officer or employee of Clinical Data, and aside from being directors of Clinical Data, each is otherwise independent of Clinical Data (as independence is defined in The National Association of Securities Dealers’ listing standards). The Audit Committee operates under a written charter adopted by the board of directors which is attached to this joint proxy statement/prospectus as Annex J.

The Audit Committee has reviewed the audited consolidated financial statements of Clinical Data as of March 31, 2005, and has discussed them with both management and Deloitte & Touche LLP, Clinical Data’s independent registered public accounting firm. Management has represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has also discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as currently in effect, including various matters pertaining to the audit, including Clinical Data’s financial statements, the report of the independent registered public accounting firm on the results, scope and terms of their work, and their recommendations concerning the financial practices, controls, procedures and policies employed by Clinical Data. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and has discussed with Deloitte & Touche LLP that firm’s independence.

Based on its review of the financial statements and these discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the board of directors that the audited consolidated financial statements be included in Clinical Data’s Annual Report on Form 10-KSB for the fiscal year ended March 31, 2005.

By the Audit Committee,

Larry D. Horner, Chair
Arthur B. Malman
Burton E. Sobel, M.D.

CLINICAL DATA EXECUTIVE COMPENSATION AND OTHER MATTERS

EXECUTIVE COMPENSATION

Summary Compensation Table

The following tables and notes present the compensation provided by Clinical Data during the last three fiscal years, where applicable, to its Chief Executive Officer and its three most highly compensated executive officers whose total salary and bonus exceeded $100,000 for the fiscal year ended March 31, 2005 (collectively, the "Named Executive Officers").

Name and Principal Position	Fiscal Year(1)	Salary ($)	Bonus ($)	Securities Underlying Options (#)(2)	All Other Compensation ($)(3)
Israel M. Stein, M.D. Chief Executive Officer, President	2005 2004 2003	251,274 220,250 185,000	200,000 150,000 60,000	0 12,000 0	6,775 2,555 0
Mark D. Shooman Senior Vice President, Chief Financial Officer (4)	2005 2004	161,418 121,057	100,000 75,000	0 25,000	6,362 2,250
Garth Gardner Senior Vice President, Chief Operating Officer (5)	2005 2004	184,991 36,231	75,000 25,000	0 35,000	1,645 0
Caesar J. Belbel Senior Vice President, Secretary, General Counsel (6)	2005 2004	145,816 116,135	35,000 25,000	0 15,000	0 0

(1)  Clinical Data’s fiscal year ends on March 31.
(2)  The aggregate number of options issued pursuant to Clinical Data’s 1991 Stock Option Plan and 2002 Stock Option Plan and representing the right to purchase shares of Clinical Data’s Common Stock at a fixed price per share (fair market value on the date of grant).
(3)  There were no personal benefits or perquisites in excess of the lesser of $50,000 or 10% of the combined salary and bonus reported with respect to each of fiscal years 2005, 2004 and 2003. The amounts reported are contributions under the Clinical Data 401(k) plan.
(4)  Mr. Shooman joined Clinical Data on May 29, 2003.
(5)  Mr. Gardner joined Clinical Data on January 5, 2004.
(6)  Mr. Belbel joined Clinical Data on May 7, 2003.

Option Grants in Fiscal Year 2005

There were no option grants to the Named Executive Officers in fiscal year 2005.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year.

Name	Number of Shares Acquired On Exercise	Value Realized($)(1)	Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)(2)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($) (3)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Israel M. Stein, M.D.	0	0	54,000	8,000	694,860	88,720
Mark D. Shooman	0	0	8,333	16,667	94,667	189,333
Garth Gardner	0	0	11,667	23,333	84,117	168,233
Caesar J. Belbel	0	0	5,000	10,000	57,950	115,900

(1) Value realized equals fair market value on the date of exercise, less the exercise price, times the number of shares acquired without deducting taxes or commissions paid by the employee.
(2) Value of unexercised option equals fair market value of the shares underlying in-the-money options at March 31, 2005 ($16.41 per share), less the exercise price times the number of options outstanding.

Defined Benefit or Actuarial Plans

Clinical Data maintains no defined benefit or actuarial plans for its Named Executive Officers.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

In October 2001, Dr. Stein entered into an employment agreement with Clinical Data. The agreement provides that Dr. Stein will serve as Chairman of the Board, President and Chief Executive Office of Clinical Data for a four year term commencing on October 29, 2001 and expiring on October 28, 2005. The agreement will be automatically renewed for successive one-year periods thereafter unless either Clinical Data or Dr. Stein provide written notice of nonrenewal at least six (6) months in advance of the expiration of the then current term of the agreement. Under the agreement, Dr. Stein is paid an annual base salary of $180,000 per year, which base salary is subject to the annual review of the board of directors. Dr. Stein is also eligible to earn an annual bonus equal to 5% of Clinical Data’s earnings before interest, taxes, depreciation and amortization, or such higher amount as the board of directors may determine.

Dr. Stein’s employment agreement also provides that, in the event Dr. Stein’s employment is terminated by Clinical Data without cause (as such term is defined in the agreement), Dr. Stein shall be entitled to receive (a) his base salary as then in effect for the balance of the then current term of the agreement; (b) his annual bonus for the year in which such termination of his employment was effected; and (c) an extension of the period for the exercise of stock options granted to Dr. Stein for the longer of five years following such termination of employment or any longer period provided under the applicable plan pursuant to which such stock options were granted. Under certain circumstances leading to the termination of his employment by Clinical Data or his resignation occurring either ninety (90) days prior to or twenty four (24) months following a change of control of Clinical Data, Dr. Stein shall be entitled to (i) receive four times the average annual base salary and bonus paid to Dr. Stein during each of the three years prior to the time of termination or resignation; (ii) continuation for forty-eight (48) months of all medical, disability and insurance benefits available to Dr. Stein at the time of termination or resignation, or such shorter period as may be then provided company policies or applicable law; (iii) acceleration of vesting of all unvested stock options; and (iv) extension of the period for the exercise of stock options granted to Dr. Stein for the longer of five years following such termination or resignation, or any longer period provided under the applicable plan pursuant to which such stock options were granted.

On December 16, 2004, Dr. Stein’s employment agreement was modified to change his title to President and Chief Executive Officer of Clinical Data. All other clauses of the agreement remain in full force.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the board of directors, consisting in fiscal year 2005 of Messrs. Horner and Malman, was responsible for executive compensation decisions as described below. See "Clinical Data Compensation Committee Report on Executive Compensation."

CLINICAL DATA COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

During the fiscal year ended March 31, 2005, the Compensation Committee appointed by the board of directors of Clinical Data was responsible for (i) establishing and administering the base salaries and cash bonuses of Clinical Data’s executive officers, (ii) administering and making recommendations and awards under Clinical Data’s 2002 Stock Option Plan. The Compensation Committee is composed exclusively of directors who are not also officers or employees of Clinical Data. During the fiscal year ended March 31, 2005, the Compensation Committee consisted of two board members, Messrs. Horner and Malman.

Clinical Data’s executive compensation policies are designed to provide levels of cash and equity compensation that will reward and retain experienced executives who will contribute to Clinical Data’s performance in the competitive business environment in which Clinical Data operates. The executive compensation program is designed to achieve these goals through a combination of base salary, cash bonuses and long-term incentive compensation in the form of stock options. As noted above, both the cash compensation and equity compensation components of Clinical Data’s executive compensation program are determined by the Compensation Committee.

Executive Officer Compensation

Approach and Objectives: Clinical Data’s Compensation Committee evaluates, both subjectively and objectively, Clinical Data’s financial performance, competitive position, future potential, the individual and group performance of the members of senior management, and compensation levels at comparable companies. In such evaluation, the Compensation Committee reviews data prepared by Clinical Data and employs the business experience of the individual members of the Compensation Committee.

The Compensation Committee has historically established levels of executive remuneration that provide for a base salary intended to allow Clinical Data to hire and retain qualified management. The Compensation Committee has also approved annual incentive bonuses based on individual and company performance in order to reward achievement. From time to time, Clinical Data has also granted stock options to key employees to bring the stockholders’ interests more sharply into their focus and to insure that key employees have an interest in the long-term prospects of Clinical Data.

Annual Salary and Bonus Compensation: Officers and other key employees are compensated within salary ranges that are generally based on similar positions in companies of comparable size and complexity to that of Clinical Data. The annual compensation for each officer is based on a combination of experience, company and individual performance, general economic conditions, marketplace trends, and other factors deemed important by the Compensation Committee, including the fact that Clinical Data does not offer a defined benefit retirement plan. In addition, consideration is given to salary levels and traditional benefits accorded employees in the part of the world where he or she is employed.

In fiscal 2005, after consideration of recommendations by Clinical Data’s Chief Executive Officer, Dr. Stein, other than for himself, the Compensation Committee reviewed and confirmed the compensation for senior management. The salary of Clinical Data’s senior management is generally reviewed annually by the Compensation Committee, with the amount of any increases awarded based on aforementioned factors. The Compensation Committee also takes into consideration certain adjustments in salary as required by practice or regulation in the countries in which Clinical Data and its subsidiaries operate.

The Compensation Committee historically has determined the level of bonuses to be awarded to senior management based in the case of Dr. Stein primarily upon the financial performance of Clinical Data, and for other executives primarily on the performance of the operating units for which they are directly responsible. For fiscal 2005, Clinical Data paid an aggregate of approximately $410,000 in cash incentives to its Chief Executive Officer and the Named Executive Officers. For fiscal 2006 the Compensation Committee is considering similar bonus programs based upon the achievement of certain targeted goals by Clinical Data and its operating units.

Long Term Incentives: Currently, stock options are Clinical Data’s primary long-term incentive instrument. The size of the awards has historically been based on guidelines that take salary level, tenure, individual performance rating and importance to Clinical Data into account. All stock options have been granted at exercise prices equal to the market price on the date of grant. The options become exercisable in one, two or three annual installments on the first anniversary of the date of grant. For those grants still outstanding under Clinical Data’s 1991 Stock Option Plan, the expiration dates are between the six and seven years. For those grants issued under Clinical Data’s 2002 Stock Option Plan, the expiration date is ten years from the date of grant except for Dr. Stein, whose grants expire five years from the date of grant.

Chief Executive Officer and Chief Financial Officer Compensation: In determining the annual salary, bonus, and long-term compensation of Dr. Stein and Mr. Shooman, including stock options, the Compensation Committee considered the performance of Clinical Data and the demonstrated leadership each brings to Clinical Data. In addition to the factors considered for other officers and key employees, the Compensation Committee weighs the important role Dr. Stein plays within Clinical Data as its founder, spokesman and Chief Executive Officer. The annual base salary of Dr. Stein was increased during fiscal year 2005 to $250,000 reflecting Dr. Stein’s contributions and ongoing role in Clinical Data. A bonus of $200,000 was awarded to Dr. Stein for fiscal 2005; Mr. Shooman was awarded a bonus of $100,000.

Deduction Limit for Executive Compensation: Section 162(m) of the Code limits the tax deductibility by a public company of compensation in excess of one million dollars paid to any of its five most highly compensated executive officers. Outstanding stock options granted under Clinical Data’s 2002 Stock Option Plan will not be subject to the limitation under applicable regulations. Clinical Data’s Compensation Committee intends to use its best efforts to structure future compensation so that executive compensation paid by it is fully deductible in accordance with Section 162(m) of the Code. Clinical Data’s Compensation Committee may, however, in a particular case, approve compensation that may not be deductible under Section 162(m).

The Compensation Committee believes that Clinical Data’s executive compensation practices provide an overall level of compensation that is competitive with companies of similar size, complexity and financial performance and that its executive compensation practices have allowed it to retain key personnel whose contribution is needed for Clinical Data’s growth and profitability. The Compensation Committee further believes that bonuses and long-term incentives are an important means to incentivize Clinical Data’s overall performance and the individual performances of its senior executives and that bonuses are necessary to keep total compensation competitive with executive compensation at similarly situated companies.

As of March 31, 2005,

Compensation Committee:	The Board of Directors:
Larry D. Horner, Chair	Randal J. Kirk, Chair
Arthur B. Malman	Israel M. Stein, M.D. Larry D. Horner
Arthur B. Malman

CLINICAL DATA BENEFICIAL OWNERSHIP

The following table sets forth the number of shares of each class of equity securities of Clinical Data owned or deemed beneficially owned as determined under the rules of the Securities and Exchange Commission, directly or indirectly, by (1) any person (including any "group" as that term defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) who is known to Clinical Data to be the beneficial owner of more than five percent of the outstanding shares of voting securities of Clinical Data, (2) each director or nominee, (3) the Named Executive Officers and current executive officers of Clinical Data and (4) by all directors and current executive officers of Clinical Data and its subsidiaries, as a group. The pre-merger percentage ownership is based on 4,405,020 shares of Clinical Data common stock outstanding as of August 26, 2005. The post-merger percentage ownership includes only the 2,301,783 shares of Clinical Data common stock that would be issued to Genaissance stockholders based on the 35,412,044 shares of Genaissance common stock outstanding as of the record date.

In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner for purposes of this table of any shares of stock if he or she has or shares voting power or investment power with respect to any such shares or has the right to acquire beneficial ownership at any time within sixty days after August 26, 2005. As used herein "voting power" is the power to vote or direct the voting of shares, and "investment power" is the power to dispose of or direct the disposition of shares. Except as indicated in the notes following the table below, each individual named has sole voting and investment power with respect to the shares of common stock listed as being beneficially owned by such individual.

Name and Address of Beneficial Owner (1)	Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned Before the Merger	Percentage of Common Stock Beneficially Owned After the Merger
Israel M. Stein, M.D.	663,528 (2)	14.9%	9.8%
Randal J. Kirk	2,762,627 (3)	62.9%	41.2%
Arthur B. Malman	37,586 (4)	*	*
Larry D. Horner	23,625 (5)	*	*
Burton Sobel	-	*	*
Mark D. Shooman	16,667 (6)	*	*
Garth Gardner	11,667 (7)	*	*
Caesar J. Belbel	10,000 (8)	*	*
All current directors and executive officers as a group (8 persons)	3,525,700 (9)	77.8%	51.6%

* Less than 1.0%.

1. Except as otherwise noted, the address of each of the named directors and officers is: c/o Clinical Data, Inc., One Gateway Center, Suite 411, Newton, MA 02458.
2. Includes 84,793 shares held in joint tenancy with Dr. Stein’s wife. Also includes 58,000 shares issuable upon the exercise of stock options exercisable within 60 days after August 26, 2005.
3. Includes 433,410 shares owned by Kirkfield, LLC; 579,883 shares owned by RJK, LLC; 33,091 shares owned by Zhong Mei, LLC; 555,162 shares owned by New River Management, II, LP; and 112,890 shares owned by Third Security Staff 2001 LLC. Mr. Kirk is deemed to have beneficial ownership of all shares owned by Kirkfield, LLC, RJK, LLC, Zhong Mei, LLC, New River Management, II, LP and Third Security Staff 2001, LLC.
4. Includes 21,500 shares issuable upon the exercise of stock options exercisable within 60 days after August 26, 2005.
5. Includes 21,500 shares issuable upon the exercise of stock options exercisable within 60 days after August 26, 2005.
6. Includes 16,667 shares issuable upon the exercise of stock options exercisable within 60 days after August 26, 2005.
7. Includes 11,667 shares issuable upon the exercise of stock options exercisable within 60 days after August 26, 2005.
8. Includes 10,000 shares issuable upon the exercise of stock options exercisable within 60 days after August 26, 2005.
9. See footnotes (2) through (8).

Section 16(a) Beneficial Ownership Report Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Clinical Data’s officers and directors, and persons who own more than ten percent of Clinical Data’s common stock to file with the Securities and Exchange Commission reports of ownership and changes in ownership of voting securities of Clinical Data, and to furnish copies of such reports to Clinical Data. Based solely on a review of copies of such reports furnished to Clinical Data or written representations from certain persons that no reports were required for those persons, Clinical Data believes that all Section 16(a) filing requirements were complied with during the fiscal year ended March 31, 2005.

CLINICAL DATA PERFORMANCE GRAPH

Set forth below is a line graph comparing the cumulative total return of Clinical Data’s common stock against the cumulative NASDAQ Stock Market (U.S. and Foreign) Index and a peer group index that includes companies with SIC Code 382, Analytical Laboratory Instruments. This SIC code includes companies such as Beckman Coulter, Inc., Harden, Inc., Millipore, Inc., and Thermo Bioanalysis and fifty-eight other entities. Cumulative total return is measured assuming an initial investment of $100 at March 31, 2000 and the reinvestment of any dividends through the fiscal year ending March 31, 2005. The performance and trends depicted in the graph below are not necessarily indicative of actual or likely performance or trends for subsequent or future periods.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

AMONG CLINICAL DATA, INC., THE NASDAQ STOCK MARKET (US & Foreign) INDEX AND A PEER GROUP

Clinical Data, Inc.
Nasdaq Stock Market (US & Foreign)
SIC Code Index
$700.00
$600.00
$500.00
$400.00
$300.00
$200.00
$100.00
$0.00
3/31/2000
3/31/2001
3/31/2002
3/31/2003
3/31/2004
3/31/2005

	3/31/2000	3/31/2001	3/31/2002	3/31/2003	3/31/2004	3/31/2005
Clinical Data, Inc………………………..	$100.00	$99.40	$198.00	$147.00	$486.20	$614.80
Nasdaq Stock Market (US & Foreign)….	$100.00	$39.90	$40.10	$29.30	$43.60	$44.00
SIC Code Index………………………….	$100.00	$42.60	$50.70	$26.10	$43.30	$39.50

CLINICAL DATA CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Kirk, a director of Clinical Data, is affiliated with Third Security. Third Security invoiced Clinical Data $169,000 for sales and marketing services rendered to Clinical Data during fiscal year 2005.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following summary selected unaudited pro forma condensed combined financial data was prepared using the purchase method of accounting with Clinical Data treated as the acquirer. The unaudited pro forma condensed combined statements of operations data combine the historical statements of operations data for Clinical Data and Genaissance, giving effect to the proposed merger as if it had occurred at the beginning of the period presented. The unaudited pro forma condensed combined balance sheet data combines the historical balance sheets of Clinical Data and Genaissance, giving effect to the merger as if it had occurred as of the balance sheet date.

The selected unaudited pro forma condensed combined financial data is based on estimates and assumptions that are preliminary. The data is presented for informational purposes only and is not intended to represent or be indicative of the results of operations or financial condition of Clinical Data that would have been reported had the merger been completed as of the dates presented, and should not be taken as representative of future results of operations or financial condition of Clinical Data. Please also read the section in this joint proxy statement/prospectus entitled "Special Note Regarding Forward-Looking Statements" beginning on page 1 for more information on the statements made in this section.

This selected unaudited pro forma condensed combined financial data should be read in conjunction with the summary selected historical financial data and accompanying notes contained elsewhere in this joint proxy statement/prospectus and the separate historical financial statements and accompanying notes of Clinical Data beginning on page FS-1, and those of Genaissance incorporated by reference into this joint proxy statement/prospectus. See the section entitled "Where You Can Find More Information" beginning on page 104 and "Incorporation of Certain Documents by Reference" beginning on page 104 of this joint proxy statement/prospectus.

The unaudited pro forma condensed combined financial information was prepared using the purchase method of accounting with Clinical Data treated as the acquirer. Accordingly, we have adjusted the historical financial information to give effect to the impact of the consideration issued in connection with the merger. In the Unaudited Pro Forma Condensed Combined Balance Sheet, Clinical Data’s cost to acquire Genaissance has been allocated to the tangible and intangible assets acquired and liabilities assumed based upon management’s preliminary estimate of their respective fair values as of the date of acquisition. Any differences between the fair value of the consideration issued and the fair value of the assets and liabilities acquired will be recorded as goodwill. The amounts allocated to acquired assets and liabilities in the Unaudited Pro Forma Condensed Combined Financial Statements are based on management’s preliminary internal valuation estimates. Definitive allocations will be performed and finalized based upon certain valuations and other studies that will be performed by Clinical Data with the assistance of outside valuation specialists after the closing date of the merger. Accordingly, the purchase allocation pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information and are subject to revision based on a final determination of fair value after the closing of the merger.

The Unaudited Pro Forma Condensed Combined Statements of Operations also include certain purchase accounting adjustments, including items expected to have a continuing impact on the combined results, such as increased depreciation and amortization expense on acquired tangible and intangible assets.

The Unaudited Pro Forma Condensed Combined Statements of Operations do not include the impacts of any revenue, cost or other operating synergies that may result from the merger. Clinical Data expects the transaction to generate $3 million to $5 million of annual before tax cost synergies by year three. Cost synergy opportunities in purchasing, manufacturing and logistics will be achieved through increased scale, improved asset utilization and coordinated procurement. Cost synergies in selling, general and administrative will be achieved through the elimination of the overlap between the two companies and the delivery of key support functions by Clinical Data’s senior management.

The Unaudited Pro Forma Condensed Combined Financial Statements do not reflect the impact of financing, liquidity or other balance sheet repositioning that may be undertaken in connection with or subsequent to the merger.

The Unaudited Pro Forma Condensed Combined Financial Statements do not reflect nonrecurring charges resulting from the merger. The substantial majority of nonrecurring charges resulting from the merger will be comprised of in-process research and development costs for continuing projects, employee termination costs and other exit costs related to the Genaissance business that will be recognized in the opening balance sheet in accordance with EITF Issue No 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination." Other merger-related charges may be incurred that do not meet the criteria in EITF Issue No 95-3, including employee termination and exit costs related to the Clinical Data business, other integration-related costs, and the impacts of potential divestitures, if any, that may be required by governmental authorities. Clinical Data and Genaissance have just recently begun collecting information in order to formulate detailed integration plans to deliver planned synergies. However, at this time, the status of the integration plans and the related merger-related costs are too uncertain to include in the pro forma financial information.

Based on Clinical Data’s review of Genaissance’s summary of significant accounting policies disclosed in Genaissance’s financial statements, the nature and amount of any adjustments to the historical financial statements of Genaissance to conform their accounting policies to those of Clinical Data are not expected to be significant. Upon consummation of the merger, further review of Genaissance’s accounting policies and financial statements may result in required revisions to Genaissance’s policies and classifications to conform to Clinical Data’s.

Conforming Year Ends

Clinical Data has a fiscal year end of March 31 whereas Genaissance has a December 31 calendar year end. In order to prepare the Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended March 31, 2005 and for the three months ended June 30, 2005, Genaissance’s operating results were first conformed to Clinical Data’s year-end. This was done utilizing Genaissance’s historical financial statements as of and for the year ended December 31, 2004, and their historical unaudited financial statements as of and for the three-month periods ended March 31, 2005 and 2004 and the six-month period ended June 30, 2005.

Unaudited pro forma condensed combined statement of operations

For the Year Ended March 31, 2005
(in thousands, except per share data)
	Clinical Data (a)	Genaissance	Pro Forma Adjustments		Pro Forma Combined
Revenues	$ 56,400	$ 22,777	$ --		$ 79,177
Cost of revenues	36,047	8,356	(109)	(b)	44,294
Operating expenses:
Research and development	2,687	18,120	(76)	(b)	20,731
Selling, general and administrative	12,102	14,173	(445)	(b)
			2,346	(c)	28,176
Operating income (loss)	5,564	(17,872)	(1,716)		(14,024)
Interest expense, net	(208)	(657)	327	(d)	(538)
Other income (expense), net	173	41	(30)	(d)	184
Write-down of investment in affiliate	--	(1,003)	--		(1,003)
Income (loss) before (provision) benefit for income taxes, equity in loss of affiliate, and minority interest	5,529	(19,491)	(1,419)		(15,381)
Income tax (provision) benefit	(2,118)	9	1,226	(e)	(883)
Equity in loss of affiliate, net of tax	--	(300)	--		(300)
Minority interest	(16)	--	--		(16)
NET INCOME (LOSS)	3,395	(19,782)	(193)		(16,580)
Warrant issuance expense		(833)			(833)
Preferred stock dividends and accretion	--	(516)	295	(f)	(221)
Beneficial conversion feature of warrant	--	(40)	--		(40)
NET INCOME (LOSS) APPLICABLE TO COMMON SHAREHOLDERS	$ 3,395	$ (21,171)	$ 102		$ (17,674)
BASIC NET EARNINGS (LOSS) PER COMMON SHARE	$ 0.77				$ (2.64)
DILUTED NET EARNINGS (LOSS) PER COMMON SHARE (g)	$ 0.75				$ (2.64)
Weighted Average Shares Outstanding:
Basic	4,389		2,297	(g)	6,686
Diluted	4,507		2,179	(g)	6,686

Unaudited pro forma condensed combined statement of operations

For the Three Months Ended June 30, 2005
(in thousands, except per share data)
	Clinical Data (a)	Genaissance	Pro Forma Adjustments		Pro Forma Combined
Revenues	$ 12,773	$ 5,030	$ --		$ 17,803
Cost of revenues	8,179	1,956	(16)	(b)	10,119
Operating expenses:
Research and development	707	2,973	--		3,680
Selling, general and administrative	3,227	3,911	(227)	(b)
			561	(c)
			(625)	(h)	6,847
Operating income (loss)	660	(3,810)	307		(2,843)
Interest expense, net	(80)	(411)	336	(d)	(155)
Other income (expense), net	31	42	(23)	(d)	50
Income (loss) before (provision) benefit for income taxes, equity in loss of affiliate, and minority interest	611	(4,179)	620		(2,948)
Income tax (provision) benefit	(200)	(7)	(232)	(e)	(439)
Minority interest	(4)	--	--		(4)
NET INCOME (LOSS)	407	(4,186)	388		(3,391)
Preferred stock dividends and accretion	--	(138)	83	(f)	(55)
NET INCOME (LOSS) APPLICABLE TO COMMON SHAREHOLDERS	$ 407	$ (4,324)	$ 471		$ (3,446)
BASIC NET EARNINGS (LOSS) PER COMMON SHARE	$ 0.09				$ (0.51)
DILUTED NET EARNINGS (LOSS) PER COMMON SHARE (g)	$ 0.09				$ (0.51)
Weighted Average Shares Outstanding:
Basic	4,395		2,302	(g)	6,697
Diluted	4,519		2,178	(g)	6,697

Notes To Unaudited Pro Forma Condensed Combined Statements of Operations

(a) Certain items of the historical presentation of Clinical Data have been combined to conform to the presentation used in the Unaudited Pro Forma Condensed Combined Statements of Operations.

(b) To adjust deferred compensation expense for the result of the conversion of Genaissance’s restricted stock and unvested options to Clinical Data shares and options, respectively.

(c) To adjust amortization expense for the result of purchased intangibles based on the preliminary allocation of the purchase price to intangible assets. The unaudited pro forma condensed combined financial statements reflect a preliminary allocation to tangible assets, liabilities, goodwill and other intangible assets. The final purchase price allocation may result in a different allocation for tangible and intangible assets than that presented in these unaudited pro forma condensed combined financial statements.

(d) To adjust interest expense and interest income to reflect the pro forma results. As of April 1, Genaissance had a debt obligation that would be in default due to the acquisition. Effective April 1, the outstanding balance would be repaid, therefore the Company would not incur interest expense and related costs for the periods presented. In addition, the cash used to pay the outstanding debt would not be available to earn interest income.

(e) Income tax impacts as a result of purchase accounting adjustments are estimated at Clinical Data effective tax rate for the periods presented, which reflects our best estimate of Clinical Data statutory income tax rates for all tax jurisdictions. In addition, it is assumed that current U.S. domestic losses of Genaissance would be available to offset the U.S. domestic income realized by Clinical Data.

(f) Represents an adjustment to result in the dividends payable to the stockholders of the newly issued Clinical Data preferred stock in relation to this acquisition.

(g) The pro forma combined per share amounts and weighted average common shares reflect the combined weighted average Clinical Data common shares for each period presented and the Genaissance common shares, adjusted to reflect the exchange ratio of .065 shares of Clinical Data common stock for each share of Genaissance. No stock options or warrants were included in the diluted earnings per share calculation because they would be anti-dilutive.

(h) Represents the removal of Genaissance’s non-recurring expense item of $625 closing costs pertaining to this merger.

Items not adjusted

The Unaudited Pro Forma Combined Condensed Statements of Operations present operations before nonrecurring charges or credits directly attributable to the transaction. Therefore, certain non-recurring items have been excluded from the statements of operations including in-process research and development expense, Genaissance’s closing costs related to this transaction and operating efficiencies and cost savings that may be achieved with respect to the combined entity. A preliminary assessment of the in-process research and development expense is approximated at $30,400. Genaissance has estimated its closing costs related to the merger to be approximately $1,792.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of June 30, 2005
(in thousands)
	Clinical Data (a)	Genaissance (a)	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Cash and cash equivalents	$ 5,181	$ 4,310	$ (4,500)	(c)	$ 4,991
Accounts receivable, net	10,233	4,753	--		14,986
Inventories, net	9,427	638	245	(b5)	10,310
Prepaid expense and other current assets	2,112	1,703	--		3,815
TOTAL CURRENT ASSETS	26,953	11,404	(4,255)		34,102
PROPERTY AND EQUIPMENT, net	3,628	8,274	--		11,902
GOODWILL	6,350	12,286	(12,286)	(b4)
			18,165	(b13)
			112	(c)	24,627
INTANGIBLES, net	2,631	11,023	6,847	(b6)
			(112)	(c)	20,389
INVESTMENT IN AFFILIATE	--	1,186	--		1,186
OTHER ASSETS, net	1,236	95	(290)	(b2)	1,041
TOTAL ASSETS	$ 40,798	$ 44,268	$ 8,181		$ 93,247

LIABILITIES AND STOCKHOLDERS’ EQUITY
Due within one year, including revolving credit facility	$ 2,341	$ 735	$ --		$ 3,076
Accounts payable	4,938	1,816	--		6,754
Accrued and other liabilities, current portion	7,646	5,053	710	(b2)
			1,167	(b8)	14,576
TOTAL CURRENT LIABILITIES	14,925	7,604	1,877		24,406
LONG-TERM DEBT & OBLIGATIONS	1,827	6,663	1,264	(b7)
			(4,500)	(c)	5,254
OTHER NON-CURRENT LIABILITIES	570	6,460	5,753	(b10)	12,783
TOTAL LIABILITIES	17,322	20,727	4,394		42,443
MINORITY INTEREST	99	--	--		99
SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK	--	9,869	(9,869)	(b3)	--

STOCKHOLDERS’ EQUITY
Preferred stock	--	--	5	(b1)	5
Common stock	44	35	(35)	(b3)
			23	(b1)	67
Additional paid-in-capital	16,995	255,326	(255,326)	(b3)
			9,513	(b1)
			45,234	(b1)
			1,809	(b1)
			1,551	(b1)
			44	(b1)	75,146
Retained earnings (deficit)	5,575	(240,836)	240,836	(b3)
			(30,400)	(b9)	(24,825)
Deferred compensation	--	(796)	796	(b3)
			(407)	(b11)
			(44)	(b12)	(451)
Treasury stock	(47)	--	--		(47)
Accumulated other comprehensive income (loss)	810	(57)	57	(b3)	810
TOTAL STOCKHOLDERS’ EQUITY	23,377	13,672	13,656		50,705
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 40,798	$ 44,268	$ 8,181		$ 93,247

Notes To Unaudited Pro Forma Condensed Combined Balance Sheet

(a) Certain items of the historical presentations of Clinical Data and Genaissance have been combined to conform to the presentation used in the Unaudited Pro Forma Condensed Combined Balance Sheet.

(b) Genaissance shareholders will receive .065 shares of Clinical Data common stock for each share of Genaissance common stock. Each outstanding option to purchase shares of Genaissance common stock and each outstanding warrant to purchase shares of Genaissance common stock will be assumed by Clinical Data and will convert into an option or warrant to purchase shares of Clinical Data common stock. Clinical Data will adjust the number of shares issuable upon exercise and the exercise prices to reflect the common stock exchange ratio. Certain Genaissance stock options contain provisions that provide for the accelerated vesting of such options in the event the optionee is terminated under certain circumstances following the merger. Genaissance preferred shareholders will receive 1.052326 shares of Clinical Data preferred stock for each share of Genaissance preferred stock.

  Under the purchase method of accounting, the total consideration was determined using the average Clinical Data closing stock price prices beginning two days before and ending two days after June 20, 2005, the date the acquisition is agreed to and announced. The preliminary consideration is as follows:

		Preferred Shares (stated value $0.01 share)	Common Shares (stated value $0.01 share)	Capital in Excess of Par Value	Total
(b1)	Issuance of Clinical Data shares to Genaissance’s shareholders: Preferred stock – 484,070 shares issued in exchange for outstanding Genaissance preferred stock	$ 5	$ --	$9,513	$ 9,518
	Common stock – 2,301,754 shares issued in exchange for outstanding Genaissance common stock		23	45,234	45,257
	Fair Value of Genaissance vested options			1,809	1,809
	Fair Value of Genaissance warrants			1,551	1,551
	Fair Value of Genaissance unvested options			44	44
(b2)	Estimated Clinical Data transaction costs				1,000
	Total consideration				$ 59,179

  Clinical Data has not completed an assessment of the fair value of assets and liabilities of Genaissance and the related business integration plans. The table below represents a preliminary allocation of the total consideration to Genaissance’s tangible and intangible assets and liabilities based on management’s preliminary estimate of their respective fair value as of the date of the business combination.

(b3)	Genaissance’s historical net book value plus redeemable preferred stock	$23,541
(b4)	Elimination of Genaissance’s historical goodwill	(12,286)
(b5)	Fair value adjustment to inventory	245
(b6)	Fair value adjustment to identifiable intangible assets	6,847
(b7)	Fair value adjustment to long-term debt	(1,264)
(b8)	Genaissance’s estimated transaction costs	(1,167)
(b9)	In-process research and development expense	30,400
(b10)	Deferred tax impact of purchase accounting adjustments	(5,753)
(b11)	Deferred compensation adjustment related to restricted stock	407
(b12)	Deferred compensation adjustment related to unvested options	44
(b13)	Residual goodwill created from the merger	18,165
	Total consideration allocated	$59,179

  Upon completion of the fair value assessment after the closing of the merger, Clinical Data anticipates that the ultimate purchase price allocation may differ from the preliminary assessment outlined above. Any changes to the initial estimates of the fair value of the assets and liabilities will be allocated to residual goodwill.

  The preliminary allocation of the estimated the fair value of Genaissance’s identifiable intangible assets is as follows:

	Increase in value	Weighted Average remaining useful life
Asset class:
Completed technology	$9,200	5 years
In-process research and development	30,400
Customer relationships	8,100	8 years
Other	400	4 years
	$48,100

(c) Represents payment of Genaissance debt which will be in default if the acquisition is approved and occurs. In addition, an adjustment was made to write-off the remainder portion of capitalized deferred financing costs related to such debt.

DESCRIPTION OF CLINICAL DATA CAPITAL STOCK

The following summary of the current terms of the capital stock of Clinical Data and the terms of the capital stock of Clinical Data to be in effect after completion of the merger is not meant to be complete and is qualified by reference to the Clinical Data certificate of incorporation and amended and restated by-laws.

Authorized Capital Stock

As of August 22, 2005, Clinical Data had 13,500,000 shares of capital stock authorized, consisting of 12,000,000 shares of common stock, $0.01 par value, and 1,500,000 shares of undesignated preferred stock, $0.01 par value.

If the proposal to amend Clinical Data’s certificate of incorporation is approved at the Clinical Data special meeting, the number of shares of Clinical Data’s common stock authorized for issuance will be increased from 12,000,000 to 14,000,000. See "Proposal 2 – Amendment of Clinical Data’s Certificate of Incorporation."

Clinical Data Common Stock

Clinical Data Common Stock Outstanding. As of August 22, 2005, Clinical Data had 4,710,020 shares of common stock outstanding or reserved for issuance (including shares subject to outstanding options) and 10,125 treasury shares. All outstanding shares of Clinical Data common stock are, and the shares of Clinical Data common stock issued pursuant to the merger will be, fully paid and nonassessable.

Voting Rights. The holders of Clinical Data common stock are entitled to one vote for each share of Clinical Data common stock held of record on the applicable record date on all matters submitted to a vote of stockholders. There are no cumulative voting rights.

Dividend Rights; Rights upon Liquidation. The holders of Clinical Data common stock are entitled to receive, from funds legally available for the payment thereof, dividends when and as declared by resolution of the Clinical Data board of directors, subject to any preferential dividend rights granted to the holders of any then outstanding Clinical Data preferred stock. In the event of liquidation, each share of Clinical Data common stock is entitled to share pro rata in any distribution of Clinical Data’s assets after payment or providing for the payment of liabilities and the liquidation preference of any then outstanding Clinical Data preferred stock.

Preemptive Rights. Holders of Clinical Data common stock have no preemptive rights to purchase, subscribe for or otherwise acquire any unissued or treasury shares or other securities.

Clinical Data Preferred Stock

Clinical Data Preferred Stock Outstanding. There are no shares of preferred stock issued or outstanding.

Blank Check Preferred Stock. Under the Clinical Data certificate of incorporation, the Clinical Data board of directors has the authority, without stockholder approval, to create one or more classes or series within a class of preferred stock, to issue shares of preferred stock in such class or series up to the maximum number of shares of the relevant class or series of preferred stock authorized, and to determine the preferences, rights, privileges, qualifications, limitations, and restrictions of any such class or series, including the dividend rights, dividend rates, voting rights, the rights and terms of redemption, redemption prices, the rights and terms of conversion, liquidation preferences, sinking fund terms, the number of shares constituting any such class or series, and the designation of such class or series.

Series A Preferred Stock. If the merger is completed, Clinical Data will cause its certificate of incorporation to be amended by filing a certificate of designations designating 484,070 shares of its authorized but unissued preferred stock as series A preferred stock, having a par value of $0.01 per share. Each share of Clinical Data series A preferred stock shall have the same relative rights as and be identical in all respects with each other share of Clinical Data series A preferred stock. The Clinical Data series A preferred stock will rank prior to the Clinical Data common stock.

A completed description of the Clinical Data series A preferred stock can be found in "Proposal 1 – The Merger – Agreements Related to the Merger – Terms of Clinical Data Series A Preferred Stock" beginning on page 60. Such description of the Clinical Data series A preferred stock is incorporated by reference in its entirety into this section.

Clinical Data Warrants

If the merger is completed, each outstanding warrant to purchase shares of Genaissance common stock will be assumed by Clinical Data. Each assumed warrant will continue to be governed by the same terms and conditions are in effect immediately before the effective time, except that:

  the assumed warrant will be exercisable for shares of Clinical Data common stock;
  the number of shares of Clinical Data common stock subject to the assumed warrant will be determined by multiplying the number of shares of Genaissance common stock subject to the warrant immediately prior to the merger by the common stock exchange ratio and rounding down to the nearest whole number of shares of Clinical Data common stock; and
  the per share exercise price in effect under the assumed warrant will be determined by dividing the exercise price per share in effect under that warrant immediately prior to the merger by the common stock exchange ratio and rounding up to the nearest whole cent.

As of August 22, 2005, and after giving effect to the merger, Clinical Data is obligated to issue 386,253 warrants to purchase an equal number of shares of Clinical Data common stock to current Genaissance warrant holders in the merger. Once exchanged, such warrants will be immediately exercisable, will have exercise prices ranging from approximately $26.00 to approximately $64.15 per share and will terminate upon such dates ranging from April 30, 2006 through April 21, 2010. Each warrant will also contain standard and customary anti-dilution provisions in the event of stock splits, stock dividends and corporate reorganizations. Warrant holders will not be entitled to vote shares represented by warrants and, subject to compliance with the Securities Act and the applicable rules and regulations promulgated thereunder, the warrants may be transferred, in whole or in part, by the warrant holders.

Transfer Agent

The transfer agent and registrar for Clinical Data’s common stock is American Stock Transfer & Trust Company.

COMPARISON OF RIGHTS OF CLINICAL DATA STOCKHOLDERS AND GENAISSANCE STOCKHOLDERS

This section of the joint proxy statement/prospectus describes material differences between the rights of Clinical Data common stockholders, on the one hand, and the rights of Genaissance common stockholders on the other hand. The rights compared are those found in the respective companies’ charter documents, and corporate law provisions of Delaware, which is the state in which both companies are incorporated. While Clinical Data and Genaissance believe that the description covers the material differences between the two, this summary may not contain all of the information that is important to the stockholders of Clinical Data and Genaissance. This summary is not intended to be a complete discussion of the certificate of incorporation, bylaws and stockholders’ rights plan of Clinical Data and the certificate of incorporation and bylaws of Genaissance and is qualified in its entirety by applicable Delaware law. Clinical Data and Genaissance stockholders should carefully read this entire document and the documents referred to in this summary for a more complete understanding of the differences between the rights of Clinical Data common stockholders and the rights of Genaissance common stockholders.

Clinical Data and Genaissance are both organized under the laws of the State of Delaware. Any differences, therefore, in the rights of holders of Clinical Data capital stock and Genaissance capital stock arise primarily from differences in their respective certificates of incorporation and bylaws. Upon completion of the merger, holders of Genaissance capital stock will become holders of Clinical Data capital stock and their rights will be governed by Delaware law, the certificate of incorporation of Clinical Data and the bylaws of Clinical Data. The following discussion summarizes material differences between the rights of Clinical Data stockholders and Genaissance stockholders under the certificate of incorporation and bylaws of Clinical Data and of Genaissance.

Because this summary does not provide a complete description of these documents, all Clinical Data stockholders and Genaissance stockholders are urged to read carefully the relevant provisions of Delaware law, as well as the certificates of incorporation and bylaws of each of Clinical Data and Genaissance. Copies of the certificate of incorporation and bylaws of Genaissance will be sent to Genaissance and Clinical Data stockholders, upon request. Copies of the certificate of incorporation and bylaws will be sent to Genaissance and Clinical Data stockholders, upon request. See "Where You Can Find More Information" on page 104.

Classification; Number and Election of Directors

Clinical Data

The Clinical Data bylaws require that there be no less than one director and that the Clinical Data stockholders may determine the total number of directors by resolution. The Clinical Data board of directors currently consists of five (5) directors. The Clinical Data board of directors is elected at the annual meeting of stockholders by such stockholders as have the right to vote on such election.

Genaissance

The Genaissance by-laws require that there be no less than two directors and that the Genaissance board of directors may determine the total number of directors. The Genaissance board of directors currently consists of seven directors. The Genaissance board of directors is divided into three classes, with each class serving a staggered three-year term. There are currently two classes with three directors, and one class with one director.

Capitalization

Clinical Data

The authorized capital stock of Clinical Data consists of:

  12,000,000 shares of common stock, par value $0.01 per share; and
  1,500,000 shares of preferred stock, par value $0.01 per share, of which 484,070 will have been designated series A preferred stock by the effective date of the merger.

In connection with the merger, Clinical Data will seek stockholder approval of an amendment to its certificate of incorporation increasing the number of authorized shares of Clinical Data common stock from 12,000,000 to 14,000,000.

Genaissance

The authorized capital stock of Genaissance consists of:

  58,000,000 shares of voting common stock, par value $0.001 per share;
  2,000,000 shares of non-voting common stock, par value $0.001 per share; and
  1,000,000 shares of preferred stock, par value $0.001 per share, of which 460,000 shares have been designated series A preferred stock.

Vacancies on the Board of Directors and Removal of Directors

General

Delaware law provides that if, at the time of the filling of any vacancy or newly created directorship, the directors then in office constitute less than a majority of the authorized number of directors, the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the voting stock of the corporation then outstanding having the right to vote for such directors, order an election to be held to fill the vacancy or replace the directors selected by the directors then in office.

Clinical Data

Vacancies on the board of directors of Clinical Data and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

Clinical Data’s bylaws provide that a director may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except that the directors elected by the holders of a particular class or series of stock may be removed without cause only by vote of the holders of a majority of the outstanding shares of such class or series.

Genaissance

Under the charter and by-laws, the board of directors may enlarge the size of the board and fill any vacancies on the board. The Genaissance by-laws provide that nominations for directors may not be made by stockholders at any annual or special meeting unless the stockholder intending to make a nomination notifies the chairman of the board, the president or secretary, of its intention a specified period in advance and furnishes certain information. Unless and until filled by the stockholders and except as otherwise determined by the board of directors in establishing a series of preferred stock as to directors elected by the holders of such series, any vacancy in the board of directors, however occurring, including a vacancy resulting from an enlargement of the board of directors and an unfilled vacancy resulting from the removal of any director, may be filled by vote of a majority of the directors then in office although less than a quorum, or by the sole remaining director. Each director so chosen to fill a vacancy shall serve for a term determined in the manner provided in the charter. When one or more directors shall resign from the board of directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective. If at any time there are no directors in office, then an election of directors may be held in accordance with the General Corporation Law of the State of Delaware.

The Genaissance charter provides that directors may be removed only for cause by the affirmative vote of the holders of at least a majority of all outstanding shares of Genaissance stock entitled to vote for the election of directors.

Committees of the Board of Directors

Clinical Data

Clinical Data’s board may, by resolution passed by a majority of the whole board, designate one or more committees consisting of one or more directors, which will have and may exercise the powers and authority of the board of directors in the management of the business and affairs of Clinical Data as designated by resolution of the board; but no such committee shall have the power to approve or adopt, or recommend to the stockholders, any action or matter expressly required by the General Corporation Law of the State of Delaware to be submitted to stockholders for approval or to amend or repeal the bylaws or to adopt any new bylaws. The board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee.

Genaissance

Under the by-laws, the board of directors may designate one or more committees, each committee to consist of one or more directors of Genaissance. The board of directors may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee, the member or members present at any meeting and not disqualified from voting, whether or not a quorum exists, may unanimously appoint another member of the board of directors to act at the meeting in the place of such absent or disqualified member. The board of directors has the power to change the members of any committee at any time, to fill vacancies and to discharge any committee, either with or without cause, at any time.

Amendments to the Certificate of Incorporation

General

Under Delaware law, an amendment to the certificate of incorporation of a corporation requires the approval of the corporation’s board of directors and the approval of holders of a majority of the outstanding stock entitled to vote upon the proposed amendment, unless a higher vote is required by the corporation’s certificate of incorporation.

Clinical Data

Clinical Data’s certificate of incorporation provides that the certificate of incorporation may be amended in the manner prescribed by Delaware law.

Genaissance

The Genaissance charter may be amended by the affirmative vote of the holders of a majority of the shares of Genaissance stock entitled to vote, except with respect to proposals amending the Genaissance charter to change provisions related to the board of directors, stockholder voting by written consent and special meetings of stockholders, which amendments require the affirmative vote of the holders of at least 80% of the shares of the Genaissance stock entitled to vote. In addition, proposals amending the Genaissance charter to adversely change the rights and preferences of Genaissance series A preferred stock require the affirmative vote of the holders of at least 66-2/3?% of the outstanding shares of Genaissance series A preferred stock, voting together as a single class.

Amendments to Bylaws

General

Under Delaware law, stockholders entitled to vote have the power to adopt, amend or repeal bylaws. In addition, a corporation may, in its certificate of incorporation, confer this power on the board of directors. The stockholders always have the power to adopt, amend or repeal the bylaws, even though the board of directors may also be delegated the power.

Clinical Data

Clinical Data’s certificate of incorporation and bylaws provide that the board of directors is expressly authorized to alter, amend or repeal the bylaws; provided, however, that any such alteration, amendment or repeal shall require the approval of at least 66-2/3% of the total number of directors present at any regular or special meeting of the board of directors at which a quorum is present. The stockholders shall also have the power to alter, amend or repeal the bylaws, provided, however, that the affirmative vote of the holders of at least 66-2/3% of the shares of the capital stock of Clinical Data issued and outstanding, present in person or by proxy and entitled to vote at any regular meeting of stockholders, or at any special meeting of stockholders, provided that notice of such alteration, amendment, repeal or adoption of new by-laws shall have been stated in the notice of any such special meeting.

Genaissance

The Genaissance by-laws may be altered, amended or repealed or new by-laws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the board of directors at which a quorum is present. The by-laws may be altered, amended or repealed or new by-laws may be adopted by the affirmative vote of the holders of a majority of votes properly cast at any regular meeting of stockholders, or at any special meeting of stockholders, provided notice of such alteration, amendment, repeal or adoption of new by-laws shall have been stated in the notice of such special meeting.

Ability to Call Special Meetings

Clinical Data

Special meetings of stockholders may be called at any time by the president or by the board of directors. The business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

Genaissance

Special meetings of the stockholders of Genaissance may only be called by the president or a majority of the board and requires advance notice of business to be brought by a stockholder before the annual meeting.

Notice of Stockholder Action

Clinical Data

Under the Clinical Data bylaws, in order for a stockholder to submit a proposal at any annual stockholder meeting, timely written notice must be given to the corporate secretary of Clinical Data before the annual meeting. To be timely, notice of a stockholder proposal must be delivered to, or mailed and received at Clinical Data’s principal executive offices, not later than ninety (90) days in advance of the anniversary date of the immediately preceding annual meeting.

A stockholder’s notice to the secretary must set forth all of the following:

  a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;
  the name and address of the stockholder proposing such business and any other stockholder who is the record or beneficial owner of any equity security of Clinical Data known by such stockholder to be supporting such proposal the class and number of shares of Clinical Data’s equity securities which are beneficially owned and owned of record by the stockholder giving the notice on the date of such stockholder notice and by any other record or beneficial owners of Clinical Data’s equity securities known by such stockholder to be supporting such proposal on the date of such stockholder notice, and any financial or other interest of the stockholder in such proposal.

With respect to stockholder nominations of directors for election, nominations may be made by any stockholder of record entitled to vote at the annual meeting of stockholders who provides timely notice in writing to the corporate secretary of Clinical Data delivered in a manner similar to that of proposals for transacting business.

Stockholders nominating candidates for election to the Clinical Data board of directors are required to provide the following information:

  as to each person whom the stockholder proposes to nominate for election or reelection as a director:
  the name, age, business address and residence address of such person;
  the principal occupation or employment of such person;
  the class and number of shares of Clinical Data’s equity securities which are beneficially owned by such person on the date of such stockholder notice; and
  any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 13D or Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder.
  as to the stockholder giving the notice:
  the name and address of such stockholder and any other stockholder who is a record or beneficial owner of any equity securities of the corporation and who is known by such stockholder to be supporting such nominee(s); and
  the class and number of shares of Clinical Data’s equity securities which are beneficially owned and owned of record by such stockholder on the date of such stockholder notice and the number of shares of the Clinical Data’s equity securities beneficially owned and owned of record by any person known by such stockholder to be supporting such nominee(s) on the date of such stockholder notice.

Clinical Data may require any proposed nominee to furnish such other information as may reasonably be required by Clinical Data to determine the eligibility of such proposed nominee to serve as a director.

Genaissance

Except where some other notice is required by law, written notice of each meeting of stockholders, stating the place, date and hour thereof and the purposes for which the meeting is called, shall be given by the secretary under the direction of the board of directors or the president, not less than ten nor more than sixty days before the date fixed for such meeting, to each stockholder of record entitled to vote at such meeting. Notice shall be given personally to each stockholder or left at his or her residence or usual place of business or mailed postage prepaid and addressed to the stockholder at his or her address as it appears upon the records of the corporation. In case of the death, absence, incapacity or refusal of the secretary, such notice may be given by a person designated either by the secretary or by the person or persons calling the meeting or by the board of directors. A waiver of such notice in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders need be specified in any written waiver of notice. Except as required by statute, notice of any adjourned meeting of the stockholders shall not be required. Genaissance’s charter provides that the stockholders of Genaissance may not take any action by written consent in lieu of a meeting.

Indemnification of Directors and Officers

General

Under Delaware law, a corporation generally may indemnify directors and officers:

  for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation; and
  with respect to any criminal proceeding, if they had no reasonable cause to believe that their conduct was unlawful.

In addition, Delaware law provides that a corporation may advance to a director or officer expenses incurred in defending any action upon receipt of an undertaking by the director or officer to repay the amount advanced if it is ultimately determined that he or she is not entitled to indemnification.

Clinical Data

The intent of the indemnification provisions in the Clinical Data bylaws is to provide for indemnification to the fullest extent permitted by the General Corporation Law of the State of Delaware. The Clinical Data bylaws provide that Clinical Data will indemnify any person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative or otherwise, and whether by or in the right of the Clinical Data, its stockholders, a third party or otherwise by reason of the fact that such person is or was a director or officer of Clinical Data, or is or was serving at the request of Clinical Data as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including, without limitation, a charity or non-profit organization or person, against all expenses (including attorneys’ fees), liability, loss, judgments, fines, excise taxes, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. In addition, Clinical Data shall grant such indemnification to each of its directors and officers with respect to any matter in a proceeding as to which such director or officer’s liability is limited pursuant to Clinical Data’s certificate of incorporation. However, such indemnification shall exclude (i) indemnification with respect to any improper personal benefit which a director or officer is determined to have received and of the expenses of defending against an improper personal benefit claim unless the director or officer is successful on the merits in said defense, and (ii) indemnification of present or former officers, directors, employees or agents of a constituent corporation absorbed in a merger or consolidation transaction with Clinical Data with respect to their activities prior to said transaction, unless specifically authorized by the board of directors or stockholders of Clinical Data. Such indemnification shall include prompt payment of expenses reasonably incurred by a director or officer in defending a proceeding in advance of the final disposition of such proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay such amounts if it shall ultimately be determined that he is not entitled to be indemnified by Clinical Data under the bylaws.

Clinical Data may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to an advancement of expenses, pursuant to the bylaws, to any person who was or is a party or is threatened to be made a party to or is otherwise involved in any proceeding by reason of the fact that he is or was an employee or agent of Clinical Data or is or was serving at the request of Clinical Data, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including, without limitation, a charity or a non-profit organization or person.

The indemnification rights provided in the bylaws are contractual rights and shall not be deemed exclusive of any other rights to which any person, whether or not entitled to be indemnified hereunder, may be entitled by law or under any bylaw, agreement, vote of stockholders or directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of such a person. A director or officer is entitled to the benefit of any amendment of the General Corporation Law of the State of Delaware which enlarges indemnification rights under the bylaws, but any such amendment which adversely affects indemnification rights with respect to prior activities shall not apply to such director or officer without his consent unless otherwise required by law. Each person who is or becomes a director or officer of Clinical Data is be deemed to have served or to have continued to serve in such capacity in reliance upon the indemnity provided for in the bylaws.

Genaissance

Genaissance’s by-laws provide that Genaissance shall, to the extent legally permissible, indemnify each person who may serve or who has served at any time as a director or officer of the corporation or of any of its subsidiaries, or who at the request of the corporation may serve or at any time has served as a director, officer or trustee of, or in a similar capacity with, another organization or an employee benefit plan, against all expenses and liabilities (including counsel fees, judgments, fines, excise taxes, penalties and amounts payable in settlements) reasonably incurred by or imposed upon such person in connection with any threatened, pending or completed action, suit or other proceeding, whether civil, criminal, administrative or investigative, in which he may become involved by reason of his serving or having served in such capacity (other than a proceeding voluntarily initiated by such person unless he is successful on the merits, the proceeding was authorized by the corporation or the proceeding seeks a declaratory judgment regarding his own conduct); provided that no indemnification shall be provided for any such person with respect to any matter as to which he shall have been finally adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation and, with respect to any criminal action or proceeding, he had reasonable cause to believe his conduct was unlawful or, to the extent such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan; and provided, further, that as to any matter disposed of by a compromise payment by such person, pursuant to a consent decree or otherwise, the payment and indemnification thereof have been approved by the corporation, which approval shall not unreasonably be withheld, or by a court of competent jurisdiction. Such indemnification shall include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this article, which undertaking may be accepted without regard to the financial ability of such person to make repayment. Genaissance’s charter includes similar provisions for indemnification.

Voting Requirements and Quorums for Stockholder Meetings

Clinical Data

Each holder of Clinical Data common stock is entitled to one vote for each share, and a proportionate vote for each fractional share of stock held. The Clinical Data bylaws provide, in accordance with Delaware law, that at any meeting of the stockholders, the holders of a majority in interest of all stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of any business of Clinical Data, but in the absence of a quorum a smaller group may adjourn any meeting from time to time. When a quorum is present at any meeting, a majority of the stock present or represented and voting on a matter shall decide any matter to be voted upon by the stockholders at such meeting, except when a different vote is required by express provision of law, the certificate of incorporation or the bylaws. Any election of directors of Clinical Data by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election. Clinical Data stockholders may take any action by written consent that would otherwise be taken at a meeting of the stockholders.

Genaissance

Each holder of Genaissance common stock is entitled to one vote for each share, and a proportionate vote for each fractional share of stock held, and may not cumulate votes for the election of directors. Each holder of Genaissance series A preferred stock is entitled to one vote for each share of Genaissance common stock issuable upon conversion of the Genaissance series A preferred stock held as of the record date for such vote or, if no record date is specified, as of the date of such vote or date of any written consent, as the case may be, on all matters voted on by the holders of Genaissance common stock. The Genaissance by-laws provide, in accordance with Delaware law, that at any meeting of the stockholders, the holders of a majority in interest of all stock issued and outstanding and entitled to vote upon a question to be considered at the meeting, present in person or represented by proxy, shall constitute a quorum for the consideration of such question, but in the absence of a quorum a smaller group may adjourn any meeting from time to time. When a quorum is present at any meeting, a majority of the votes properly cast shall, except where a different vote is required by law, by the charter or by the by-laws, decide any question brought before such meeting. Any election of directors by stockholders shall be determined by a plurality of the vote cast by the stockholders entitled to vote at the election.

GENAISSANCE PRINCIPAL STOCKHOLDERS

The following table and footnotes set forth information regarding the beneficial ownership of shares of Genaissance common stock as of June 30, 2005 by:

  each person, entity or group of affiliated persons whom Genaissance knows to beneficially own more than 5% of the outstanding shares of Genaissance common stock;
  each of Genaissance’s named executive officers;
  each of Genaissance’s directors; and
  Genaissance’s executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to securities. Shares of Genaissance common stock subject to stock options or warrants currently exercisable or exercisable within 60 days after June 30, 2005 are deemed outstanding for purposes of computing the percentage of shares beneficially owned by the person or entity holding the stock options or warrants, but are not deemed outstanding for purposes of computing the percentage of shares beneficially owned by any other person or entity. Except as indicated by footnote, Genaissance believes that the reporting persons, based on information provided by them, have sole voting and investment power with respect to the shares of Genaissance common stock indicated. Applicable percentage of beneficial ownership is based on 35,411,594 shares of common stock outstanding on June 30, 2005.

Name and Address of Beneficial Owner	Number of shares of Common Stock Beneficially Owned	Percentage of shares Outstanding
5% Stockholders
RAM Trading, Ltd. (1) c/o Ritchie Capital Management, L.L.C. 2100 Enterprise Avenue Geneva, IL 60134	5,657,000	9.9%
Legg Mason Wood Walker, Incorporated (2) 100 Light Street Baltimore, MD 21202	2,654,752	7.50%
Executive Officers and Directors
Kevin Rakin (3)	1,348,782	3.74%
Gerald F. Vovis, Ph.D. (4)	354,892	*
Richard S. Judson, Ph.D. (5)	324,638	*
Ben D. Kaplan (6)	184,750	*
Carl Balezentis, Ph.D. (7)	280,155	*
Karen A. Dawes (8)	24,239	*
Jurgen Drews, M.D. (9)	63,582	*
Joseph Klein III (10)	75,852	*
Harry H. Penner, Jr. (11)	87,578	*
Seth Rudnick, M.D. (12)	282,669	*
Christopher Wright (13)	851,745	2.40%
All executive officers and directors as a group (11 persons) (14)	3,878,882	10.36%

* Represents less than 1%.

(1) This information is derived from information provided by Ritchie Capital Management, L.L.C. in a Schedule 13D filed with the SEC on June 30, 2005. Includes 4,600,000 shares of common stock issuable upon conversion of 460,000 shares of series A preferred stock owned by RAM Trading, Ltd. and 261,500 shares of common stock issuable upon the exercise of a warrant held by Ritchie Long/Short Trading Ltd. RAM Trading, Ltd. is the sole record holder of 100% of the outstanding shares of Genaissance series A preferred stock. Based upon the Schedule 13D, the following entities and individuals share voting power and dispositive power of all such shares: RAM Trading, Ltd.; Ritchie Capital Management, L.L.C.; RAM Capital, L.L.C.; RAM Capital Investments, Ltd.; THR, Inc.; A.R. Thane Ritchie; Ritchie Sycamore Trading, Ltd.; Ritchie Capital Management, Ltd.; Ritchie Long/Short Trading Ltd.; Ritchie Long/Short (Cayman), Ltd.; Ritchie Multi-Strategy Trading, Ltd.; Ritchie Multi-Strategy (Cayman), Ltd.; and Ritchie Multi-Strategy, L.L.C.

(2) This information is derived from information provided by Legg Mason Wood Walker, Incorporated on March 4, 2005 and a Schedule 13G filed by Legg Mason with the SEC on March 7, 2005. Includes 65,000 shares of common stock issuable upon the exercise of a warrant for shares of common stock held by Legg Mason.

(3) Includes 5,000 shares of common stock owned by Mr. Rakin's wife, 95,000 shares of common stock owned by The Alison N. Hoffman and Kevin L. Rakin Irrevocable Trusts, 104,100 shares of common stock granted pursuant to restricted stock awards and 664,688 shares of common stock issuable upon exercise of stock options exercisable within 60 days after June 30, 2005.

(4) Includes 41,000 shares of common stock granted pursuant to restricted stock awards and 298,438 shares of common stock issuable upon exercise of stock options exercisable within 60 days after June 30, 2005.

(5) Includes 44,600 shares of common stock granted pursuant to restricted stock awards and 269,688 shares of common stock issuable upon exercise of stock options exercisable within 60 days after June 30, 2005.

(6) Includes 2,000 shares of common stock owned by Mr. Kaplan's wife, 25,000 shares of common stock granted pursuant to a restricted stock award and 153,750 shares of common stock issuable upon exercise of stock options exercisable within 60 days after June 30, 2005.

(7) Includes 20,000 shares of common stock granted pursuant to a restricted stock award and 260,155 shares of common stock issuable upon exercise of stock options exercisable within 60 days after June 30, 2005

(8) Consists of 17,989 shares of common stock granted pursuant to a restricted stock award and 6,250 shares of common stock issuable upon exercise of stock options exercisable within 60 days after June 30, 2005.

(9) Includes 25,393 shares of common stock granted pursuant to a restricted stock award and 37,189 shares of common stock issuable upon exercise of stock options exercisable within 60 days after June 30, 2005.

(10) Includes 16,789 shares of common stock granted pursuant to a restricted stock award and 9,063 shares of common stock issuable upon exercise of stock options exercisable within 60 days after June 30, 2005. Also includes 10,000 shares of common stock issuable upon exercise of a warrant held by Mr. Klein.

(11) Includes 20,389 shares of common stock granted pursuant to a restricted stock award and 47,189 shares of common stock issuable upon exercise of stock options exercisable within 60 days after June 30, 2005.

(12) Includes 232,970 shares of common stock owned by Canaan Equity Partners, 131 shares owned by Dr. Rudnick's wife, 16,743 shares of common stock granted pursuant to a restricted stock award and 22,189 shares of common stock issuable upon exercise of stock options exercisable within 60 days after June 30, 2005. Dr. Rudnick is a general partner of Canaan Equity Partners and has voting and investment control over the shares owned by that entity. Dr. Rudnick disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(13) Includes 570,507 shares of common stock owned by Merifin Capital N.V. and 236,686 shares of common stock issuable upon exercise of a warrant held by Merifin Capital N.V. exercisable within 60 days after June 30, 2005. Also includes 22,363 shares of common stock granted pursuant to a restricted stock award and 22,189 shares of common stock issuable upon exercise of stock options held by Mr. Wright exercisable within 60 days after June 30, 2005. Mr. Wright serves on the board of directors and as an executive director of Merifin Capital Inc., an affiliate of Merifin Capital N.V. Mr. Wright disclaims beneficial ownership of, and specifically voting control over, the shares owned by Merifin Capital N.V. except to the extent of his pecuniary interest therein.

(14) Includes 2,037,474 shares of common stock issuable upon exercise of stock options or warrants exercisable within 60 days after June 30, 2005.

EXPERTS

The consolidated financial statements of Clinical Data, Inc. as of March 31, 2005 and 2004, and for each of the three years in the period ended March 31, 2005, included in this joint proxy statement/prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein and elsewhere in the registration statement, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Genaissance’s financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this joint proxy statement/prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2004, have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to Genaissance’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the shares of Clinical Data common stock to be issued in the merger will be passed upon for Clinical Data by McDermott Will & Emery LLP Boston, Massachusetts. It is a condition to the completion of the merger that each of Clinical Data and Genaissance receive an opinion from McDermott Will & Emery LLP, and Wilmer Cutler Pickering Hale and Dorr LLP, respectively, concerning the tax treatment of the merger.

DEADLINE FOR STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

In order to be considered for possible inclusion in Clinical Data’s proxy materials for the 2006 Annual Meeting of Stockholders, Clinical Data must receive stockholder nominations of persons for election to its board of directors and proposals of business to be considered by our stockholders no later than May 5, 2006, which is 120 days prior to the anniversary of the mailing date of this proxy statement, assuming the 2006 Annual Meeting is not more than 30 days before or after October 6, 2006. Proposals should be sent to the attention of Clinical Data’s corporate secretary at its offices at One Gateway Center, Suite 411, Newton, Massachusetts 02458. Clinical Data’s amended and restated bylaws provide that, in order for a stockholder to bring business before, or propose director nominations at an annual meeting, the stockholder must give written notice to the corporate secretary by July 8, 2006 (the date 90 days before the anniversary of the 2005 annual meeting), assuming the 2006 Annual Meeting is not more than 30 days before or after October 6, 2006. The notice must contain specified information about the proposed business or each nominee and the stockholder making the proposal or nomination.

Any Genaissance stockholder desiring to submit a proposal for action at Genaissance’s 2006 annual meeting of stockholders (which will be held only if the merger is not consummated) and presentation in Genaissance’s proxy statement with respect to such meeting deliver such proposal to Genaissance at its principal place of business no later than December 9, 2005, which is 120 calendar days prior to the anniversary of the mailing date of the proxy statement in connection with Genaissance’s 2005 annual meeting of stockholders, in order to be considered for possible inclusion in the proxy statement for that meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer. SEC rules also establish a different deadline, the discretionary vote deadline, for submission of stockholder proposals that are not intended to be included in Genaissance’s proxy statement with respect to discretionary voting. The discretionary vote deadline for the year 2006 annual meeting is February 22, 2006 (45 calendar days prior to the anniversary of the mailing date of the proxy statement in connection with Genaissance’s 2005 annual meeting of stockholders). If a Genaissance stockholder gives notice of such a proposal after the discretionary vote deadline, Genaissance’s proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at Genaissance’s year 2006 annual meeting.

WHERE YOU CAN FIND MORE INFORMATION

Clinical Data and Genaissance each file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy this information at the following locations of the SEC:

Public Reference Room
Room 1580
100 F Street, N.E.
Washington, D.C. 20549

You may obtain information on the operations of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The SEC also maintains a website that contains reports, proxy statements and other information regarding companies who file information electronically with the SEC, including Clinical Data and Genaissance. The address of the SEC website is http://www.sec.gov.

Clinical Data’s Internet website is www.clda.com. Information on Clinical Data’s website is not a part of this joint proxy statement/prospectus. As soon as reasonably practical after they are filed or furnished with the SEC, Clinical Data makes available free of charge on its website, or provides a link to, Clinical Data’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports filed or furnished with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act.

You also can inspect reports, proxy statements and other information about Clinical Data and Genaissance at the offices of the NASDAQ National Market, 1735 K Street, N.W., Washington, D.C.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Clinical Data has filed a registration statement on Form S-4 under the Securities Act to register with the SEC the Clinical Data common stock to be issued to Genaissance stockholders in the merger. This joint proxy statement/prospectus is part of that registration statement and constitutes a prospectus of Clinical Data in addition to being a proxy statement of Clinical Data for its special meeting and of Genaissance for its special meeting. As allowed by SEC rules with respect to Genaissance, this document does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. You may inspect and copy the registration statement at any of the addresses listed above.

The SEC allows Genaissance to "incorporate by reference" information into this joint proxy statement/prospectus. This means Genaissance can disclose important information to you by referring you to another document separately filed with the SEC. The information incorporated by reference is considered a part of this joint proxy statement/prospectus, except for any information superseded by information in this joint proxy statement/prospectus. In addition, any later information that Genaissance files with the SEC will automatically update and supersede this information. This joint proxy statement/prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. These documents contain important information about our companies and their finances.

You should rely only on the information contained in this document or that to which Genaissance has referred you. We have not authorized anyone to provide you with any additional information. This joint proxy statement/ prospectus is dated as of the date listed on the cover page. You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than such date, and neither the mailing of this joint proxy statement/prospectus to stockholders nor the issuance of shares of Clinical Data common stock in the merger shall create any implication to the contrary.

The following documents, which have been filed by Genaissance with the SEC (SEC file number 000-30981), are incorporated by reference into this joint proxy statement/prospectus:

  Genaissance’s annual report on Form 10-K for the year ended December 31, 2004;
  Genaissance’s annual report on Form 10-K/A for the year ended December 31, 2004;
  Genaissance’s proxy statement on Schedule 14A filed on April 8, 2005;
  Genaissance’s quarterly report on Form 10-Q for the quarterly period ended March 31, 2005;
  Genaissance’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2005;
  Genaissance’s current reports on Form 8-K filed on April 27, 2005, June 21, 2005, June 24, 2005, July 21, 2005, August 2, 2005 and August 16, 2005; and
  Genaissance’s description of securities on Form 8-A filed on December 16, 2004.

If you are a stockholder of Genaissance, you can obtain any of the documents incorporated by reference through Genaissance or the SEC. Documents incorporated by reference are available from Genaissance without charge, excluding all exhibits unless such exhibits have been specifically incorporated by reference in this joint proxy statement/prospectus. You may obtain documents incorporated by reference in this joint proxy statement/prospectus free of charge by requesting them in writing or by telephone from Genaissance as follows:

Genaissance Pharmaceuticals, Inc.
Five Science Park
New Haven, CT 06511
Attention: Investor Relations
Telephone No.: (203) 773-1450

In order to ensure timely delivery of the documents, you must make your request no later than September 23, 2005.

Please also see "Where You Can Find More Information" on page 104.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this joint proxy statement/prospectus will be deemed to be modified or superseded for purposes of this joint proxy statement/prospectus to the extent that a statement contained in this joint proxy statement/prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this joint proxy statement/prospectus modified or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this joint proxy statement/prospectus. Any statement concerning the contents of any contract or other document filed as an exhibit to the registration statement is not necessarily complete. With respect to each contract or other document filed as an exhibit to the registration statement, we refer you to that exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by such reference.

Documents incorporated by reference in this joint proxy statement/prospectus by Genaissance can also be found at Genaissance’s website, www.genaissance.com. Information included in Genaissance’s website is not incorporated by reference in this joint proxy statement/prospectus.

Clinical Data has supplied all information contained in this joint proxy statement/prospectus relating to Clinical Data and Safari Acquisition Corporation , and Genaissance has supplied all information contained or incorporated by reference in this joint proxy statement/prospectus relating to Genaissance.

CLINICAL DATA, INC. AND SUBSIDIARIES CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of Clinical Data, Inc.

Newton, Massachusetts

We have audited the accompanying consolidated balance sheets of Clinical Data, Inc. and subsidiaries (the "Company") as of March 31, 2005 and 2004, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended March 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2005 and 2004, and the results of its operations and its cash flows for each of the three years in the period ended March 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
June 24, 2005

CONSOLIDATED BALANCE SHEETS
MARCH 31, 2005 AND 2004

ASSETS
(in thousands, except for per share data)

	2005	2004
CURRENT ASSETS:
Cash and cash equivalents	$ 4,171	$ 1,800
Accounts receivable, less allowances for uncollectible accounts of $536 and $371 in 2005 and 2004, respectively	9,883	11,600
Inventories, net	9,451	9,630
Deferred income taxes	727	1,063
Lease receivables	263	584
Prepaid expenses and other current assets	913	1,672
Total current assets	25,408	26,349

EQUIPMENT, at cost:
Manufacturing and computer equipment	6,991	4,418
Leasehold improvements	1,074	878
Furniture and fixtures	588	572
Vehicles	121	158
	8,774	6,026
Less: Accumulated depreciation and amortization	5,126	4,131
	3,648	1,895

OTHER ASSETS:
Goodwill	6,350	6,350
Intangibles, net	2,782	2,125
Other assets, net	958	1,599
	10,090	10,074
TOTAL ASSETS	$ 39,146	$ 38,318

See notes to the consolidated financial statements.

CONSOLIDATED BALANCE SHEETS
MARCH 31, 2005 AND 2004
(Continued)

LIABILITIES AND STOCKHOLDERS' EQUITY
(in thousands, except per share data)

	2005	2004
CURRENT LIABILITIES:
Revolving credit facility	$ 798	$ 1,818
Current portion of long-term debt	249	54
Current portion of capital leases	252	-
Accounts payable	4,322	6,809
Accrued expenses	4,633	5,547
Deferred income taxes	71	84
Customer advances and deferred revenue	1,761	1,932
Accrued income taxes	587	583
Total current liabilities	12,673	16,827

LONG-TERM LIABILITIES:
Long-term debt, net of current portion	929	176
Capital leases, net of current portion	1,000	-
Deferred income taxes	366	320
Other long-term liabilities	274	652
	2,569	1,148

MINORITY INTEREST	95	79

COMMITMENTS AND CONTINGENCIES (Note 5)

STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value, 1,500 shares authorized	-	-
Common stock, $.01 par value, Authorized: 12,000 shares Issued: 4,405 shares Outstanding: 4,395 and 4,385 shares at 2005 and 2004, respectively	44	44
Additional paid-in capital	16,995	16,995
Retained earnings	5,344	2,303
Treasury stock, 10 and 20 shares at cost at 2005 and 2004, respectively	(47)	(56)
Accumulated other comprehensive income	1,473	978
Total stockholders' equity	23,809	20,264
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 39,146	$38,318

See notes to the consolidated financial statements.

CONSOLIDATED INCOME STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2005 AND 2004
(in thousands, except per share data)

	2005	2004
REVENUES	$ 56,400	$ 52,520
COST OF REVENUES	36,047	35,995
Gross profit	20,353	16,525

OPERATING EXPENSES:
Sales and marketing	5,455	5,321
Research and development	2,687	2,391
General and administrative	6,647	6,195
Total operating expenses	14,789	13,907

Income from operations	5,564	2,618

Interest expense	(208)	(240)
Interest income	76	72
Other income (expense), net	97	25

Income before provision for income taxes and minority interest	5,529	2,475

Provision for income taxes	(2,118)	(287)
Minority interest	(16)	(17)
Net income	3,395	2,171
Preferred stock deemed dividend	-	(525)
Net income applicable to common shareholders	$3,395	$1,646

Basic net income per share	$0.77	$0.60
Diluted net income per share	$0.75	$0.51

Weighted Average Shares:
Basic	4,389	2,746
Diluted	4,507	4,266

See notes to the consolidated financial statements.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED MARCH 31, 2005 AND 2004
(in thousands, except per share data)

	Preferred Stock Shares	Preferred Stock Par Value	Common Stock Shares	Common Stock Par Value	Additional Paid-in Capital	Retained Earnings	Treasury Stock	Accumulated Other Comprehensive Income	Total	Comprehensive Income
BALANCE at April 1, 2003	-	$ -	1,873	$ 19	$ 4,938	$ 305	$ (56)	$ 140	$5,346
Series A Preferred Stock issued in connection with acquisitions	248	2	-	-	12,022	-	-	-	12,024
Conversion of Series A Preferred Stock into common stock	(248)	(2)	2,472	24	(22)	-	-	-	-
Exercise of stock options	-	-	60	1	57	-	-	-	58
Dividends paid	-	-	-	-	-	(173)	-	-	(173)
Translation adjustment	-	-	-	-	-	-	-	838	838	$ 838
Net income	-	-	-	-	-	2,171	-	-	2,171	2,171
Total comprehensive income										$3,009
BALANCE at March 31, 2004	-	-	4,405	44	16,995	2,303	(56)	978	20,264
Exercise of stock options	-	-	-	-	-	-	9	-	9
Dividends paid	-	-	-	-	-	(354)	-	-	(354)
Translation adjustment	-	-	-	-	-	-	-	495	495	$ 495
Net income	-	-	-	-	-	3,395	-	-	3,395	3,395
Total comprehensive income										$3,890
BALANCE at March 31, 2005		$ -	4,405	$44	$16,995	$5,344	$ (47)	$1,473	$23,809

See notes to the consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED MARCH 31, 2005 AND 2004
(in thousands)

	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$3,395	$2,171
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,343	1,317
Loss (gain) on sale of equipment	11	(7)
Minority interest	16	17
Deferred income taxes	730	(763)
Changes in current assets and liabilities:
Accounts receivable	2,638	(1,933)
Inventories	70	3,181
Prepaid expenses and other current assets	641	942
Other assets	(130)	-
Accounts payable	(2,680)	1,707
Accrued expenses	(1,048)	(408)
Customer advances and deferred revenue	(572)	(428)
Accrued income taxes	(26)	313
Net cash provided by operating activities	4,388	6,109

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of companies, net of cash acquired	-	(6,050)
Purchase of equipment	(751)	(643)
Proceeds from sales of equipment	68	103
Capitalization of software development costs	(247)	(459)
Net cash used in investing activities	(930)	(7,049)

   Continued

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED MARCH 31, 2005 AND 2004
(Continued)
(in thousands)

	2005	2004
CASH FLOWS FROM FINANCING ACTIVITIES:
Net (payments on) proceeds from revolving credit facility	$(1,020)	$1,818
Proceeds from long-term debt	173	242
Principal payments of long-term debt and capital leases	(194)	(70)
Stockholder dividends	(354)	(173)
Exercise of stock options	9	58
Net cash (used in) provided by financing activities	(1,386)	1,875

EFFECT OF EXCHANGE RATE CHANGES ON
CASH AND CASH EQUIVALENTS	299	66

NET INCREASE IN CASH AND CASH EQUIVALENTS	2,371	1,001

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	1,800	799

CASH AND CASH EQUIVALENTS, END OF YEAR	$4,171	$1,800

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$ 200	$ 219
Income taxes	$2,028	$ 610
Non-cash transactions -
Accrued acquisition costs	$ -	$ 407
Convertible Preferred Stock issued in connection with acquisitions	$ -	$12,024
Equipment acquired through capital leases and long-term debt	$1,355	$ -
Intangible assets acquired through long-term debt	$ 923	$ -

See notes to the consolidated financial statements.

Concluded

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2005

(in thousands, except for per share data)

(1) Operations and Summary of Significant Accounting Policies

Clinical Data, Inc. ("the Company") is a Delaware corporation headquartered in Newton, Massachusetts. The Company’s primary business activities are focused on serving the needs of physician’s office laboratories ("POLs") and scientific instrumentation used in clinical and analytical laboratories. Substantially all operations are conducted through three operating subsidiaries located in the United States, Netherlands and Australia. The Company’s United States subsidiary, Clinical Data Sales & Service, Inc. ("CDSS"), supplies a complete range of products and services, from equipment and reagents to lab management and consulting services to the POLs and small and medium sized medical laboratories in the United States. The Company's Dutch subsidiary, Vital Scientific NV, designs and manufactures scientific instrumentation marketed worldwide through distributors and strategic partnerships. The Company's Australian subsidiary, Vital Diagnostics Pty. Ltd., distributes diagnostic instruments and assays in the South Pacific.

The accompanying consolidated financial statements reflect the application of certain accounting policies described in this and other notes to the consolidated financial statements.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Management's Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and highly liquid instruments with remaining maturities of 90 days or less when purchased.

Accounts Receivable

The Company carries its accounts receivable net of an allowance for doubtful accounts. Accounts receivable balances are evaluated on a continual basis and allowances are provided for potentially uncollectible accounts based on management's estimate of the collectibility of customer accounts. If the financial condition of a customer were to deteriorate, resulting in an impairment of their ability to make payments, an additional allowance may be required. Allowance adjustments are charged to operations in the period in which the facts that give rise to the adjustments become known. The Company does not record interest income on past due accounts.

(1) Operations and Summary of Significant Accounting Policies (continued)

Accounts Receivable (continued)

A summary of the activity in the allowance for uncollectible accounts for the years ended March 31 is as follows:

	2005	2004
Allowance for uncollectible accounts – April 1	$ 371	$ 97
Provisions	252	372
Less: deductions	(87)	(98)
Allowance for uncollectible accounts – March 31	$ 536	$ 371

Inventories

Inventories are stated at the lower of cost (first-in, first-out) or market. Inventory quantities are periodically reviewed and, when necessary, provisions for excess and obsolete inventories are provided. On an ongoing basis, the Company reviews the carrying value of the inventory and records an inventory impairment charge at such time as it is believed that the carrying value exceeds the inventory’s net realizable value. Such assessments are based upon historical sales, forecasted sales, market conditions and information derived from the Company’s sales and marketing professionals.

In addition, certain of the Company’s products are perishable and carry expiration dates. Customers require a minimum useful life before expiration of these products; in the event that the product will not be sold before this minimum useful life, a full valuation reserve against such inventory is provided as soon as it is determined that the product is no longer marketable. The product is then disposed and written off.

For the years ended March 31, 2005 and 2004, the impacts related to inventory valuation were considered immaterial to the financial statements.

Inventories consist of the following at March 31:

	2005	2004
Raw materials	$3,896	$4,245
Work-in-process	746	1,270
Finished goods	4, 809	4,115
	$ 9,451	$ 9,630

Depreciation and Amortization

The Company provides for depreciation and amortization using the straight-line method by charges to operations in amounts that depreciate the cost of equipment over their estimated useful lives. The estimated useful lives, by asset classification, are as follows:

Asset Classification	Useful Lives
Manufacturing and computer equipment	3-7 years
Leasehold improvements	Lesser of useful life or life of lease
Furniture and fixtures	2-7 years
Vehicles	3-5 years

(1) Operations and Summary of Significant Accounting Policies (continued)

Depreciation and Amortization (continued)

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of such assets may not be recoverable. Recoverability of these assets is determined by comparing the forecasted undiscounted net cash flows of the operation to which the assets relate to their carrying amount. If the operation is determined to be unable to recover the carrying amount of its assets, then any intangible assets are written down first, followed by the other long-lived assets of the operation, to fair value. Fair value is determined based on discounted cash flows or appraised values, depending on the nature of the assets. During 2005 and 2004, no such impairments have been recorded.

During fiscal year 2005, the Company capitalized leases with a principal value of $1,346. Amortization of $29 has been recorded. The assets recorded under capitalized leases are included within manufacturing and computer equipment.

Goodwill and Intangibles

The Company’s intangible assets consist of (i) goodwill, acquired in connection with the business combinations discussed in Note 3, which is not being amortized, (ii) purchased amortizing intangibles, which consist of customer relationships as discussed in Note 3, which are being amortized over their useful lives, (iii) capitalized software development costs which are also being amortized over their useful lives and (iv) other capitalized software. All intangible assets are subject to impairment tests on an annual or periodic basis.

The Company performs an annual assessment of goodwill for impairment. The Company has adopted December 31 as its annual measurement date for determining the potential impairment of goodwill. The reporting unit for purposes of the assessment is defined as the Company’s segments as noted in Note 12. All of the recorded goodwill has been allocated to the POL segment which was created when substantially all of the assets of Elan Diagnostics ("Elan") were purchased and Group Practice Services, Inc. ("GPSI") and Landmark Scientific, Inc. ("Landmark") were acquired by merger in a transaction described in Note 3. This same impairment test will be performed at other times during the course of the year should an event occur which suggests that the goodwill should be evaluated.

Purchased intangibles are currently evaluated for impairment using the methodology set forth in SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. Recoverability of these assets is assessed only when events have occurred that may give rise to an impairment. When a potential impairment has been identified, forecasted undiscounted net cash flows of the operations to which the asset relates are compared to the current carrying value of the long-lived assets present in that operation. If such cash flows are less than such carrying amounts, long-lived assets, including such intangibles are written down to their respective fair values.

Software Development Costs

The Company has capitalized certain software development costs incurred in connection with the software embedded in an analysis product in accordance with the provisions of SFAS No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed. SFAS No. 86 requires the Company to capitalize those costs incurred for the software development once technological feasibility has been established. Capitalization ends and amortization begins when the product is available for sale to the customer. During the years ended March 31, 2005 and 2004, the Company capitalized approximately $247 and $459, respectively which is included as a component of intangible assets in the accompanying consolidated balance sheet.

(1) Operations and Summary of Significant Accounting Policies (continued)

Software Development Costs (continued)

Amortization has been recognized based on the greater of the ratios that current gross revenues for a product line bear to the total of current and anticipated future gross revenues for that product, or the straight-line basis over the estimated useful life of the product. The estimated useful life for the straight-line method is generally over 4 years. Unamortized capitalized software development costs determined to be in excess of net realizable value of the product are expensed immediately. Total amortization recorded during fiscal years 2005 and 2004 was approximately $105 and $64, respectively, and is included in the cost of revenues in the accompanying consolidated income statements. Amortization is expected to total $273 in fiscal 2006, $312 in 2007, $312 in 2008, $273 in 2009 and $57 in 2010.

The components of the capitalized software development costs at March 31, 2005 and 2004 are as follows:

	2005	2004
Capitalized software costs	$1,530	$1,205
Less: Accumulated amortization	303	182
	$1,227	$1,023

Whenever a particular capitalized software project is fully amortized and no longer in service, the cost and accumulated amortization thereto is written off the books. The write-off totaled approximately $527 in 2004. There were no write-offs in 2005.

Warranties

The Company provides a one-year product warranty for the sale of certain of its products. A provision is made at the time the related revenue is recognized for the estimated costs of product warranties. Extended warranties are available to customers at an additional cost. Revenues from the sale of extended warranties are deferred and recognized over the term of the extended warranty period. The Company provides for warranties based on historical claims experience.

A summary of warranty reserve activity for the years ended March 31 is as follows:

	2005	2004
Accrued Warranty – April 1	$1,018	$123
Assumed during the purchase of assets of Elan Diagnostics	-	1,354
Provisions	379	619
Less: warranty claims	(792)	(1,078)
Accrued Warranty – March 31	$ 605	$1,018

Minority Interest

The minority interest as shown in the March 31, 2005 and 2004 financial statements reflects the 7.5% of Vital Diagnostics owned by an officer of Vital Diagnostics.

Derivatives

The Company records its foreign currency exchange contracts at fair value in its consolidated balance sheets. The Company enters into foreign exchange forward contracts to reduce the exposure to currency fluctuations on customer accounts receivable denominated in foreign currency. The objective of these contracts is to minimize the impact of foreign currency exchange rate fluctuations on operating results. Derivative financial instruments are not used for speculative or trading purposes. There were foreign exchange forward contracts with a notional amount of $888 outstanding at March 31, 2005. The fair value of derivative instruments and the related gains and losses on derivative instruments were not material as of and for the years ended March 31, 2005 and 2004.

(1) Operations and Summary of Significant Accounting Policies (continued)

Revenue Recognition

The Company’s revenues are recognized at the time when persuasive evidence of an arrangement exists, delivery has occurred, the price to the buyer is fixed or determinable and collectibility is reasonably assured.

The Company recognizes revenue from maintenance services on equipment ratably over the term of the maintenance agreement. Revenue from services performed for customers who do not have a maintenance agreement is recognized using the completed contract method. Consulting revenues from services provided to POLs are generally fixed fee arrangements and such revenues are recognized ratably over the term of the consulting contract as services are delivered.

The Company’s multi-element arrangements occur in the POL segment only. Along with the sale of products, training and installation services are provided to the end-user customer. At the time of the sale to the end-user customer, deferred revenue for training, installation and any extended warranty services and/or maintenance contracts purchased by the customer is recorded.

The Company has determined that each of these transactions qualifies as a separate unit of accounting. Because these products and services are sold individually, objective fair value is readily determined and is generally measured using list prices. The arrangement consideration is allocated to the separate units of accounting based on their relative fair values. Revenue for each unit of accounting is then recognized as the product is delivered or the services are performed.

The training and installation services are generally delivered very shortly after the product is shipped. As such, the deferred revenue related to training and installation is generally not material at any given balance sheet date. Extended warranties or maintenance contracts are recognized ratably over the service period (generally one to two years).

The Company does not have post-shipment obligations or customer acceptance provisions in its revenue arrangements. Occasionally, the Company offers the customer the right to return the product. The right of return is limited to workmanship issues and, if applicable, must occur within 90 days. If the right of return is offered, revenue for the product and related elements of the sale are deferred until the expiration of return has expired.

Shipping and handling costs are reflected in both revenue and cost of goods sold to the extent they are billed to customers. In all other instances they are reflected as a component of cost of goods sold.

Research and Development Costs

The Company charges research and development costs to operations as incurred.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences of differences between the carrying amounts and tax bases of assets and liabilities and operating loss carryforwards using rates expected to be in effect when those differences reverse. Valuation allowances are provided against deferred tax assets that are not expected to be realized.

Comprehensive Income

Comprehensive income includes charges and credits to equity that are not the result of transactions with stockholders. Included in other comprehensive income for the Company are the cumulative translation adjustments related to the net assets of the foreign operations. These adjustments are accumulated within the consolidated statements of stockholders' equity under the caption accumulated other comprehensive income.

(1) Operations and Summary of Significant Accounting Policies (continued)

Foreign Currency

Assets and liabilities of the Company’s foreign subsidiaries denominated in foreign currency are translated to U.S. dollars at year-end exchange rates and income statement accounts are translated at weighted-average rates in effect during the year. For those subsidiaries whose functional currency is other than the United States dollar, the translation adjustment into U.S. dollars is credited or charged to accumulated other comprehensive income, included as a separate component of stockholders' equity in the accompanying consolidated balance sheets.

Gains and losses from foreign currency transactions are included in other income in the consolidated income statements. For fiscal 2005 and 2004 net foreign exchange income was $106 and $25, respectively.

Equity-Based Compensation

The Company accounts for equity awards issued to employees under the recognition and measurement principles of Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and the related interpretations. No stock-based employee compensation is reflected in net income as all options granted under the plan had an exercise price equal to the market value of the underlying common stock on the date of grant (110% of the market value if the options were granted to a more than 10% stockholder).

The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," for the years ended March 31, 2005 and 2004:

	2005	2004
Net income applicable to common stockholders, as reported	$3,395	$1,646
Less: total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(108)	(101)
Pro-forma net income applicable to common stockholders	$3,287	$1,545

Reported basic net income per share	$0.77	$0.60
Pro forma basic net income per share	$0.75	$0.56

Reported diluted net income per share	$0.75	$0.51
Pro forma diluted net income per share	$0.73	$0.49

The assumptions used to calculate the SFAS No. 123 pro forma disclosure and weighted average information for the fiscal year ended March 31, 2004 is set out in the table below. There were no options issued during fiscal year 2005.

2004
Risk-free interest rate	2.0 – 3.0%
Expected dividend yield	0.44%
Expected lives	3.00 – 5.00 years
Expected volatility	43.24 – 65.76%
Weighted average grant date fair value	$2.64

(1) Operations and Summary of Significant Accounting Policies (continued)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company maintains substantially all of its cash in four financial institutions, believed to be of high-credit quality. The Company grants credit to customers in the ordinary course of business and provides a reserve for potential credit losses. Such losses have been within management’s expectations. See discussion related to significant customers in Note 9 to the consolidated financial statements.

Fair Value of Financial Instruments

The estimated fair value of the Company's financial instruments, which include cash equivalents, accounts receivable, accounts payable, the revolving credit facility, long-term debt and capital leases, approximates their carrying value due to the current maturities of these instruments or the competitive interest rates that are applicable to the instruments.

Reclassifications

Certain amounts in the prior year financial statements have been reclassified to conform to the current year presentation.

New Pronouncements

Share-Based Payments

In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123R, Share-Based Payment. This statement is a revision of SFAS No. 123, Accounting for Stock Issued to Employees, and its related implementation guidance. SFAS No. 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. The Statement requires entities to recognize stock compensation expense for awards of equity instruments to employees based on the grant-date fair value of those awards (with limited exceptions).

On April 15, 2005, the Securities and Exchange Commission (SEC) issued a rule entitled Amendment to Rule 4-01(a) of Regulation S-X Regarding the Compliance Date for Statement of Financial Accounting Standards No. 123(R), "Share-Based Payment." The SEC has delayed the effective date for the implementation of SFAS No. 123R until the beginning of the Company’s next fiscal year or April 1, 2006.

The Company expects to adopt SFAS No. 123R using the Statement’s modified prospective application method. Adoption of SFAS No. 123R is expected to increase stock compensation expense. Assuming the continuation of current programs, the preliminary estimate is that additional stock compensation expense to be recorded in the consolidated statement of income for fiscal 2007 will be in the range of $20 to $30. In addition, SFAS No. 123R requires that the excess tax benefits related to stock compensation to be reported as a financing cash inflow rather than as a reduction of taxes paid in cash from operations.

Accounting Changes and Error Corrections

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections – a replacement of APB Opinion No. 20 and FASB Statement No. 3. The statement defines accounting changes as a change in accounting principle, a change in accounting estimate or a change in the reporting entity. The statement applies to all voluntary changes in accounting principle and requires retrospective application to prior periods’ financial statements of changes in accounting principle unless it is impracticable to determine either the specific period effects or the effect of the cumulative change. Retrospective application of an accounting principle is defined as applying the principle to the prior accounting periods as if the accounting principle had always been used. Changes in accounting estimate are to be applied beginning in the period for which the change in estimate has occurred. The statement is effective for the Company beginning April 1, 2006.

New Pronouncements (continued)

Deduction for Qualified Domestic Production Activities

On October 22, 2004, the President signed the American Jobs Creation Act of 2004 (the "Act"). The Act provides a deduction for income from qualified domestic production activities, which will be phased in from 2005 through 2010. The Company has not completed its analysis of the impact of this new provision but does not expect a significant impact on the consolidated financial statements.

Under the guidance in FASB Staff Position FAS No. 109-1, Application of FASB Statement No. 109, "Accounting for Income Taxes," to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004, the deduction will be treated as a "special deduction" as described in SFAS No. 109. As such, the special deduction has no effect on deferred tax assets and liabilities existing at the enactment date. Rather, the impact of this deduction will be reported in the period in which the deduction is claimed on the Company’s tax return.

Repatriation of Foreign Earnings

The Act creates a temporary incentive for United States corporations to repatriate accumulated income earned abroad by providing an 85% dividends received deduction for certain dividends from controlled foreign corporations. The deduction is subject to a number of limitations and, as of today, uncertainty remains as to how to interpret numerous provisions in the Act. As such, the Company is not yet in a position to decide on whether, and to what extent, foreign earnings that have not yet been remitted to the United States might be repatriated. Because most of our earnings in foreign jurisdictions are in high tax jurisdictions, the impact of these incentives is not expected to be material when, or if, implemented.

(2) Net Income per Share

Basic net income per share is determined by dividing net income applicable to common stockholders by the weighted average shares of common stock outstanding during the period. Diluted earnings per share is determined by dividing net income applicable to common stockholders by diluted weighted average shares outstanding. Diluted weighted average shares reflects the dilutive effect, if any, of potentially dilutive common shares, such as common stock options calculated using the treasury stock method and convertible preferred stock using the "if-converted" method.

As discussed in Note 3, the Company issued 248 shares of Series A Nonvoting Convertible Preferred Stock (the "Series A Preferred Stock") in connection with business combinations. The Series A Preferred Stock provided for a cumulative dividend at a rate of 10% per annum, commencing July 1, 2004. Because the Series A Preferred Stock was converted to common stock prior to July 1, 2004, the 10% dividend was not and will never be paid. However, upon conversion, the holders of the Series A Preferred Stock were entitled to receive a cash dividend equal to the cash dividends paid on the Company’s common stock while the Series A Preferred Stock was outstanding. In November 2003, 203 shares of the Series A Preferred Stock were converted to common stock, and in January 2004, the remaining 45 shares were converted to common stock. Prior to conversion, deemed dividends (not paid) totaling $525 reduced net income applicable to common shareholders.

The net effect of the deemed dividends on reported net income at March 31, 2005 and 2004 is as follows:

	2005	2004
Net income	$3,395	$2,171
Preferred stock deemed dividend	-	(525)
Net income applicable to common stockholders	$3,395	$1,646

For purposes of computing diluted earnings per share, the deemed dividend has not been deducted from net income applicable to common stockholders and the Series A Preferred Stock has been considered a common stock equivalent from the date of issuance.

(2) Net Income per Share (continued)

The numbers of basic and diluted weighted average shares outstanding are as follows:

	2005	2004
Basic weighted average common shares outstanding	4,389	2,746
Dilutive effect of common stock options	118	121
Dilutive effect of Series A Preferred Stock	-	1,399
Diluted weighted average shares outstanding	4,507	4,266

There were 2 common stock options outstanding at March 31, 2004 which were not included in the diluted earnings per share calculations as the effect of including these options would have been anti-dilutive because the exercise price was greater than the average market price of the Company’s common stock. There were no outstanding common stock options excluded from the diluted earnings per share calculations as of March 31, 2005.

(3) Business Combinations

On April 29, 2003, the Company, Landmark Scientific, Inc., ("Landmark"), a corporation controlled by Randal J. Kirk, a member of the Board of Directors of the Company ("Mr. Kirk"), and Spectran Holdings, Inc., a wholly owned subsidiary of the Company ("Spectran"), executed an Amended and Restated Agreement and Plan of Merger (the "Landmark Merger Agreement"), pursuant to which the Company acquired 100% of Landmark by means of a merger (the "Landmark Merger") of Landmark with and into Spectran. The Landmark Merger was consummated on April 29, 2003. In consideration of the Landmark Merger, the Company issued 25 shares of Series A Preferred Stock with an aggregate fair value of approximately $1,214. Transaction costs totaled approximately $179. The Company determined the fair value of the Series A Preferred Stock to be equal to $48.63 per share.

Also on April 29, 2003, the Company, Group Practice Services Incorporated ("GPSI"), a corporation also controlled by Randal J. Kirk, and a wholly owned subsidiary of the Company executed an Agreement and Plan of Merger (the "GPSI Merger Agreement") pursuant to which the Company acquired 100% of GPSI (the "GPSI Merger"). The GPSI Merger was consummated on April 29, 2003. In consideration of the GPSI Merger, the Company issued 222 shares of Series A Preferred Stock with an estimated aggregate fair value of approximately $10,810. Transaction costs totaled approximately $244. The Company determined the fair value of the Series A Preferred Stock to be equal to $48.63 per share.

In respect of the valuation of the Series A Preferred Stock, the Company concluded that the fair value of such stock approximated ten times the fair value of the Company’s common stock on the two days prior and two days subsequent to the measurement date as determined in accordance with EITF 99-12.

On April 29, 2003, the Company acquired substantially all of the assets of Elan Diagnostics, Inc. ("Elan"). The acquisition was made pursuant to an Asset Purchase Agreement, dated as of December 9, 2002, as amended on February 10, 2003, March 18, 2003, March 31, 2003 and April 29, 2003, among Elan Pharmaceuticals, Inc., the parent company of Elan, Elan, and the Company (as amended, the "Asset Purchase Agreement"). The aggregate purchase price was $7,500 and transaction costs totaled approximately $801.

(3) Business Combinations (continued)

The Company’s wholly-owned subsidiary, CDSS, now operates the businesses acquired in the mergers and the Elan asset acquisition to design, implement and manage laboratories to improve quality of care, increase operating efficiencies, and enhance revenue opportunities for physician practices. Before the acquisitions, Landmark was a laboratory equipment distribution company. GPSI provided POL management and consulting services in the U.S. GPSI also owned and operated reference laboratories, sold laboratory reagents and supplies, and sold, refurbished and maintained laboratory equipment. Elan, headquartered in Smithfield, Rhode Island, supplied clinical chemistry instrumentation, reagents and support resources to the POL market in the United States. On April 29, 2004, the operations of Landmark were merged into CDSS.

The Company’s Clinics and Small Hospital business is multinational, focusing on scientific instrumentation used in medical, veterinary and analytical laboratories and in process monitoring. Management wanted to add the capability to serve a growing market of small and medium-sized medical laboratories in the United States and around the world. The acquisitions of Landmark, GPSI and substantially all the assets of Elan enable the Company to offer a full range of products and services to this market. The Company now provides equipment and reagents in addition to laboratory management and consulting services to create a comprehensive solution for customers. Factors that contributed to the purchase price that resulted in recognition of goodwill included expense reductions resulting from combining operations, expansion of the existing customer base and synergies resulting from providing a broader offering of products and services to the POL customers.

The Landmark Merger, the GPSI Merger and the Elan asset purchase have all been accounted for as purchase business combinations. The purchase price has been allocated to the assets acquired and the liabilities assumed based on their estimated fair values at the date of the acquisition.

	Landmark	GPSI	Elan	Total
Fair value of preferred stock issued	$1,214	$10,810	$ -	$12,024
Cash paid			7,500	7,500
Transactions costs	179	244	801	1,224
Less cash acquired	(206)	(2,061)	(-)	(2,267)
Total purchase price	$1,187	$8,993	$8,301	$18,481

Fair value of assets acquired and liabilities assumed:
Accounts receivable	$14	$754	$4,382	$5,150
Inventories	546	143	7,438	8,127
Other current assets	143	1,004	349	1,496
Equipment	4	263	1,134	1,401
Amortizing intangible assets	-	1,479	-	1,479
Long-term assets	218	896	1,927	3,041
Accounts payable	(13)	(406)	(884)	(1,303)
Accrued expenses and other current liabilities	(162)	(210)	(5,120)	(5,492)
Long-term liabilities	-	(843)	(925)	(1,768)
Subtotal	750	3,080	8,301	12,131
Goodwill	437	5,913	0	6,350
Total purchase price	$1,187	$8,993	$8,301	$18,481

(3) Business Combinations (continued)

In allocating the purchase price, the acquired inventories were increased by approximately $1.8 million over the carrying value of that of the acquired companies, representing manufacturing profit. During the fiscal year ended March 31, 2004, the reported cost of goods sold was negatively impacted by approximately $1.7 million, as this inventory was sold. The remaining acquired inventories were sold during fiscal year 2005.

The Company completed a valuation of the intangible assets acquired in the business combinations in fiscal year 2004. Three valuation approaches were considered in the Company’s analysis, the income approach, the market approach, and the cost approach; it was concluded that the income approach was most appropriate for these assets. Contractual and Non-contractual Customer Relationships were valued assuming future cash flows over 8 and 7 years, respectively. A discount rate of 16% for purposes of valuing these assets was assumed. Non-competition and Non-solicitation Agreements were valued using a lost profits approach.

Intangible assets comprised primarily of GPSI customer relationships which have been valued at $1,479 with a weighted average amortization period of approximately 4 years. During fiscal 2005, the amortization expense was $412 and resultant accumulated amortization at March 31, 2005 was $790. For fiscal 2004, amortization expense and related accumulated amortization totaled $378. Amortization is expected to total $412 in 2006, $250 in 2007, $26 in 2008 and $1 in 2009. All of the intangible assets and goodwill have been recorded in the POL segment. None of the recorded goodwill is expected to be tax deductible.

The results of operations of the acquired companies have been included in operations from the date of acquisition. The following pro forma summary operating information presents the consolidated results of operations of the Company as if the acquisitions had occurred the beginning of fiscal 2004, after giving effect to adjustments including depreciation, interest on the debt incurred to the fund the acquisitions, income taxes and the deemed dividend on the preferred stock. This unaudited pro forma financial information may not be representative or be indicative of what would have occurred had the acquisitions been made as of April 1, 2003 or results which may occur in the future:

March 31, 2004 (Unaudited)
Revenues	$55,069
Net income	$2,013
Net income applicable to common shareholders	$1,488
Net income per basic share	$0.54
Net income per diluted share	$0.47

Preferred Stock

In connection with the Landmark Merger and the GPSI Merger, the Company authorized 250 shares and issued 248 shares of Series A Preferred Stock. The Series A Preferred Stock had an initial preference value of $40.01 per share and a par value of $0.01 per share. The Series A Preferred Stock is senior in right of payment and on liquidation to the common stock. Each share of Series A Preferred Stock issued in 2004 was convertible into ten shares of the Company’s common stock. During 2004, all outstanding shares of the Series A Preferred Stock were converted to 2,473 shares of common stock.

(3) Business Combinations (continued)

Dividends - The holders of the Series A Preferred Stock were entitled to receive, when, as and if declared by the Board of Directors, cumulative cash dividends at the rate of 10% of the preference value per year, commencing July 1, 2004. Because all shares of the Series A Preferred Stock were converted prior to July 1, 2004, the 10% dividend was not payable. However, during 2004 the holders of the Series A Preferred Stock were entitled to receive a cash dividend in an amount equal to the dividend that would have been received if such holder had held the Company’s common stock for the same period.

Voting – The holders of the Series A Preferred Stock had no voting rights except with respect to authorizing, effecting or validating the outstanding Series A Preferred Stock.

Redemption - Shares of the Series A Preferred Stock were not redeemable.

(4) Debt Obligations

Long-term Debt

The Company's debt obligations are as follows at March 31, 2005 and 2004:

	2005	2004
Notes payable, bearing interest at 4.0%-10.4%, with maturities between April 2008 and December 2009 and secured by related equipment	$284	$230
Note payable, bearing interest at 4.0% with maturity on January 2010 and monthly payments of $17 and secured by related software	894	-
	1,178	230
Less: current portion	(249)	(54)
	$ 929	$ 176

During fiscal year 2005, the Company entered into a $923 five year note payable to finance the purchase and implementation of the Company’s new Enterprise Resource Planning system which is included in the table above.

The maturities of the long-term debt as of March 31, 2005 are as follows:

2006	$249
2007	252
2008	259
2009	228
2010	190
Total	$ 1,178

(4) Debt Obligations (continued)

Line of Credit Agreements

In April 1998, the Company entered into a line of credit agreement with a financial institution, which provides for €1,815 (approximately $2,354) of available credit. The line of credit bears interest at 1.25% above the base rate as reported by the Netherlands Central Bank with a minimum base rate of 3.25%. At March 31, 2005 the base rate as reported by the Netherlands Central Bank was 4.75%; therefore the rate on borrowings would be 6.0%. Trade receivables and inventories of Vital Scientific are provided as collateral for this facility. The line of credit requires the Company to comply with certain financial covenants relating to solvency, which are not considered restrictive to the Company's operations. As of March 31, 2005, no amounts were outstanding under the agreement.

On March 31, 2003, the Company entered into $10 million line revolving credit facility to partially finance the acquisitions discussed in Note 3. The line of credit bears interest at the rate of either 0.25% in excess of prime or 300 basis points above the LIBOR rate (2.91% at March 31, 2005). Approximately $0.8 million of principal was outstanding at March 31, 2005. The borrowings under the credit facility are secured by trade receivables and inventories of CDSS. Based upon the available collateral, approximately $4.5 million of additional capacity was available to the Company as of March 31, 2005. The credit facility requires the Company to comply with certain financial covenants, including tangible net worth, capital expenditure limitations, and fixed charge coverage. Additionally, the credit facility, as amended, restricts the Company’s ability to fund the dividend payments to $0.03 per common share with the credit facility.

In August 2003, the Company entered into a relationship with an Australian bank that provides for an A$300 (approximately $232) line of credit. The line of credit bears interest at 2.98% above the base rate as reported by the bank’s Business Mortgage Index (8.40% at March 31, 2005). Outstanding principal is secured by the assets of the Company’s Australian subsidiary. The line of credit requires the Company to comply with certain financial covenants. There are no amounts outstanding on this line of credit.

(5) Commitments and Contingencies

Contractual Commitments and Commercial Obligations

The Company leases facilities, vehicles and computer equipment under capitalized and operating leases. Future minimum lease payments under these leases as of March 31, 2005 are approximately as follows:

Year Ending March 31,	Operating Leases	Capitalized Leases
2006	$2,064	$ 373
2007	1,808	365
2008	1,257	346
2009	380	319
2010	314	205
Thereafter	48	-
Total	$5,871	1,608
Less: amount representing interest		(356)
Total principal obligations		1,252
Less: current portion		(252)
Long-term capital lease		$1,000

(5) Commitments and Contingencies (continued)

Contractual Commitments and Commercial Obligations (continued)

Rent expense of approximately $1,764 and $1,701 was incurred during fiscal 2005 and 2004, respectively.

Leases with a principal value of $1,346 were capitalized during the fiscal year ended March 31, 2005. The assets recorded under capitalized leases are included within manufacturing and computer equipment and are depreciated over three to five years.

Indemnifications

Prior to the acquisition of substantially all of the assets of Elan Diagnostics on April 29, 2003, Elan offered one of its distributors an incentive program providing that for each instrument sold during the specified incentive period, Elan would redeem instruments previously leased by the distributor’s customers and indemnify such customer for any remaining lease obligation. Pursuant to the terms of the acquisition, the Company assumed Elan’s liability to indemnify this distributor’s customers under these arrangements and recorded a liability representing the fair value of the indemnifications. The Company used cash flow projections of the remaining lease payments on each outstanding lease to determine the fair value of the potential liability. Since the acquisition of Elan, certain customers have exercised their rights under these arrangements and the Company has had to satisfy the lease indemnification obligation incurred by Elan. All such payments have been charged against the liability that had been established in purchase accounting. Each quarter the reserve is updated to reflect the fair value of the remaining obligations, again using cash flow projections in arriving at the estimate of the fair value of the remaining obligation. No revenue has been recognized on these transactions as these arrangements were completed prior to the acquisition date. The only impact on the results of operations from this program has been reflected in operating expenses as the fair value of the remaining potential liability to the participants in the program has been adjusted. Such fair value adjustments have not been material since the date of the Elan asset acquisition. The Company has not offered any plan of this nature since the acquisition. At March 31, 2005 and 2004, the recorded liability totaled $88 and $253, respectively.

(6) Stock Option Plans

The Company established a 1991 Stock Option Plan ("the Plan") and a 1991 Directors' Stock Option Plan ("the Directors' Plan") under which an aggregate of 150 shares and 75 shares of common stock were reserved, respectively, for the purpose of granting incentive and nonstatutory stock options. In September 2002, the stockholders approved the establishment of the 2002 Incentive and Stock Option Plan ("2002 Plan") under which an aggregate of 250 shares of common stock were reserved. All options are granted at not less than the fair market value of the stock on the date of grant.

Under the terms of the Plan and the Directors' Plan, options are exercisable over various periods not exceeding four years; the options under the Plan expire no later than seven years after the date of grant whereas the options granted under the Directors' Plan expire no later than ten years after the date of grant.

Under the terms of the 2002 Plan, options are exercisable at various periods and expire as set forth in the grant document. In the case where an incentive stock option is granted, the maximum expiration date is not later than 10 years from the date of grant unless made to a more than 10% stockholder; those incentive stock options expire no later than 5 years from the date of grant.

(6) Stock Option Plans (continued)

The following table summarizes stock option activity (in thousands, except for per share data).

	Number of Shares	Weighted Average Price
Outstanding at April 1, 2003	156	$ 2.66
Options granted	142	6.67
Options forfeited	(39)	4.94
Options exercised	(60)	0.97
Outstanding at March 31, 2004	199	5.58
Options exercised	(11)	1.63
Outstanding at March 31, 2005	188	$5.82

Exercisable at March 31, 2005	128	$5.36
Exercisable at March 31, 2004	103	$4.18

The range of exercise prices for options outstanding and options exercisable at March 31, 2005 is as follows:

	Outstanding			Exercisable
Price Range	Number of Shares	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price
$3.09 - $3.40	53	2.22 years	$3.38	53	$3.38
$4.82 - $5.32	52	6.98 years	5.05	17	5.05
$4.99	30	3.50 years	4.99	30	4.99
$5.28	2	0.67 years	5.28	2	5.28
$9.00	3	8.71 years	9.00	1	9.00
$9.20	35	8.77 years	9.20	12	9.20
$11.00	13	5.70 years	11.00	13	11.00
	188	7.64 years	$ 5.82	128	$5.36

(7) Income Taxes

The components for income (loss) before income taxes at March 31, were as follows:

	2005	2004
United States	$2,300	$ (216)
Foreign	3,229	2,691
	$5,529	$ 2,475

(7) Income Taxes (continued)

The provision (benefit) for income taxes shown in the accompanying consolidated income statements consists of the following for the fiscal years ended March 31, 2005 and 2004:

	2005	2004
Current:
Federal	$ 355	$ 212
State	77	122
Foreign	956	716
Total Current	1,388	1,050

Deferred:
Federal	304	(249)
State	17	(44)
Foreign	93	148
Change in valuation allowance	316	(618)
Total Deferred	730	(763)
	$2,118	$287

The provision for income taxes differs from the amount computed by applying the statutory Federal income tax rate to income before taxes due to the following for the fiscal years ended March 31, 2005 and 2004:

	2005	2004
Provision for taxes at statutory rate	$1,881	$841
State taxes	94	78
Non-U.S. rate differential, net	(25)	(46)
Change in valuation reserves	316	(618)
Foreign source income and intercompany dividends	18	53
Other	(166)	(21)
	$2,118	$287

(7) Income Taxes (continued)

The approximate income tax effect of each type of temporary difference comprising the net deferred tax asset at March 31, 2005 and 2004 is as follows:

	2005	2004
Deferred tax assets:
Net operating loss carryforwards	$1,926	$ 2,860
Inventory reserves	267	492
Intangibles	261	148
Warranty reserves	146	306
Other reserves and accrued liabilities	491	303
Total assets	3,091	4,109
Deferred tax liabilities:
Capitalized software	(396)	(320)
Other	(177)	(104)
Total liabilities	(573)	(424)
Net deferred tax asset	2,518	3,685
Less: valuation allowance	1,923	2,239
	$ 595	$1,446

SFAS No. 109, Accounting for Income Taxes, requires the Company to assess whether it is more likely than not that the Company will realize its deferred tax assets. Prior to the business combinations on April 29, 2003, because the Company had no significant U.S. operations that would allow the Company to realize the benefits of the net operating loss carryforwards, the values of these losses were not likely to be realized. As such, a full valuation reserve had been provided in prior periods.

Upon the completion of the April 29, 2003 business combinations, the Company began to realize taxable income in the United States. Based thereon and with the expectation that the Company would continue to be profitable in the United States, it was concluded that it was more likely than not that these net operating losses would be utilized in future periods and the valuation allowance was adjusted, with a corresponding benefit totaling $618 being realized in the 2004 consolidated provision for income taxes.

In fiscal years 2005 and 2004, the Company determined that the foreign company net operating losses may not be realizable and continues to carry a valuation allowance on these assets. The Company has net operating loss carryforwards for U.S. Federal and state tax purposes of approximately $3,161 and $2,155, respectively; these carryforwards will expire from 2009 to 2024. In addition, the Company has available U.S. Federal tax credit carryforwards of approximately $9. These carryforwards which will expire from 2010 to 2012 may be used to offset future taxable income, if any. The Federal tax credit carryforwards are subject to review and possible adjustment by the Internal Revenue Service. The Company has approximately $3,432 in U.S. alternative minimum tax net operating loss carryforwards that expire between 2009 and 2023.

The Company has foreign net operating loss carryforwards of approximately $2,354 of which $474 are not subject to expiration and $1,880 that expire between 2006 and 2012.

(8) Pension Plan

The Company sponsors pension plans for its operating subsidiaries. Contributions and expenses incurred by the Company amounted to approximately $379 and $254 during fiscal 2005 and 2004, respectively. In the United States, the plan contributions represent the employer’s matching contributions to the Company’s 401(k) plan. Outside the United States, the plans are defined contribution plans.

(9) Significant Customers

During fiscal year 2005, the Company had sales of scientific and blood analysis equipment and reagents to two significant customers amounting to approximately 16% and 11%, respectively, of consolidated revenues. Approximately 22% of accounts receivable at March 31, 2005 were receivable from these two customers.

During fiscal year 2004, the Company had sales of scientific and process monitoring equipment to two significant customers approximating 14% and 13%, respectively, of consolidated revenues.

(10) Accrued Expenses

Accrued expenses at March 31 consist of the following:

	2005	2004
Payroll and payroll-related expenses	$ 1,765	$ 1,399
Accrued acquisition costs	407	407
Unvouchered invoices	362	501
Commissions and marketing expenses	350	679
Development credits	348	414
Accrued professional fees	290	336
Warranty reserve	232	264
Deferred service contract costs	204	695
Accrued facility costs	120	107
Lease indemnifications	88	253
Accrued interest	40	111
Other	427	381
	$4,633	$5,547

The Company entered into a credit financing arrangement with a Netherlands governmental agency in connection with the development of a new product. The grant is to be repaid as a percentage (13.6%) of the product's gross revenues as long as the product is a commercial success. The Company began to ship this product during fiscal year 1998, evidencing it commercial success. The Company has deferred all funding received and reported those amounts as development credits included in accrued expenses. When the Company makes a payment to the Netherlands government, the recorded liability is reduced.

(11) Other Assets

Other assets consist of the following:

	2005	2004
Deferred income tax asset	$305	$786
Long-term lease receivables	108	288
Deposits and other	545	525
	$958	$1,599

Lease revenue of $248 in fiscal 2006, $68 in fiscal 2007, $34 in fiscal 2008 and $6 in fiscal 2009 is projected to be recognized into revenue.

(12) Segment Information

The Company’s chief decision-maker, as defined under SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, is the Chief Executive Officer, who evaluates the Company’s performance based on the revenues, cost of revenues and operating expenses and net income. The Company manages its business as three operating segments as follows: sales of instruments and consumables to Clinics and Small Hospitals; sales of instruments, consumables and services to Physician’s Office Laboratories; and All Other. The "All Other" column includes corporate related items, results of insignificant operations and income and expense not allocated to reportable segments. The Clinic and Small Hospital segment includes the activities of Vital Diagnostics and Vital Scientific. The Physician’s Office Laboratories segment consists of CDSS. Revenues in the All Other segment are principally from the sale of spectrophotometric process monitoring technology.

Segment information for the years ended March 31, 2005 and 2004 is as follows:

	Clinic & Small Hosp	Physician’sOffice Labs	All Other	Total
Revenues
March 31, 2005	$28,210	$28,109	$ 81	$ 56,400
March 31, 2004	25,181	27,018	321	52,520

Cost of revenues and operating expenses
March 31, 2005	$25,309	$24,524	$1,003	$ 50,836
March 31, 2004	22,950	26,092	860	49,902

Interest income
March 31, 2005	$67	$9	$ -	$76
March 31, 2004	25	6	41	72

Interest expense
March 31, 2005	$9	$173	$26	$208
March 31, 2004	20	184	36	240

Income tax provision (benefit)
March 31, 2005	$1,003	$1,140	$(25)	$2,118
March 31, 2004	864	62	(639)	287

Net income (loss)
March 31, 2005	$1,842	$2,322	$(769)	$3,395
March 31, 2004	1,676	(24)	519	2,171

Capital expenditures and capitalized software
March 31, 2005	$801	$191	$6	$ 998
March 31, 2004	888	128	86	1,102

Total assets
March 31, 2005	$15,952	$22,073	$1,121	$39,146
March 31, 2004	14,812	23,158	348	38,318

(12) Segment Information (continued)

The assets of the Physician’s Office Laboratories segments include goodwill totaling $6,350.

Geographic information for the years ended March 31, 2005 and 2004 is as follows:

	North America	Europe	Asia	All Other	Consolidated
Revenues
March 31, 2005	$27,546	$14,053	$6,556	$8,245	$56,400
March 31, 2004	26,587	12,677	4,842	8,414	52,520

Equipment, net
March 31, 2005	$2,552	$799	$ -	$297	$3,648
March 31, 2004	860	765	-	270	1,895

Goodwill and intangibles, net
March 31, 2005	$7,983	$1,149	$-	$-	$9,132
March 31, 2004	7,452	1,023	-	-	$8,475

(13) Related Parties

The law firm of Malman and Goldman, LLP, of which Arthur B. Malman, a director of the Company, is a partner, provided legal services to the Company during fiscal year 2004. The fees invoiced by Malman and Goldman, LLP amounted to approximately $56. There were no such services rendered in fiscal year 2005.

In fiscal year 2005, the Company was billed for sales commissions and consulting services by Third Security LLC in the amount of $169. Third Security LLC billed $11 for consulting services during fiscal year 2004. Third Security LLC is controlled by Randal J. Kirk, a director and the majority shareholder of the Company.

In addition, see discussion of related party nature of business combinations discussed in Note 3.

(14) Subsequent Events

On June 21, 2005, the Company signed an agreement and plan of merger pursuant to which it will acquire Genaissance Pharmaceuticals, Inc. ("GNSC") in an all-stock transaction. Under the terms of the agreement, which has been approved by both boards of directors, GNSC stockholders will receive 0.065 of a share of the Company’s common stock for each share of GNSC common stock in a tax-free exchange. The holders of GNSC preferred stock will receive shares of a newly designated class of the Company’s preferred stock. The transaction must be approved by the stockholders of both companies and is expected to close by no later than November 30, 2005. Upon completion of the merger, current GNSC board members, Kevin Rakin and Joseph Klein III will join the Company’s board of directors.

GNSC is engaged in the discovery and use of human gene variation for the development of a new generation of DNA-based diagnostic and therapeutic products in pharmacogenomics. The purchase will enable the Company to enter the molecular diagnostics market which complements the Company’s present products and services and increases the Company’s ability to provide more complete services to the POL market.

Based on the closing price of the Company’s stock on June 20, 2005, the transaction is valued at approximately $56 million.

Clinical Data, Inc. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS
(in thousands, except for per share data)

	June 30, 2005	March 31, 2005
CURRENT ASSETS:
Cash and cash equivalents	$ 5,181	$ 4,171
Accounts receivable, less allowances for uncollectible accounts of $517 and $536 at June 30 and March 31, 2005, respectively	10,023	9,883
Inventories, net	9,427	9,451
Deferred tax asset	727	727
Lease receivables	210	263
Prepaid expenses and other current assets	1,385	913
Total current assets	26,953	25,408

EQUIPMENT, at cost:
Manufacturing and computer equipment	6,962	6,991
Leasehold improvements	1,055	1,074
Furniture and fixtures	558	588
Vehicles	157	121
	8,732	8,774
Less: Accumulated depreciation and amortization	5,104	5,126
	3,628	3,648

OTHER ASSETS:
Goodwill	6,350	6,350
Intangibles, net	2,631	2,782
Other assets, net	1,236	958
	10,217	10,090
TOTAL ASSETS	$ 40,798	$ 39,146

See notes to the unaudited condensed consolidated financial statements.

Clinical Data, Inc. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

LIABILITIES AND STOCKHOLDERS' EQUITY
(in thousands, except per share data)

	June 30, 2005	March 31, 2005
CURRENT LIABILITIES:
Revolving credit facility	$ 1,698	$ 798
Notes payable and current portion of long-term debt	381	249
Current portion of capital leases	262	252
Accounts payable	4,938	4,322
Accrued expenses	4,218	4,633
Deferred income taxes	66	71
Customer advances and deferred revenue	2,817	1,761
Accrued income taxes	545	587
Total current liabilities	14,925	12,673

LONG-TERM LIABILITIES:
Long-term debt, net of current portion	898	929
Capital leases, net of current portion	929	1,000
Deferred income taxes	361	366
Other long-term liabilities	209	274
	2,397	2,569

MINORITY INTEREST	99	95

STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value, 1,500 shares authorized Outstanding: none	-	-
Common stock, $.01 par value, Authorized: 12,000 shares Issued: 4,405 shares Outstanding: 4,395 shares	44	44
Additional paid-in capital	16,995	16,995
Retained earnings	5,575	5,344
Treasury stock, 10 shares at cost	(47)	(47)
Accumulated other comprehensive income	810	1,473
Total stockholders' equity	23,377	23,809
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 40,798	$ 39,146

See notes to the unaudited condensed consolidated financial statements.

Clinical Data, Inc. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENTS
FOR THE THREE MONTHS ENDED JUNE 30,
(in thousands, except per share data)

	2005	2004
REVENUES	$ 12,773	$ 16,338
COST OF REVENUES	8,179	10,697
Gross profit	4,594	5,641

OPERATING EXPENSES:
Sales and marketing	1,559	1,449
Research and development	707	596
General and administrative	1,668	1,624
Total operating expenses	3,934	3,669

Income from operations	660	1,972

Interest expense	(80)	(24)
Interest income	28	12
Other income (expense), net	3	34

Income before provision for income taxes and minority interest	611	1,994

Provision for income taxes	(200)	(719)
Minority interest	(4)	(4)
Net income	$ 407	$ 1,271

Basic net income per share	$0.09	$0.29
Diluted net income per share	$0.09	$0.28
Cash dividends per share	$0.04	$0.01

Weighted Average Shares:
Basic	4,395	4,387
Diluted	4,519	4,499

See the notes to the unaudited condensed consolidated financial statements.

Clinical Data, Inc. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED JUNE 30,
(in thousands)

	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$407	$1,271
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation and amortization	436	340
Gain on sale of equipment	-	(10)
Deferred taxes	24	198
Minority interest	4	4

Changes in current assets and liabilities:
Accounts receivable	(363)	667
Inventories	(442)	149
Prepaid expenses and other current assets	(509)	(5)
Other assets	(331)	39
Accounts payable	832	(545)
Accrued expenses	(262)	(205)
Customer advances and deferred revenue	1,071	(321)
Accrued income taxes	(2)	254
Net cash provided by operating activities	865	1,836
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of equipment	(159)	(94)
Proceeds from sale of equipment	-	12
Capitalization of software development costs	(71)	(48)
Net cash used in investing activities	(230)	(130)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds (payments) from revolving credit facilities	900	(412)
Proceeds from short-term debt	121	-
Payments on debt	(79)	(19)
Stockholder dividends	(176)	(43)
Net cash provided by (used in) financing activities	766	(474)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(391)	(9)
NET INCREASE IN CASH AND CASH EQUIVALENTS	1,010	1,223

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	4,171	1,800
CASH AND CASH EQUIVALENTS, END OF PERIOD	$5,181	$3,023
Supplemental Disclosure of non-cash transactions: Equipment acquired through capital leases and long-term debt	$51	$-

See the notes to the unaudited condensed consolidated financial statements.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2005

(in thousands, except for per share data)

(1) Operations and Accounting Policies

Clinical Data, Inc. (the "Company") prepared the condensed consolidated financial statements included herein pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"). Certain information normally included in footnote disclosures in financial statements prepared in accordance with accounting principles generally accepted in the United States of America was condensed or omitted pursuant to such SEC rules and regulations. In management’s opinion, the accompanying unaudited condensed consolidated financial statements reflect all adjustments necessary to adequately reflect the Company’s financial position, results of operations and cash flows for the periods indicated. These condensed consolidated financial statements should be read in conjunction with the financial statements and the notes thereto included in the Company’s Annual Report of Form 10-KSB for the fiscal year ended March 31, 2005, filed with the SEC on June 27, 2005. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The results of operations for the three months ended June 30, 2005 and 2004 are not necessarily indicative of the results for the entire fiscal year.

Inventories

Inventories consist of the following at June 30, and March 31, 2005:

	June 30, 2005	March 31, 2005
Raw materials	$ 4,128	$ 3,896
Work-in-process	450	746
Finished goods	4,849	4,809
	$ 9,427	$ 9,451

Goodwill and Intangibles

The Company’s intangible assets consist of (i) goodwill which is not being amortized, (ii) purchased amortizing intangibles consisting of customer relationships which are being amortized over their useful lives, and (iii) capitalized software development costs which are also being amortized over their useful lives. All intangible assets are subject to impairment tests on an annual or other periodic basis. The intangible asset balances at June 30, and March 31, 2005 are as follows:

	June 30, 2005	March 31, 2005
Purchased intangibles	$ 1,479	$ 1,479
Less accumulated amortization	(893)	(790)
Net purchased intangibles – customer relationships	586	689

Capitalized software	1,499	1,530
Less accumulated amortization	(320)	(303)
Net capitalized software	1,179	1,227

Project in progress	866	866

Intangibles, net	$ 2,631	$ 2,782

During the three months ended June 30, 2005 and 2004, amortization expense totaled $169 and $125, respectively. Amortization is expected to total $722 in 2006, $580 in 2007, $356 in 2008 and $274 in 2009.

Warranties

The Company provides a one-year product warranty for the sale of certain of its products. A provision is made at the time the related revenue is recognized for the estimated costs of product warranties. Extended warranties are available to customers at an additional cost. Revenues from the sale of extended warranties are deferred and recognized over the term of the extended warranty period. The Company provides for warranties based on historical claims experience. The accrued warranties at June 30, and March 31, 2005 represent unasserted warranty claims. A summary of warranty reserve activity for the three months ended June 30, 2005 and 2004 is as follows:

For the three months ended June 30,

	2005	2004
Accrued warranty – beginning of the period	$ 605	$ 1,018
Provisions for the period	102	164
Less warranty claims for the period	(197)	(226)
Accrued warranty – end of the period	$ 510	$ 956

Equity-Based Compensation

The Company accounts for equity awards issued to employees under the recognition and measurement principles of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and the related interpretations. No stock-based employee compensation is reflected in net income as all options granted under the plan had an exercise price equal to the market value of the underlying common stock on the date of grant (or 110% of the market value on the date of grant if the options were granted to a holder of more than 10% of the Company’s issued and outstanding stock).

The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," for the three months ended June 30, 2005 and 2004:

	2005	2004
Net income, as reported	$407	$1,271
Less: total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(20)	(27)
Pro-forma net income	$387	$1,244

Reported basic net income per share	$0.09	$0.29
Reported diluted net income per share	$0.09	$0.28
Pro-forma basic net income per share	$0.09	$0.28
Pro-forma diluted net income per share	$0.09	$0.28

Net Income per Share

Basic net income per share is determined by dividing net income by the weighted average shares of common stock outstanding during the period. Diluted earnings per share is determined by dividing net income by diluted weighted average shares outstanding. Diluted weighted average shares reflects the dilutive effect, if any, of potentially dilutive common shares, such as common stock options calculated using the treasury stock method.

The number of basic and diluted weighted average shares outstanding is as follows:

	For Three Months June 30,
	2005	2004
Basic weighted average common shares outstanding	4,395	4,387
Weighted average potential common shares	124	112
Diluted weighted average shares outstanding	4,519	4,499

Comprehensive (Loss) Income

The components of other comprehensive (loss) income for the three months ended June 30, 2005 and 2004 are as follows:

	2005	2004
Net income	$ 407	$ 1,271
Translation adjustment	(663)	(161)
Total comprehensive income (loss)	$ (256)	$ 1,110

New Pronouncements

Share-Based Payments

In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123R, Share-Based Payment. This statement is a revision of SFAS No. 123, Accounting for Stock Issued to Employees, and its related implementation guidance. SFAS No. 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. The Statement requires entities to recognize stock compensation expense for awards of equity instruments to employees based on the grant-date fair value of those awards (with limited exceptions).

On April 15, 2005, the Securities and Exchange Commission (SEC) issued a rule entitled Amendment to Rule 4-01(a) of Regulation S-X Regarding the Compliance Date for Statement of Financial Accounting Standards No. 123(R), "Share-Based Payment." The SEC has delayed the effective date for the implementation of SFAS No. 123R until the beginning of the Company’s next fiscal year or April 1, 2006.

The Company expects to adopt SFAS No. 123R using the Statement’s modified prospective application method. Adoption of SFAS No. 123R is expected to increase stock compensation expense. Assuming the continuation of current programs, the preliminary estimate is that additional stock compensation expense to be recorded in the consolidated statement of income for fiscal 2007 will be in the range of $20 to $30. In addition, SFAS No. 123R requires that the excess tax benefits related to stock compensation to be reported as a financing cash inflow rather than as a reduction of taxes paid in cash from operations.

Reclassifications

Certain reclassifications have been made to the prior period amounts to conform to the current presentation.

(2) Segment and Geographic Data

The Company’s chief decision-maker, as defined under SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, is the Chief Executive Officer, who evaluates the Company’s performance based on the revenues, cost of revenues and operating expenses and net income. The Company manages its business as three operating segments as follows: sales of instruments and consumables to Clinics and Small Hospitals; sales of instruments, consumables and services to Physician’s Office Laboratories; and All Other. The "All Other" column includes corporate related items, results of insignificant operations and income and expense not allocated to reportable segments. The Clinic and Small Hospital segment includes the activities of Vital Diagnostics and Vital Scientific. The Physician’s Office Laboratories segment consists of CDSS.

The Company evaluates performance based on the revenues, operating costs and net income (loss). Segment information for the three months ended June 30, 2005 and 2004 is as follows:

	Clinic & Small Hosp	Physician’s Office Labs	All Other	Total
Revenues
2005	$5,878	$6,890	$5	$12,773
2004	8,618	7,641	79	16,338

Cost of revenues and operating expenses
2005	$5,385	$6,490	$238	$12,113
2004	7,502	6,582	282	14,366

Net income (loss)
2005	$346	$296	$(235)	$407
2004	723	695	(147)	1,271

Interest income
2005	$27	$1	$-	$28
2004	9	3	-	12

Interest expense
2005	$11	$59	$10	$80
2004	2	22	-	24

Income tax provision (benefit)
2005	$176	$36	$(12)	$200
2004	406	340	(27)	719

Geographic information for three months ended June 30, 2005 and 2004 is as follows:

	North America	Europe	Asia	All Other	Consolidated
Revenues
2005	$6,539	$3,105	$1,128	$2,001	$12,773
2004	7,263	5,106	1,674	2,295	16,338

(3) Proposed Acquisition

On June 21, 2005, the Company signed an agreement and plan of merger pursuant to which it will acquire Genaissance Pharmaceuticals, Inc. ("GNSC") in an all-stock transaction. Under the terms of the agreement, which has been approved by both boards of directors, GNSC stockholders will receive 0.065 shares of the Company’s common stock for each share of GNSC common stock in a tax-free exchange. The holders of GNSC preferred stock will receive shares of a newly designated class of the Company’s preferred stock. The transaction must be approved by the stockholders of both companies and is expected to close by no later than November 30, 2005. Upon completion of the merger, current GNSC board members, Kevin Rakin and Joseph Klein III will join the Company’s board of directors.

GNSC is engaged in the discovery and use of human gene variation for the development of a new generation of DNA-based diagnostic and therapeutic products used in theranostics, i.e., the guiding of pharmaceutical therapy through the use of genetic based diagnostic testing. The purchase will enable the Company to enter the emerging molecular diagnostics market which complements the Company’s present product and service offerings.

Based on the closing price of the Company’s stock on June 20, 2005, the transaction is valued at approximately $56 million.

Annex A

AGREEMENT AND PLAN OF MERGER, AS AMENDED

by and among

CLINICAL DATA, INC.,

SAFARI ACQUISITION CORPORATION

and

GENAISSANCE PHARMACEUTICALS, INC.

Dated as of June 20, 2005

TABLE OF CONTENTS

Page

ARTICLE I THE MERGER

1.1 Effective Time of the Merger

1.2 Closing

1.3 Amendment of Company Charter

1.4 Amendment of Parent Charter

1.5 Effects of the Merger

ARTICLE II CONVERSION OF SECURITIES

2.1 Conversion of Capital Stock

2.2 Exchange of Certificates

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY

3.1 Organization, Standing and Power; Subsidiaries

3.2 Capitalization

3.3 Authority; No Conflict; Required Filings and Consents

3.4 SEC Filings; Financial Statements; Information Provided

3.5 No Undisclosed Liabilities; Indebtedness

3.6 Absence of Certain Changes or Events

3.7 Taxes

3.8 Owned and Leased Real Properties

3.9 Intellectual Property

3.10 Agreements, Contracts and Commitments; Government Contracts

3.11 Litigation; Product Liability

3.12 Environmental Matters

3.13 Employee Benefit Plans

3.14 Compliance With Laws

3.15 Permits

3.16 Labor Matters

3.17 Insurance

3.18 Assets

3.19 Customers and Suppliers

3.20 Opinion of Financial Advisor

3.21 Section 203 of the DGCL Not Applicable

3.22 Brokers; Schedule of Fees and Expenses

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE TRANSITORY SUBSIDIARY

4.1 Organization, Standing and Power

4.2 Capitalization

4.3 Authority; No Conflict; Required Filings and Consents

4.4 SEC Filings; Financial Statements; Information Provided

4.5 Absence of Certain Changes or Events

4.6 Intellectual Property

4.7 Agreements, Contracts and Commitments

4.8 Litigation; Product Liability

4.9 Compliance With Laws

4.10 Permits

4.11 Operations of the Transitory Subsidiary

4.12 Opinion of Financial Advisor

4.13 Brokers; Schedule of Fees and Expenses

ARTICLE V CONDUCT OF BUSINESS

5.1 Covenants of the Company

5.2 Confidentiality

ARTICLE VI ADDITIONAL AGREEMENTS

6.1 No Solicitation

6.2 Joint Proxy Statement/Prospectus; Registration Statement

6.3 Nasdaq Quotation

6.4 Access to Information

6.5 Stockholders Meetings

6.6 Legal Conditions to the Merger

6.7 Public Disclosure

6.8 Section 368(a) Reorganization

6.9 Affiliate Legends

6.10 Nasdaq Stock Market Listing

6.11 Company Stock Plans and Company Warrants

6.12 Indemnification

6.13 Notification of Certain Matters

6.14 Exemption from Liability Under Section 16(b)

ARTICLE VII CONDITIONS TO MERGER

7.1 Conditions to Each Party’s Obligation To Effect the Merger

7.2 Additional Conditions to Obligations of the Parent and the Transitory Subsidiary

7.3 Additional Conditions to Obligations of the Company

ARTICLE VIII TERMINATION AND AMENDMENT

8.1 Termination

8.2 Effect of Termination

8.3 Fees and Expenses

8.4 Amendment

8.5 Extension; Waiver

ARTICLE IX MISCELLANEOUS

9.1 Nonsurvival of Representations and Warranties

9.2 Notices

9.3 Entire Agreement

9.4 No Third Party Beneficiaries

9.5 Assignment

9.6 Severability

9.7 Counterparts and Signature

9.8 Interpretation

9.9 Governing Law

9.10 Remedies

9.11 Submission to Jurisdiction

9.12 Waiver of Jury Trial

                                                     Schedule A Parties to Parent Voting Agreements

Schedule B Parties to Company Voting Agreements

Exhibit A Form of Parent Voting Agreement

Exhibit B Form of Company Voting Agreement

Exhibit C Terms of Parent Series A Preferred Stock

Exhibit D Certificate of Incorporation of the Surviving Corporation

Exhibit E By-laws of the Transitory Subsidiary

TABLE OF DEFINED TERMS

Terms	Reference in Agreement
Acquisition Proposal	Section 6.1(f)
Adjusted Warrant	Section 6.11(d)
Affiliate	Section 3.2(d)
Agreement	Preamble
Alternative Acquisition Agreement	Section 6.1(b)(ii)
Antitrust Laws	Section 6.6(b)
Antitrust Order	Section 6.6(b)
CERCLA	Section 3.12(f)
Certificate of Merger	Section 1.1
Certificates	Section 2.2(a)
CIBC World Markets	Section 3.20
Closing	Section 1.2
Closing Date	Section 1.2
Code	Preamble
Common Exchange Ratio	Section 2.1(c)
Company	Preamble
Company Balance Sheet	Section 3.4(b)
Company Board	Section 3.3(a)
Company Common Stock	Section 2.1(b)
Company Disclosure Schedule	Article III
Company Employee Plans	Section 3.13(a)
Company Insiders	Section 6.16(c)
Company Intellectual Property	Section 3.9(b)
Company Leases	Section 3.8(b)
Company Material Adverse Effect	Section 3.1(a)
Company Material Contracts	Section 3.10(a)
Company Permits	Section 3.15
Company Preferred Stock	Section 2.1(b)
Company SEC Reports	Section 3.4(a)
Company Stock Options	Section 3.2(c)
Company Stock Plans	Section 3.2(c)
Company Stockholder Approval	Section 3.3(a)
Company Stockholders Meeting	Section 3.4(c)
Company Third Party Intellectual Property	Section 3.9(b)
Company Voting Agreements	Preamble
Company Voting Proposal	Section 3.3(a)
Company Warrants	Section 3.2(c)
Confidential Business Information	Section 3.9(a)
Confidentiality Agreement	Section 5.2
Costs	Section 6.12(a)
Covered Parties	Section 6.12(a)
Dissenting Shares	Section 2.1(e)(i)
DGCL	Preamble
Effective Time	Section 1.1
Employee Benefit Plan	Section 3.13(a)
Environmental Law	Section 3.12(f)
ERISA Affiliate	Section 3.13(a)
ERISA	Section 3.13(a)
Exchange Agent	Section 2.2(a)
Exchange Fund	Section 2.2(a)
Exchange Act	Section 3.3(c)
GAAP	Section 3.4(b)
Governmental Entity	Section 3.3(c)
Insurance Policies	Section 3.17
Intellectual Property	Section 3.9(a)
Joint Proxy Statement/Prospectus	Section 3.4(c)
Liens	Section 3.2(f)
Materials of Environmental Concern	Section 3.12(g)
Merger	Preamble
New Offer	Section 6.1(b)(iii)
Ordinary Course of Business	Section 3.2(d)
Outside Date	Section 8.1(b)
Parent	Preamble
Parent Balance Sheet	Section 4.4(b)
Parent Board	Section 4.3(a)
Parent Common Stock	Section 2.1(c)
Parent Disclosure Schedule	Article IV
Parent Intellectual Property	Section 4.6(b)
Parent Material Adverse Effect	Section 4.1
Parent Material Contracts	Section 4.7
Parent Permits	Section 4.10
Parent Preferred Stock	Section 1.4
Parent Third Party Intellectual Property	Section 4.6(b)
Parent SEC Reports	Section 4.4(a)
Parent Series A Preferred Stock	Section 1.4
Parent Stockholder Approval	Section 4.3(a)
Parent Stockholders Meeting	Section 3.4(c)
Parent Stock Plans	Section 4.2(b)
Parent Voting Agreements	Preamble
Parent Voting Proposal	Section 3.4(c)
Preferred Exchange Ratio	Section 2.1(d)
Publicly Available Software	Section 3.9(g)
Registration Statement	Section 3.4(c)
Regulation M-A Filing	Section 3.4(c)
Representatives	Section 6.1(a)
Rule 145 Affiliates	Section 6.9
SEC	Section 3.3(c)
Section 16 Information	Section 6.14(b)
Securities Act	Section 3.2(d)
Specified Time	Section 6.1(a)
Subsidiary	Section 3.1(b)
Superior Proposal	Section 6.1(f)
Surviving Corporation	Section 1.5
Tax Returns	Section 3.7(a)
Taxes	Section 3.7(a)
Transitory Subsidiary	Preamble

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of June 20, 2005, is by and among Clinical Data, Inc., a Delaware corporation (the "Parent"), Safari Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of the Parent (the "Transitory Subsidiary"), and Genaissance Pharmaceuticals, Inc., a Delaware corporation (the "Company").

WHEREAS, the Boards of Directors of the Parent and the Company deem it advisable and in the best interests of each corporation and their respective stockholders that the Transitory Subsidiary merge into the Company;

WHEREAS, the transaction shall be effected through a merger (the "Merger") of the Transitory Subsidiary into the Company in accordance with the terms of this Agreement and the General Corporation Law of the State of Delaware (the "DGCL"), as a result of which the Company shall become a wholly owned subsidiary of the Parent;

WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to the Company’s willingness to enter into this Agreement, the stockholders of the Parent listed on Schedule A have entered into Stockholder Agreements, dated as of the date of this Agreement, in the form attached hereto as Exhibit A (the "Parent Voting Agreements"), pursuant to which such stockholders have, among other things, agreed to give the Company a proxy to vote all of the shares of capital stock of the Parent that such stockholders own;

WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to the Parent’s willingness to enter into this Agreement, the stockholders of the Company listed on Schedule B have entered into Stockholder Agreements, dated as of the date of this Agreement, in the form attached hereto as Exhibit B (the "Company Voting Agreements"), pursuant to which such stockholders have, among other things, agreed to give the Parent a proxy to vote all of the shares of capital stock of the Company that such stockholders own; and

WHEREAS, for United States federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the Parent, the Transitory Subsidiary and the Company agree as follows:

  THE MERGER
    Effective Time of the Merger. Subject to the provisions of this Agreement, prior to the Closing, the Parent shall prepare, and on the Closing Date or as soon as practicable thereafter the Parent shall cause to be filed with the Secretary of State of the State of Delaware, a certificate of merger (the "Certificate of Merger") in such form as is required by, and executed by the Company in accordance with, the relevant provisions of the DGCL and shall make all other filings required under the DGCL. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as is established by the Parent and the Company and set forth in the Certificate of Merger (the "Effective Time").
    Closing. The closing of the Merger (the "Closing") shall take place at 10:00 a.m., Eastern time, on a date to be specified by the Parent and the Company (the "Closing Date"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VII (other than delivery of items to be delivered at the Closing and other than satisfaction of those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the delivery of such items and the satisfaction or waiver of such conditions at the Closing), at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, unless another date, place or time is agreed to in writing by the Parent and the Company.
    Amendment of Company Charter. Prior to the Effective Time, the Company shall amend its Certificate of Incorporation by further amending its Certificate of Designation dated October 29, 2003 to provide that the effects of the Merger shall not be considered a redemption or deemed liquidation pursuant to the terms of such Certificate of Designation, as amended.
    Amendment of Parent Charter. Immediately prior to the Effective Time, the Parent shall cause its Certificate of Incorporation to be amended by the filing of a Certificate of Designations designating a new series of its preferred stock, $.01 par value per share (the "Parent Preferred Stock"), with the rights, preferences and privileges as set forth in the Terms of Parent Series A Preferred Stock attached as Exhibit C (as so designated, the "Parent Series A Preferred Stock"), which shall be exchanged in accordance with Article II hereof.
    Effects of the Merger. At the Effective Time (i) the separate existence of the Transitory Subsidiary shall cease and the Transitory Subsidiary shall be merged with and into the Company (the Company following the Merger is sometimes referred to herein as the "Surviving Corporation"), (ii) the Certificate of Incorporation of the Company, as amended prior to the Effective Time and in accordance with Section 1.3 above, shall be further amended and restated to read in its entirety as set forth on Exhibit D hereto, and, as so amended, shall be the Certificate of Incorporation of the Surviving Corporation, until further amended in accordance with the DGCL, (iii) the officers and directors of the Transitory Subsidiary shall be the officers and directors of the Surviving Corporation, and (iv) the By-laws of the Transitory Subsidiary, a copy of which is attached hereto as Exhibit E, shall be amended to change all references to the name of the Transitory Subsidiary to refer to the name of the Company, and, as so amended, such By-laws shall be the By-laws of the Surviving Corporation, until further amended in accordance with the DGCL. The Merger shall have the effects set forth in Section 259 of the DGCL. In addition, effective as of the Effective Time, Parent shall take all reasonable steps to increase its Board of Directors to seven (7) members and to appoint Burton Sobel, Kevin Rakin and Skip Klein to the Board of Directors of Parent.

  CONVERSION OF SECURITIES
    Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of the capital stock of the Company or capital stock of the Transitory Subsidiary:
      Capital Stock of the Transitory Subsidiary. Each share of the common stock of the Transitory Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, $.01 par value per share, of the Surviving Corporation.
      Cancellation of Treasury Stock and Parent-Owned Stock. All shares of common stock, $.001 par value per share ("Company Common Stock"), and preferred stock, $.001 par value per share ("Company Preferred Stock"), of the Company that are owned by the Company as treasury stock or by any wholly-owned Subsidiary of the Company and any shares of Company Common Stock or Company Preferred Stock owned by the Parent, the Transitory Subsidiary or any other wholly-owned Subsidiary of the Parent immediately prior to the Effective Time shall be cancelled and shall cease to exist and no stock of the Parent or other consideration shall be delivered in exchange therefor.
      Exchange Ratio for Company Common Stock. Subject to Section 2.2, each share of Company Common Stock (other than (i) shares to be cancelled in accordance with Section 2.1(b) and (ii) Dissenting Shares (defined in Section 2.1(e)) issued and outstanding immediately prior to the Effective Time shall be automatically converted into the right to receive 0.065 shares (the "Common Exchange Ratio") of common stock, $.01 par value per share, of the Parent ("Parent Common Stock") upon surrender of the certificate representing such share of Company Common Stock in the manner provided in Section 2.2. As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the shares of Parent Common Stock pursuant to this Section 2.1(c) and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 2.2, without interest.
      Exchange Ratio for Company Preferred Stock. Subject to Section 2.2, each share of Company Preferred Stock (other than (i) shares to be cancelled in accordance with Section 2.1(b) and (ii) Dissenting Shares (defined in Section 2.1 (e))) issued and outstanding immediately prior to the Effective Time shall be automatically converted into the right to receive that number of shares as calculated in accordance with Section 1 of the Terms of Parent Series A Preferred Stock attached hereto as Exhibit C (such formula, the "Preferred Exchange Ratio") of Parent Series A Preferred Stock upon surrender of the certificate(s) representing all such shares of Company Preferred Stock in the manner provided in Section 2.2. As of the Effective Time, all such shares of Company Preferred Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and the holder of the certificate(s) representing such shares of Company Preferred Stock shall cease to have any rights with respect thereto, except the right to receive the shares of Parent Series A Preferred Stock pursuant to this Section 2.1(d).
      Dissenting Shares.
        Shares of Company Common Stock and Company Preferred Stock held by stockholders entitled to appraisal rights under Section 262 of the DGCL, who have properly exercised and perfected appraisal rights with respect thereto in accordance with Section 262 (collectively, "Dissenting Shares") and who have not withdrawn their demand for appraisal in accordance with Section 262, shall not be converted into the right to receive shares of Parent Common Stock or Parent Series A Preferred Stock, as the case may be. From and after the Effective Time, a stockholder who has properly exercised such appraisal rights shall no longer retain any rights of a stockholder of the Company or the Surviving Corporation, except those provided under the DGCL.
        Holders of no more than four percent (4%) of the Company’s total outstanding capital stock (which shall consist of the Company Common Stock and the Company Preferred Stock outstanding on the date hereof), on an as-converted basis, shall exercise appraisal rights in accordance with Section 262 of the DGCL. The shareholders parties to the Company Voting Agreements shall have affirmatively waived such appraisal rights in their respective Company Voting Agreements. This Agreement may be terminated in accordance with Section 8.1(f)(i), at the election of the Parent, if the Dissenting Shares are greater than such percentage.
        The Company shall give the Parent (A) prompt notice of any written demands under Section 262 of the DGCL with respect to any shares of capital stock of the Company, any withdrawal of any such demands, and any other instruments served pursuant to the DGCL and received by the Company and (ii) the right to participate in all negotiations and proceedings with respect to any demands under Section 262 with respect to any shares of capital stock of the Company. The Company shall cooperate with the Parent concerning, and shall not, except with the prior written consent of the Parent, voluntarily make any payment with respect to, or offer to settle or settle, any such demands.
      Adjustments to Exchange Ratios. The Common Exchange Ratio and Preferred Exchange Ratio shall be adjusted to reflect fully the effect of any reclassification, stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Parent Series A Preferred Stock or Company Common Stock or Company Preferred Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or Parent Series A Preferred Stock or Company Common Stock or Company Preferred Stock occurring (or for which a record date is established) after the date hereof and prior to the Effective Time.
      Unvested Stock. At the Effective Time, any shares of Parent Common Stock issued in accordance with Section 2.1(c) with respect to any unvested shares of Company Common Stock awarded to employees, directors or consultants pursuant to any of the Company’s plans or arrangements and outstanding immediately prior to the Effective Time shall remain subject to the same terms, restrictions and vesting schedule as in effect immediately prior to the Effective Time, except to the extent by their terms such unvested shares of Company Common Stock vest at the Effective Time. The Company shall not take or permit any action which would accelerate vesting of any unvested shares, except to the extent required by their terms as in effect on the date hereof. Copies of the relevant agreements governing such shares and the vesting thereof have been provided to the Parent. All outstanding rights which the Company may hold immediately prior to the Effective Time to repurchase unvested shares of Company Common Stock shall be assigned to the Parent in the Merger and shall thereafter be exercisable by the Parent upon the same terms and conditions in effect immediately prior to the Effective Time, except that the shares purchasable pursuant to such rights and the purchase price payable per share shall be appropriately adjusted to reflect the Exchange Ratio. The Company shall take all steps necessary to cause the foregoing provisions of this Section 2.1(g) to occur.
      Treatment of Company Stock Options and Company Warrants. Following the Effective Time, Company Stock Options and Company Warrants shall be treated in the manner set forth in Section 6.11.
    Exchange of Certificates. The procedures for exchanging outstanding shares of Company Common Stock or Company Preferred Stock for Parent Common Stock or Parent Series A Preferred Stock pursuant to the Merger are as follows:
      Exchange Agent. As of the Effective Time, the Parent shall deposit with the Parent’s transfer agent or another bank or trust company designated by the Parent and reasonably acceptable to the Company (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock and/or Company Preferred Stock, for exchange in accordance with this Section 2.2, through the Exchange Agent, (i) certificates representing the shares of Parent Common Stock and Parent Series A Preferred Stock (such shares of Parent Common Stock and shares of Parent Series A Preferred Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.1 in exchange for outstanding shares of Company Common Stock and Company Preferred Stock, respectively, (ii) cash in an amount sufficient to make payments for fractional shares of Parent Common Stock required pursuant to Section 2.2(e), and (iii) any dividends or distributions to which holders of certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock and/or Company Preferred Stock (the "Certificates") whose shares were converted pursuant to Section 2.1 into the right to receive shares of Parent Common Stock or Parent Series A Preferred Stock, as the case may be, may then be entitled pursuant to Section 2.2(c).
      Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Parent may reasonably specify) and (ii) instructions for effecting the surrender of the Certificates in exchange for shares of Parent Common Stock or Parent Series A Preferred Stock, as the case may be, (plus cash in lieu of fractional shares, if any, of Parent Common Stock and, any dividends or distributions on either Parent Common Stock or Parent Series A Preferred Stock, as provided below). Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by the Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock or Parent Series A Preferred Stock, as the case may be, which such holder has the right to receive pursuant to the provisions of this Article II plus cash in lieu of fractional shares pursuant to Section 2.2(e) and any dividends or distributions then payable pursuant to Section 2.2(c), and the Certificate so surrendered shall immediately be cancelled. In the event of a transfer of ownership of Company Common Stock or Company Preferred Stock which is not registered in the transfer records of the Company, shares of Parent Common Stock or Parent Series A Preferred Stock, as the case may be, pursuant to Section 2.1(c) and (d) plus cash in lieu of fractional shares pursuant to Section 2.2(e) and any dividends or distributions then payable pursuant to Section 2.2(c) may be issued or paid to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender shares of Parent Common Stock or Parent Series A Preferred Stock, as the case may be, pursuant to Section 2.1(c) and (d) plus cash in lieu of fractional shares pursuant to Section 2.2(e) and any dividends or distributions then payable pursuant to Section 2.2(c) as contemplated by this Section 2.2.
      Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock or Parent Series A Preferred Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be issued and paid to the record holder of the Certificate, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time previously paid with respect to such whole shares of Parent Common Stock or Parent Series A Preferred Stock, without interest, and, at the appropriate payment date, the amount of dividends or other distributions having a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender that are payable with respect to such whole shares of Parent Common Stock or Parent Series A Preferred Stock.
      No Further Ownership Rights in Company Capital Stock. All shares of Parent Common Stock and Parent Series A Preferred Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash or dividends or other distributions paid pursuant to Sections 2.2(c) or 2.2(e)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to such shares of Company Common Stock and/or Company Preferred Stock, and from and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock or Company Preferred Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Article II.
      No Fractional Shares. No certificate or scrip representing fractional shares of Parent Common Stock or Parent Series A Preferred Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests otherwise issuable shall not entitle the owner thereof to vote or to any other rights of a stockholder of the Parent. Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock converted pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder and the aggregate number of shares of Company Common Stock and/or Company Preferred Stock represented thereby) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Parent Common Stock multiplied by the average of the last reported sales prices of Parent Common Stock at the 4:00 p.m., Eastern time, end of regular trading hours on The Nasdaq Stock Market or The Nasdaq Small Cap Market, as applicable, during the ten consecutive trading days ending on the last trading day prior to the Effective Time. The number of shares of Parent Series A Preferred Stock to be issued in accordance with Section 2.1(d) hereof shall be fixed and, accordingly, no fractional shares shall result in such exchange.
      Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Company Common Stock and/or Company Preferred Stock for 180 days after the Effective Time shall be delivered to the Parent, upon demand, and any holder of Company Common Stock or Company Preferred Stock who has not previously complied with this Section 2.2 shall thereafter look only to the Parent, as a general unsecured creditor, for payment of its claim for Parent Common Stock or Parent Series A Preferred Stock, as the case may be, any cash in lieu of fractional shares of Parent Common Stock, and any dividends or distributions with respect to Parent Common Stock and Parent Series A Preferred Stock.
      No Liability. To the extent permitted by applicable law, none of the Parent, the Transitory Subsidiary, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any holder of shares of Company Common Stock, Company Preferred Stock, Parent Common Stock or Parent Series A Preferred Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to one year after the Effective Time (or immediately prior to such earlier date on which any shares of Parent Common Stock or Parent Series A Preferred Stock, and any cash payable to the holder of such Certificate or any dividends or distributions payable to the holder of such Certificate pursuant to this Article II would otherwise escheat to or become the property of any Governmental Entity), any such shares of Parent Common Stock, Parent Series A Preferred Stock or cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.
      Withholding Rights. Each of the Parent and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock or Company Preferred Stock such amounts as it reasonably determines that it is required to deduct and withhold with respect to the making of such payment under the Code, or any other applicable provision of law. To the extent that amounts are so withheld by the Surviving Corporation or the Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock or Company Preferred Stock in respect of which such deduction and withholding was made by the Surviving Corporation or the Parent, as the case may be.
      Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, and an indemnity agreement and the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock and any cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Parent Common Stock deliverable in respect thereof pursuant to this Agreement.

  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

  The Company represents and warrants to the Parent and the Transitory Subsidiary that the statements contained in this Article III are true and correct, except as expressly set forth herein or in the disclosure schedule delivered by the Company to the Parent and the Transitory Subsidiary on or before the date of this Agreement (the "Company Disclosure Schedule"). The Company Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III and the disclosure in any paragraph shall qualify (1) the corresponding paragraph in this Article III and (2) the other paragraphs in this Article III. Disclosure of any fact or item in any section of the attached Company Disclosure Schedule referenced by a particular section of the Agreement shall, should the existence of the fact or item or its contents be relevant to any other section of the attached Disclosure Schedules, be deemed to be disclosed with respect to such other section of the attached Disclosure Schedules whether or not an explicit cross reference appears.

    Organization, Standing and Power; Subsidiaries.
      Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in corporate good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction listed in Section 3.1 of the Company Disclosure Schedule, which jurisdictions constitute the only jurisdictions in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification necessary, except for such failures to be so organized, qualified or in good standing, individually or in the aggregate, that have not had, and are not reasonably likely to have, a Company Material Adverse Effect. For purposes of this Agreement, the term "Company Material Adverse Effect" means any material adverse change, event, circumstance or development with respect to, or material adverse effect on, (i) the business, intellectual property rights, assets, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, (ii) the ability of the Company to consummate the transactions contemplated by this Agreement or (iii) the ability of the Parent to operate the business of the Company and each of its Subsidiaries immediately after the Closing; provided, however, that none of the following (individually or in combination) shall be deemed to constitute, or shall be taken into account in determining whether there has been or would be, a Company Material Adverse Effect: (A) any adverse change or effect resulting from or relating to general business, economic or financial market conditions; (B) any adverse change or effect resulting from or relating to conditions generally affecting the industry or sector in which the Company or any of its Subsidiaries operates or competes; (C) any adverse change or effect resulting from or relating to any acts of terrorism or war or any armed hostilities; (D) any reduction in the Company’s consolidated gross revenues for (i) the quarter ended June 30, 2005, compared to the quarter ended June 30, 2004, equal to or less than 20%, and (ii) each quarterly period in 2005 thereafter measured against the corresponding prior year period equal to or less than 10%; (E) any non-material disruption in any relationship with any supplier or partner, or any non-material impairment of the terms with any licensor or licensee, in areas of the Company’s business that are related to its Familion test, Long QT technology, TPMT technology, HAP database and Decogen Informatics System; (F) any adverse change or effect resulting from or relating to a claim, action or proceeding resulting from or relating to the announcement or pendency of the Merger or any of the other transactions contemplated by this Agreement; (G) any adverse change or effect resulting from or relating to the taking of any action to which Parent shall have consented; (H) any adverse change or effect resulting from or relating to any breach by Parent of any provision of this Agreement or any other action by Parent or any Subsidiary of Parent; or (I) any adverse change or effect resulting from or relating to changes in GAAP (as defined herein) which are published and released for the industry in which the Company operates (but specifically excluding any changes in GAAP and accounting policies of the Company which are implemented by the Company after the date hereof). An adverse change in the stock price of the Company Common Stock shall not, in and of itself, be deemed to have a Company Material Adverse Effect. For the avoidance of doubt, the parties agree that the terms "material", "materially" or "materiality" as used in this Agreement with an initial lower case "m" shall have their respective customary and ordinary meanings, without regard to the meanings ascribed to Company Material Adverse Effect in the prior sentence of this paragraph or Parent Material Adverse Effect in Section 4.1.
      Section 3.1(b) of the Company Disclosure Schedule sets forth a complete and accurate list of all of the Company’s Subsidiaries and the Company’s direct or indirect equity interest therein. Except as set forth in Section 3.1(b) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries directly or indirectly owns any equity, membership, partnership or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity, membership, partnership or similar interest in, any corporation, partnership, joint venture, limited liability company or other business association or entity, whether incorporated or unincorporated, and neither the Company, nor any of its Subsidiaries, has, at any time, been a general partner or managing member of any general partnership, limited partnership, limited liability company or other entity. As used in this Agreement, the term "Subsidiary" means, with respect to a party, any corporation, partnership, joint venture, limited liability company or other business association or entity, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner or a managing member (excluding partnerships, the general partnership interests of which held by such party and/or one or more of its Subsidiaries do not have a majority of the voting interest in such partnership), (ii) such party and/or one or more of its Subsidiaries holds voting power to elect a majority of the board of directors or other governing body performing similar functions, or (iii) such party and/or one or more of its Subsidiaries, directly or indirectly, owns or controls more than 50% of the equity, membership, partnership or similar interests.
      The Company has delivered to the Parent complete and accurate copies of the Certificate of Incorporation and By-laws of the Company and of the charter, by-laws or other organizational documents of each Subsidiary of the Company.
    Capitalization.
      The authorized capital stock of the Company consists of 58,000,000 shares of Company Common Stock and 1,000,000 shares of Company Preferred Stock, of which 460,000 shares are designated Series A Preferred Stock. The rights and privileges of each class of the Company’s capital stock are as set forth in the Company’s Certificate of Incorporation. As of June 15, 2005, (i) 35,348,497 shares of Company Common Stock were issued and outstanding, (ii) 66,070 shares of Company Common Stock were held in the treasury of the Company or by Subsidiaries of the Company, and (iii) 460,000 shares of Series A Preferred Stock were issued or outstanding.
      Section 3.2(b) of the Company Disclosure Schedule lists all issued and outstanding shares of Company Common Stock that constitute restricted stock or that are otherwise subject to a repurchase or redemption right or right of first refusal in favor of the Company; the name of the applicable stockholder, the lapsing schedule for any such shares, including the extent to which any such repurchase or redemption right or right of first refusal has lapsed as of the date of this Agreement, whether (and to what extent) the lapsing will be accelerated in any way by the transactions contemplated by this Agreement or by termination of employment or change in position following consummation of the Merger, and whether such holder has the sole power to vote and dispose of such shares.
      Section 3.2(c) of the Company Disclosure Schedule lists the number of shares of Company Common Stock reserved for future issuance pursuant to stock options granted and outstanding as of the date of this Agreement and the plans or other arrangements under which such options were granted (collectively, the "Company Stock Plans") and sets forth a complete and accurate list of all holders of outstanding options to purchase shares of Company Common Stock (such outstanding options, the "Company Stock Options") under the Company Stock Plans, indicating with respect to each Company Stock Option, the number of shares of Company Common Stock subject to such Company Stock Option, the relationship of the holder to the Company, and the exercise price, the date of grant, vesting schedule and the expiration date thereof, including the extent to which any vesting has occurred as of the date of this Agreement, and whether (and to what extent) the vesting of such Company Stock Options will be accelerated in any way by the transactions contemplated by this Agreement or by the termination of employment or engagement or change in position of any holder thereof following consummation of the Merger. Section 3.2(c) of the Company Disclosure Schedule shows the number of shares of Company Common Stock reserved for future issuance pursuant to warrants or other outstanding rights (other than Company Stock Options) to purchase shares of Company Common Stock outstanding as of the date of this Agreement (such outstanding warrants or other rights, the "Company Warrants") and the agreement or other document under which such Company Warrants were granted and sets forth a complete and accurate list of all holders of Company Warrants indicating the number and type of shares of Company Common Stock subject to each Company Warrant, and the exercise price, the date of grant and the expiration date thereof. The Company has provided to the Parent accurate and complete copies of all Company Stock Plans, the forms of all stock option agreements evidencing Company Stock Options and all Company Warrants.
      Except (x) as set forth in this Section 3.2, and (y) as reserved for future grants under Company Stock Plans, (i) there are no equity securities of any class of the Company or any of its Subsidiaries (other than equity securities of any such Subsidiary that are directly or indirectly owned by the Company), or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding and (ii) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound obligating the Company or any of its Subsidiaries to issue, exchange, transfer, deliver or sell, or cause to be issued, exchanged, transferred, delivered or sold, additional shares of capital stock or other equity interests of the Company or any of its Subsidiaries or any security or rights convertible into or exchangeable or exercisable for any such shares or other equity interests, or obligating the Company or any of its Subsidiaries to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any such option, warrant, equity security, call, right, commitment or agreement. Neither the Company nor any of its Subsidiaries has outstanding any stock appreciation rights, phantom stock, performance based rights or similar rights or obligations. There are no obligations, contingent or otherwise, of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock or the capital stock of the Company or any of its Subsidiaries or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in the Company or any Subsidiary of the Company or any other entity, other than guarantees of bank obligations of Subsidiaries of the Company entered into in the ordinary course of business consistent with past practice (the "Ordinary Course of Business") and listed in Section 3.2(d) of the Company Disclosure Schedule. Other than the Company Voting Agreements, neither the Company nor any of its Affiliates is a party to or is bound by any, and to the knowledge of the Company, there are no, agreements or understandings with respect to the voting (including voting trusts and proxies) or sale or transfer (including agreements imposing transfer restrictions) of any shares of capital stock or other equity interests of the Company or any of its Subsidiaries. For purposes of this Agreement, the term "Affiliate" when used with respect to any party shall mean any person who is an "affiliate" of that party within the meaning of Rule 405 promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Except as contemplated by this Agreement, there are no registration rights, and there is no rights agreement, "poison pill" anti-takeover plan or other agreement or understanding to which the Company or any of its Subsidiaries is a party or by which it or they are bound with respect to any equity security of any class of the Company or any of its Subsidiaries or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its Subsidiaries.
      All outstanding shares of Company Common Stock are, and all shares of Company Common Stock subject to issuance as specified in Section 3.2(c) above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Company’s Certificate of Incorporation or By-laws or any agreement to which the Company is a party or is otherwise bound.
      All of the outstanding shares of capital stock and other equity securities or interests of each of the Company’s Subsidiaries are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and all such shares are owned, of record and beneficially, by the Company or another Subsidiary of the Company free and clear of all mortgages, security interests, pledges, liens, charges or encumbrances of any nature ("Liens") and agreements in respect of, or limitations on, the Company’s voting rights.
    Authority; No Conflict; Required Filings and Consents.
      The Company has all requisite corporate power and authority to enter into this Agreement and, subject only to the adoption of this Agreement and the approval of the Merger (the "Company Voting Proposal") by the Company’s stockholders under the DGCL and as set forth in Section 3.3(d) (the "Company Stockholder Approval"), to consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Board of Directors of the Company (the "Company Board"), at a meeting duly called and held (i) unanimously approved this Agreement, (ii) determined that the Merger is fair and in the best interests of the Company and its stockholders, (iii) declared the advisability of, approved and adopted this Agreement in accordance with the provisions of the DGCL, (iv) directed that this Agreement and the Merger be submitted to the stockholders of the Company for their adoption and approval and resolved to recommend that the stockholders of the Company vote in favor of the adoption of this Agreement and the approval of the Merger, and (v) to the extent necessary, adopted a resolution having the effect of causing the Company not to be subject to any state takeover law (including Section 203 of the DGCL) or similar law that might otherwise apply to the Merger and any other transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company, subject only to the required receipt of the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms. Other than the Company Stockholder Approval, no other approvals, consents, waivers or other conditions are required for the consummation of the transactions contemplated hereby.
      The execution and delivery of this Agreement by the Company do not, and the consummation by the Company of the transactions contemplated by this Agreement shall not, (i) conflict with, or result in any violation or breach of, any provision of the Certificate of Incorporation or By-laws of the Company or of the charter, by-laws, or other organizational document of any Subsidiary of the Company, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, require a consent or waiver under, constitute a change in control under, require the payment of a penalty under or result in the imposition of any Lien on the Company’s or any of its Subsidiary’s assets under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract or other agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, (iii) cause the Company or any Subsidiary to become liable for the payment of any recordation or stock transfer Tax, or (iv) subject to obtaining the Company Stockholder Approval and compliance with the requirements specified in clauses (i) through (v) of Section 3.3(c), conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of its or their properties or assets, except in the case of clauses (ii) and (iii) of this Section 3.3(b) for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations or losses that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect. Section 3.3(b) of the Company Disclosure Schedule lists all material consents, waivers and approvals under any of the Company’s or any of its Subsidiaries’ agreements, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.
      No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority, agency or instrumentality or any stock market or stock exchange on which shares of Company Common Stock are listed for trading (a "Governmental Entity") is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate corresponding documents with the appropriate authorities of other states in which the Company is qualified as a foreign corporation to transact business, (ii) the filing of the Joint Proxy Statement/Prospectus with the Securities and Exchange Commission (the "SEC") in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iii) the filing of such reports, schedules or materials under Section 13 of or Rule 14a-12 under the Exchange Act and materials under Rule 165 and Rule 425 under the Securities Act as may be required in connection with this Agreement and the transactions contemplated hereby, (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and (v) such other consents, licenses, permits, orders, authorizations, filings, approvals and registrations which, if not obtained or made, would be reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect.
      The affirmative vote of (i) the holders of a majority of the outstanding shares of capital stock (on the record date) at the Company Stockholders Meeting, and (ii) 66 2/3% of the shares of outstanding Series A Preferred Stock are the only votes of the holders of any class or series of the Company’s capital stock or other securities necessary for the adoption of this Agreement and for the consummation by the Company of the other transactions contemplated by this Agreement. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote.
    SEC Filings; Financial Statements; Information Provided.
      The Company has filed all registration statements, forms, reports and other documents required to be filed by the Company with the SEC since January 1, 2004 and has made available to the Parent copies of all registration statements, forms, reports and other documents filed by the Company with the SEC since such date, all of which are publicly available on the SEC’s EDGAR system. All such registration statements, forms, reports and other documents (including those that the Company may file after the date hereof until the Closing) are referred to herein as the "Company SEC Reports." The Company SEC Reports (i) were or will be filed on a timely basis, (ii) at the time filed, were or will be prepared in compliance in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports, and (iii) did not or will not at the time they were or are filed contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Company SEC Reports or necessary in order to make the statements in such Company SEC Reports, in the light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is subject to the reporting requirements of Section 13(a) or Section 15(d) of the Exchange Act.
      Each of the consolidated financial statements (including, in each case, any related notes and schedules) contained or to be contained in the Company SEC Reports at the time filed (i) complied or will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were or will be prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim financial statements, as permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented or will fairly present the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the consolidated results of its operations and cash flows for the periods indicated, consistent with the books and records of the Company and its Subsidiaries, except that the unaudited interim financial statements do not contain footnotes and were or are subject to normal and recurring year-end adjustments. The consolidated, unaudited balance sheet of the Company as of March 31, 2005 is referred to herein as the "Company Balance Sheet."
      The information to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the registration statement on Form S-4 to be filed by the Parent pursuant to which shares of Parent Common Stock issued in connection with the Merger shall be registered under the Securities Act (the "Registration Statement"), or to be included or supplied by or on behalf of the Company for inclusion in any filing pursuant to Rule 165 and Rule 425 under the Securities Act or Rule 14a-12 under the Exchange Act (each a "Regulation M-A Filing"), shall not at the time the Registration Statement or any Regulation M-A Filing is filed with the SEC, at any time the Registration Statement is amended or supplemented, or at the time the Registration Statement is declared effective by the SEC (as applicable), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information to be supplied by or on behalf of the Company for inclusion in the joint proxy statement/prospectus to be sent to the stockholders of the Company and the Parent (the "Joint Proxy Statement/Prospectus") in connection with (i) the meeting of the Company’s stockholders to consider the Company Voting Proposal (the "Company Stockholders Meeting"), and (ii) the meeting of the Parent’s stockholders (the "Parent Stockholders Meeting") to consider the issuance of shares of Parent Common Stock pursuant to the Merger (the "Parent Voting Proposal") shall not, on the date the Joint Proxy Statement/Prospectus is first mailed to stockholders of the Company or the Parent, or at the time of the Company Stockholders Meeting or the Parent Stockholders Meeting or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Joint Proxy Statement/Prospectus not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders Meeting or the Parent Stockholders Meeting which has become false or misleading. If at any time prior to the Effective Time any fact or event relating to the Company or any of its Affiliates which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement/Prospectus should be discovered by the Company or should occur, the Company shall promptly inform the Parent of such fact or event.
    No Undisclosed Liabilities; Indebtedness.
      Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, and except for normal and recurring liabilities incurred since the date of the Company Balance Sheet in the Ordinary Course of Business, the Company and its Subsidiaries do not have any liabilities, either accrued, contingent or otherwise (whether or not required to be reflected in financial statements in accordance with GAAP), and whether due or to become due, that, individually or in the aggregate, are reasonably likely to have a Company Material Adverse Effect.
      Section 3.5(b) of the Company Disclosure Schedule sets forth a complete and accurate list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness of the Company or any of its Subsidiaries in an aggregate principal amount in excess of $20,000 is outstanding or may be incurred and the respective principal amounts outstanding thereunder as of the date of this Agreement. For purposes of this Section, "indebtedness" means, with respect to any person, without duplication, (A) all obligations of such person for borrowed money, or with respect to deposits or advances of any kind to such person, (B) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (C) all obligations of such person upon which interest charges are customarily paid, (D) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person, (E) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding obligations of such person or creditors for raw materials, inventory, services and supplies incurred in the Ordinary Course of Business), (F) all capitalized lease obligations of such person, (G) all obligations of others secured by any lien on property or assets owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (H) all obligations of such person under interest rate or currency hedging transactions (valued at the termination value thereof), (I) all letters of credit issued for the account of such person, and (J) all guarantees and arrangements having the economic effect of a guarantee by such person of any indebtedness of any other person. All of the outstanding indebtedness of the type described in this Section 3.5(b) of the Company and each of its Subsidiaries may be prepaid by the Company or its Subsidiary at any time without the consent or approval of, or prior notice to, any other person, and without payment of any premium or penalty.
    Absence of Certain Changes or Events. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, since the date of the Company Balance Sheet, the Company and its Subsidiaries have conducted their respective businesses only in the Ordinary Course of Business and, since such date, there has not been (i) any change, event, circumstance, development or effect that, individually or in the aggregate, has had, or is reasonably likely to have, a Company Material Adverse Effect; or (ii) any other action or event that would have required the consent of the Parent pursuant to Section 5.1 of this Agreement had such action or event occurred after the date of this Agreement.
    Taxes.
      The Company and each of its Subsidiaries has filed all Tax Returns that it was required to file, and all such Tax Returns were correct and complete except for any errors or omissions that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect. The Company and each of its Subsidiaries has paid on a timely basis all Taxes that are shown to be due on any such Tax Returns. The unpaid Taxes of the Company and its Subsidiaries for Tax periods through the date of the Company Balance Sheet do not exceed the accruals and reserves for Taxes set forth on the Company Balance Sheet exclusive of any accruals and reserves for "deferred taxes" or similar items that reflect timing differences between Tax and financial accounting principles. All Taxes that the Company or any of its Subsidiaries is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity. For purposes of this Agreement, (i) "Taxes" means all taxes, charges, fees, levies or other similar assessments or liabilities, including income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, services, transfer, withholding, employment, payroll and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof and (ii) "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.
      The Company has delivered to the Parent correct and complete copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company or any of its Subsidiaries since December 31, 2001. The Company has made available to the Parent correct and complete copies of all other Tax Returns of the Company and its Subsidiaries together with all related examination reports and statements of deficiency for all periods from and after December 31, 2001. No examination or audit of any Tax Return of the Company or any of its Subsidiaries by any Governmental Entity is currently in progress or, to the knowledge of the Company, threatened or contemplated. Neither the Company nor any of its Subsidiaries has been informed by any Governmental Entity that the Governmental Entity believes that the Company or any of its Subsidiaries was required to file any Tax Return that was not filed. Neither the Company nor any of its Subsidiaries has waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.
      Neither the Company nor any of its Subsidiaries: (i) is a "consenting corporation" within the meaning of Section 341(f) of the Code, and none of the assets of the Company or any of its Subsidiaries is subject to an election under Section 341(f) of the Code; (ii) has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code; (iii) has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that may be treated as an "excess parachute payment" under Section 280G of the Code; (iv) has any actual or potential liability for any Taxes of any person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of law in any jurisdiction), or as a transferee or successor, by contract, or otherwise; or (v) is or has been required to make a basis reduction pursuant to Treasury Regulation Section 1.1502-20(b) or Treasury Regulation Section 1.337(d)-2(b).
      None of the assets of the Company or any of its Subsidiaries: (i) is property that is required to be treated as being owned by any other person pursuant to the provisions of former Section 168(f)(8) of the Code; (ii) is "tax-exempt use property" within the meaning of Section 168(h) of the Code; or (iii) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code.
      Neither the Company nor any of its Subsidiaries has undergone, or will undergo as a result of the transactions contemplated by the Agreement, a change in its method of accounting resulting in an adjustment to its taxable income pursuant to Section 481(a) of the Code.
      No state or federal "net operating loss" of the Company or any of its Subsidiaries determined as of the Closing Date is subject to limitation on its use pursuant to Section 382 of the Code or comparable provisions of state law as a result of any "ownership change" within the meaning of Section 382(g) of the Code or comparable provisions of any state law occurring prior to the Closing Date.
      Neither the Company nor any of its Subsidiaries (i) is or has ever been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns, other than a group of which only the Company and its Subsidiaries are or were members or (ii) is a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement.
      To the Company’s knowledge, after consulting with its tax advisors, neither the Company nor any Affiliate has taken or agreed to take any action which would prevent the Merger from constituting a transaction qualifying as a reorganization under Section 368(a) of the Code.
    Owned and Leased Real Properties.
      Neither the Company nor any of its Subsidiaries owns or has ever owned any real property.
      Section 3.8(b) of the Company Disclosure Schedule sets forth a complete and accurate list of all real property leased, subleased or licensed by the Company or any of its Subsidiaries (collectively "Company Leases") and the location of the premises. Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any other party to any Company Lease, is in default under any of the Company Leases, except where the existence of such defaults, individually or in the aggregate, has not had, and is not reasonably likely to have, a Company Material Adverse Effect. Each of the Company Leases is in full force and effect and is enforceable in accordance with its terms and shall not cease to be in full force and effect as a result of the transactions contemplated by this Agreement. Neither the Company nor any of its Subsidiaries leases, subleases or licenses any real property to any person other than the Company and its Subsidiaries. The Company has provided the Parent with complete and accurate copies of all Company Leases.
    Intellectual Property.
      The Company and its Subsidiaries own, or license or otherwise possess legally enforceable rights to use, all Intellectual Property used or necessary to conduct the business of the Company and its Subsidiaries as currently conducted (excluding generally commercially available, off-the-shelf software programs licensed pursuant to shrinkwrap or "click-and-accept" licenses), the absence of which, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect. For purposes of this Agreement, the term "Intellectual Property" means (i) patents, patent rights, trademarks (including goodwill associated therewith), service marks, trade names, domain names, copyrights, designs and trade secrets, (ii) applications for and registrations of such patents, trademarks, service marks, trade names, domain names, copyrights (whether registered or unregistered, or published or unpublished) and designs, (iii) processes, formulae, methods, schematics, technology, know-how, computer software programs and applications, and (iv) other tangible or intangible proprietary or confidential information and materials (including ideas, research and development, know-how, schematics, technology, formulae, laboratory notebooks, results of tests or studies, compositions, DNA markers, genotypes, databases (including the "DecoGen" bioinformatics system), computer programs and software (whether in object or source code), algorithms, processes and techniques, technical data and compilations, designs, drawings, specifications), and (v) customer and supplier lists, pricing and cost information, financial and accounting data, and business and marketing plans and proposals (such items in this clause (v) collectively, "Confidential Business Information").
      The execution and delivery of this Agreement and consummation of the Merger will not result in the breach of, or create on behalf of any third party the right to terminate or modify, (i) any license, sublicense or other agreement relating to any Intellectual Property owned by the Company that is material to the business of the Company and its Subsidiaries, taken as a whole, as described in or filed as an exhibit to the Company’s SEC Reports (the "Company Intellectual Property") or (ii) any license, sublicense and other agreement as to which the Company or any of its Subsidiaries is a party and pursuant to which the Company or any of its Subsidiaries is authorized to use any third party Intellectual Property that is material to the business of the Company and its Subsidiaries, taken as a whole, including software that is used in the manufacture of, incorporated in, or forms a part of any product or service sold or licensed by or expected to be sold or licensed by the Company or any of its Subsidiaries (the "Company Third Party Intellectual Property"). Section 3.9(b)(i) of the Company Disclosure Schedule sets forth a complete and accurate list of the Company Intellectual Property (other than unregistered copyrights, trade secrets and confidential information) and Section 3.9(b)(ii) sets forth a complete and accurate list of all Company Third Party Intellectual Property.
      All patents and registrations and applications for trademarks, service marks and copyrights which are held by the Company or any of its Subsidiaries and which are material to the business of the Company and its Subsidiaries, taken as a whole, are valid and subsisting. The Company and its Subsidiaries have taken reasonable measures to protect the proprietary nature of the Company Intellectual Property. To the knowledge of the Company, no other person or entity is infringing, violating or misappropriating any of the Company Intellectual Property or Company Third Party Intellectual Property.
      None of the (i) products currently sold or licensed by the Company or any of its Subsidiaries to third parties or (ii) business or activities (including research and development) currently conducted by the Company or any of its Subsidiaries infringes, violates or constitutes a misappropriation of, any Intellectual Property of any third party. Neither the Company nor any of its Subsidiaries has received any written complaint, claim or notice alleging any such infringement, violation or misappropriation that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect. The Company has not received any written notice of any infringement by or misappropriation by others of Company Intellectual Property, or any violation of the confidentiality of any of its Confidential Business Information. To the Company’s knowledge, the Company is not making unlawful or unauthorized use of any Intellectual Property of any past or present employees or consultants of the Company; provided, however, no representation is made under this sentence with respect to Confidential Business Information.
      The Company has taken all reasonable measures to protect and preserve the security, confidentiality and value of Company Intellectual Property, including its Confidential Business Information. All employees of the Company have executed a nondisclosure and assignment of inventions agreements sufficient to protect the confidentiality and value of the Company Intellectual Property.
      The activities of the Company’s employees on behalf of the Company do not violate any agreements or arrangements known to the Company which any such employees have with former employers or any other entity to whom such employees may have rendered consulting services. All officers of the Company have entered into non-competition agreements providing that they will not compete with the Company for one year from the date of termination.
      The Company Intellectual Property does not include any Publicly Available Software and the Company has not used Publicly Available Software in whole or in part in the development of any part of the Company Intellectual Property in a manner that may subject the Company Intellectual Property in whole or in part, to all or part of the license obligations of any Publicly Available Software. "Publicly Available Software" means each of (i) any software that contains, or is derived in any manner (in whole or in part) from, any software that is distributed as free software, open source software (e.g., Linux), or similar licensing and distribution models; and (ii) any software that requires as a condition of use, modification, and/or distribution of such software that such software or other software incorporated into, derived from, or distributed with such software; (a) be disclosed or distributed in source code form; (b) be licensed for the purpose of making derivative works; or (c) be redistributable at no or minimal charge. Publicly Available Software includes, without limitation, software licensed or distributed under any of the following licenses or distribution models similar to any of the following: (a) GNU General Public License (GPL) or Lesser/Library GPL (LGPL), (b) the Artistic License (e.g., PERL), (c) the Mozilla Public License, (d) the Netscape Public License, (e) the Sun Community Source License (SCSL), the Sun Industry Source License (SISL), and the Apache Server License.
    Agreements, Contracts and Commitments; Government Contracts.
      Section 3.10(a) of the Company Disclosure Schedules sets forth a complete and accurate list of all contracts and agreements (collectively, the "Company Material Contracts") that are material to the business, assets, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole. The Company has provided the Parent with a complete and accurate copy of each Company Material Contract. Each Company Material Contract is in full force and effect and is enforceable in accordance with its terms. Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any other party to any Company Material Contract is in violation of or in default under (nor does there exist any condition which, upon the passage of time or the giving of notice or both, would cause such a violation of or default under) (x) any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or other contract, arrangement or understanding to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that, individually or in the aggregate, have not had, and are not reasonably likely to have, a Company Material Adverse Effect or (y) any Company Material Contract.
      Section 3.10(b) of the Company Disclosure Schedule sets forth a complete and accurate list of each contract or agreement to which the Company or any of its Subsidiaries is a party or bound with any Affiliate of the Company (other than any Subsidiary which is a direct or indirect wholly owned Subsidiary of the Company). Complete and accurate copies of all the agreements, contracts and arrangements set forth in Section 3.10(b) of the Company Disclosure Schedule have heretofore been furnished to the Parent. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, neither the Company nor any of its Subsidiaries has entered into any transaction with any Affiliate of the Company or any of its Subsidiaries or any transaction that would be subject to proxy statement disclosure pursuant to Item 404 of Regulation S-K.
      There is no non-competition or other similar agreement, commitment, judgment, injunction or order to which the Company or any of its Subsidiaries is a party or is subject that has or could reasonably be expected to have the effect of prohibiting or impairing in any material respect the conduct of the business of the Company or any of its Subsidiaries as currently conducted. Neither the Company nor any of its Subsidiaries has entered into (or is otherwise bound by) any agreement under which it is restricted in any material respect from selling, licensing or otherwise distributing any of its technology or products, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or any segment of the market or line of business.
      Neither the Company nor any of its Subsidiaries is a party to any agreement under which a third party would be entitled to receive a license or any other right to intellectual property of the Parent or any of the Parent’s Affiliates following the Closing.
      Neither the Company nor any of its Subsidiaries is or has been suspended or debarred from bidding on contracts or subcontracts with any Governmental Entity; no such suspension or debarment has been initiated or, to the Company’s knowledge, threatened; and the consummation of the transactions contemplated by this Agreement will not result in any such suspension or debarment that, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has been audited or investigated or is now being audited or, to the Company’s knowledge, investigated by the U.S. Government Accounting Office, the U.S. Department of Defense or any of its agencies, the Defense Contract Audit Agency, the U.S. Department of Justice, the Inspector General of any U.S. Governmental Entity, any similar agencies or instrumentalities of any foreign Governmental Entity, or any prime contractor with a Governmental Entity nor, to the Company’s knowledge, has any such audit or investigation been threatened. To the Company’s knowledge, there is no valid basis for (a) the suspension or debarment of the Company or any of its Subsidiaries from bidding on contracts or subcontracts with any Governmental Entity or (b) any claim pursuant to an audit or investigation by any of the entities named in the foregoing sentence that, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has any agreements, contracts or commitments which require it to obtain or maintain a security clearance with any Governmental Entity.
    Litigation; Product Liability. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries that, individually or in the aggregate, has had, or is reasonably likely to have, a Company Material Adverse Effect. There are no material judgments, orders or decrees outstanding against the Company or any of its Subsidiaries. No product liability claims have been asserted or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries relating to products or product candidates developed, tested, manufactured, marketed, distributed or sold by the Company or any of its Subsidiaries.
    Environmental Matters.
      Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, each of the Company and its Subsidiaries has complied with all applicable Environmental Laws, except for violations of Environmental Laws that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. There is no pending or, to the knowledge of the Company, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Company or any of its Subsidiaries.
      Neither the Company nor any of its Subsidiaries has any liabilities or obligations arising from the release of any Materials of Environmental Concern into the environment.
      Neither the Company nor any of its Subsidiaries is a party to or bound by any court order, administrative order, consent order or other agreement between the Company and any Governmental Entity entered into in connection with any legal obligation or liability arising under any Environmental Law.
      Set forth in Section 3.12(d) of the Company Disclosure Schedule is a list of all documents (whether in hard copy or electronic form) that contain any environmental reports, investigations and audits relating to premises currently or previously owned or operated by the Company or any of its Subsidiaries (whether conducted by or on behalf of the Company or any of its Subsidiaries or a third party, and whether done at the initiative of the Company or any of its Subsidiaries or directed by a Governmental Entity or other third party) which were issued or conducted during the past five years and which the Company has possession of or access to. A complete and accurate copy of each such document has been provided to the Parent.
      The Company is not aware of any material environmental liability of any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Company or any of its Subsidiaries.
      For purposes of this Agreement, "Environmental Law" means any federal, state or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including any statute, regulation, administrative decision or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine life and wetlands, including all endangered and threatened species; (vi) storage tanks, vessels, containers, abandoned or discarded barrels and other closed receptacles; (vii) health and safety of employees and other persons; and (viii) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste. As used above, the terms "release" and "environment" shall have the meaning set forth in the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA").
      For purposes of this Agreement, "Materials of Environmental Concern" means any chemicals, pollutants or contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the Resource Conservation and Recovery Act), toxic materials, oil or petroleum and petroleum products or any other material subject to regulation under any Environmental Law.
    Employee Benefit Plans.
      Section 3.13(a) of the Company Disclosure Schedule sets forth a complete and accurate list of all Employee Benefit Plans maintained, or contributed to, by the Company, any of the Company’s Subsidiaries or any of their ERISA Affiliates (together, the "Company Employee Plans"). For purposes of this Agreement, the following terms shall have the following meanings: (i) "Employee Benefit Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of ERISA), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation and all unexpired severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of the Company or any of its Subsidiaries or an ERISA Affiliate; (ii) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended; and (iii) "ERISA Affiliate" means any entity which is, or at any applicable time was, a member of (1) a controlled group of corporations (as defined in Section 414(b) of the Code), (2) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (3) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Company or a Subsidiary.
      With respect to each Company Employee Plan, the Company has furnished to the Parent, a complete and accurate copy of (i) such Company Employee Plan (or a written summary of any unwritten plan), (ii) the most recent annual report (Form 5500) filed with the IRS, (iii) each trust agreement, group annuity contract and summary plan description, if any, relating to such Company Employee Plan, (iv) the most recent financial statements for each Company Employee Plan that is funded, (v) all personnel, payroll and employment manuals and policies, (vi) all employee handbooks and (vii) all reports regarding the satisfaction of the nondiscrimination requirements of Sections 410(b), 401(k) and 401(m) of the Code.
      Each Company Employee Plan has been administered in all material respects in accordance with ERISA, the Code and all other applicable laws and the regulations thereunder and in accordance with its terms and each of the Company, the Company’s Subsidiaries and their ERISA Affiliates has in all material respects met its obligations with respect to such Company Employee Plan and has made all required contributions thereto (or reserved such contributions on the Company Balance Sheet). The Company, each Subsidiary of the Company, each ERISA Affiliate and each Company Employee Plan are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder (including Section 4980 B of the Code, Subtitle K, Chapter 100 of the Code and Sections 601 through 608 and Section 701 et seq. of ERISA). All filings and reports as to each Company Employee Plan required to have been submitted to the Internal Revenue Service or to the United States Department of Labor have been timely submitted. With respect to the Company Employee Plans, no event has occurred, and to the knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company or any of its Subsidiaries could be subject to any material liability under ERISA, the Code or any other applicable law.
      With respect to the Company Employee Plans, there are no benefit obligations for which contributions have not been made or properly accrued and there are no benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP, on the financial statements of the Company. The assets of each Company Employee Plan which is funded are reported at their fair market value on the books and records of such Employee Benefit Plan.
      All the Company Employee Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Company Employee Plans are qualified and the plans and trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and revocation has not been threatened, and no such Employee Benefit Plan has been amended or operated since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification or materially increase its cost. Each Company Employee Plan which is required to satisfy Section 401(k)(3) or Section 401(m)(2) of the Code has been tested for compliance with, and satisfies the requirements of Section 401(k)(3) and Section 401(m)(2) of the Code, as the case may be, for each plan year ending prior to the Closing Date.
      Neither the Company, any of the Company’s Subsidiaries nor any of their ERISA Affiliates has (i) ever maintained a Company Employee Plan which was ever subject to Section 412 of the Code or Title IV of ERISA or (ii) ever been obligated to contribute to a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA). No Company Employee Plan is funded by, associated with or related to a "voluntary employee’s beneficiary association" within the meaning of Section 501(c)(9) of the Code. No Company Employee Plan holds securities issued by the Company, any of the Company’s Subsidiaries or any of their ERISA Affiliates.
      Each Company Employee Plan is amendable and terminable unilaterally by the Company and any of the Company’s Subsidiaries which are a party thereto or covered thereby at any time without liability to the Company or any of its Subsidiaries as a result thereof (other than for benefits accrued through the date of termination or amendment and reasonable administrative expenses related thereto) and no Company Employee Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company or any of its Subsidiaries from amending or terminating any such Company Employee Plan. The investment vehicles used to fund the Company Employee Plans may be changed at any time without incurring a material sales charge, surrender fee or other similar expense.
      Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to any oral or written (i) agreement with any stockholders, director, executive officer or other key employee of the Company or any of its Subsidiaries (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any of its Subsidiaries of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from the Company or any of its Subsidiaries that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person’s "parachute payment" under Section 280G of the Code, without regard to Section 280G(b)(4); or (iii) agreement or plan binding the Company or any of its Subsidiaries, including any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan or severance benefit plan, any of the benefits of which shall be increased, or the vesting of the benefits of which shall be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which shall be calculated on the basis of any of the transactions contemplated by this Agreement. The Company has provided to the Parent the information necessary to accurately calculate any excise tax due under Section 4999 of the Code as a result of the transactions contemplated by this Agreement for which the Company or the Parent may directly or indirectly become liable and the amount of deductions that may be disallowed under Section 280G of the Code as a result of the transactions contemplated by this Agreement.
      None of the Company Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person, except as required by applicable law.
    Compliance With Laws. The Company and each of its Subsidiaries has complied with, is not in violation of, and has not received any written notice alleging any violation with respect to, any applicable provisions of any statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its properties or assets, except for failures to comply or violations that, individually or in the aggregate, have not had, and are not reasonably likely to have, a Company Material Adverse Effect.
    Permits. The Company and each of its Subsidiaries have all permits, licenses and franchises from Governmental Entities required to conduct their businesses as now being conducted (the "Company Permits"), except for such permits, licenses and franchises the absence of which, individually or in the aggregate, has not had, and is not reasonably likely to have, a Company Material Adverse Effect. The Company and each of its Subsidiaries are in compliance with the terms of the Company Permits, except for such failures to comply that, individually or in the aggregate, have not had, and are not reasonably likely to have, a Company Material Adverse Effect. No Company Permit shall cease to be effective as a result of the consummation of the transactions contemplated by this Agreement.
    Labor Matters.
      Section 3.16(a) of the Company Disclosure Schedule contains a list of all employees of the Company and each of its Subsidiaries, along with the position and the annual rate of compensation of each such person. Each current employee of the Company or any of its Subsidiaries has entered into a confidentiality and assignment of inventions agreement with the Company, a copy or form of which has previously been delivered to the Parent. Neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. Neither the Company nor any of its Subsidiaries is the subject of any proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization that, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect, nor is there pending or, to the knowledge of the Company, threatened, any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving the Company or any of its Subsidiaries. Section 3.16(a) of the Company Disclosure Schedule lists all employees of the Company who are not citizens of the United States.
      Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, no employee of the Company or any of its Subsidiaries (i) has an employment agreement with the Company or any of its Subsidiaries, (ii) to the Company’s knowledge is in violation of any term of any patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company or any of its Subsidiaries because of the nature of the business conducted by the Company or any of its Subsidiaries or to the use of trade secrets or proprietary information of others, or (iii) in the case of any key employee or group of key employees, has given notice to the Company or any of its Subsidiaries that such employee or any employee in a group of key employees intends to terminate his or her employment with the Company.
    Insurance. Each of the Company and its Subsidiaries maintains insurance policies (the "Insurance Policies") with reputable insurance carriers against all risks of a character and in such amounts as are usually insured against by similarly situated companies in the same or similar businesses. Each Insurance Policy is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full. None of the Insurance Policies shall terminate or lapse (or be affected in any other materially adverse manner) by reason of the transactions contemplated by this Agreement. The Company and each of its Subsidiaries have complied in all material respects with the provisions of each Insurance Policy under which it is the insured party. No insurer under any Insurance Policy has canceled or generally disclaimed liability under any such policy or indicated any intent to do so or not to renew any such policy. All material claims under the Insurance Policies have been filed in a timely fashion.
    Assets. The Company or one of its Subsidiaries owns or leases all tangible assets necessary for the conduct of their businesses as presently conducted. All of such tangible assets which are owned, are owned free and clear of all Liens except for (i) Liens which are disclosed in the Company SEC Reports filed prior to the date of this Agreement and (ii) other Liens that, individually and in the aggregate, do not materially interfere with the ability of the Company or its Subsidiaries to conduct their business as currently conducted, and have not had, and are not reasonably likely to have, a Company Material Adverse Effect. The tangible assets of the Company and its Subsidiaries, taken as a whole, are free from material defects, have been maintained in accordance with normal industry practice, are in good operating condition and repair (subject to normal wear and tear) and are suitable for the purpose for which they are presently used.
    Customers and Suppliers. No customer of the Company or any of its Subsidiaries that represented 5% or more of the Company’s consolidated revenues in the fiscal year ended December 31, 2004 or in the three-month period ended March 31, 2005 has indicated to the Company or any of its Subsidiaries that it will stop, or decrease the rate of, buying materials, products or services from the Company or any of its Subsidiaries. No material supplier or exclusive supplier of the Company or any of its Subsidiaries has indicated to the Company or any of its Subsidiaries that it will stop, or decrease the rate of, supplying materials, products or services to them.
    Opinion of Financial Advisor. The financial advisor of the Company, CIBC World Markets Corp. ("CIBC World Markets"), has delivered to the Company an opinion to the effect that, as of the date of such opinion and subject to the assumptions and qualifications set forth therein, the Common Exchange Ratio is fair, from a financial point of view to the holders of Company Common Stock. A copy of such opinion will be delivered to the Parent for informational purposes only promptly after receipt by the Company.
    Section 203 of the DGCL Not Applicable. The Company Board has taken all actions necessary so that the restrictions contained in Section 203 of the DGCL applicable to a "business combination" (as defined in Section 203) shall not apply to the execution, delivery or performance of this Agreement, the Company Voting Agreements or the consummation of the Merger or the other transactions contemplated by this Agreement or the Company Voting Agreements.
    Brokers; Schedule of Fees and Expenses. No agent, broker, investment banker, financial advisor or other firm or person is or shall be entitled, as a result of any action, agreement or commitment of the Company or any of its Affiliates, to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with any of the transactions contemplated by this Agreement, except CIBC World Markets, whose fees and expense shall be paid by the Company. The Company has delivered to the Parent a complete and accurate copy of all agreements pursuant to which CIBC World Markets is entitled to any fees and expenses in connection with any of the transactions contemplated by this Agreement.

  REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE
  TRANSITORY SUBSIDIARY

  The Parent and the Transitory Subsidiary represent and warrant to the Company that the statements contained in this Article IV are true and correct, except as expressly set forth herein or in the disclosure schedule delivered by the Parent and the Transitory Subsidiary to the Company on or before the date of this Agreement (the "Parent Disclosure Schedule"). The Parent Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article IV and the disclosure in any paragraph shall qualify (1) the corresponding paragraph in this Article IV and (2) the other paragraphs in this Article IV. Disclosure of any fact or item in any section of the Parent Disclosure Schedule referenced by a particular section of the Agreement shall, should the existence of the fact or item or its contents be relevant to any other section of the Parent Disclosure Schedule, be deemed to be disclosed with respect to such other section of the Parent Disclosure Schedule whether or not an explicit cross reference appears.

    Organization, Standing and Power. Each of the Parent and the Transitory Subsidiary is a corporation duly organized, validly existing and in corporate good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification necessary, except for such failures to be so organized, qualified or in good standing, individually or in the aggregate, that have not had, and are not reasonably likely to have, a Parent Material Adverse Effect. For purposes of this Agreement, the term "Parent Material Adverse Effect" means any material adverse change, event, circumstance or development with respect to, or any material adverse effect on, (i) the business, assets, financial condition or results of operations of the Parent and its Subsidiaries, taken as a whole, or (ii) the ability of the Parent or the Transitory Subsidiary to consummate the transactions contemplated by this Agreement; provided, however, that none of the following (individually or in combination) shall be deemed to constitute, or shall be taken into account in determining whether there has been or would be, a Parent Material Adverse Effect: (A) any adverse change or effect resulting from or relating to general business, economic or financial market conditions; (B) any adverse change or effect resulting from or relating to conditions generally affecting the industry or sector in which the Parent or any of its Subsidiaries operates or competes; (C) any adverse change or effect resulting from or relating to any acts of terrorism or war or any armed hostilities; (D) any adverse change or effect (including, without limitation, any adverse change or effect resulting from or relating to a cancellation of or delay in customer orders, a reduction in sales, a loss of employees, an action taken by a competitor, a disruption in any relationship with any supplier, licensor, licensee, partner, employee or other person or a claim, action or proceeding) resulting from or relating to the announcement or pendency of the Merger or any of the other transactions contemplated by this Agreement; (E) any adverse change or effect resulting from or relating to the taking of any action contemplated by this Agreement or any action to which the Company shall have consented; (F) any adverse change or effect resulting from or relating to any breach by the Company of any provision of this Agreement or any other action by the Company or any Subsidiary of the Company; (G) any failure to meet internal, published or other estimates, predictions, projections or forecasts of revenues, net income or any other measure of financial performance; (H) any adverse change or effect resulting from or relating to changes in laws or interpretations thereof by courts or other Governmental Entities; or (I) any adverse change or effect resulting from or relating to changes in GAAP (as defined herein) which are published and released for the industry in which the Parent operates (but specifically excluding any changes in GAAP and accounting policies of the Parent which are implemented by the Parent after the date hereof). An adverse change in the stock price of the Parent Common Stock shall not, in and of itself, be deemed to have a Parent Material Adverse Effect.
    Capitalization.
      The authorized capital stock of the Parent consists of 12,000,000 shares of Parent Common Stock and 1,500,000 shares of Parent Preferred Stock, of which 250,000 shares are designated Series A Nonvoting, Convertible Preferred Stock. The rights and privileges of each class of the Parent’s capital stock are set forth in the Parent’s Certificate of Incorporation. As of the close of business on June 17, 2005, 4,404,695 shares of Parent Common Stock were issued and outstanding and no shares of Parent Preferred Stock were issued or outstanding. No material change in such capitalization has occurred between June 17, 2005 and the date of this Agreement.
      Section 4.2(b) of the Parent Disclosure Schedule sets forth a complete and accurate list, as of the date of this Agreement, of: (i) all stock option plans or other stock or equity-related plans of the Parent (the "Parent Stock Plans"), indicating for each Parent Stock Plan the number of shares of Parent Common Stock issued to date under such Plan, the number of shares of Parent Common Stock subject to outstanding options under such Plan and the number of shares of Parent Common Stock reserved for future issuance under such Plan; and (ii) the number of shares of Parent capital stock, and the class or series of such shares, subject to any outstanding warrants or other contractual rights to purchase or acquire capital stock of the Parent. The Parent has provided to the Company complete and accurate copies of all Parent Stock Plans and standard forms of stock option agreements used thereunder. Except as set forth in this Section 4.2 or the Parent Disclosure Schedule, (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Parent is authorized or outstanding, (ii) the Parent has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right, or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Parent, (iii) the Parent has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or to make any other distribution in respect thereof, and (iv) there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Parent.
      All outstanding shares of Parent Common Stock are, and all shares of Parent Common Stock and Parent Series A Preferred Stock issuable pursuant to Sections 2.1(c) and (d) in connection with the Merger, when issued on the terms and conditions of this Agreement, will be, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Parent’s Certificate of Incorporation or By-laws or any agreement to which the Parent is a party or is otherwise bound.
    Authority; No Conflict; Required Filings and Consents.
      Each of the Parent and the Transitory Subsidiary has all requisite corporate power and authority to enter into this Agreement and, subject only to the approval of the Parent Voting Proposal by the Parent’s stockholders under the rules of The Nasdaq Stock Market (the "Parent Stockholder Approval") and the vote of the Parent, as sole stockholder of the Transitory Subsidiary (which vote will occur by a consent in lieu of a meeting immediately after the execution of this Agreement), to consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Board of Directors of the Parent (the "Parent Board"), at a meeting duly called and held (i) determined that the Merger is fair and in the best interests of the Parent and its stockholders, (ii) directed that the Parent Voting Proposal be submitted to the stockholders of the Parent for their approval and resolved to recommend that the stockholders of the Parent vote in favor of the Parent Voting Proposal and (iii) to the extent necessary, adopted a resolution having the effect of causing the Parent not to be subject to any state takeover law or similar law that might otherwise apply to the Merger and any other transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by the Parent and the Transitory Subsidiary have been duly authorized by all necessary corporate action on the part of each of the Parent and the Transitory Subsidiary (other than the adoption of this Agreement by the Parent in its capacity as the sole stockholder of the Transitory Subsidiary, which shall occur immediately after the execution and delivery of this Agreement), subject only to the required receipt of the Parent Stockholder Approval. This Agreement has been duly executed and delivered by each of the Parent and the Transitory Subsidiary and constitutes the valid and binding obligation of each of the Parent and the Transitory Subsidiary, enforceable in accordance with its terms.
      The execution and delivery of this Agreement by each of the Parent and the Transitory Subsidiary do not, and the consummation by the Parent and the Transitory Subsidiary of the transactions contemplated by this Agreement shall not, (i) conflict with, or result in any violation or breach of, any provision of the Certificate of Incorporation or By-laws of the Parent or the Transitory Subsidiary, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, require a consent or waiver under, constitute a change in control under, require the payment of a penalty under or result in the imposition of any Lien on the Parent’s or the Transitory Subsidiary’s assets under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract or other agreement, instrument or obligation to which the Parent or the Transitory Subsidiary is a party or by which any of them or any of their properties or assets may be bound, or (iii) subject to obtaining the Parent Stockholder Approval and compliance with the requirements specified in clauses (i) through (viii) of Section 4.3(c), conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to the Parent or the Transitory Subsidiary or any of its or their properties or assets, except in the case of clauses (ii) and (iii) of this Section 4.3(b) for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations or losses that, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect.
      No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity is required by or with respect to the Parent or the Transitory Subsidiary in connection with the execution and delivery of this Agreement by the Parent or the Transitory Subsidiary or the consummation by the Parent or the Transitory Subsidiary of the transactions contemplated by this Agreement, except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate corresponding documents with the appropriate authorities of other states in which the Company is qualified as a foreign corporation to transact business, (ii) the filing of the Registration Statement with the SEC in accordance with the Securities Act, (iii) the filing of the Joint Proxy Statement/Prospectus with the SEC in accordance with the Exchange Act, (iv) the filing of such reports, schedules or materials under Section 13 of or Rule 14a-12 under the Exchange Act and materials under Rule 165 and Rule 425 under the Securities Act as may be required in connection with this Agreement and the transactions contemplated hereby, (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws, (vii) such other consents, licenses, permits, orders, authorizations, filings, approvals and registrations which, if not obtained or made, would not be reasonably likely, individually or in the aggregate, to have a Parent Material Adverse Effect and (viii) the filing with The Nasdaq Stock Market of a Notification Form for Listing of Additional Shares with respect to the shares of Parent Common Stock issuable in connection with the Merger.
      The affirmative vote of the holders of a majority of the shares of Parent Common Stock present or represented by proxy and voting at the Parent Stockholders Meeting is the only vote of the holders of any class or series of the Parent’s capital stock or other securities necessary for approval of the Parent Voting Proposal and for the consummation by the Parent of the other transactions contemplated by this Agreement. There are no bonds, debentures, notes or other indebtedness of the Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Parent may vote.
    SEC Filings; Financial Statements; Information Provided.
      The Parent has filed all registration statements, forms, reports and other documents required to be filed by the Parent with the SEC since January 1, 2004 and has made available to the Company copies of all registration statements, forms, reports and other documents filed by the Parent with the SEC since such date, all of which are publicly available on the SEC’s EDGAR system. All such registration statements, forms, reports and other documents (including those that the Parent may file after the date hereof until the Closing) are referred to herein as the "Parent SEC Reports." The Parent SEC Reports (i) were or will be filed on a timely basis, (ii) at the time filed, were or will be prepared in compliance in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports, and (iii) did not or will not at the time they were or are filed contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Parent SEC Reports or necessary in order to make the statements in such Parent SEC Reports, in the light of the circumstances under which they were made, not misleading. No Subsidiary of the Parent is subject to the reporting requirements of Section 13(a) or Section 15(d) of the Exchange Act.
      Each of the consolidated financial statements (including, in each case, any related notes and schedules) contained or to be contained in the Parent SEC Reports at the time filed (i) complied or will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented or will fairly present the consolidated financial position of the Parent and its Subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows for the periods indicated, consistent with the books and records of the Parent and its Subsidiaries, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The consolidated, unaudited balance sheet of the Parent as of March 31, 2005 is referred to herein as the "Parent Balance Sheet."
      The information in the Registration Statement or in any Regulation M-A Filing (except, in each case, for information supplied by or on behalf of the Company for inclusion or incorporation by reference in the Registration Statement or Regulation M-A Filing, as to which the Parent makes no representation and which shall not constitute part of the Parent SEC Reports for purposes of this Agreement) shall not at the time the Registration Statement or any Regulation M-A Filing is filed with the SEC, at any time the Registration Statement is amended or supplemented, or at the time the Registration Statement is declared effective by the SEC (as applicable), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information to be supplied by or on behalf of the Parent for inclusion in the Joint Proxy Statement/Prospectus (which shall be deemed to include all information about or relating to the Parent, the Parent Voting Proposal and the Parent Stockholders Meeting) shall not, on the date the Joint Proxy Statement/Prospectus is first mailed to stockholders of the Company or the Parent, or at the time of the Company Stockholders Meeting or the Parent Stockholders Meeting or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Joint Proxy Statement/Prospectus not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders Meeting or the Parent Stockholders Meeting which has become false or misleading. If at any time prior to the Effective Time any fact or event relating to the Parent or any of its Affiliates which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement/Prospectus should be discovered by the Parent or should occur, the Parent shall promptly inform the Company of such fact or event.
    Absence of Certain Changes or Events. Except as disclosed in the Parent SEC Reports filed prior to the date of this Agreement, since the date of the Parent Balance Sheet, there has not been any event, change, circumstance, development or effect that, individually or in the aggregate, has had, or is reasonably likely to have, a Parent Material Adverse Effect.
    Intellectual Property.
      The Parent and its Subsidiaries own, or license or otherwise possess legally enforceable rights to use, all Intellectual Property used or necessary to conduct the business of the Parent and its Subsidiaries as currently conducted (excluding generally commercially available, off-the-shelf software programs licensed pursuant to shrinkwrap or "click-and-accept" licenses), the absence of which, individually or in the aggregate, is reasonably likely to have a Parent Material Adverse Effect.
      The execution and delivery of this Agreement and consummation of the Merger will not result in the breach of, or create on behalf of any third party the right to terminate or modify, (i) any license, sublicense or other agreement relating to any Intellectual Property owned by the Parent that is material to the business of the Parent and its Subsidiaries, taken as a whole (the "Parent Intellectual Property") or (ii) any license, sublicense and other agreement as to which the Parent or any of its Subsidiaries is a party and pursuant to which the Parent or any of its Subsidiaries is authorized to use any third party Intellectual Property that is material to the business of the Parent and its Subsidiaries, taken as a whole, including software that is used in the manufacture of, incorporated in, or forms a part of any product or service sold by or expected to be sold by the Parent or any of its Subsidiaries (the "Parent Third Party Intellectual Property"). Section 4.6(b)(i) of the Parent Disclosure Schedule sets forth a complete and accurate list of the Parent Intellectual Property (other than unregistered copyrights, trade secrets and confidential information) and Section 4.6(b)(ii) sets forth a complete and accurate list of all Parent Third Party Intellectual Property.
      All patents and registrations and applications for trademarks, service marks and copyrights which are held by the Parent or any of its Subsidiaries and which are material to the business of the Parent and its Subsidiaries, taken as a whole, are valid and subsisting. The Parent and its Subsidiaries have taken reasonable measures to protect the proprietary nature of the Parent Intellectual Property. To the knowledge of the Parent, no other person or entity is infringing, violating or misappropriating any of the Parent Intellectual Property or Parent Third Party Intellectual Property, except for infringements, violations or misappropriations that, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect.
      None of the (i) products currently sold by the Parent or any of its Subsidiaries or (ii) business or activities currently conducted by the Parent or any of its Subsidiaries infringes, violates or constitutes a misappropriation of, any Intellectual Property of any third party, except for such infringements, violations and misappropriation that, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect. Neither the Parent nor any of its Subsidiaries has received any written complaint, claim or notice alleging any such infringement, violation or misappropriation.
    Agreements, Contracts and Commitments. Section 4.7 of the Parent Disclosure Schedules sets forth a complete and accurate list of all contracts and agreements (collectively, the "Parent Material Contracts") that are material to the business, assets, financial condition or results of operations of the Parent and its Subsidiaries, taken as a whole. The Parent has provided the Company with a complete and accurate copy of each Parent Material Contract, except for those Parent Material Contracts that are available in the Parent SEC Reports. Each Parent Material Contract is in full force and effect and is enforceable in accordance with its terms. Neither the Parent nor any of its Subsidiaries nor, to the Parent’s knowledge, any other party to any Parent Material Contract is in violation of or in default under (nor does there exist any condition which, upon the passage of time or the giving of notice or both, would cause such a violation of or default under) (x) any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or other contract, arrangement or understanding to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that, individually or in the aggregate, have not had, and are not reasonably likely to have, a Parent Material Adverse Effect or (y) any Parent Material Contract.
    Litigation; Product Liability. Except as disclosed in the Parent SEC Reports filed prior to the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or investigation pending or, to the knowledge of the Parent, threatened against or affecting the Parent or any of its Subsidiaries that, individually or in the aggregate, has had, or is reasonably likely to have, a Parent Material Adverse Effect. There are no material judgments, orders or decrees outstanding against the Parent or any of its Subsidiaries. No product liability claims have been asserted or, to the knowledge of the Parent, threatened against the Parent or any of its Subsidiaries relating to products or product candidates developed, tested, manufactured, marketed, distributed or sold by the Parent or any of its Subsidiaries.
    Compliance With Laws. The Parent and each of its Subsidiaries has complied with, is not in violation of, and has not received any written notice alleging any violation with respect to, any applicable provisions of any statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its properties or assets, except for failures to comply or violations that, individually or in the aggregate, have not had, and are not reasonably likely to have, a Parent Material Adverse Effect.
    Permits. The Parent and each of its Subsidiaries have all permits, licenses and franchises from Governmental Entities required to conduct their businesses as now being conducted (the "Parent Permits"), except for such permits, licenses and franchises the absence of which, individually or in the aggregate, has not had, and is not reasonably likely to have, a Parent Material Adverse Effect. The Parent and each of its Subsidiaries are in compliance with the terms of the Parent Permits, except for such failures to comply that, individually or in the aggregate, have not had, and are not reasonably likely to have, a Parent Material Adverse Effect. No Parent Permit shall cease to be effective as a result of the consummation of the transactions contemplated by this Agreement.
    Operations of the Transitory Subsidiary. The Transitory Subsidiary was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.
    Opinion of Financial Advisor. The financial advisor of the Parent, W.R. Hambrecht + Co., LLC, has delivered to the Parent an opinion dated the date of this Agreement to the effect, as of such date, that the total consideration paid in the Merger is fair to the Parent from a financial point of view, a signed copy of which opinion has been, or will be within three days following the date of this Agreement, delivered to the Company.
    Brokers; Schedule of Fees and Expenses. No agent, broker, investment banker, financial advisor or other firm or person is or shall be entitled, as a result of any action, agreement or commitment of the Parent or any of its Affiliates, to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with any of the transactions contemplated by this Agreement, except W.R. Hambrecht + Co., LLC, whose fees and expense shall be paid by the Parent.

  CONDUCT OF BUSINESS
    Covenants of the Company. Except as expressly provided herein, as set forth in Schedule 5.1 hereto or as consented to in writing by the Parent (which consent shall not be unreasonably withheld), from and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, act and carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, pay its debts and Taxes and perform its other obligations when due (subject to good faith disputes over such debts, Taxes or obligations), comply with all applicable laws, rules and regulations, and use reasonable efforts, consistent with past practices, to maintain and preserve its and each Subsidiary’s business organization, assets and properties, keep available the services of its present officers and employees and preserve its advantageous business relationships with customers, strategic partners, suppliers, distributors and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, from and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, do any of the following without the prior written consent of the Parent (which consent shall not be unreasonably withheld):
      (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of its capital stock (other than dividends and distributions by a direct or indirect wholly-owned Subsidiary of the Company to its parent); (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or any of its other securities; or (C) purchase, redeem or otherwise acquire any shares of its capital stock or any other of its securities or any rights, warrants or options to acquire any such shares or other securities, except, in the case of this clause (C), for the acquisition of shares of Company Common Stock (1) from holders of Company Options in full or partial payment of the exercise price payable by such holder upon exercise of Company Options to the extent required under the terms of such Company Options as in effect on the date hereof; or (2) from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares at their original issuance price in connection with any termination of services to the Company or any of its Subsidiaries.
      issue, deliver, sell, grant, pledge or otherwise dispose of or encumber any shares of its capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or exchangeable securities (other than the issuance of shares of Company Common Stock pursuant to the June 30, 2005 exercise date under the Company’s employee stock purchase plan or upon the exercise of Company Stock Options or Company Warrants outstanding on the date of this Agreement in accordance with their present terms);
      amend its certificate of incorporation, by-laws or other comparable charter or organizational documents, except as expressly provided by this Agreement;
      acquire (A) by merging or consolidating with, or by purchasing all or a substantial portion of the assets or any stock of, or by any other manner, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof or (B) any assets that are material, in the aggregate, to the Company and its Subsidiaries, taken as a whole, except purchases of inventory and components in the Ordinary Course of Business;
      except in the Ordinary Course of Business, sell, lease, license, pledge, or otherwise dispose of or encumber any properties or assets of the Company or of any of its Subsidiaries;
      whether or not in the Ordinary Course of Business, sell, dispose of or otherwise transfer any assets material to the Company and its Subsidiaries, taken as a whole (including any accounts, leases, contracts or intellectual property or any assets or the stock of any of its Subsidiaries, but excluding the sale or non-exclusive license of products in the Ordinary Course of Business);
      except for a confidentiality agreement as permitted by Section 6.1, enter into an agreement with respect to any merger, consolidation, liquidation or business combination, or any acquisition or disposition of all or substantially all of the assets or securities of the Company or any of its Subsidiaries;
      (A) incur or suffer to exist any indebtedness for borrowed money other than such indebtedness which existed as of May 31, 2005 or guarantee any such indebtedness of another person, (B) issue, sell or amend any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, (C) make any loans, advances (other than routine advances to employees of the Company and its Subsidiaries in the Ordinary Course of Business) or capital contributions to, or investment in, any other person, other than the Company or any of its direct or indirect wholly owned Subsidiaries; provided however, that the Company may, in the Ordinary Course of Business, continue to invest in debt securities maturing not more than 90 days after the date of investment or (D) enter into any hedging agreement or other financial agreement or arrangement designed to protect the Company or its Subsidiaries against fluctuations in commodities prices or exchange rates;
      make any capital expenditures or other expenditures with respect to property, plant or equipment in excess of $50,000 in the aggregate for the Company and its Subsidiaries, taken as a whole, other than as set forth in the Company’s budget for capital expenditures made available to the Parent or the specific capital expenditures disclosed and set forth in Section 3.5 of the Company Disclosure Schedule;
      make any changes in accounting methods, principles or practices, except insofar as may have been required by GAAP or, except as so required, change any assumption underlying, or method of calculating, any bad debt, contingency or other reserve;
      pay, discharge, settle or satisfy any claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the Ordinary Course of Business or in accordance with their terms as in effect on the date of this Agreement, of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company SEC Reports filed prior to the date of this Agreement (to the extent so reflected or reserved against) or incurred since the date of such financial statements in the Ordinary Course of Business;
      except in the Ordinary Course of Business, modify, amend or terminate any material contract or agreement to which the Company or any of its Subsidiaries is party, or knowingly waive, release or assign any material rights or claims (including any write-off or other compromise of any accounts receivable of the Company or any of its Subsidiaries);
      (A) except in the Ordinary Course of Business enter into any material contract or agreement relating to the rendering of services or the distribution, sale or marketing by third parties of the products, of, or products licensed by, the Company or any of its Subsidiaries or (B) license any material intellectual property rights to or from any third party;
      except as required to comply with applicable law or agreements, plans or arrangements existing on the date hereof, (A) take any action with respect to, adopt, enter into, terminate or amend any employment, severance or similar agreement or benefit plan for the benefit or welfare of any current or former director, officer, employee or consultant or any collective bargaining agreement, (B) increase in any material respect the compensation or fringe benefits of, or pay any bonus to, any director, officer, employee or consultant (except for annual increases of the salaries of non-officer employees in the Ordinary Course of Business), (C) amend or accelerate the payment, right to payment or vesting of any compensation or benefits, including any outstanding options or restricted stock awards, (D) pay any material benefit not provided for as of the date of this Agreement under any benefit plan, (E) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or benefit plan, including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any benefit plans or agreements or awards made thereunder, or (F) take any action other than in the Ordinary Course of Business to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or benefit plan;
      make or rescind any material Tax election, settle or compromise any material Tax liability or materially amend any Tax return;
      initiate, compromise or settle any material litigation or arbitration proceeding;
      open or close any facility or office;
      fail to maintain insurance at levels substantially comparable to levels existing as of the date of this Agreement;
      fail to pay accounts payable and other obligations in the Ordinary Course of Business; or
      authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions or any action which would make any representation or warranty of the Company in this Agreement untrue or incorrect in any material respect, or would materially impair or prevent the satisfaction of any conditions in Article VII hereof.
    Confidentiality. The parties acknowledge that the Parent and the Company have previously executed a confidentiality agreement, dated as of April 11, 2005, as amended on May 19, 2005 (the "Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms, except as expressly modified herein.

  ADDITIONAL AGREEMENTS
    No Solicitation.
      No Solicitation or Negotiation. Except as set forth in this Section 6.1, the Company shall not, nor shall it authorize or permit or encourage any of its Subsidiaries or any of its or their directors, officers, employees, investment bankers, attorneys, accountants or other advisors or representatives (such directors, officers, employees, investment bankers, attorneys, accountants, other advisors and representatives, collectively, "Representatives") to directly or indirectly:
        solicit, initiate, induce or encourage any inquiries or solicitations for the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal; or
        enter into, encourage, permit, indicate receptivity to, continue or otherwise participate in any discussions or negotiations regarding, furnish to any person any information with respect to, assist or participate in any effort or attempt by any person with respect to, or otherwise cooperate in any way with, any Acquisition Proposal.

      Notwithstanding the foregoing, prior to the adoption of this Agreement at the Company Stockholders Meeting (the "Specified Time"), the Company may, if such actions are required by the fiduciary obligations of the Company Board, as determined in good faith by the Company Board after consultation with outside counsel, in response to a Superior Proposal or a bona fide, unsolicited written Acquisition Proposal made or received after the date of this Agreement that the Company Board determines in good faith, after consultation with outside counsel and a nationally recognized independent financial advisor, could reasonably be expected to lead to a Superior Proposal, in each case that did not result from a breach by the Company of this Section 6.1, and subject to compliance with Section 6.1(c), (x) furnish information with respect to the Company to the person making such Superior Proposal or Acquisition Proposal and its Representatives pursuant to a confidentiality agreement not less restrictive of the other party than the Confidentiality Agreement and (y) participate in discussions or negotiations (including solicitation of a revised Superior Proposal or Acquisition Proposal) with such person and its Representatives regarding any Superior Proposal or Acquisition Proposal.

      No Change in Recommendation or Alternative Acquisition Agreement. Neither the Company Board nor any committee thereof shall:
        except as set forth in this Section 6.1, withdraw or modify, or publicly propose to withdraw or modify, in a manner adverse to the Parent or the Transitory Subsidiary, the approval or recommendation by the Company Board or any such committee of this Agreement or the Merger;
        cause or permit the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or similar agreement (an "Alternative Acquisition Agreement") constituting or relating to any Acquisition Proposal (other than a confidentiality agreement referred to in Section 6.1(a) entered into in the circumstances referred to in Section 6.1(a)); or
        adopt, approve or recommend, or publicly propose to adopt, approve or recommend, any Acquisition Proposal.

      Notwithstanding the foregoing, the Company Board may (x) withdraw or modify the recommendation by the Company Board or any committee thereof of this Agreement and the Merger, and (y) in the event the withdrawal or modification is in response to a Superior Proposal, approve or recommend such Superior Proposal and terminate this Agreement, if, in the case of each of clauses (x) and (y), the Company Board determines in good faith, after consultation with outside counsel, that such actions are required by its fiduciary obligations, but, in the event the withdrawal or modification is in response to a Superior Proposal, such withdrawal or modification shall occur only (A) at a time that is after the third business day following the Parent’s receipt of written notice advising the Parent that the Company Board desires to withdraw or modify the recommendation due to the existence of a Superior Proposal or an Acquisition Proposal reasonably likely to lead to a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal and (B) if the Parent does not make, within 48 hours falling within two business days of receipt of such written notice, a binding written offer (a "New Offer") to amend the terms of this Agreement to include terms that are, as determined in good faith by the Company Board, at least as favorable to the stockholders of the Company as such Acquisition Proposal, it being understood that the Company shall not enter into any such binding agreement during such 48-hour period. If Parent shall have made a New Offer as contemplated by the foregoing clause (B), then the Company Board may not change its recommendation pursuant to this Section 6.1(b) and terminate this Agreement pursuant to this Section 8.1(i) unless the Company Board shall have determined that such Acquisition Proposal is a Superior Proposal as compared with the Parent’s New Offer. Nothing in this Section 6.1 shall be deemed to (A) permit the Company to take any action described in clauses (ii) or (iii) of the first sentence of this Section 6.1(b), or (B) affect any obligation of the Company under this Agreement or (C) limit the Company’s obligation to call, give notice of, convene and hold the Company Stockholders Meeting, regardless of whether the Company Board has withdrawn or modified its recommendation of this Agreement and the Merger.

      Notices to the Parent; Additional Negotiations. The Company shall promptly (and in any event within one business day) advise the Parent orally, with written confirmation to follow promptly (and in any event within one business day), of any Acquisition Proposal or any request for nonpublic information in connection with any Acquisition Proposal, or of any inquiry with respect to, or that could reasonably be expected to lead to, any Acquisition Proposal, the material terms and conditions of any such Acquisition Proposal or inquiry and the identity of the person making any such Acquisition Proposal or inquiry. The Company shall not take any action with respect to, providing any information to or participating in discussions or negotiations with the person or entity making any Superior Proposal until three business days after the Company has first notified the Parent of such Acquisition Proposal as required by the preceding sentence. The Company shall keep the Parent reasonably informed of any such Acquisition Proposal or inquiry, on a reasonably prompt basis (and in any event within one business day) and shall (i) promptly notify the Parent of the status, or any changes thereto, of any such Acquisition Proposal or inquiry, and (ii) provide to the Parent as soon as practicable after receipt or delivery thereof copies of all correspondence and other written material sent or provided to the Company from any third party in connection with any Acquisition Proposal or sent or provided by the Company to any third party in connection with any Superior Proposal. As promptly as practicable following the provision of any information to a third party in connection with any such Superior Proposal or inquiry, the Company shall furnish a copy of such information to the Parent.
      Certain Permitted Disclosure. Nothing contained in this Section 6.1 or in Section 6.5 shall be deemed to prohibit the Company from taking and disclosing to its stockholders a position with respect to a tender offer contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any required disclosure to the Company’s stockholders if, in the good faith judgment of the Company Board, after consultation with outside counsel, failure to so disclose would be inconsistent with its obligations under applicable law; provided, however, that, except as set forth in Section 6.1(b), in no event shall the Company Board or any committee thereof withdraw or modify, or publicly propose to withdraw or modify, its position with respect to this Agreement or the Merger.
      Cessation of Ongoing Discussions. The Company shall, and shall cause its Subsidiaries and its and their Representatives to, cease immediately all discussions and negotiations regarding any proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal.
      Definitions. For purposes of this Agreement:

    "Acquisition Proposal" means (i) any inquiry, proposal or offer for a merger, consolidation, dissolution, sale of substantial assets, tender offer, recapitalization, share exchange or other business combination involving the Company or any of its Subsidiaries, (ii) any proposal for the issuance by the Company or any of its Subsidiaries of over 10% of its equity securities (iii) any proposal or offer to acquire in any manner, directly or indirectly, over 10% of the equity securities or consolidated total assets of the Company, in each case other than the transactions contemplated by this Agreement or (iv) except for the sale or non-exclusive license of products in the Ordinary Course of Business, any divestiture of any Subsidiary or division or business unit, including by way of sale of assets or capital stock, license of Intellectual Property, or by merger, consolidation or otherwise.

    "Superior Proposal" means any unsolicited, bona fide written proposal made by a third party to acquire substantially all the equity securities or assets of the Company, pursuant to a tender or exchange offer, a merger, a consolidation or a sale of its assets, on terms which the Company Board (after consultation with a nationally recognized independent financial advisor and after taking into account all the terms and conditions of the Acquisition Proposal, including any break-up fees, expense reimbursement provisions, and conditions to consummation) determines in its good faith judgment that such proposal is (a) financially superior to the transactions contemplated by this Agreement and for which financing, to the extent required, is then fully committed or determined to be available by the Company Board and (b) reasonably likely to be consummated.

    Joint Proxy Statement/Prospectus; Registration Statement.
      As promptly as practicable after the execution of this Agreement, the Parent, in cooperation with the Company, shall prepare and file with the SEC the Registration Statement, in which the Joint Proxy Statement/Prospectus shall be included as a prospectus. Each of the Parent and the Company shall respond to any comments of the SEC and shall use its respective reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filings, and the Parent and the Company shall cause the Joint Proxy Statement/Prospectus to be mailed to their respective stockholders at the earliest practicable time after the Registration Statement is declared effective under the Securities Act. Each of the Parent and the Company shall notify the other promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement, the Joint Proxy Statement/Prospectus or any filing pursuant to Section 6.2(b) or for additional information and shall supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Joint Proxy Statement/Prospectus, the Merger or any filing pursuant to Section 6.2(b). Each of the Parent and the Company shall use its reasonable best efforts to cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 6.2 to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Joint Proxy Statement/Prospectus, the Registration Statement or any filing pursuant to Section 6.2(b), the Parent or the Company, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of the Company, such amendment or supplement.
      The Parent and the Company shall promptly make all necessary filings with respect to the Merger under the Securities Act, the Exchange Act, applicable state blue sky laws and the rules and regulations thereunder.
    Nasdaq Quotation. The Parent and the Company each agree to continue the quotation of Parent Common Stock and Company Common Stock, respectively, on The Nasdaq Small Cap Market and The Nasdaq Stock Market, respectively, during the term of this Agreement; provided, however, that the Parent may phase-up the listing of the Parent Common Stock from The Nasdaq Small Cap Stock Market to The Nasdaq Stock Market without the consent of the Company and without violating this Section 6.3.
    Access to Information. Each of the Parent and the Company shall (and shall cause each of its Subsidiaries to) afford to the other party’s officers, employees, accountants, counsel and other representatives, reasonable access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments, personnel and records and, during such period, each of the Parent and the Company shall (and shall cause their respective Subsidiaries to) furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties, assets and personnel as the other party may reasonably request. Each of the Parent and the Company will hold any such information which is nonpublic in confidence in accordance with the Confidentiality Agreement.
    Stockholders Meetings.
      The Company, acting through the Company Board, shall take all actions in accordance with applicable law, its Certificate of Incorporation and By-laws and the rules of The Nasdaq Stock Market to promptly and duly call, give notice of, convene and hold as promptly as practicable, and in any event within 45 days after the declaration of effectiveness of the Registration Statement, the Company Stockholders Meeting for the purpose of considering and voting upon the Company Voting Proposal. Subject to Section 6.1(b), to the fullest extent permitted by applicable law, (i) the Company Board shall recommend approval and adoption of the Company Voting Proposal by the stockholders of the Company and include such recommendation in the Joint Proxy Statement/Prospectus, and (ii) neither the Company Board nor any committee thereof shall withdraw or modify, or propose or resolve to withdraw or modify in a manner adverse to the Parent, the recommendation of the Company Board that the Company’s stockholders vote in favor of the Company Voting Proposal. Subject to the Company Board’s duty of disclosure, the Company shall use best efforts to solicit from its stockholders proxies in favor of the Company Voting Proposal and shall take all other action necessary or advisable to secure the vote or consent of the stockholders of the Company required by the rules of The Nasdaq Stock Market or the DGCL to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, the Company, after consultation with the Parent, may adjourn or postpone the Company Stockholders Meeting to the extent necessary to ensure that any required supplement or amendment to the Joint Proxy Statement/Prospectus is provided to the Company’s stockholders or, if as of the time for which the Company Stockholders Meeting is originally scheduled (as set forth in the Joint Proxy Statement/Prospectus) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders Meeting.
      The Parent, acting through the Parent Board, shall take all actions in accordance with applicable law, its Certificate of Incorporation and By-laws and the rules of The Nasdaq Small Cap Stock Market to promptly and duly call, give notice of, convene and hold as promptly as practicable after the declaration of effectiveness of the Registration Statement, the Parent Stockholders Meeting for the purpose of considering and voting upon the Parent Voting Proposal. To the fullest extent permitted by applicable law, unless the Parent Board determines in good faith, after consultation with outside counsel, that its fiduciary obligations require it to do otherwise, (i) the Parent Board shall recommend approval and adoption of the Parent Voting Proposal by the stockholders of the Parent and include such recommendation in the Joint Proxy Statement/Prospectus, and (ii) neither the Parent Board nor any committee thereof shall withdraw or modify, or propose or resolve to withdraw or modify in a manner adverse to the Company, the recommendation of the Parent Board that the Parent’s stockholders vote in favor of the Parent Voting Proposal. Subject to the Parent Board’s duty of disclosure, the Parent shall use best efforts to solicit from its stockholders proxies in favor of the Parent Voting Proposal and shall take all other action necessary or advisable to secure the vote or consent of the stockholders of the Parent required by the rules of The Nasdaq Small Cap Stock Market to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, the Parent, after consultation with the Company, may adjourn or postpone the Parent Stockholders Meeting to the extent necessary to ensure that any required supplement or amendment to the Joint Proxy Statement/Prospectus is provided to the Parent’s stockholders or, if as of the time for which the Parent Stockholders Meeting is originally scheduled (as set forth in the Joint Proxy Statement/Prospectus) there are insufficient shares of Parent Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Parent Stockholders Meeting.
      The Company shall call, give notice of, convene and hold the Company Stockholders Meeting in accordance with this Section 6.5 and shall submit the Company Voting Proposal to its stockholders for the purpose of acting upon such proposal whether or not (i) the Company Board at any time subsequent to the date hereof determines, in the manner permitted by Section 6.1(b) that the Company Voting Proposal is no longer advisable or recommends that the stockholders of the Company reject such proposal, or (ii) any actual, potential or purported Acquisition Proposal or Superior Proposal has been commenced, disclosed, announced or submitted to the Company.
      The Parent shall call, give notice of, convene and hold the Parent Stockholders Meeting in accordance with this Section 6.5, shall submit the Parent Voting Proposal to its stockholders for the purpose of acting upon such proposal whether or not the Parent Board at any time subsequent to the date hereof determines, in the manner permitted by Section 6.5(b), that the Parent Voting Proposal is no longer advisable or recommends that the stockholders of the Parent reject such proposal.
    Legal Conditions to the Merger.
      Subject to the terms hereof, including Section 6.6(b), the Company and the Parent shall each use its reasonable efforts to (i) take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby as promptly as practicable, (ii) as promptly as practicable, obtain from any Governmental Entity or any other third party any consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained or made by the Company or the Parent or any of their Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, (iii) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act, and any other applicable federal or state securities laws, and (B) any other applicable law and (iv) execute or deliver any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. The Company and the Parent shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, accepting all reasonable additions, deletions or changes suggested in connection therewith. The Company and the Parent shall use their respective reasonable efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law (including all information required to be included in the Joint Proxy Statement/Prospectus and the Registration Statement) in connection with the transactions contemplated by this Agreement. For the avoidance of doubt, the Parent and the Company agree that nothing contained in this Section 6.6(a) shall modify or affect their respective rights and responsibilities under Section 6.6(b).
      Subject to the terms hereof, the Parent and the Company agree, and shall cause each of their respective Subsidiaries, to cooperate and to use their respective best efforts to obtain any government clearances or approvals required for Closing under the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state or foreign law or, regulation or decree designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade (collectively "Antitrust Laws"), to respond to any government requests for information under any Antitrust Law, and to contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an "Antitrust Order") that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement under any Antitrust Law. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to any Antitrust Law. The Parent shall be entitled to direct any proceedings or negotiations with any Governmental Entity relating to any of the foregoing, provided that it shall afford the Company a reasonable opportunity to participate therein. Notwithstanding anything in this Agreement to the contrary, neither the Parent nor any of its Affiliates shall be under any obligation to (i) make proposals, execute or carry out agreements or submit to orders providing for the sale or other disposition or holding separate (through the establishment of a trust or otherwise) of any material assets of the Parent or any of its Affiliates or the Company or any of its Affiliates or the holding separate of the shares of Company Common Stock (or shares of stock of the Surviving Corporation) or imposing or seeking to impose any material limitation on the ability of the Parent or any of its Affiliates to conduct their business or own such assets or to acquire, hold or exercise full rights of ownership of the shares of Company Common Stock (or shares of stock of the Surviving Corporation) or (ii) take any action under this Section if the United States Department of Justice or the United States Federal Trade Commission authorizes its staff to seek a preliminary injunction or restraining order to enjoin consummation of the Merger.
      Each of the Company and the Parent shall give (or shall cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, their reasonable efforts to obtain any third party consents related to or required in connection with the Merger that are (A) necessary to consummate the transactions contemplated hereby, (B) disclosed or required to be disclosed in the Company Disclosure Schedule or the Parent Disclosure Schedule, as the case may be, or (C) required to prevent the occurrence of an event that may have a Company Material Adverse Effect or a Parent Material Adverse Effect prior to or after the Effective Time, it being understood that neither the Company nor the Parent shall be required to make materially burdensome payments in connection with the fulfillment of its obligations under this Section 6.6.
    Public Disclosure. Except as may be required by law or stock market regulations, (i) the press release announcing the execution of this Agreement shall be issued only in such form as shall be mutually agreed upon by the Company and the Parent and (ii) the Parent and the Company shall each use its reasonable efforts to consult with the other party before issuing any other press release or otherwise making any public statement with respect to the Merger or this Agreement.
    Section 368(a) Reorganization. The Parent and the Company shall each use its best efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code. The parties hereto hereby adopt this Agreement as a plan of reorganization.
    Affiliate Legends. Section 6.9 of the Company Disclosure Schedule sets forth a list of those persons who are, in the Company’s reasonable judgment, "affiliates" of the Company within the meaning of Rule 145 promulgated under the Securities Act ("Rule 145 Affiliates"). The Company shall notify the Parent in writing regarding any change in the identity of its Rule 145 Affiliates prior to the Closing Date. The Parent shall be entitled to place appropriate legends on the certificates evidencing any shares of Parent Common Stock to be received by Rule 145 Affiliates of the Company in the Merger reflecting the restrictions set forth in Rule 145 promulgated under the Securities Act and to issue appropriate stop transfer instructions to the transfer agent for Parent Common Stock (provided that such legends or stop transfer instructions shall be removed one year after the Effective Time, upon the request of any holder of shares of Parent Common Stock issued pursuant to the Merger if such holder is not then a Rule 145 Affiliate of the Parent).
    Nasdaq Stock Market Listing. The Parent shall, if required by the rules of The Nasdaq Stock Market, file with The Nasdaq Stock Market a Notification Form for Listing Additional Shares with respect to the shares of Parent Common Stock issuable in connection with the Merger, including upon the issuance of assumed Company Stock Options and Company Warrants.
    Company Stock Plans and Company Warrants.
      At the Effective Time, each outstanding Company Stock Option under Company Stock Plans, whether vested or unvested, and the Company Stock Plans themselves, insofar as they relate to outstanding Company Stock Options, shall be assumed by the Parent and shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under the Company Stock Option immediately prior to the Effective Time, the same number of shares of Parent Common Stock as the holder of the Company Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time (rounded down to the nearest whole number), at a price per share (rounded up to the nearest whole cent) equal to the quotient of (y) the aggregate exercise price for the shares of Company Common Stock purchasable pursuant to the Company Stock Option immediately prior to the Effective Time divided by (z) the aggregate number of shares of Parent Common Stock deemed purchasable pursuant to the Company Stock Option in accordance with the foregoing. Such Company Stock Options shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section after giving effect to the Merger).
      As soon as practicable after the Effective Time, the Parent shall deliver to the participants in the Company Stock Plans an appropriate notice setting forth such participants’ rights pursuant to the Company Stock Options, as provided in this Section 6.11.
      The Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the Company Stock Options assumed in accordance with this Section. As soon as practicable after the Effective Time, the Parent shall file a registration statement on Form S-8 (or any successor form) or another appropriate form with respect to the shares of Parent Common Stock subject to such options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.
      At the Effective Time, by virtue of the Merger, each Company Warrant outstanding immediately prior to the Effective Time shall be automatically assumed by the Parent and converted into a warrant to acquire, on the same terms and conditions as were applicable under such Company Warrant, the same number of shares of Parent Common Stock (rounded down to the nearest whole share) as the holder of such Company Warrant would have been entitled to receive pursuant to the Merger had such holder exercised such Company Warrant in full immediately prior to the Effective Time, at a price per share (rounded up to the nearest whole cent) of Parent Common Stock equal to (A) the aggregate exercise price for the shares of Company Common Stock otherwise purchasable pursuant to such Company Warrant divided by (B) the aggregate number of shares of Parent Common Stock deemed purchasable pursuant to such Company Warrant in accordance with the foregoing (each, as so adjusted, an "Adjusted Warrant"). Prior to the Effective Time, the Parent shall take all necessary actions for the assumption of the Company Warrants and their conversion into Adjusted Warrants, including the reservation of Parent Common Stock in a number at least equal to the number of shares of Parent Common Stock that will be subject to the Adjusted Warrants.
      The Company Board shall, prior to or as of the Effective Time, take all necessary actions, pursuant to and in accordance with the terms of Company Stock Plans and the instruments evidencing the Company Stock Options, to provide for the conversion of the (i) Company Stock Options into options to acquire Parent Common Stock in accordance with this Section and (ii) the Company Warrants into warrants to acquire Parent Common Stock in accordance with this Section.
      The Company shall terminate its Employee Stock Purchase Plan in accordance with its terms as of or prior to the Effective Time.
    Indemnification.
      From the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, each of the Parent and the Surviving Corporation shall, jointly and severally, indemnify and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director or officer of the Company or any of its subsidiaries (the "Covered Parties"), against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements (collectively, "Costs"), incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to (i) the fact that the Covered Party is or was an officer or director of the Company or any of its subsidiaries or (ii) matters existing or occurring at or prior to the Effective Time (including this Agreement and the transactions and actions contemplated hereby), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable law. Each Covered Party will be entitled to advancement of expenses incurred in the defense of any claim, action, suit, proceeding or investigation from each of the Parent and the Surviving Corporation, jointly and severally, within ten business days of receipt by the Parent or the Surviving Corporation, as the case may be, from the Covered Party of a request therefor; provided that any person to whom expenses are advanced provides an undertaking, to the extent required by the DGCL, to repay such advances if it is ultimately determined that such person is not entitled to indemnification; and provided further, that the Parent and the Surviving Corporation shall not be obligated to advance any expenses if the subject Covered Party has initiated or participated in any litigation or proceeding against the Parent or the Surviving Corporation (other than for enforcement of its rights hereunder), or the Parent or the Surviving Corporation has initiated in good faith any litigation or proceeding against the Covered Party (whether as a plaintiff, or as a defendant advancing any counterclaim).
      The certificate of incorporation and By-laws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors, officers, employees and agents of the Company and its subsidiaries than are presently set forth in the certificate of incorporation and By-laws of the Company.
      Notwithstanding anything herein to the contrary, if any claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective Time) is made against any Covered Party, on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 6.12 shall continue in effect until the final disposition of such claim, action, suit, proceeding or investigation.
      The covenants contained in this Section are intended to be for the benefit of, and shall be enforceable by, each of the Covered Parties and their respective heirs and legal representatives and shall not be deemed exclusive of any other rights to which a Covered Party is entitled, whether pursuant to law, contract or otherwise.
      In the event that the Parent or the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors or assigns of the Parent or the Surviving Corporation, as the case may be, shall succeed to the obligations set forth in this Section 6.12.
    Notification of Certain Matters. The Parent shall give prompt notice to the Company, and the Company shall give prompt notice to the Parent, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause (a) (i) any representation or warranty of such party contained in this Agreement that is qualified as to materiality to be untrue or inaccurate in any respect or (ii) any other representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect, in each case at any time from and after the date of this Agreement until the Effective Time, or (b) any material failure of the Parent and the Transitory Subsidiary or the Company, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.
    Exemption from Liability Under Section 16(b).
      The Board of Directors of the Parent, or a committee thereof consisting of non-employee directors (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall adopt a resolution in advance of the Effective Time providing that the receipt by the Company Insiders of Parent Common Stock in exchange for shares of Company Common Stock, and of options to purchase Parent Common Stock upon assumption and conversion of Company Stock Options, in each case pursuant to the transactions contemplated hereby and to the extent such securities are listed in the Section 16 Information, is intended to be exempt pursuant to Rule 16b-3 under the Exchange Act.
      For purposes of this Agreement, "Section 16 Information" means information regarding the Company Insiders and the number of shares of Company Common Stock or other Company equity securities deemed to be beneficially owned by each such Company Insider and expected to be exchanged for Parent Common Stock, or options to purchase Parent Common Stock, in each case, in connection with the Merger, which shall be provided by the Company to the Parent within 10 business days after the date of this Agreement.
      For purposes of this Agreement, "Company Insiders" means those officers and directors of the Company who are subject to the reporting requirements of Section 16(a) of the Exchange Act as listed in the Section 16 Information.

  CONDITIONS TO MERGER
    Conditions to Each Party’s Obligation To Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions:
      Stockholder Approvals. The Company Voting Proposal shall have been approved and adopted at the Company Stockholders Meeting, at which a quorum is present, by the requisite vote of the stockholders of the Company under applicable law and the Company’s Certificate of Incorporation and By-laws. The Parent Voting Proposal shall have been approved at the Parent Stockholders Meeting, at which a quorum is present, by the requisite vote of the stockholders of the Parent under applicable law, the rules of The Nasdaq Stock Market and the Parent’s Certificate of Incorporation and By-laws.
      Governmental Approvals. Other than the filing of the Certificate of Merger, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity in connection with the Merger and the consummation of the other transactions contemplated by this Agreement, the failure of which to file, obtain or occur is reasonably likely to have, directly or indirectly, a Parent Material Adverse Effect or a Company Material Adverse Effect, shall have been filed, been obtained or occurred on terms and conditions which would not reasonably be likely to have a Parent Material Adverse Effect or a Company Material Adverse Effect.
      Registration Statement; Joint Proxy Statement/Prospectus. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose, and no similar proceeding with respect to the Joint Proxy Statement/Prospectus, shall have been initiated or threatened in writing by the SEC or its staff.
      No Injunctions. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (preliminary or permanent) or statute, rule or regulation which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger or the other transactions contemplated by this Agreement.
      Nasdaq. The Parent, if required by the rules of The Nasdaq Small Cap Stock Market, shall have filed with The Nasdaq Stock Market a Notification Form for Listing of Additional Shares with respect to the shares of Parent Common Stock issuable in connection with the Merger.
    Additional Conditions to Obligations of the Parent and the Transitory Subsidiary. The obligations of the Parent and the Transitory Subsidiary to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions, any of which may be waived, in writing, exclusively by the Parent and the Transitory Subsidiary:
      Representations and Warranties. The representations and warranties of the Company set forth in this Agreement and in any certificate or other writing delivered by the Company pursuant hereto shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except (i) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date, (ii) for changes contemplated by this Agreement and (iii) where the failure to be true and correct (without regard to any materiality or Company Material Adverse Effect qualifications contained therein), individually or in the aggregate, has not had, and is not reasonably likely to have, a Company Material Adverse Effect); and the Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.
      Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date; and the Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.
      Tax Opinion. The Parent shall have received a written opinion from McDermott Will & Emery LLP to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; provided that if McDermott Will & Emery LLP does not render such opinion, this condition shall nonetheless be deemed satisfied if Wilmer Cutler Pickering Hale and Dorr LLP renders such opinion to the Parent (it being agreed that the Parent and the Company shall each provide reasonable cooperation, including making reasonable representations, to McDermott Will & Emery LLP or Wilmer Cutler Pickering Hale and Dorr LLP, as the case may be, to enable them to render such opinion).
      Third Party Consents. The Company shall have obtained (i) all consents and approvals of third parties referred to in Section 3.3(b) of the Company Disclosure Schedule, including the confirmation referenced therein, and (ii) any other required consent or approval of any third party (other than a Governmental Entity) the failure of which to obtain, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect.
      No Restraints. There shall not be instituted or pending any action or proceeding by any Governmental Entity (i) seeking to restrain, prohibit or otherwise interfere with the ownership or operation by the Parent or any of its Subsidiaries of all or any portion of the business of the Company or any of its Subsidiaries or of the Parent or any of its Subsidiaries or to compel the Parent or any of its Subsidiaries to dispose of or hold separate all or any portion of the business or assets of the Company or any of its Subsidiaries or of the Parent or any of its Subsidiaries, (ii) seeking to impose or confirm limitations on the ability of the Parent or any of its Subsidiaries effectively to exercise full rights of ownership of the shares of Company Common Stock (or shares of stock of the Surviving Corporation) including the right to vote any such shares on any matters properly presented to stockholders or (iii) seeking to require divestiture by the Parent or any of its Subsidiaries of any such shares.
      Resignations. The Parent shall have received copies of the resignations, effective as of the Effective Time, of each director of the Company and its Subsidiaries.
      D&O Insurance. The Company shall have obtained "tail" coverage on director and officers insurance for a period of at least twelve months from the Effective Time.
      Material Adverse Effect. The Company shall not have suffered a Company Material Adverse Effect.
    Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions, any of which may be waived, in writing, exclusively by the Company:
      Representations and Warranties. The representations and warranties of the Parent and the Transitory Subsidiary set forth in this Agreement and in any certificate or other writing delivered by the Parent or the Transitory Subsidiary pursuant hereto shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except (i) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date, (ii) for changes contemplated by this Agreement and (iii) where the failure to be true and correct (without regard to any materiality or Parent Material Adverse Effect qualifications contained therein), individually or in the aggregate, has not had, and is not reasonably likely to have, a Parent Material Adverse Effect); and the Company shall have received a certificate signed on behalf of the Parent by the chief executive officer or the chief financial officer of the Parent to such effect.
      Performance of Obligations of the Parent and the Transitory Subsidiary. The Parent and the Transitory Subsidiary shall have performed in all material respects all obligations required to be performed by them under this Agreement on or prior to the Closing Date; and the Company shall have received a certificate signed on behalf of the Parent by the chief executive officer or the chief financial officer of the Parent to such effect.
      Tax Opinion. The Company shall have received the opinion of Wilmer Cutler Pickering Hale and Dorr LLP, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; provided that if Wilmer Cutler Pickering Hale and Dorr LLP does not render such opinion, this condition shall nonetheless be deemed satisfied if McDermott Will & Emery LLP renders such opinion to the Company (it being agreed that the Parent and the Company shall each provide reasonable cooperation, including making reasonable representations, to Wilmer Cutler Pickering Hale and Dorr LLP or McDermott Will & Emery LLP, as the case may be, to enable them to render such opinion).
      In accordance with Section 1.4, the Parent shall have amended its Certificate of Incorporation to designate the rights, preferences and privileges of certain shares of Parent Preferred Stock as Parent Series A Preferred Stock issuable in accordance with Article II hereof.

  TERMINATION AND AMENDMENT
    Termination. This Agreement may be terminated at any time prior to the Effective Time (with respect to Sections 8.1(b) through 8.1(j), by written notice by the terminating party to the other party), whether before or, subject to the terms hereof, after adoption of this Agreement by the stockholders of the Company, the stockholders of the Parent or the sole stockholder of the Transitory Subsidiary:
      by mutual written consent of the Parent, the Transitory Subsidiary and the Company; or
      by either the Parent or the Company if the Merger shall not have been consummated by November 30, 2005 (the "Outside Date") (provided that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been a principal cause of or resulted in the failure of the Merger to occur on or before the Outside Date); or
      by either the Parent or the Company if a Governmental Entity of competent jurisdiction shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger (provided the right to terminate this Agreement under this Section 8.1(c) shall not be available to any party whose material failure to fulfill any of its obligations hereunder has been the principle cause of or resulted in such order, decree, ruling or action); or
      by either the Parent or the Company, if at the Company Stockholders Meeting (including any adjournment or postponement thereof permitted by this Agreement) at which a vote on the Company Voting Proposal is taken, the requisite vote of the stockholders of the Company in favor of the Company Voting Proposal shall not have been obtained; or
      by either the Parent or the Company, if at the Parent Stockholders Meeting (including any adjournment or postponement thereof permitted by this Agreement) at which a vote on the Parent Voting Proposal is taken, the requisite vote of the stockholders of the Parent in favor of the Parent Voting Proposal shall not have been obtained; or
      by the Parent, if, prior to the adoption and approval of the Company Voting Proposal by the stockholders of the Company at the Company Stockholders Meeting: (i) the Dissenting Shares are greater than four percent (4%) of the total capital stock of the Company outstanding on the date hereof, on an as-converted basis; (ii) the Company Board (or any committee thereof) shall have failed to recommend approval of the Company Voting Proposal in the Joint Proxy Statement/Prospectus or shall have withdrawn or knowingly modified in a material adverse manner its recommendation of the Company Voting Proposal; (iii) the Company Board (or any committee thereof) shall have failed to reconfirm its recommendation of the Company Voting Proposal within ten (10) business days after the Parent requests in writing that the Company Board (or any committee thereof) do so; (iv) the Company Board (or any committee thereof) shall have approved or recommended to the stockholders of the Company an Acquisition Proposal (other than the Merger); (v) a tender offer or exchange offer for outstanding shares of Company Common Stock shall have been commenced (other than by the Parent or an Affiliate of the Parent) and the Company Board (or any committee thereof) recommends that the stockholders of the Company tender their shares in such tender or exchange offer or, within ten (10) business days after the commencement of such tender or exchange offer, fails to recommend against acceptance of such offer; or (vi) the Company shall have breached its obligations under Section 6.1 or Section 6.5; or
      by the Parent, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, which breach or failure to perform (i) would cause the conditions set forth in Section 7.2(a) or 7.2(b) not to be satisfied, and (ii) shall not have been cured within 30 days following receipt by the Company of written notice of such breach or failure to perform from the Parent; or
      by the Company, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Parent or the Transitory Subsidiary set forth in this Agreement, which breach or failure to perform (i) would cause the conditions set forth in Section 7.3(a) or 7.3(b) not to be satisfied, and (ii) shall not have been cured within 30 days following receipt by the Parent of written notice of such breach or failure to perform from the Company; or
      by the Company, if the Company Board, pursuant to and in compliance with Section 6.1, shall have approved or recommended to the stockholders of the Company a Superior Proposal; or
      by the Company, if the Parent Board (or any committee thereof) (i) shall have failed to recommend approval of the Parent Voting Proposal in the Joint Proxy Statement/Prospectus or shall have withdrawn or knowingly modified in a material adverse manner its recommendation of the Parent Voting Proposal or (ii) shall have breached its obligations under Section 6.5.
    Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of the Parent, the Company, the Transitory Subsidiary or their respective officers, directors, stockholders or Affiliates; provided that (i) any such termination shall not relieve any party from liability for any intentional breach of this Agreement (which includes, without limitation, the making of any representation or warranty by a party in this Agreement that the party knew was not true and accurate when made) and (ii) the provisions of Sections 3.22, 4.13, 5.2 and 8.3 and Article IX of this Agreement and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement.
    Fees and Expenses.
      Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, whether or not the Merger is consummated; provided however, that the Company and the Parent shall share equally all fees and expenses, other than accountants’ and attorneys’ fees, incurred with respect to the printing, filing and mailing of the Joint Proxy Statement/Prospectus (including any related preliminary materials) and the Registration Statement and any amendments or supplements thereto.
      The Company shall pay the Parent a termination fee of $1,324,600 (which shall include all expenses and fees) if:
        this Agreement is terminated pursuant to (A) Section 8.1(b) (without the Company Stockholders Meeting having occurred) or (B) Section 8.1(d) if in the case of each of clauses (A) and (B) at any time after the date of this Agreement and before such termination an Acquisition Proposal shall have been publicly announced or communicated to the Company and within twelve months of such termination the Company enters into any definitive agreement with respect to an Acquisition Proposal or an Acquisition Proposal relating to the Company is consummated; or
        this Agreement is terminated pursuant to Section 8.1(f) (except for a termination pursuant to clause (i) of Section 8.1(f) regarding Dissenting Shares); or
        this Agreement is terminated pursuant to Section 8.1(g) (x) resulting from a failure to satisfy the condition set forth in Section 7.2(a) based upon a breach of a representation or warranty by the Company, which representation or warranty was known by the Company to be false when made, or (y) resulting from a failure to satisfy the condition set forth in Section 7.2(b) based upon a material and knowing breach by the Company of its obligations under this Agreement required to be performed by it on or prior to the Closing Date, if at any time after the date of this Agreement and before such termination an Acquisition Proposal shall have been publicly announced and remains outstanding and within six months of such termination the Company enters into any definitive agreement with respect to the Acquisition Proposal or the Acquisition Proposal relating to the Company is consummated; or
        this Agreement is terminated pursuant to Section 8.1(i).
      The Company shall pay the Parent a termination fee of $716,000 (which shall consist of all expenses and fees) if:
        this Agreement is terminated pursuant to Section 8.1(d) so long as the Company has not breached this Agreement with respect to its obligations contained in Sections 6.1 or 6.5; or
        this Agreement is terminated pursuant to Section 8.1(f)(i) with respect to Dissenting Shares.

        Any fee due under Sections 8.3(b) and (c) shall be paid by wire transfer of the same-day funds:

        in the case of Section 8.3(b)(i) and Section 8.3(b)(iii), on the earlier to occur of the date on which the Company (A) enters into the definitive agreement or (B) consummates the Acquisition Proposal referred to therein; and
        in the case of Section 8.3(b)(ii), Section 8.3(b)(iv), Section 8.3(c)(i) and Section 8.3(c)(ii)within one business day after the termination of the Agreement.
      The Parent shall pay the Company up to $1,324,600 (which shall include all expenses and fees) if:
        this Agreement is terminated pursuant to Section 8.1(h) (x) resulting from a failure to satisfy the condition set forth in Section 7.3(a) based upon a breach of a representation or warranty by the Parent that was known by the Parent to be false when made, or (y) resulting from a failure to satisfy the condition set forth in Section 7.3(b) based upon a material and knowing breach by the Parent of its obligations under this Agreement required to be performed by it on or prior to the Closing Date; or
        this Agreement is terminated pursuant to Section 8.1(j).
      The Parent shall pay the Company up to $716,000 (which shall include all expenses and fees) if this Agreement is terminated pursuant to Section 8.1(e).

      Any fee due under Sections 8.3(d) and (e) shall be paid by the Parent by wire transfer of same-day funds within one business day after the date of termination of this Agreement.

      The parties acknowledge that the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement. For the avoidance of doubt, if a party pays a termination fee pursuant to any of Sections 8.3(b) through (e) hereof, it shall not be obligated to pay an additional termination fee or any additional portion thereof pursuant to this Section 8.3; provided, however, payment of the fees and expenses described in this Section 8.3 shall not be in lieu of damages incurred in the event of a breach of this Agreement described in clause (i) of Section 8.2.
    Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of any party, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.
    Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. Such extension or waiver shall not be deemed to apply to any time for performance, inaccuracy in any representation or warranty, or noncompliance with any agreement or condition, as the case may be, other than that which is specified in the extension or waiver. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

  MISCELLANEOUS
    Nonsurvival of Representations and Warranties. None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the agreements contained in Article II, Sections 6.11, 6.12 and Article IX.
    Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) four business days after being sent by first-class, postage prepaid, or (ii) one business day after being sent for next business day delivery, fees prepaid, via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:
      if to the Parent or the Transitory Subsidiary, to

      Clinical Data, Inc.
      2 Thurber Boulevard
      Smithfield, RI 02917
      Attention: Chief Executive Officer
      Telecopy: (401) 233-6480

      with a copy to:

      McDermott Will & Emery LLP
      28 State Street
      Boston, MA 02109
      Attention: John Hession
      Telecopy: (617) 535-3800

      if to the Company, to

    Genaissance Pharmaceuticals, Inc.
    Five Science Park
    New Haven, CT 06511
    Attention: President and Chief Executive Officer
    Telecopy: (203) 562-9377

    with a copy to:

    Wilmer Cutler Pickering Hale and Dorr LLP
    60 State Street
    Boston, MA 02109
    Attn: Steven D. Singer
    Telecopy: (617) 526-5000

    Any party to this Agreement may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, telecopy, ordinary mail or electronic mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party to this Agreement may change the address to which notices and other communications hereunder are to be delivered by giving the other parties to this Agreement notice in the manner herein set forth.

    Entire Agreement. This Agreement (including the Schedules and Exhibits hereto and the documents and instruments referred to herein that are to be delivered at the Closing) constitutes the entire agreement among the parties to this Agreement and supersedes any prior understandings, agreements or representations by or among the parties hereto, or any of them, written or oral, with respect to the subject matter hereof; provided that the Confidentiality Agreement shall remain in effect in accordance with its terms.
    No Third Party Beneficiaries. Except as provided in Section 6.12, this Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns, to create any agreement of employment with any person or to otherwise create any third-party beneficiary hereto.
    Assignment. No party may assign any of its rights or delegate any of its performance obligations under this Agreement, in whole or in part, by operation of law or otherwise without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment of rights or delegation of performance obligations in violation of this Section 9.5 is void.
    Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.
    Counterparts and Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile transmission.
    Interpretation. When reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement, unless otherwise indicated. The table of contents, table of defined terms and headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". No summary of this Agreement prepared by any party shall affect the meaning or interpretation of this Agreement.
    Governing Law. All matters arising out of or relating to this Agreement and the transactions contemplated hereby (including without limitation its interpretation, construction, performance and enforcement) shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.
    Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.
    Submission to Jurisdiction. Each of the parties to this Agreement (a) consents to submit itself to the personal jurisdiction of the Chancery Court of the State of Delaware or any federal court sitting in the State of Delaware in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transaction contemplated by this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 9.2. Nothing in this Section 9.11, however, shall affect the right of any party to serve legal process in any other manner permitted by law.
    Waiver of Jury Trial. EACH OF THE PARENT, THE TRANSITORY SUBSIDIARY AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARENT, THE TRANSITORY SUBSIDIARY OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

IN WITNESS WHEREOF, the Parent, the Transitory Subsidiary and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

CLINICAL DATA, INC.

By: /s/ Israel M. Stein

Name: Israel M. Stein, M.D.

Title: Director, President and Chief

Executive Officer

SAFARI ACQUISITION CORPORATION

By: /s/ Israel M. Stein

Name: Israel M. Stein, M.D.

Title: President and Chief Executive Officer

GENAISSANCE PHARMACEUTICALS, INC.

By: /s/ Ben D. Kaplan

Name: Ben D. Kaplan

Title: Senior Vice President and Chief

Financial Officer

The undersigned, being the duly elected Secretary of the Transitory Subsidiary, hereby certifies that this Agreement has been adopted by the holders of shares representing a majority of the votes represented by the outstanding shares of capital stock of the Transitory Subsidiary entitled to vote on this Agreement.

__________________________________

Secretary

The undersigned, being the duly elected Secretary of the Company, hereby certifies that this Agreement has been adopted by the holders of shares representing a majority of the votes represented by the outstanding shares of capital stock of the Company entitled to vote on this Agreement.

_________________________________

Secretary

SCHEDULE A

PARTIES TO PARENT VOTING AGREEMENTS

This schedule has been omitted in reliance on Item 601 of Regulation S-K.

SCHEDULE B

PARTIES TO COMPANY VOTING AGREEMENTS

This schedule has been omitted in reliance on Item 601 of Regulation S-K.

EXHIBIT A

FORM OF PARENT VOTING AGREEMENTS

See Annex E of this joint proxy statement/prospectus.

EXHIBIT B

FORM OF COMPANY VOTING AGREEMENTS

See Annex D of this joint proxy statement/prospectus.

EXHIBIT C

TERMS OF PARENT SERIES A PREFERRED STOCK

See Exhibit C of the First Amendment to Agreement and Plan of Merger, dated July 28, 2005, among Clinical Data, Inc., Safari Acquisition Corporation and Genaissance Pharmaceuticals, Inc.

EXHIBIT D

CERTIFICATE OF INCORPORATION OF THE SURVIVING CORPORATION

This schedule has been omitted in reliance on Item 601 of Regulation S-K.

EXHIBIT E

BY-LAWS OF THE TRANSITORY SUBSIDIARY

This schedule has been omitted in reliance on Item 601 of Regulation S-K.

FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This First Amendment (the "First Amendment") to that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of June 20, 2005, by and among Clinical Data, Inc., a Delaware corporation ("Parent"), Safari Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Parent ("Transitory Subsidiary"), and Genaissance Pharmaceuticals, Inc., a Delaware corporation (the "Company"), hereby amends the Merger Agreement effective as of this 28th day of July, 2005, as follows:

WHEREAS, pursuant to Section 1.4 of the Merger Agreement, Parent agreed to cause its Certificate of Incorporation to be amended by the filing of a Certificate of Designations designating a new series of its preferred stock, $.01 par value per share, with the rights, preferences and privileges as set forth in the Terms of Parent Series A Preferred Stock attached as Exhibit C thereto;

WHEREAS, the parties seek to amend and restate the terms of the Parent Preferred Stock as set forth in Exhibit C of the Merger Agreement;

NOW THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto covenant and agree as follows:

    All capitalized terms not otherwise defined herein shall have their respective meanings as defined in the Merger Agreement.
    Exhibit C of the Merger Agreement is hereby deleted in its entirety and is replaced by Exhibit C in the form attached hereto.
    The Merger Agreement shall remain in full force and effect pursuant to its terms as amended hereby.
    This First Amendment to Merger Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and each of the parties hereto may execute this First Amendment to Agreement and Plan of Merger by signing any of such counterparts.

* * * * *

IN WITNESS WHEREOF, Parent, Safari and Genaissance have executed this First Amendment to Agreement and Plan of Merger as of the date first above mentioned.

CLINICAL DATA, INC.

By: /s/ Israel M. Stein

Name: Israel M. Stein, M.D.

Title: Director, President and Chief

Executive Officer

SAFARI ACQUISITION CORPORATION

By: /s/ Israel M. Stein

Name: Israel M. Stein, M.D.

Title: President and Chief Executive Officer

GENAISSANCE PHARMACEUTICALS, INC.

By: /s/ Ben D. Kaplan

Name: Ben D. Kaplan

Title: Senior Vice President and Chief

Financial Officer

.

EXHIBIT C

AMENDED AND RESTATED

TERMS OF SERIES A PREFERRED STOCK

OF

CLINICAL DATA, INC.

See Annex F of this joint proxy statement/prospectus.

Annex B

OPINION OF WR HAMBRECHT + CO, LLC

[LETTERHEAD OF WR HAMBRECHT + CO, LLC]

June 20, 2005

Board of Directors

Clinical Data, Inc.

2 Thurber Boulevard

Smithfield, RI 02917

Dear Members of the Board:

We understand that Clinical Data, Inc., a Delaware corporation (the "Company"); Safari Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company (the "Transitory Subsidiary"), and Genaissance Pharmaceuticals, Inc., a Delaware corporation ("Target"), are considering entering into an Agreement and Plan of Merger substantially in the form of the draft that has been provided to us dated June 19, 2005 (the "Draft Merger Agreement"), pursuant to which, among other things, Transitory Subsidiary will be merged with and into the Company (the "Transaction"), on the terms and subject to the conditions set forth in the Draft Merger Agreement. We understand that each share of Target’s Common Stock issued and outstanding will be automatically converted into the right to receive 0.065 of a share (the "Common Exchange Ratio") of common stock, $.01 par value per share, of the Company, and that the shares of Target’s Series A Preferred Stock issued and outstanding will be automatically converted into the right to receive a number of newly issued shares of the Company’s Series A Preferred Stock as determined in the Draft Merger Agreement. The terms and conditions of the Transaction are more fully set forth in the Draft Merger Agreement.

You have requested the opinion of W.R. Hambrecht + Co., LLC ("WRH+Co"), as investment bankers, as of this date, as to whether the consideration to be paid by the Company for the Target pursuant to the Draft Merger Agreement is fair, from a financial point of view, to the Company.

For purposes of the opinion set forth herein, we have:

(i) reviewed the Draft Merger Agreement and the accompanying schedules and exhibits and the specific terms of the Transaction set forth therein, and have assumed that the final form of the merger agreement for the Transaction and accompanying schedules and exhibits will not vary in any regard that is material to our analysis from the drafts most recently provided to us;

(ii) reviewed publicly available information and other data with respect to the Company that we believed to be relevant to our analysis, including the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2004 and a draft provided to us on June 19, 2005 of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2005, and have assumed that the final form of such Annual Report on Form 10-K for the fiscal year ended March 31, 2005 will not vary in any regard that is material to our analysis from the draft most recently provided to us;

(iii) reviewed publicly available information and other data with respect to Target that we believed to be relevant to our analysis, including Target’s Annual Report on Form 10-K for the fiscal years ended December 31, 2003 and 2004 and Target’s interim report on Form 10-Q for the quarter ended March 31, 2005;

(iv) reviewed certain other publicly available Securities and Exchange Commission filings made by the Company and Target, including proxy statements and Form 8-Ks;.

(v) reviewed certain financial and operating information with respect to the business, operations and prospects of the Company and Target furnished to us by management of the Company and management of Target, respectively, including projections of the future financial performance of the companies prepared by each respective management team;

(vi) compared the trading histories, from June 17, 2004 through June 17, 2005, of the Company’s common stock and Target’s common stock;

(vii) compared the historical financial results, current financial condition and projected future financial performance of the Company and of Target;

(viii) reviewed the financial terms of the Transaction and compared them with the financial terms, to the extent publicly available, of certain other merger and acquisition transactions that we deemed relevant;

(ix) reviewed certain publicly available financial information relating to certain other companies we deemed to be reasonably similar to the Company and Target, and the trading markets for certain of such companies’ securities;

(x) reviewed the pro forma revenue, gross profit, EBITDA (earnings before interest, depreciation and amortization) and net income that each company would contribute to the combined company following the closing of the Transaction;

(xi) reviewed the pro forma impact of the Transaction on the Company, with and without certain purchase accounting adjustments and with and without certain cost savings and operating synergies expected by the management of the Company to result from a combination of the businesses of the Company and Target;

(xii) conducted discussions with certain members of senior management of the Company concerning the Company’s business and operations, assets, present condition and future prospects, and conducted discussions with certain members of senior management of Target concerning Target’s business and operations, assets, present condition and future prospects; and

(xiii) performed such other analyses, examinations and procedures, reviewed such other agreements and documents, and considered such other factors as we have deemed, in our sole judgment, to be necessary, appropriate or relevant to render the opinion set forth herein.

We have also taken into account our assessment of general economic, market and financial conditions and our experience in similar transactions, as well as our experience in securities valuation in general. Our opinion is necessarily based upon economic, market, financial and other conditions as they exist and can be evaluated on the date hereof, and we assume no responsibility to update or revise our opinion based upon events or circumstances occurring after the date hereof.

In arriving at our opinion, we have not been requested to make, and have not made, obtained or assumed any responsibility for, any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or Target, nor have we been furnished with any such evaluations or appraisals. We have not been requested to conduct and have not conducted a physical inspection of the properties or facilities of the Company or Target. We have assumed and relied upon the accuracy and completeness of the financial and other information supplied to or otherwise used by us in arriving at our opinion and have not attempted independently to verify, or undertaken any obligation to verify, such information, and we have assumed that there has been no material change in the assets, financial condition, business or prospects of the Company or Target since the date of the most recent financial statements made available to us. We have further relied upon the assurances of the management of the Company and the management of Target that they are not aware of any facts that would make such information inaccurate or misleading. In addition, we have assumed that the forecasts, projections and analyses provided to us by the Company and Target represent the best currently available estimates and judgments of the Company’s and Target’s management, respectively, as to the future financial condition and results of operations of the Company and Target, and we have assumed that such forecasts, projections and analyses have been reasonably and accurately prepared based on such best currently available estimates and judgments. We have assumed, with your consent, that the financial results reflected in such forecasts, projections and analyses will be realized in the amounts and at the times projected, and we assume no responsibility for and express no view as to such forecasts, projections and analyses or the assumptions on which they are based.

We also have assumed, with your consent, that in the course of obtaining necessary regulatory and third party approvals and consents for the Transaction, no modification, delay, limitation, restriction or condition will be imposed that will have an adverse effect on the Company, Target or the contemplated benefits of the Transaction and that the Transaction will be consummated in accordance with the terms of the Draft Merger Agreement, without waiver, modification or amendment of any material term, condition or agreement therein. We do not express any opinion as to any legal matters involving the Company, as to which we understand that the Company has conducted such investigations, and has obtained such advice from qualified professionals, as it has deemed necessary.

This letter does not constitute a recommendation to the Board of Directors of the Company of the Transaction over any other alternative transactions which may be available to the Company and does not address the underlying business decision of the Board of Directors of the Company to proceed with or effect the Transaction, or constitute a recommendation to the holders of the Company’s capital stock as to how such stockholders should vote or as to any other action such stockholders should take regarding the Transaction. This letter does not address the fairness of any specific portion of the Transaction, including, without limitation, the fairness of the allocation of the consideration payable by the Company in the transaction between the holders of Target’s outstanding common stock and the holders of Target’s preferred stock, respectively.

We have been engaged to render the financial opinion as expressed herein and we will receive a fee upon delivery of this opinion. In addition, in connection with rendering this opinion, the Company has agreed to offer us a right of first refusal to perform certain other financial advisory services for the Company or its affiliates for which we may receive additional fees in the future. In the ordinary course of business, we may in the future publish research on the Company, make a market in its common stock and, in connection with our market making activities, trade the securities of the Company for our own account and for the accounts of our customers and, accordingly, may at any time hold a short or long position in such securities. The Company has agreed to indemnify us for certain liabilities that may arise out of our engagement, including the rendering of this opinion.

This letter and the opinion expressed herein has been prepared for the use and benefit of the Board of Directors of the Company in its consideration of the Transaction and may not be reproduced, summarized, described or referred to or given to any other person or otherwise made public or used for any other purpose, or published or referred to at any time, in whole or in part, without our prior written consent.

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion as investment bankers that, as of the date hereof, the consideration to be paid by the Company for the Target pursuant to the Draft Merger Agreement is fair, from a financial point of view, to the Company.

Very truly yours,

/s/ W.R. HAMBRECHT + CO., LLC

W.R. HAMBRECHT + CO., LLC

Annex C

OPINION OF CIBC WORLD MARKETS CORP.

[LETTERHEAD OF CIBC WORLD MARKETS CORP.]

June 20, 2005

The Board of Directors

Genaissance Pharmaceuticals, Inc.

Five Science Park

New Haven, Connecticut 06511

Members of the Board:

You have asked CIBC World Markets Corp. ("CIBC World Markets") to render a written opinion ("Opinion") to the Board of Directors of Genaissance Pharmaceuticals, Inc. ("Genaissance") as to the fairness, from a financial point of view, to the holders of the common stock of Genaissance of the Common Exchange Ratio (as defined below) provided for in the Agreement and Plan of Merger, dated as of June 20, 2005 (the "Merger Agreement"), among Clinical Data, Inc. ("Clinical Data"), Safari Acquisition Corporation, a wholly owned subsidiary of Clinical Data ("Merger Sub"), and Genaissance. The Merger Agreement provides for, among other things, the merger of Merger Sub with and into Genaissance (the "Merger") pursuant to which each outstanding share of the common stock, par value $0.001 per share, of Genaissance ("Genaissance Common Stock") will be converted into the right to receive 0.065 (the "Common Exchange Ratio") of a share of the common stock, par value $0.01 per share, of Clinical Data ("Clinical Data Common Stock").

In arriving at our Opinion, we:

(a) reviewed the Merger Agreement and certain related documents;

(b) reviewed audited financial statements of Genaissance for the fiscal years ended December 31, 2002, December 31, 2003 and December 31, 2004 and unaudited financial statements of Genaissance for the three months ended March 31, 2005, and also reviewed audited financial statements of Clinical Data for the fiscal years ended March 31, 2003 and March 31, 2004 and a draft of unaudited financial statements of Clinical Data for the fiscal year ended March 31, 2005;

(c) reviewed financial forecasts and estimates relating to Genaissance and Clinical Data which were provided to or discussed with us by the managements of Genaissance and Clinical Data (including estimates as to certain potential synergies and strategic benefits anticipated by the managements of Genaissance and Clinical Data to result from the Merger);

(d) held discussions with the senior managements of Genaissance and Clinical Data with respect to the businesses and prospects of Genaissance and Clinical Data;

(e) held discussions, at the direction of Genaissance, with selected third parties to solicit indications of interest in a possible business combination or other strategic transaction with Genaissance;

(f) reviewed historical market prices and trading volumes for Genaissance Common Stock and Clinical Data Common Stock, including historical market prices for Genaissance Common Stock and Clinical Data Common Stock relative to one another;

(g) reviewed and analyzed certain publicly available financial data for companies whose operations we considered relevant in evaluating those of Genaissance and Clinical Data;

(h) reviewed and analyzed certain publicly available information for transactions that we deemed relevant in evaluating the Merger;

(i) analyzed the estimated net present value of the projected future cash flows of Genaissance and Clinical Data using financial forecasts and estimates provided to or discussed with CIBC World Markets by the managements of Genaissance and Clinical Data;

(j) reviewed and analyzed the relative contributions of Genaissance and Clinical Data to selected operational metrics of the combined company using financial forecasts and estimates provided to or discussed with us by the managements of Genaissance and Clinical Data;

(k) reviewed certain potential pro forma financial effects of the Merger on Clinical Data using financial forecasts and estimates provided to or discussed with us by the managements of Genaissance and Clinical Data; and

(l) performed such other analyses and reviewed such other information as we deemed appropriate.

In rendering our Opinion, we relied upon and assumed, without independent verification or investigation, the accuracy and completeness of all of the financial and other information provided to or discussed with us by Genaissance, Clinical Data and their respective employees, representatives and affiliates or otherwise reviewed by us. With respect to financial forecasts and estimates referred to above (including estimates as to certain potential synergies and strategic benefits anticipated by the managements of Genaissance and Clinical Data to result from the Merger), we have assumed, at the direction of the managements of Genaissance and Clinical Data, without independent verification or investigation, that such forecasts and estimates were reasonably prepared on bases reflecting the best available information, estimates and judgments of the respective managements of Genaissance and Clinical Data, as the case may be, as to the future financial condition and operating results of Genaissance and Clinical Data and the other matters covered thereby, and that the financial results reflected in such financial forecasts will be achieved at the times and in the amounts projected. We have assumed, with the consent of Genaissance, that the Merger will qualify for federal income tax purposes as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended. We also have assumed, with the consent of Genaissance, that the Merger will be consummated in accordance with its terms without waiver, modification or amendment of any material term, condition or agreement and in compliance with all applicable laws. We further have assumed, with the consent of Genaissance, that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on Genaissance or Clinical Data or the contemplated benefits of the Merger. We have neither made nor obtained any independent evaluations or appraisals of the assets or liabilities, contingent or otherwise, of Genaissance or Clinical Data. We are not expressing any opinion as to the underlying valuation, future performance or long-term viability of Genaissance or Clinical Data, or the prices at which Genaissance Common Stock or Clinical Data Common Stock will trade at any time. Our Opinion addresses only the Common Exchange Ratio to the extent expressly specified herein and we express no view as to, and our Opinion does not address, any other term or aspect of the Merger or any aspect or implication of any arrangements or agreements entered into in connection with or otherwise contemplated by the Merger (including, without limitation, any matters relating to the Series A Preferred Stock of Genaissance or the securities of Clinical Data into which such shares are convertible). We also express no view as to, and our Opinion does not address, the underlying business decision of Genaissance to effect the Merger nor does our Opinion address the relative merits of the Merger as compared to any alternative business strategies that might exist for Genaissance or the effect of any other transaction in which Genaissance might engage. Our Opinion is necessarily based on the information available to us and general economic, financial and stock market conditions and circumstances as they exist and can be evaluated by us on the date hereof. It should be understood that, although subsequent developments may affect this Opinion, we do not have any obligation to update, revise or reaffirm the Opinion.

As part of our investment banking business, we are regularly engaged in valuations of businesses and securities in connection with acquisitions and mergers, underwritings, secondary distributions of securities, private placements and valuations for other purposes.

We have acted as financial advisor to Genaissance in connection with the Merger and will receive a fee for our services, a portion of which will be payable upon delivery of this Opinion and a significant portion of which is contingent upon consummation of the Merger. In the ordinary course of business, CIBC World Markets and its affiliates may, for our and their own accounts and for the accounts of customers, actively trade the securities of Genaissance and Clinical Data and, accordingly, may at any time hold a long or short position in such securities.

Based upon and subject to the foregoing, and such other factors as we deemed relevant, it is our opinion that, as of the date hereof, the Common Exchange Ratio is fair, from a financial point of view, to the holders of Genaissance Common Stock. This Opinion is for the use of the Board of Directors of Genaissance in its evaluation of the Merger and does not constitute a recommendation as to how any security holder should vote or act with respect to any matters relating to the Merger.

Very truly yours,

/s/ CIBC WORLD MARKETS CORP.

CIBC WORLD MARKETS CORP.

Annex D

FORM OF GENAISSANCE VOTING AGREEMENT

THIS VOTING AGREEMENT (this "Agreement") is made and entered into as of June 20, 2005, by and among Genaissance Pharmaceuticals, Inc., a Delaware corporation (the "Company"), Clinical Data, Inc., a Delaware corporation ("Clinical Data"), and __________________ (the "Stockholder").

WHEREAS, as of the date hereof, the Stockholder beneficially owns (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) ___________ of the outstanding shares of Series A Preferred Stock, $0.001 par value (the "Company Series A Preferred Stock") of the Company (such shares of Series A Preferred Stock, together with any other shares of the Company Series A Preferred Stock, sole or shared voting power over which is acquired by such Stockholder during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with its terms, collectively, the "Subject Preferred Shares");

WHEREAS, Clinical Data and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement") (terms used but not defined herein shall have the meanings set forth in the Merger Agreement) with respect to the merger of an acquisition subsidiary of Clinical Data with and into the Company, as a result of which the Company shall become a wholly owned subsidiary of Clinical Data (the "Merger");

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Clinical Data has required that the Stockholder enter into this Agreement whereby the Stockholder commits to cause the Subject Preferred Shares over which the Stockholder has sole voting power, and to use its best efforts to cause the Subject Preferred Shares over which the Stockholder has joint voting power, to be voted in favor of the Merger on the terms and subject to the conditions of this Agreement; and

WHEREAS, as a condition to its willingness to enter into this Agreement, the Stockholder has required that Clinical Data also enter into this Agreement whereby Clinical Data commits to cause the Merger Agreement to provide that all of the shares of the Company Series A Preferred Stock owned by the Stockholder will convert into that number of shares of the Series A Preferred Stock, $.01 par value per share (the "Clinical Data Series A Preferred Stock"), of Clinical Data calculated in accordance with the terms of Exhibit C to the Merger Agreement with such rights, preferences and privileges as set forth therein, and with such other rights, including registration rights as may be agreed upon by Clinical Data and the Stockholder.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained in this Agreement and intending to be legally bound, the parties agree as follows:

  VOTING MATTERS

    Agreement to Vote. The Stockholder hereby agrees that, provided that Clinical Data is in compliance with Section 2.1 of this Agreement, from and after the date hereof until the termination of this Agreement, at any duly called meeting of the stockholders of the Company, and in any action by written consent of the stockholders of the Company, the Stockholder shall, if a meeting is held, appear at the meeting and any adjournment or postponement thereof, in person or by proxy, or otherwise cause the Subject Preferred Shares over which the Stockholder has sole voting power (and use its best efforts to cause the Subject Preferred Shares over which the Stockholder has joint voting power) to be counted as present thereat for purposes of establishing a quorum, and such Stockholder shall vote or consent the Subject Preferred Shares over which the Stockholder has sole voting power (and cause to be voted or consented the Subject Preferred Shares over which the Stockholder has joint voting power), in person or by proxy, (a) in favor of approving the Merger Agreement, the Merger and each of the other transactions and other matters specifically contemplated by the Merger Agreement, (b) in favor of any proposal to adjourn any such meeting if necessary to permit further solicitation of proxies in the event there are not sufficient votes at the time of such meeting to approve the Merger Agreement, (c) against any action or agreement submitted for approval of the stockholders of the Company that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or of the Stockholder under this Agreement and (d) except as otherwise agreed in writing by Clinical Data, against any action, agreement, transaction or proposal submitted for approval of the stockholders of the Company that would reasonably be expected to result in any of the conditions to the Company’s obligations under the Merger Agreement not being fulfilled or that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay or adversely affect the transactions contemplated by the Merger Agreement. Any vote by the Stockholder that is not in accordance with this Section 1.1 shall be considered null and void. The Stockholder shall not enter into any agreement or understanding with any person or entity prior to the termination of this Agreement to vote or give instructions in a manner inconsistent with clauses (a), (b), (c) or (d) of this Section 1.1.
    Grant of Irrevocable Proxy.

  (a) The Stockholder hereby irrevocably grants to, and appoints, Clinical Data and Israel Stein, M.D., in his capacity as Chief Executive Officer of Clinical Data, and any individual who shall hereafter succeed to any such office of Clinical Data, the Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Stockholder, to vote the Subject Preferred Shares, or grant a consent or approval in respect of the Subject Preferred Shares (i) in favor of approving the Merger Agreement, the Merger and each of the other transactions and other matters specifically contemplated by the Merger Agreement, (ii) in favor of any proposal to adjourn any such meeting if necessary to permit further solicitation of proxies in the event there are not sufficient votes at the time of such meeting to approve the Merger Agreement, (iii) against any action or agreement submitted for approval of the stockholders of the Company that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or of the Stockholder under this Agreement and (iv) except as otherwise agreed in writing by Clinical Data, against any action, agreement, transaction or proposal submitted for approval of the stockholders of the Company that would reasonably be expected to result in any of the conditions to the Company’s obligations under the Merger Agreement not being fulfilled or that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay or adversely affect the transactions contemplated by the Merger Agreement.

  (b) Stockholder represents that any proxies heretofore given in respect of the Subject Preferred Shares are not irrevocable, and that any such proxies are hereby revoked.

  (c) Stockholder hereby affirms that the irrevocable proxy set forth in this Section 1.2 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest sufficient in law to support an irrevocable voting power and may under no circumstances be revoked. Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with Section 212(e) of the General Corporation Law of the State of Delaware. Notwithstanding anything herein to the contrary, the parties agree that such irrevocable proxy shall terminate and be of no further force and effect upon the termination of this Agreement.

  COVENANTS OF CLINICAL DATA

    Agreement to Provide Conversion Ratio. Clinical Data hereby agrees that Clinical Data shall cause the Merger Agreement to provide that all of the shares of the Company Series A Preferred Stock owned by the Stockholder will convert into that number of shares of Clinical Data Series A Preferred Stock calculated in accordance with the terms of Exhibit C to the Merger Agreement with such rights, preferences and privileges as set forth therein, and with such other rights, including registration rights as may be agreed upon by Clinical Data and the Stockholder.

  REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

  The Stockholder hereby represents and warrants to Clinical Data as follows:

    Organization, Good Standing and Qualification. The Stockholder is an exempted company duly formed, validly existing and in good standing under the laws of the Cayman Islands and has all requisite corporate power and authority to own its properties and assets and to carry on its business as now conducted.
    Authority. The Stockholder has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes the valid and legally binding obligation of the Stockholder, enforceable in accordance with its terms and conditions.
    Consent. No consent of any other person, and no notice to, filing or registration with, or consent, approval or authorization of, any court or Governmental Entity, regulatory or self-regulatory agency or any other third party is necessary or is required to be made or obtained by the Stockholder, in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, other than a filing with the Securities and Exchange Commission to amend the Stockholder’s Schedule 13D relating to the Company.
    Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate the organizational documents of the Stockholder or any law, rule, regulation, judgment, order or decree to which the Stockholder is subject, (ii) violate any contract, lease, license, instrument or other legally binding arrangement or agreement to which the Stockholder is a party or by which the Stockholder is bound, or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any notice under any agreement, contract, lease, license, instrument or other legally binding arrangement or agreement to which the Stockholder is a party or by which it is bound or to which any of its assets is subject.
    Ownership of Shares. The Stockholder holds of record and owns beneficially and will hold of record and own beneficially through the date this Agreement is terminated pursuant to Section 6.1 herein the Subject Preferred Shares, free and clear of any restrictions on transfer (other than restrictions under applicable securities laws), Liens, options, warrants, purchase rights, contracts, commitments, equities, claims and demands, except as provided in this Agreement. The Subject Preferred Shares represent all of the shares of the Company Series A Preferred Stock owned by the Stockholder, as of the date hereof. The Stockholder has not appointed or granted any proxy inconsistent with this Agreement, which appointment or grant is still effective, with respect to the Subject Preferred Shares.
    Litigation. There is no litigation, arbitration proceeding, governmental investigation, citation or action of any kind pending or, to the knowledge of the Stockholder, proposed or threatened that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby or that otherwise might impair the Subject Preferred Shares.

  REPRESENTATIONS AND WARRANTIES OF CLINICAL DATA

  Clinical Data hereby represents and warrants to the Stockholder as follows:

    Organization, Good Standing and Qualification. Clinical Data is a corporation duly formed and validly existing under the laws of the State of Delaware and has all requisite power and authority to own its properties and assets and to carry on its business as now conducted.
    Authority. Clinical Data has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and thereunder. This Agreement has been duly and validly executed and delivered by Clinical Data and constitutes the valid and legally binding obligation of Clinical Data, enforceable in accordance with its terms and conditions.
    Consent. No consent of any other person, and no notice to, filing or registration with, or consent, approval or authorization of, any court or Governmental Entity, regulatory or self-regulatory agency or any other third party is necessary or is required to be made or obtained by Clinical Data, in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, other than a filing of Schedule 13D relating to the Company with the Securities and Exchange Commission.
    Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate the organizational documents of Clinical Data or any law, rule, regulation, judgment, order or decree to which Clinical Data is subject, (ii) violate any contract, lease, license, instrument or other legally binding arrangement or agreement to which Clinical Data is a party or by which Clinical Data is bound, or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any notice under any agreement, contract, lease, license, instrument or other legally binding arrangement or agreement to which Clinical Data is a party or by which it is bound or to which any of its assets is subject.
    Litigation. There is no litigation, arbitration proceeding, governmental investigation, citation or action of any kind pending or, to the knowledge of Clinical Data, proposed or threatened that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

  COVENANTS OF THE STOCKHOLDER

  The Stockholder hereby covenants and agrees as follows:

    Restriction on Transfer of Shares.
      The Stockholder shall not, directly or indirectly: (i) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) or enter into any contract, option, derivative, hedging or other arrangement or understanding (including any profit-sharing arrangement) with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of any or all of the Subject Preferred Shares or any interest therein (any of the foregoing, a "Transfer"), except to any affiliate of the Stockholder, provided that such affiliate agrees in writing to be bound by the terms of this Agreement, or Transfers which occur by operation of law or with the Company’s prior written consent, (ii) grant any proxies or powers of attorney (other than pursuant to this Agreement or to an affiliate of the Stockholder that agrees in writing to be bound by the terms of this Agreement) with respect to the Subject Preferred Shares, deposit any of the Subject Preferred Shares into a voting trust or enter into any other voting arrangement (other than with an affiliate of the Stockholder that agrees in writing to be bound by the terms of this Agreement) or permit to exist any other Lien of any nature whatsoever with respect to the Subject Preferred Shares (other than such other Liens created by or arising under this Agreement or existing by operation of law), or (iii) commit or agree to take any of the foregoing actions.
    Certain Events. The Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Subject Preferred Shares and shall be binding upon any person or entity to which legal or beneficial ownership of the Subject Preferred Shares shall pass, whether by operation of law or otherwise, including without limitation the Stockholder’s administrators, successors or receivers.
    Legend. Each certificate representing Subject Preferred Shares shall bear the following legend on the face thereof if so requested in writing by Clinical Data:

    "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON VOTING, TRANSFER AND CERTAIN OTHER LIMITATIONS SET FORTH IN THAT CERTAIN VOTING AGREEMENT DATED AS OF JUNE 20, 2005 BY AND AMONG Genaissance Pharmaceuticals, Inc., a Delaware corporation, Clinical Data, Inc., a Delaware corporation and [the Stockholder], AS THE SAME MAY BE AMENDED FROM TIME TO TIME."

    In the event that Clinical Data so requests in writing, the Stockholder will cause all of its Subject Preferred Shares to be delivered to the Company for the purpose of applying such legend (if not so endorsed upon issuance). The Company shall return to the delivering party, as promptly as possible, any securities so delivered. The delivery of such securities by the delivering party shall not in any way affect such party’s rights with respect to such securities.

    Waiver. In connection with the Merger, the Stockholder hereby expressly waives, to the extent permitted under applicable law, the applicability of the provisions for dissenters’ or appraisal rights set forth in Section 262 of the General Corporation Law of the State of Delaware (or any other similar applicable state law) and expressly agrees that it shall not be entitled, under any circumstances in connection with the Merger, to exercise any such dissenters’ or appraisal rights.

  MISCELLANEOUS
    Termination. This Agreement shall automatically terminate, and neither Clinical Data nor the Stockholder shall have any rights or obligations hereunder and this Agreement shall become null and void and have no further effect, upon the earliest to occur of (a) the mutual consent of all of the parties hereto, (b) the Effective Time and (c) the date of termination of the Merger Agreement in accordance with its terms; provided that any such termination shall not relieve any party from liability for any intentional breach of this Agreement (which includes, without limitation, the making of any representation or warranty by a party in this Agreement that the party knew was not true and accurate when made).
    Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement shall survive the termination of this Agreement. This Section 6.2 shall not limit any covenant or agreement of the parties contained herein which by its terms contemplates performance after the termination of this Agreement.
    Notices. Any notices or other communications required or permitted under, or otherwise in connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or on receipt after dispatch by first class mail, postage prepaid, addressed, or on receipt if transmitted by national overnight courier, in each case as follows:

    If to Clinical Data:                  With a copy to:

    Clinical Data, Inc.                  McDermott Will & Emery LLP
    2 Thurber Boulevard              28 State Street
    Smithfield, RI 02917              Boston, MA 02109
    Attn: Caesar Belbel                  Attn: John Hession
    Tel: (401) 233 6400              Tel: (617) 535-4000
    Fax: (401)233 6480              Fax: (617) 535-3800|
    If to the Stockholder, to:         With a copy to:

    [Stockholder name]

    [Stockholder Address]

    If to the Company: With a copy to:

    Genaissance                                         Wilmer Cutler Pickering
    Pharmaceuticals, Inc.                           Hale and Dorr LLP

    Five Science Park                                  60 State Street
    New Haven, CT 06511                         Boston, MA 02109
    Attn: Kevin Rakin                                 Attn: Steven D. Singer
    Tel: (203) 773-1450                             Tel: (617) 526-6000
    Fax: (203) 562-9377                              Fax: (617) 526-5000

    Expenses. All costs and expenses (including legal fees) incurred in connection with this Agreement shall be paid by the party incurring such expenses.
    Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.
    Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.
    Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void, except any assignment in connection with any Transfer of the Subject Preferred Shares permitted by this Agreement.
    Binding Effect. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns.
    Mutual Drafting. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing this Agreement to be drafted.
    Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.
      This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.
      Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Chancery Court of the State of Delaware in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such court, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in such court, and (iv) waives, to the fullest extent permitted by laws, the defense of an inconvenient forum to the maintenance of such action or proceeding in such court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by laws. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 6.3. Nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by laws.
      EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT MAY INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (II) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (III) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.11(c).
    Amendment: Waiver. No provision of this Agreement may be waived unless in writing signed by all of the parties to this Agreement, and the waiver of any one provision of this Agreement shall not be deemed to be a waiver of any other provision. This Agreement may be amended, supplemented or otherwise modified only by a written agreement executed by all of the parties to this Agreement.
    Stop Transfer Order. In furtherance of this Agreement, the Stockholder shall and does hereby authorize and request that the Company instruct its transfer agent to enter a stop transfer order, consistent with the terms of this Agreement and subject to such transfers as may be permitted by the express terms hereof, with respect to all of the Subject Preferred Shares beneficially owned by the Stockholder. The Company hereby agrees to the restriction on the Transfer of shares of Company Series A Preferred Stock provided for in this Agreement and agrees not to recognize, or authorize or permit any affiliate or agent to recognize, any Transfer in breach of this Agreement.
    Further Assurances. From time to time, at the other party’s request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.
    Specific Performance. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereof and that the parties shall be entitled to seek specific performance of the terms hereof in addition to any other remedies at law or in equity.
    Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

  [Signature page follows.]

  IN WITNESS WHEREOF, the undersigned parties have executed and delivered this Agreement as of the day and year first above written.

  GENAISSANCE PHARMACEUTICALS, INC.

  By:

  Name:

  Title:

  CLINICAL DATA, INC.

  By:

  Name:

  Title:

  STOCKHOLDER

  By:

  Name:

  Title:

  Annex E

  FORM OF CLINICAL DATA VOTING AGREEMENT

  THIS VOTING AGREEMENT (this "Agreement") is made and entered into as of June 20, 2005, by and among Clinical Data, Inc., a Delaware corporation ("Clinical Data"), Genaissance Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and ______________ (the "Stockholder").

  WHEREAS, as of the date hereof, the Stockholder beneficially owns (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) ___________ shares of common stock, $0.01 par value (the "Common Stock") of Clinical Data (such shares of Common Stock, together with any other shares of Clinical Data’s Common Stock, sole or shared voting power over which is acquired by such Stockholder during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with its terms, collectively, the "Subject Common Shares");

  WHEREAS, Clinical Data and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement") (terms used but not defined herein shall have the meanings set forth in the Merger Agreement) with respect to the merger of a subsidiary of Clinical Data with and into the Company, as a result of which the Company shall become a wholly owned subsidiary of Clinical Data (the "Merger"); and

  WHEREAS, as a condition to its willingness to enter into the Merger Agreement, the Company has required that the Stockholder enter into this Agreement whereby the Stockholder commits to cause the Subject Common Shares over which the Stockholder has sole voting power, and to use his best efforts to cause the Subject Common Shares over which the Stockholder has joint voting power, to be voted in favor of the issuance of shares of Clinical Data’s Common Stock pursuant to the Merger on the terms and subject to the conditions of this Agreement.

  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained in this Agreement and intending to be legally bound, the parties agree as follows:

  VOTING MATTERS

    Agreement to Vote. The Stockholder hereby agrees that from and after the date hereof until the termination of this Agreement, at any duly called meeting of the stockholders of Clinical Data, and in any action by written consent of the stockholders of Clinical Data, the Stockholder shall, if a meeting is held, appear at the meeting and any adjournment or postponement thereof, in person or by proxy, or otherwise cause the Subject Common Shares over which the Stockholder has sole voting power (and use his best efforts to cause the Subject Common Shares over which the Stockholder has joint voting power) to be counted as present thereat for purposes of establishing a quorum, and such Stockholder shall vote or consent the Subject Common Shares over which the Stockholder has sole voting power (and cause to be voted or consented the Subject Common Shares over which the Stockholder has joint voting power), in person or by proxy, (a) in favor of approving the issuance of shares of Clinical Data’s Common Stock pursuant to the Merger and each of the other transactions and other matters specifically contemplated by the Merger Agreement, (b) in favor of any proposal to adjourn any such meeting if necessary to permit further solicitation of proxies in the event there are not sufficient votes at the time of such meeting to approve the issuance of shares of Clinical Data’s Common Stock pursuant to the Merger, (c) against any action or agreement submitted for approval of the stockholders of Clinical Data that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Clinical Data under the Merger Agreement or of the Stockholder under this Agreement and (d) except as otherwise agreed in writing by the Company, against any action, agreement, transaction or proposal submitted for approval of the stockholders of Clinical Data that would reasonably be expected to result in any of the conditions to Clinical Data’s obligations under the Merger Agreement not being fulfilled or that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay or adversely affect the transactions contemplated by the Merger Agreement. Any vote by the Stockholder that is not in accordance with this Section 1.1 shall be considered null and void. The Stockholder shall not enter into any agreement or understanding with any person or entity prior to the termination of this Agreement to vote or give instructions in a manner inconsistent with clauses (a), (b), (c) or (d) of this Section 1.1.
    Grant of Irrevocable Proxy.

  (a) The Stockholder hereby irrevocably grants to, and appoints, the Company and Kevin Rakin, in his capacity as Chief Executive Officer of the Company, and any individual who shall hereafter succeed to any such office of the Company, the Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Stockholder, to vote the Subject Common Shares, or grant a consent or approval in respect of the Subject Common Shares (i) in favor of approving the issuance of shares of Clinical Data’s Common Stock pursuant to the Merger and each of the other transactions and other matters specifically contemplated by the Merger Agreement, (ii) in favor of any proposal to adjourn any such meeting if necessary to permit further solicitation of proxies in the event there are not sufficient votes at the time of such meeting to approve the issuance of shares of Clinical Data’s Common Stock pursuant to the Merger, (iii) against any action or agreement submitted for approval of the stockholders of Clinical Data that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Clinical Data under the Merger Agreement or of the Stockholder under this Agreement and (iv) except as otherwise agreed in writing by the Company, against any action, agreement, transaction or proposal submitted for approval of the stockholders of Clinical Data that would reasonably be expected to result in any of the conditions to Clinical Data’s obligations under the Merger Agreement not being fulfilled or that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay or adversely affect the transactions contemplated by the Merger Agreement.

  (b) Stockholder represents that any proxies heretofore given in respect of the Subject Common Shares are not irrevocable, and that any such proxies are hereby revoked.

  (c) Stockholder hereby affirms that the irrevocable proxy set forth in this Section 1.2 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest sufficient in law to support an irrevocable voting power and may under no circumstances be revoked. Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with Section 212(e) of the General Corporation Law of the State of Delaware. Notwithstanding anything herein to the contrary, the parties agree that such irrevocable proxy shall terminate and be of no further force and effect upon the termination of this Agreement.

  REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

  The Stockholder hereby represents and warrants to the Company as follows:

    Authority. The Stockholder has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes the valid and legally binding obligation of the Stockholder, enforceable in accordance with its terms and conditions.
    Consent. No consent of any other person, and no notice to, filing or registration with, or consent, approval or authorization of, any court or Governmental Entity, regulatory or self-regulatory agency or any other third party is necessary or is required to be made or obtained by the Stockholder, in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, other than a filing with the Securities and Exchange Commission to amend the Stockholder’s Schedule 13D relating to Clinical Data. If the Stockholder is married, this Agreement (including the proxy granted pursuant to Section 1.2) has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder’s spouse, enforceable against such person in accordance with its terms.
    Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any law, rule, regulation, judgment, order or decree to which the Stockholder is subject, (ii) violate any contract, lease, license, instrument or other legally binding arrangement or agreement to which the Stockholder is a party or by which the Stockholder is bound, or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any notice under any agreement, contract, lease, license, instrument or other legally binding arrangement or agreement to which the Stockholder is a party or by which he is bound.
    Ownership of Shares. The Stockholder holds of record and owns beneficially and will hold of record and own beneficially through the date this Agreement is terminated pursuant to Section 5.1 herein the Subject Common Shares, free and clear of any restrictions on transfer (other than restrictions under applicable securities laws), Liens, options, warrants, purchase rights, contracts, commitments, equities, claims and demands, except as provided in this Agreement. The Subject Common Shares represent all of the shares of Common Stock of Clinical Data owned by the Stockholder, as of the date hereof. The Stockholder has not appointed or granted any proxy inconsistent with this Agreement, which appointment or grant is still effective, with respect to the Subject Common Shares.
    Litigation. There is no litigation, arbitration proceeding, governmental investigation, citation or action of any kind pending or, to the knowledge of the Stockholder, proposed or threatened that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby or that otherwise might impair the Subject Common Shares.

  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

  The Company hereby represents and warrants to the Stockholder as follows:

    Organization, Good Standing and Qualification. The Company is a corporation duly formed and validly existing under the laws of the State of Delaware and has all requisite power and authority to own its properties and assets and to carry on its business as now conducted.
    Authority. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and thereunder. This Agreement has been duly and validly executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms and conditions.
    Consent. No consent of any other person, and no notice to, filing or registration with, or consent, approval or authorization of, any court or Governmental Entity, regulatory or self-regulatory agency or any other third party is necessary or is required to be made or obtained by the Company, in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, other than a filing of Schedule 13D relating to Clinical Data with the Securities and Exchange Commission.
    Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate the organizational documents of the Company or any law, rule, regulation, judgment, order or decree to which the Company is subject, (ii) violate any contract, lease, license, instrument or other legally binding arrangement or agreement to which the Company is a party or by which the Company is bound, or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any notice under any agreement, contract, lease, license, instrument or other legally binding arrangement or agreement to which the Company is a party or by which it is bound or to which any of its assets is subject.
    Litigation. There is no litigation, arbitration proceeding, governmental investigation, citation or action of any kind pending or, to the knowledge of the Company, proposed or threatened that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

  COVENANTS OF THE STOCKHOLDER

  The Stockholder hereby covenants and agrees as follows:

    Restriction on Transfer of Shares.
      The Stockholder shall not, directly or indirectly: (i) offer for sale, sell (including short sales), transfer, tender, (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law), pledge, encumber, assign or otherwise dispose of (including by gift) or enter into any contract, option, derivative, hedging or other arrangement or understanding (including any profit-sharing arrangement) with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of any or all of the Subject Common Shares or any interest therein (any of the foregoing, a "Transfer"), except to any affiliate of the Stockholder, provided that such affiliate agrees in writing to be bound by the terms of this Agreement, or Transfers which occur by operation of law or with the Company’s prior written consent, (ii) grant any proxies or powers of attorney (other than pursuant to this Agreement or to an affiliate of the Stockholder that agrees in writing to be bound by the terms of this Agreement) with respect to the Subject Common Shares, deposit any of the Subject Common Shares into a voting trust or enter into any other voting arrangement (other than with an affiliate of the Stockholder that agrees in writing to be bound by the terms of this Agreement) or permit to exist any other Lien of any nature whatsoever with respect to the Subject Common Shares (other than such other Liens created by or arising under this Agreement or existing by operation of law), or (iii) commit or agree to take any of the foregoing actions.
    Certain Events. The Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Subject Common Shares and shall be binding upon any person or entity to which legal or beneficial ownership of the Subject Common Shares shall pass, whether by operation of law or otherwise, including without limitation the Stockholder’s administrators, successors or receivers.
    Legend. Each certificate representing Subject Common Shares shall bear the following legend on the face thereof, if so requested in writing by the Company:

  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON VOTING, TRANSFER AND CERTAIN OTHER LIMITATIONS SET FORTH IN THAT CERTAIN VOTING AGREEMENT DATED AS OF JUNE 20, 2005 BY AND AMONG Clinical Data, Inc., a Delaware corporation, Genaissance Pharmaceuticals, Inc., a Delaware corporation and [the Stockholder], AS THE SAME MAY BE AMENDED FROM TIME TO TIME."

  If so requested in writing by the Company, the Stockholder will cause all of his Subject Common Shares to be delivered to Clinical Data for the purpose of applying such legend (if not so endorsed upon issuance). Clinical Data shall return to the delivering party, as promptly as possible, any securities so delivered. The delivery of such securities by the delivering party shall not in any way affect such party’s rights with respect to such securities.

  MISCELLANEOUS
    Termination. This Agreement shall automatically terminate, and neither the Company nor the Stockholder shall have any rights or obligations hereunder and this Agreement shall become null and void and have no further effect, upon the earliest to occur of (a) the mutual consent of all of the parties hereto, (b) the Effective Time and (c) the date of termination of the Merger Agreement in accordance with its terms; provided that any such termination shall not relieve any party from liability for any intentional breach of this Agreement (which includes, without limitation, the making of any representation or warranty by a party in this Agreement that the party knew was not true and accurate when made).
    Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement shall survive the termination of this Agreement. This Section 5.2 shall not limit any covenant or agreement of the parties contained herein which by its terms contemplates performance after the termination of this Agreement.
    Notices. Any notices or other communications required or permitted under, or otherwise in connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or on receipt after dispatch by first class mail, postage prepaid, addressed, or on receipt if transmitted by national overnight courier, in each case as follows:

    If to the Stockholder, to: With a copy to:

    [Stockholder name]

    [Stockholder address]

    If to the Company:              With a copy to:

    Genaissance                          Wilmer Cutler Pickering
    Pharmaceuticals, Inc.           Hale and Dorr LLP
    Five Science Park                  60 State Street
    New Haven, CT 06511         Boston, MA 02109

    Attn: Kevin Rakin                  Attn: Steven D. Singer

    Tel: (203) 773-1450              Tel: (617) 526-6000
    Fax: (203) 562-9377              Fax: (617) 526-5000

    If to Clinical Data: With a copy to:

    Clinical Data, Inc.                  McDermott Will & Emery LLP
    2 Thurber Boulevard              28 State Street
    Smithfield, RI 02917              Boston, MA 02109
    Attn: Caesar Belbel                  Attn: John Hession
    Tel: (401) 233 6400               Tel: (617) 535-4000
    Fax: (401) 233-6480               Fax: (617) 535-3800

    Expenses. All costs and expenses (including legal fees) incurred in connection with this Agreement shall be paid by the party incurring such expenses.
    Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.
    Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.
    Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void, except any assignment in connection with any Transfer of the Subject Common Shares permitted by this Agreement.
    Binding Effect. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns.
    Mutual Drafting. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing this Agreement to be drafted.
    Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.
      This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.
      Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Chancery Court of the State of Delaware in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such court, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in such court, and (iv) waives, to the fullest extent permitted by laws, the defense of an inconvenient forum to the maintenance of such action or proceeding in such court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by laws. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.3. Nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by laws.
      EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT MAY INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (II) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (III) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.11(c).
    Amendment: Waiver. No provision of this Agreement may be waived unless in writing signed by all of the parties to this Agreement, and the waiver of any one provision of this Agreement shall not be deemed to be a waiver of any other provision. This Agreement may be amended, supplemented or otherwise modified only by a written agreement executed by all of the parties to this Agreement.
    Stop Transfer Order. In furtherance of this Agreement, the Stockholder shall and does hereby authorize and request that Clinical Data instruct its transfer agent to enter a stop transfer order, consistent with the terms of this Agreement and subject to such transfers as may be permitted by the express terms hereof, with respect to all of the Subject Common Shares beneficially owned by the Stockholder. Clinical Data hereby agrees to the restriction on the Transfer of shares of Common Stock provided for in this Agreement and agrees not to recognize, or authorize or permit any affiliate or agent to recognize, any Transfer in breach of this Agreement.
    Further Assurances. From time to time, at the other party’s request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.
    Specific Performance. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereof and that the parties shall be entitled to seek specific performance of the terms hereof in addition to any other remedies at law or in equity.
    Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned parties have executed and delivered this Agreement as of the day and year first above written.

CLINICAL DATA, INC.

By:

Name:

Title:

GENAISSANCE PHARMACEUTICALS, INC.

By:

Name:

Title:

STOCKHOLDER

[Name]

Annex F

AMENDED AND RESTATED
TERMS OF SERIES A PREFERRED STOCK
OF
CLINICAL DATA, INC.

1. Designation, Par Value and Number. A total of 484,070 shares of the authorized but undesignated Preferred Stock of the Corporation are hereby designated as "Series A Preferred Stock" and constituted as a series of preferred stock, having a par value of $.01 per share (the "Series A Preferred Stock"). In accordance with the terms hereof, each share of Series A Preferred Stock shall have the same relative rights as and be identical in all respects with each other share of Series A Preferred Stock.

2. Dividends. To the extent permitted under the Delaware General Corporation Law, the Corporation shall pay dividends to the holders of the Series A Preferred Stock as provided in this Section 2.

      General. Dividends on each issued and outstanding share of Series A Preferred Stock shall accrue at a rate of 2% per annum (subject to Section 4(c)), on the Accreted Value of such share of Series A Preferred Stock as of the immediately preceding Dividend Payment Date (or, for the initial Dividend Period, as of the Original Issuance Date) from and including the Original Issuance Date of such share of Series A Preferred Stock to and including the first to occur of (i) the date on which the Liquidation Value or the Make Whole Redemption Price of such share of Series A Preferred Stock is paid to the holder thereof in accordance with Section 4, or (ii) the date on which such share of Series A Preferred Stock is converted into shares of Common in accordance with Section 5 (in which case, any accrued dividends shall then be forfeited). Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared before any dividends may be made with respect to any Junior Securities. Dividends shall accrue on a daily basis (computed on the basis of a 365-day year).
      Payment of Dividends. The Corporation shall pay, out of funds legally available therefor, any accrued dividends in respect of each share of Series A Preferred Stock semi-annually in arrears on January 5 and July 5 of each year (each such date being a "Dividend Payment Date" and each such semi-annual period ending on such Dividend Payment Date being a "Dividend Period"). Each such dividend shall be payable to the holders of record of shares of Series A Preferred Stock on December 15 and June 15, respectively, as they appear on the stock records of the Corporation at the close of business on such record date. An amount equal to any such accrued dividends not paid with respect to any Dividend Period shall be added to the Accreted Value of the Series A Preferred Stock; provided, that, any such amounts shall remain as accrued and unpaid dividends for all purposes hereunder notwithstanding such amounts being added to the Accreted Value. Such increased Accreted Value after each Dividend Period shall be used for purposes of calculating dividends for succeeding Dividend Periods (except to the extent any such accrued dividends included in the Accreted Value are subsequently declared and paid).
      Distribution of Partial Dividend Payments. If at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series A Preferred Stock, such payment shall be distributed pro rata among the holders of the outstanding shares of Series A Preferred Stock based upon the aggregate dividends accrued and payable on such outstanding shares of Series A Preferred Stock held by each such holder.
      Treatment of Accrued and Unpaid Dividends Upon Conversion. Upon any conversion of shares of Series A Preferred Stock into Common in accordance with Section 5, any accrued and unpaid dividends on the Series A Preferred Stock shall be forfeited.
      Participation in Common Dividends. In the event that the Corporation declares or pays a dividend or makes any cash distribution (or distribution in kind of assets) on the Common, then the holders of the outstanding shares of Series A Preferred Stock (based on the number of shares of Common into which such shares of Series A Preferred Stock are convertible as of the record date for such dividend or distribution) and the holders of the Common shall share pro rata in such dividend or distribution.
      Partial Dividend Period. Dividends payable on the shares of Series A Preferred Stock for any period less than a full Dividend Period shall be computed on the basis of a 365-day year and the actual number of days elapsed in the period for which such dividend is payable.

      3. Voting Rights.

      General. The holders of the Series A Preferred Stock shall be entitled to notice of all stockholders meetings in accordance with the Bylaws of the Corporation, and except as otherwise required by applicable law or in this Section 3, the holders of the Series A Preferred Stock shall be entitled to vote on all matters submitted to the stockholders of the Corporation for a vote, voting as a single class with the Common, with the holders of Series A Preferred Stock entitled to one vote for each share of Series A Preferred Stock held (without regard to the number of shares of Common into which each share of Series A Preferred Stock would then be convertible) as of the record date for such vote or, if no record date is specified, as of the date of such vote or date of any written consent, as the case may be; provided, however, that notwithstanding anything to the contrary herein, upon conversion, each share of Common issued shall be entitled to one vote per share.
      Special Series A Preferred Stock Restrictions. In addition to the voting rights contained in Section 3(a) or as otherwise required by applicable law, so long as the original holder of the Series A Preferred Stock or its affiliated entities own in the aggregate at least 125,000 shares of Series A Preferred Stock (as adjusted for any stock split, stock dividend, recapitalization or otherwise), the Corporation shall not, without the vote or written consent of holders of 66-2/3’s of the shares of Series A Preferred Stock then outstanding (the "Supermajority Preferred Holders") alter or change the rights, preferences or privileges of the Series A Preferred Stock, including any increase in the number of authorized shares of Series A Preferred Stock, whether as a result of any amendment, repeal, modification or supplement to any provision of the Certificate of Incorporation of the Corporation, as amended, this Certificate of Designation or the Bylaws of the Corporation, or by merger, consolidation or otherwise.

      4. Liquidity Events.

      Significant Event. Upon any Significant Event:
          Each holder of Series A Preferred Stock shall be entitled to receive for each share of Series A Preferred Stock held by such holder immediately prior to such Significant Event, prior and in preference to any distribution or payment made upon or with respect to any Junior Securities, irrespective of whether such distribution or payment is made by the Corporation or any other Person, an amount (the "Liquidation Value") equal to either (A)(1) the Original Issue Price of such share of Series A Preferred Stock on the date of distribution or payment plus (2) all dividends (whether or not declared) accrued but unpaid on such share of Series A Preferred Stock, or (B) if elected by the vote or written consent of the Supermajority Preferred Holders, the amount to which the holder of such share of Series A Preferred Stock would be entitled assuming all of the shares of Series A Preferred Stock had been converted into shares of Common in accordance with Section 5(a)(i) immediately prior to such Significant Event (the "As Converted Value"). If upon any Significant Event the assets and/or proceeds to be distributed to the holders of the Series A Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to receive under Section 4(a)(i)(A), then the entire amount of assets and/or proceeds available to the Corporation’s stockholders upon such Significant Event shall be distributed pro rata among such holders of the Series A Preferred Stock based upon the aggregate amounts due to each such holder with respect to such shares of Series A Preferred Stock if such assets and/or proceeds were sufficient to permit payment in full.
          With respect to any Significant Event involving the Corporation’s merger, consolidation or similar transaction, except as otherwise consented to by the Supermajority Preferred Holders, the Corporation shall not effect such Significant Event unless the agreement or plan of merger or consolidation or other applicable agreement provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with the priorities set forth in this Section 4(a).
          After the payment and/or distribution to the holders of the Series A Preferred Stock of the amounts set forth in Section 4(a)(i), the holders of the Series A Preferred Stock shall not be entitled to any further payment or distribution.
          The Liquidation Value shall in all events be paid in cash and/or securities, depending on the form of consideration payable to the Corporation’s stockholders as set forth in the applicable documents and agreements effecting any Significant Event; provided, however, that if the applicable Liquidation Value for the Series A Preferred Stock is payable in connection with a merger, consolidation or sale of capital stock in which the consideration is not cash, then the consideration (including any shares of capital stock to be delivered by the acquiring corporation) payable to the holders of Common and Series A Preferred Stock in connection with such transaction shall be allocated or reallocated, as applicable, among the holders of Common and the Series A Preferred Stock (of all outstanding series) in an appropriate and equitable manner to give economic effect to the priority of distributions between the holders of Common and Preferred Stock in accordance with this Section and the Corporation’s Certificate of Incorporation, as amended. The foregoing allocation to the holders of Series A Preferred Stock shall apply notwithstanding that, pursuant to the terms of the Significant Event, consideration is only allocated to the holders of Common, it being the intention of this Section 4 that, if a Significant Event is to be treated as a liquidation, holders of Common shall not be entitled to any payment until the holders of outstanding Preferred Stock (of all series) have received their applicable liquidation preference amounts or elected the benefits of the As Converted Value under Section 4(a)(i)(B). If there is more than one form of consideration payable in connection with the Significant Event, such consideration shall be allocated proportionately to the holders of Preferred Stock (of all series) and Common based on the amount to which each such holder of each class or series is entitled.
      Form of Consideration. Whenever the distribution provided for in this Section 4 shall be payable in property other than cash, the value of such distribution shall be the Fair Market Value of such property.
      Mandatory Redemption Upon Certain Significant Events. If a Significant Event occurs prior to the fifth anniversary of the Closing Date, then, unless the Supermajority Preferred Holders elect otherwise to receive the As Converted Value, the Corporation shall redeem each then outstanding share of Series A Preferred Stock at a per share purchase price equal to the sum of (i) the Accreted Value of such shares of Series A Preferred Stock on the date of redemption, plus (ii) all dividends (whether or not declared) accrued since the end of the previous Dividend Period on such share of Series A Preferred Stock, plus (iii) the sum of the remaining dividends that would have accrued and/or been payable on one share of Series A Preferred Stock pursuant to Section 2 from the date of redemption pursuant to this Section 4(c) through the fifth anniversary of the Closing Date had such share of Series A Preferred Stock not been so redeemed (the sum of clauses (i), (ii) and (iii) being referred to herein as the "Make-Whole Redemption Price"). If the Corporation (or its successor with respect to any Significant Event) does not have sufficient funds legally available to redeem on any redemption date all shares of Series A Preferred Stock, the Corporation (or its successor) shall redeem a pro rata portion of each holder’s shares of such stock out of funds legally available therefor, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the legally available funds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation (or its successor) has funds legally available therefor; provided, that, with respect to any shares of Series A Preferred Stock that were to have been redeemed and are not, the Make-Whole Redemption Price shall be re-calculated such that with respect to the remaining dividends determined in accordance with clause (iii) of this Section 4(c), the dividend rate shall be increased to 10% per annum for purposes of Section 2(a) for any shares of Series A Preferred Stock that are not so redeemed.
  Conversion.
      Conversion Procedures.
          Subject to Section 5(c), at any time and from time to time, a holder of Series A Preferred Stock shall have the right to convert any share(s) of Series A Preferred Stock into the number of shares of Common computed by dividing (X) the Original Issue Price by (Y) the Conversion Price then in effect for such share of Series A Preferred Stock (such quotient being the "Ordinary Conversion Amount"); provided, however, that after the third anniversary of the Closing Date, any share(s) of Series A Preferred Stock shall be convertible into a number of shares of Common computed by dividing (A) the Original Issue Price by (B) the average Market Price for the 10 consecutive Trading Days before the delivery to the office of the Corporation or any transfer agent of the written notice of election to convert if such amount is greater than the Ordinary Conversion Amount.
          Each conversion of Series A Preferred Stock pursuant to Section 5(a) shall be effected by delivery, to the office of the Corporation or to any transfer agent for such shares, of (A) duly endorsed certificates for the shares being converted and (B) written notice to the Corporation that the holder elects to convert such shares. Conversion pursuant to Section 5(a) shall be deemed to occur immediately prior to the close of business on the date the certificates and notice are delivered. At the time any such conversion has been effected, the rights of the holders of shares of Series A Preferred Stock so converted shall cease with respect to such converted shares of Series A Preferred Stock, and such holders entitled to receive Common upon conversion of such Series A Preferred Stock shall be treated for all purposes as the record holders of such shares of Common on the date conversion is deemed to have been effected.
          As soon as practicable after (x) a conversion has been effected and (y) the certificate(s) representing the converted shares of Series A Preferred Stock have been surrendered to the principal office of the Corporation or to any transfer agent for such shares, the Corporation shall deliver to the converting holder:
            a certificate or certificates representing the number of shares of Common issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;
            a certificate representing any shares of Series A Preferred Stock which were represented by the certificate or certificates delivered to the Corporation or to any transfer agent in connection with such conversion but which were not converted; and
            any amount payable under Section 5(a)(vi) with respect to such conversion.
          The Corporation shall not close its books on a Business Day against the transfer of Series A Preferred Stock or of Common issued or issuable upon conversion of Series A Preferred Stock in any manner that interferes with the timely conversion of Series A Preferred Stock. At any time that a conversion of shares of Series A Preferred Stock pursuant to this Section 5(a) has occurred, the shares of Series A Preferred Stock so converted shall not thereafter be reissued, sold or transferred or deemed to be issued and outstanding for any purpose and the number of shares of Series A Preferred Stock authorized to be issued by the Corporation shall be reduced by the number of shares of Series A Preferred Stock so converted.
          The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common, solely for the purpose of issuance upon the conversion of shares of the Series A Preferred Stock, such number of shares of Common as are issuable upon the conversion of all outstanding Series A Preferred Stock. All shares of Common which are so issuable shall, when issued in accordance with the terms hereof, be duly and validly issued, fully paid and nonassessable. The Corporation shall not take any action that would cause the number of authorized but unissued shares of Common to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Series A Preferred Stock.
          If any fractional interest in a share of Common would, except for the provisions of this subparagraph, be delivered upon any conversion of any shares of Series A Preferred Stock, the Corporation, in lieu of delivering the fractional share therefor, may pay an amount to the holder thereof equal to the Market Price of such fractional interest as of the date of conversion. The determination as to the amount of any cash payment in lieu of the issuance of fractional shares shall be based upon the total number of shares of Series A Preferred Stock being converted at any one time by the holder thereof, not upon each share of Series A Preferred Stock being converted at any one time by the holder thereof.
          If any holder surrenders shares of Series A Preferred Stock for conversion after the close of business on the record date for the payment of a dividend and prior to the opening of business on the Dividend Payment Date for such dividend, then, notwithstanding such conversion, the dividend payable on such Dividend Payment Date will be paid to the registered holder of such shares on such record date.
          If a holder converts shares of Series A Preferred Stock, the Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Common upon the conversion. The holder, however, shall pay to the Corporation the amount of any tax which is due (or shall establish to the satisfaction of the Corporation the payment thereof or that no such payment is due) if the shares are to be issued in a name other than the name of such holder.
      Effect on Conversion Price of Certain Events. For purposes of determining the applicable Conversion Price under Section 5, the following shall be applicable:
          Subdivisions or Combinations of Common. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be reduced proportionately, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be increased proportionately.
          Recapitalization, Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger or similar transaction, in each case which is effected in such a manner that the holders of Common are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common, and which does not otherwise qualify as a Fundamental Change, is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions to insure that each of the holders of Series A Preferred Stock shall thereafter have the right to acquire and receive, in lieu of the shares of Common immediately theretofore acquirable and receivable upon the conversion of such holder’s Series A Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series A Preferred Stock immediately prior to such Organic Change. In each such case, the Corporation shall also make appropriate provisions to insure that the provisions of this Section 5(b) shall thereafter be applicable to the securities issuable upon conversion of the Series A Preferred Stock and shall provide the holders of Series A Preferred Stock with notice thereof.
          Notices. As soon as practicable after any adjustment of the Conversion Price, the Corporation shall give written notice thereof to all holders of Series A Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment.
      Mandatory Conversion. If, on or after the later of the Closing Date or the date the shares of Common issuable upon conversion of the Series A Preferred Stock become registered under the Securities Act of 1933, as amended, and become eligible for trading to the public, the Market Price of the Common exceeds $27.80 per share (as adjusted for any stock split, stock dividend, recapitalization or otherwise on the Common) for 10 consecutive Trading Days, the Corporation may elect, beginning on the first Business Day following such 10 Trading Day period, and at any time thereafter while any shares of Series A Preferred Stock remain outstanding, to require the holders of all (but not less than all) outstanding shares of Series A Preferred Stock to convert such shares into Common pursuant to the terms of this Section 5 (a "Mandatory Conversion"). In case of such election, the Corporation shall give written notice to each holder of outstanding shares of Series A Preferred Stock. Any such conversion shall be deemed to have been effected, without further action by any party, immediately prior to the close of business on the fifth Business Day after the Corporation delivers notice of its election of a Mandatory Conversion to the holders of Series A Preferred Stock Shares. At the time any such conversion has been effected, the rights of the holders of shares of Series A Preferred Stock so converted shall cease with respect to such converted shares of Series A Preferred Stock, and such holders entitled to receive Common upon conversion of such Series A Preferred Stock shall be treated for all purposes as the record holders of such shares of Common on the date conversion is deemed to have been effected. The provisions of Section 5(a) shall apply to a Mandatory Conversion under this Section 5(c).
  General.
      The Corporation shall keep at its principal office (or at the office of its counsel) a register for the registration of Series A Preferred Stock. Upon the surrender of any certificate representing Series A Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate.
      Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series A Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.
      Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, by reputable overnight courier service, charges prepaid, or by personal delivery, and shall be deemed to have been given (i) three (3) Business Days after being sent by registered or certified mail, (ii) one (1) Business Day after being deposited with such an overnight courier service, and (iii) upon delivery, if by personal delivery, if mailed or delivered (A) to the Corporation, at its principal executive offices, or (B) to any stockholder, at such holder’s address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).
  Definitions. The following terms shall have the following meanings for purposes of this Certificate of Designation:

"Accreted Value" means, with respect to one share of Series A Preferred Stock, $22.80, plus the amount of any dividends added to such Accreted Value in accordance with Section 2, minus the amount of any dividends included in Accreted Value that are subsequently declared and paid (subject to equitable adjustments by the Board acting in good faith to reflect stock splits of shares of Series A Preferred Stock, stock dividends in respect of shares of Series A Preferred Stock, stock combinations of shares of Series A Preferred Stock, recapitalizations and like occurrences).

"As Converted Value" is defined in Section 4(a)(i).

"Board" means the Board of Directors of the Corporation.

"Business Day" means any day except a Saturday or Sunday, or other day on which banks in Boston, Massachusetts, are authorized or obligated by law or executive order to close.

"Closing Date" is the date of consummation of the transactions contemplated by the Agreement and Plan of Merger by and among the Corporation, Safari Acquisition Corp., and Genaissance Pharmaceuticals, Inc.

"Common" means the Corporation’s Common Stock, $0.01 par value per share.

"Conversion Price" means, with respect to each share of Series A Preferred Stock, initially $22.80 for such share, subject to adjustment from time to time in accordance with Section 5(b).

"Dividend Payment Date" is defined in Section 2(b).

"Dividend Period" is defined in Section 2(b).

"Fair Market Value" means fair market value as determined in good faith by the Board. Any securities shall be valued as follows: (i) securities not subject to investment letter or other similar restrictions on free marketability:

            if traded on a securities exchange or The Nasdaq Stock Market, the value shall be based on a formula approved in good faith by the Board and derived from the closing prices of the securities on such exchange or The Nasdaq Stock Market over a specified time period;
            if actively traded over-the-counter, the value shall be based on a formula approved in good faith by the Board and derived from the closing prices of the securities on such exchange or The Nasdaq Stock Market over a specified time period; and
            if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board;

and (ii) the method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in clause (i) to reflect the approximate fair market value thereof, as determined in good faith by the Board.

"Fundamental Change" means (i) any sale or transfer of all or substantially all of the assets of the Corporation in any transaction or series of transactions, or (ii) any merger or consolidation to which the Corporation is a party, except for a merger in which (a) the Corporation is the surviving corporation, (b) the terms, rights and preferences of the Series A Preferred Stock are not adversely affected, (c) the Common is not converted into or exchanged for cash, securities or other property, and (d) after giving effect to such merger, the holders of the Corporation’s outstanding capital stock immediately prior to the merger shall continue to own the Corporation’s outstanding capital stock possessing a majority of the voting power of the Corporation and the voting power (under ordinary circumstances) to elect a majority of the Board.

"Junior Securities" means any of the Corporation’s equity securities (whether or not currently authorized or outstanding) which by its terms is junior to the Series A Preferred Stock (including, without limitation, the Common).

"Liquidation Value" is defined in Section 4(a)(i).

"Make-Whole Redemption Price" is defined in Section 4(c).

"Mandatory Conversion" is defined in Section 5(c).

"Market Price" shall mean, with respect to one share of Common and for any Business Day: (i) if the Common is then listed on a national securities exchange or is authorized for quotation on NASDAQ and is designated as a National Market System or NASDAQ Small Cap Market security, the last sale price of one share of Common, regular way, on such day on the principal stock exchange or market system on which the Common is then listed or authorized for quotation as set forth in the "Close" column of the "Historical Quotation" table on Yahoo! Finance for the Corporation’s stock price (or, if Yahoo! Finance is no longer available, as set forth in the Wall Street Journal), or, if no such sale takes place on such Business Day, the last sale price for one share of Common on the prior Business Day as reported in such column, or (ii) if the Common is not then listed or authorized for quotation on any national securities exchange or designated as a National Market System or Small Cap Market security on NASDAQ but is traded over-the-counter, the closing price for one share of Common as reported on NASDAQ or the Electronic Bulletin Board or in the National Daily Quotation Sheets, as applicable.

"Organic Change" is defined in Section 5(b)(ii).

"Original Issuance Date" means, with respect to any share of Series A Preferred Stock, the date on which the Corporation initially issues such share of Series A Preferred Stock, regardless of the number of times a transfer of such share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share.

"Original Issue Price" means $22.80 (subject to equitable adjustments by the Board acting in good faith to reflect stock splits of shares of Series A Preferred Stock, stock dividends in respect of shares of Series A Preferred Stock, stock combinations of shares of Series A Preferred Stock, recapitalizations and like occurrences).

"Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

"Significant Event" means (i) a liquidation, dissolution or winding up of the Corporation, voluntary or otherwise, or (ii) a Fundamental Change.

"Supermajority Preferred Holders" is defined in Section 3(b).

"Trading Day" shall mean a day on which the Common is authorized for trading or for quotation on NASDAQ.

Annex G

INVESTOR RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of June 20, 2005, by and between Clinical Data, Inc., a Delaware corporation (the "Company"), and RAM Trading, Ltd., a Cayman Islands exempted company (the "Preferred Stockholder").

WHEREAS, the Preferred Stockholder will be acquiring that number of shares of Series A Preferred Stock, $0.01 par value per share (the "Series A Preferred Stock"), of the Company provided for in Exhibit C to the Agreement and Plan of Merger dated as of June 20, 2005, by and among the Company, Safari Acquisition Corp., and Genaissance Pharmaceuticals, Inc., a Delaware corporation (the "Merger Agreement");

WHEREAS, the Company has agreed to enter into this Agreement to provide the Preferred Stockholder with certain registration rights, as well as certain other rights and remedies set forth in this Agreement with respect to the shares of Series A Preferred Stock to be acquired by the Preferred Stockholder in the Merger Agreement; and

WHEREAS, the closing and consummation of the transactions contemplated by the Merger Agreement is conditioned upon this Agreement being executed by the parties hereto simultaneously with the execution of the Merger Agreement, to become effective upon the closing and consummation of the transactions contemplated by the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

    Definitions.
      Unless otherwise stated herein, capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement.
      Unless otherwise provided in this Agreement, capitalized terms used herein shall have the following meanings:

    "Advice" has the meaning specified in Section 3.

    "Agreement" has the meaning set forth in the first paragraph hereof.

    "Closing Date" shall mean the closing and consummation of the transactions contemplated by the Merger Agreement.

    "Common Stock" means the Common Stock, par value $0.01 per share, of the Company.

    "Company" has the meaning set forth in the first paragraph hereof.

    "Exchange Act" shall mean the Securities Exchange Act of 1934, or any successor federal statute, and the rules and regulations of the SEC thereunder, as the same may be amended from time to time.

    "Holder" means the Preferred Stockholder and any transferee of the Preferred Stockholder’s Registrable Securities with respect to the rights that such transferee shall have acquired in accordance with Section 8, at such times as such Persons shall own Registrable Securities.

    "Losses" has the meaning specified in Section 7.1.

    "Merger Agreement" has the meaning set forth in the first recital above.

    "Participating Holders" means the Holders participating in a registration hereunder.

    "Preferred Stockholder" has the meaning set forth in the first paragraph hereof.

    "Registrable Securities" means (a) any Common Stock issued upon the conversion of any Series A Preferred Shares and (b) any Common Stock issued or issuable with respect to the securities referred to in clause (a) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been (i) distributed to the public pursuant to an offering registered under the Securities Act, (ii) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, (iii) become eligible for sale (with respect to any Holder thereof) pursuant to Rule 144 promulgated under the Securities Act within a six-month period in accordance with the limitations set forth in Rule 144(e) promulgated under the Securities Act, (iv) eligible for sale (with respect to any Holder thereof) under Rule 144(k) of the Securities Act (or any similar or successor rule become eligible for resale pursuant to the provisions of Rule 144 of the Securities Act), or (v) otherwise transferred and new certificates for them not bearing a restrictive legend as provided by the Securities Act, and the rules and regulations promulgated thereunder, have been delivered by the Company. For purposes of this Agreement, a Person shall be deemed to be the holder of Registrable Securities, and the Registrable Securities shall be deemed to be outstanding and in existence, whenever such Person has the right to acquire Registrable Securities, and such Person shall be entitled to exercise the rights of a Holder of such Registrable Securities hereunder.

    "SEC" means the Securities and Exchange Commission, including any governmental authority or agency succeeding to the functions thereof.

    "Securities Act" means the Securities Act of 1933, or any successor federal statute, and the rules and regulations of the SEC thereunder, as the same may be amended from time to time.

    "Series A Preferred Stock" has the meaning set forth in the first recital above.

    "Shelf Registration Statement" means a registration statement on Form S-3 (except if the Company is not then eligible to register the Registrable Securities on Form S-3, any other appropriate form) filed under the Securities Act providing for the registration of, and the sale on a continuous or delayed basis by the Holders of, all Registrable Securities, among other capital stock issued or issuable by the Company, pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the SEC, filed by the Company pursuant to the provisions of Section 2, including any amendments (including post-effective amendments) and supplements to such registration statement.

    "Suspension Period has the meaning specified in Section 3.

    "Transfer" means and includes the act of selling, giving, transferring, creating a trust (voting or otherwise), assigning or otherwise disposing of (other than pledging, hypothecating or otherwise transferring as security) (and correlative words shall have correlative meanings); provided, however, that any transfer or other disposition upon foreclosure or other exercise of remedies of a secured creditor after an event of default under or with respect to a pledge, hypothecation or other transfer as security shall constitute a "Transfer".

    "Violation" has the meaning specified in Section 7.1.

    Shelf Registration.
      The Company shall use its commercially reasonable efforts to prepare and file with the SEC, no later than 45 days following the Closing Date, a Shelf Registration Statement relating to the offer and sale on a continuous basis of the Registrable Securities, among other capital stock issued by the Company, and, thereafter, shall use its commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act no later than 120 days following the Closing Date. The Shelf Registration Statement shall contain a "Plan of Distribution" section as is reasonably requested by the Holders. If the Company fails to meet the filing and/or effectiveness deadlines set forth in this Section 2.1, the Company shall nonetheless be obligated to file the Shelf Registration Statement with the SEC and to use its commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the SEC as soon as practicable following the applicable deadline provided in this Section 2.1 for so long as the Preferred Stockholder named in the first paragraph of this Agreement or an Affiliate of such Preferred Stockholder holds any Series A Preferred Shares.
      This Section shall not apply to a registration of shares of Common Stock on Form S-4 or Form S-8 or their then equivalent forms relating to an offering of shares of Common Stock to be issued solely in connection with any acquisition of any entity or business or otherwise issuable in connection with any stock option, stock purchase or other employee benefit plan
      The Company shall use its best efforts to keep the Shelf Registration Statement continuously effective under the Securities Act (subject to Section 3) until the earlier of (i) the date that all Registrable Securities covered by the Shelf Registration Statement have been publicly sold, or (ii) the date on which all Registrable Securities not otherwise sold pursuant to clause (i) and covered by the Shelf Registration Statement may be sold pursuant to Rule 144(k).
      If the Holders requesting such registration intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section and the Company shall include such information in the written notice to other holders referred to above. The right of any Holder to registration pursuant to this Section shall be conditioned upon such Holder’s agreeing to participate in such underwriting and to permit inclusion of such holder’s Registrable Securities in the underwriting. If such method of disposition is an underwritten public offering, the Company may designate the managing underwriter of such offering. A Holder may elect to include in such underwriting all or a part of the Registrable Securities it holds.
    Temporary Suspensions of Shelf Registration Statement. Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to prepare and file a registration statement pursuant to the provisions of this Agreement if the Company delivers to the Holders of Registrable Securities who have requested registration a certificate signed by the President or the Chief Executive Officer stating that a Material Transaction exists at the time of such request; provided, however, that (i) the Company may not utilize such right more than twice during any twelve-month period, and (ii) such right, when exercised, shall extend for a period not to exceed 90 days from the delivery date of such certificate (a "Suspension Period"). For purposes of this Section, "Material Transaction" means any material transaction in which the Company or any of its subsidiaries proposes to engage or is engaged in, including, without limitation, a purchase or sale of assets or securities, financing, merger, consolidation or any other transaction that may require disclosure pursuant to the Exchange Act and with respect to which the Company’s Board of Directors has reasonably determined in good faith that compliance with this Agreement will either materially interfere with Company’s ability to consummate such transaction or require the Company to disclose material, non-public information prior to such time it would otherwise be required to be disclosed. The Company shall provide written notice to the Holders to require the Holders to suspend the use of the prospectus forming a part of the Shelf Registration Statement for sales of Registrable Securities. Immediately upon receipt of such notice, the Holders of Registrable Securities covered by the Shelf Registration Statement shall suspend the use of the prospectus forming a part of the Shelf Registration Statement until requisite changes to such prospectus have been made as required herein or until the Holders are advised in writing (the "Advice") by the Company that the use of the prospectus may be resumed. After the expiration of any Suspension Period and without any further request from a Holder, the Company shall as promptly as reasonably practicable prepare a post-effective amendment or supplement to the Shelf Registration Statement or the prospectus forming a part thereof, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of Registrable Securities included therein, such prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
    Registration Procedures; Additional Agreements. With respect to the Company’s obligations under Section 2, the Company shall:
      Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective; provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to one firm of counsel selected by the Participating Holders holding a majority of the Registrable Securities covered by such registration statement copies of all such documents in the form substantially as proposed to be filed with the SEC at least three (3) Business Days (or with respect to any prospectus or any amendment or supplement, at least two (2) Business Days) prior to filing for review and comment by such counsel, which opportunity to comment shall include an absolute right to control or contest disclosure if any Participating Holder reasonably believes that it may be subject to controlling person liability under applicable securities laws with respect thereto, and if such review lasts longer than 48 hours, the filing and effectiveness requirements set forth in Section 2 shall be suspended during the pendency of such review.
      Notify each Participating Holder of the effectiveness of any registration statement with respect to the Registrable Securities and prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act and rules thereunder with respect to the disposition of all securities covered by such registration statement. The Company shall amend the registration statement or supplement the prospectus included therein so that it will remain current and in compliance with the requirements of the Securities Act for the period specified in Section 2.2, and if during such period any event or development occurs as a result of which the registration statement or prospectus contains a misstatement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, the Company shall promptly notify each Participating Holder, amend the registration statement or supplement the prospectus so that each will thereafter comply with the Securities Act and furnish to each Participating Holder such amended or supplemented prospectus, which each such Holder shall thereafter use in the Transfer of Registrable Securities covered by such registration statement.
      Furnish to each of the Participating Holders, without charge, such numbers of copies of such registration statement, any pre-effective or post-effective amendment thereto, the prospectus included therein, including each preliminary prospectus, and any amendments or supplements thereto, in each case in conformity with the requirements of the Securities Act, and such other related documents as any such Participating Holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Participating Holders.
      Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such states or jurisdictions as shall be reasonably requested by the Participating Holders owning a majority of the Registrable Securities to be included in such registration statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business as a foreign corporation, to consent to general service of process or to subject itself to taxation in any state or jurisdiction.
      Promptly notify each Participating Holder of any stop order issued by the SEC in connection therewith and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.
      Make available for inspection by any Participating Holder and the representatives of such Holders all financial and other information as shall be reasonably requested by them, and provide such Holders the reasonable opportunity to discuss the business affairs of the Company with its principal executives and with the independent public accountants who have certified the audited financial statements included in such registration statement, in each case all as necessary to enable them to exercise their due diligence responsibility under the Securities Act, and in each case subject to the execution of a confidentiality agreement in a form acceptable to the Company.
      Use all reasonable efforts to cause all Registrable Securities to be listed on the Nasdaq National Market or the NASDAQ Small Cap Market.
      Take such other actions as are reasonably required in order to expedite or facilitate the disposition of Registrable Securities included in each such registration.
    Holders’ Obligations. It shall be a condition precedent to the obligations of the Company to undertake any action pursuant to this Agreement with respect to the Registrable Securities of any Participating Holder of Registrable Securities that such Participating Holder shall promptly furnish to the Company such information regarding such Participating Holder (including name and address), the number of the Registrable Securities beneficially owned by it (as required by Section 13 of the Exchange Act), the number of Registrable Securities being registered and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities, and to cooperate with the Company in preparing such registration.
    Registration Expenses.
      Company Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees of any transfer agent and registrar, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, fees and disbursements of counsel for the Company and its independent certified public accountants, the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange or quotation system on which similar securities issued by the Company are then listed or quoted shall be borne by the Company.
      Holder Expenses. In connection with a registration hereunder, the Company shall reimburse the Holders with Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities included in such registration, and the fees and expenses of any advisers, consultants, and other agents retained by the Participating Holder (including, without limitation, all salaries and expenses of a participating Holder’s officers, directors and employees performing legal, financial analysis or accounting duties), such fees and expenses not to exceed $25,000 in the aggregate, as well as the fees and expenses (including discounts and commissions) of any underwriter retained by the Company and/or the Participating Holder in connection with the offer, sale and distribution of the Registrable Securities under the Securities Act.
    Indemnification; Contribution.
      With respect to a Shelf Registration Statement, to the extent permitted by applicable law, the Company shall indemnify and hold harmless each Participating Holder, each Person, if any, who controls such Participating Holder within the meaning of the Securities Act, and each officer, director, partner, and employee of such Participating Holder and such controlling Person, against any and all losses, claims, damages, liabilities and expenses (joint or several), including reasonable attorneys’ fees and disbursements and expenses of investigation (collectively, "Losses"), incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may become subject under the Securities Act, the Exchange Act or other federal or state laws, insofar as such Losses arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):
        any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein, or any amendments or supplements thereto;
        the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; or
        any violation or alleged violation by the Company of any federal or state securities law applicable to the Company relating to any action or inaction by the Company in connection with the registration effected by the registration statement;

      provided, however, that the indemnification required by this Section 7.1 shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such Loss to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished to the Company by or on behalf of the indemnified party expressly for use in connection with such registration; provided, further, that any indemnification required by this Section 7.1 shall not apply to any Participating Holder to the extent that any such Loss is based on or arises out of (i) sales of Registrable Securities during any Suspension Period or (ii) an untrue statement or alleged untrue statement of a material fact, or an omission or alleged omission to state a material fact, contained in or omitted from any preliminary prospectus if the final prospectus shall correct such untrue statement or alleged untrue statement, or such omission or alleged omission, and a copy of the final prospectus has been delivered to any such Participating Holder but has not been sent or given by any such Participating Holder to such Person alleging damage.

      To the extent permitted by applicable law, each Participating Holder shall, severally and not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who shall have signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act against any and all Losses incurred by the Company or such Person pursuant to any actual or threatened action, suit, proceeding or investigation, or to which the Company or any of the foregoing Persons may otherwise become subject under the Securities Act, the Exchange Act or other federal or state laws, insofar as such Losses arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation arises out of or is based upon and in conformity with written information furnished by or on behalf of a Participating Holder expressly for use in connection with such registration; provided, however, that (x) the indemnification required by this Section 7.2 shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of the relevant Participating Holder, which consent shall not be unreasonably withheld, and (y) in no event shall the amount of any indemnity obligation under this Section 7.2 exceed the net proceeds from the applicable offering received by such Participating Holder.
      Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, suit, proceeding, investigation or threat thereof for which such indemnified party may make a claim under this Section 7, such indemnified party shall deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to assume the defense thereof. The failure to deliver written notice to the indemnifying party as soon as practicable following the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 7 to the extent of such prejudice but shall not relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than pursuant to this Section 7. Any fees and expenses incurred by the indemnified party (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) shall be paid to the indemnified party, as incurred, within forty five (45) days of written notice thereof to the indemnifying party (regardless of whether it is ultimately determined that an indemnified party is not entitled to indemnification hereunder).
        Any such indemnified party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expenses of such indemnified party unless (i) the indemnifying party shall have failed to promptly assume the defense of such action, claim or proceeding or (ii) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party and that the assertion of such defenses would create a conflict of interest such that counsel employed by the indemnifying party could not faithfully represent the indemnified party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action, claim or proceeding on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties.
      If the indemnification required by this Section 7 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any Losses referred to in this Section 7:
        The indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any Violation has been committed by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such Violation. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Section 7.1 and Section 7.2, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.
        The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.4 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in Section 7.4(a). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
      If indemnification is available under this Section 7, the indemnifying parties shall indemnify each indemnified party to the full extent provided in this Section 7 without regard to the relative fault of such indemnifying party or indemnified party or any other equitable consideration referred to in Section 7.4.
      The obligations of the Company and the Participating Holders under this Section 7 shall survive the completion of any offering of Registrable Securities pursuant to a registration statement under this Agreement, and otherwise.
    Transfer of Registration Rights. The rights of a Holder with respect to Registrable Securities pursuant to this Agreement may be Transferred by such Holder to any Affiliate of such Holder in connection with the Transfer of Registrable Securities to such Affiliate, in all cases, if (a) the transferor shall have delivered to the Company written notification of such proposed Transfer, setting forth the name of the transferor, name and address of the transferee, and the number of Registrable Securities which shall be so Transferred, (b) such transferee agrees in writing to be bound by and subject to the terms and conditions of this Agreement and the Company is provided a copy of such agreement and (c) the transferor is Transferring at least twenty-five percent (25%) shares of Series A Preferred Stock (as adjusted for any stock split, stock dividend, recapitalization or otherwise) acquired by the Preferred Stockholder under the Merger Agreement.
    Negative Covenants.
      For so long as the Preferred Stockholder or its Affiliates own in the aggregate at least 125,000 shares of Series A Preferred Stock (as adjusted for any stock split, stock dividend, recapitalization or otherwise affecting the Series A Preferred Stock), the Company shall not, without the vote or written consent of the holders of 66-2/3% of the shares of Series A Preferred Stock then outstanding (the "Supermajority Preferred Holders"):
        authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of any capital stock or other equity securities of the Company (or any securities convertible into or exchangeable for any capital stock or other equity securities of the Company) having rights, preference, privileges or priorities pari passu with or senior to the Series A Preferred Stock;
        directly or indirectly redeem, purchase or otherwise acquire any of the Company’s capital stock or other equity securities (including warrants, options and other rights to acquire such capital stock or other equity securities) other than (A) the Series A Preferred Stock pursuant to the terms of the Series A Preferred Stock and (B) shares of its capital stock or other equity securities repurchased or otherwise acquired (i) upon the termination of employment of an officer, employee, director or consultant of the Company, or (ii) in connection with the surrender of shares of capital stock or other equity securities, in each case pursuant to an option agreement or restricted stock purchase agreement or comparable agreement approved by the Board of Directors of the Company;
        (A) liquidate, dissolve or wind up the Company, (B) commence a voluntary case under any applicable bankruptcy law, (C) consent to the appointment of, or taking possession by, a receiver of the Company or for all or substantially all of the property and assets of the Company, or (D) effect any general assignment for the benefit of creditors of the Company;
        create, incur, assume or suffer to exist any Indebtedness; provided, however, the Company may incur Indebtedness if the amount of Indebtedness outstanding at such time (including the Indebtedness so incurred) does not exceed 100% of the amount of the Company’s Stockholders Equity (as determined in accordance with generally accepted accounting principles consistently applied by the Company, and measured as of the end of the last completed quarterly period prior to the incurrence of any such Indebtedness);
        fail to continue to have the Common Stock to be quoted on the Nasdaq National Market or the Small Cap Market of The Nasdaq Stock Market, or listed on the New York Stock Exchange agree to do any of the foregoing; or
        materially breach any covenant contained in this Agreement or in the terms of the Series A Preferred Stock.

      As used in Section 9.1(4) above, "Indebtedness" means (i) all obligations of the Company for borrowed money or in respect of loans or advances; (ii) all obligations of the Company evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations of the Company in respect of letters of credit, whether or not drawn; (iv) any Indebtedness of a third Person that is guaranteed by the Company; or (v) any obligations under capitalized leases with respect to which the Company is liable.

      Enforcement Remedies.
        In the event of any breach by the Company of any of the foregoing covenants which is not remedied or cured by the Company within thirty (30) days following written notice of such breach by the Preferred Stockholder to the Company (an "Event of Default"), the Preferred Stockholder shall be entitled to enforce such rights specifically to recover damages to the Preferred Stockholder caused by reason of any Event of Default and to exercise all other rights granted by law. The Company agrees and acknowledges that money damages may not be an adequate remedy for any Event of Default, and that the Preferred Stockholder may apply for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of Section 9 of this Agreement.
        At the election of the Supermajority Preferred Holders, following the occurrence of an Event of Default which is unremedied or uncured after the thirty-day period set forth above, the Preferred Stockholder shall have the option to require the Company to redeem, retire and repurchase for cash the outstanding shares of Series A Preferred Stock then held by the Preferred Stockholder at the then outstanding Accreted Value of the Series A Preferred Stock (as defined in the terms of the Series A Preferred Stock). Such redemption shall be made with 90 days following delivery of written notice to the Company by the Preferred Stockholder of an election to redeem.
    Miscellaneous.
      Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages are not an adequate remedy for any breach of the provisions of this Agreement and that any party may apply for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.
      Amendments and Waivers.
        This Agreement may not be amended, modified or supplement except by a written instrument signed by each of the Company and the Holders of a majority of the then outstanding Registrable Securities.
        Any term or provision of this Agreement may be waived, or the time for performance extended, as authorized in writing by the party or parties entitled to the benefit thereof. No waiver of any term or condition of this Agreement shall operate as a waiver of any other breach of such term and condition or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. No written waiver hereunder, unless it by its own terms explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provisions being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision.
      Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto.
      Entire Agreement. This Agreement, together with the Merger Agreement, constitutes the entire agreement of the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements, negotiations, discussions and understandings between the parties hereto with respect to such subject matter.
      Severability. Wherever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law and in such a way as to, as closely as possible, achieve the intended economic effect of such provision and this Agreement as a whole, but if any provision contained herein is, for any reason, held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such provision or any other provisions hereof, unless such a construction would be unreasonable.
      Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered (a) when delivered personally, (b) if transmitted by facsimile when confirmation of transmission is received, (c) if sent by registered or certified mail, postage prepaid, return receipt requested, three Business Days after mailing or (d) if sent by reputable overnight courier service, one Business Day after delivery to such service; and shall be addressed as follows:
If to the Company, to:	with a copy to:

Clinical Data, Inc. One Gateway Center Newton, Massachusetts 02458 Attention: Chief Financial Officer Facsimile: (401) 233-6480	McDermott Will & Emery LLP 28 State Street Boston, Massachusetts 02109 Attention: John Hession Facsimile: (617) 535-3800

If to the Preferred Stockholder, to:	with a copy to:

RAM Trading, Ltd. c/o Ritchie Capital Management, LLC 2100 Enterprise Avenue Geneva, Illinois 60134 Attention: General Counsel Facsimile: (630) 232-3863	Sidley Austin Brown & Wood LLP Bank One Plaza 10 South Dearborn Street Chicago, Illinois 60603 Attention: Michael A. Gordon, Esq. Facsimile: (312) 853-7036
      Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal law of the State of Delaware shall control the interpretation and construction of this Agreement, even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.
      Execution in Counterparts. This Agreement may be executed in any number of counterparts (including via facsimile), each of which will be considered an original instrument, but all of which together will be considered one and the same agreement, and will become binding when one or more counterparts have been signed by and delivered to each of the parties.
      Termination. This Agreement may be terminated at any time by a written instrument signed by all parties hereto.
      Attorneys’ Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys’ fees (including any fees incurred in any appeal) in addition to its costs and expenses and any other available remedy.
      No Third Party Beneficiaries. Nothing herein expressed or implied is intended to confer upon any person, other than the parties hereto or their respective permitted assigns, successors, heirs and legal representatives, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
      Further Assurances. Each of the parties hereto shall execute all such further instruments and documents and take all such further action as any other party hereto may reasonably require in order to effectuate the terms and purposes of this Agreement.
      Effectiveness; Termination. This Agreement is being executed and delivered by each of the parties in connection with the execution and delivery of the Merger Agreement. Notwithstanding anything contained herein to the contrary, this Agreement shall expressly take effect only upon, and simultaneously with, the closing and consummation of the transactions contemplated by the Merger Agreement. This Agreement shall automatically terminate, and neither the Company nor the Preferred Stockholder shall have any rights or obligations hereunder and this Agreement shall become null and void and have no further effect, upon the earliest to occur of (a) the mutual consent of all of the parties hereto, and (b) provided that the merger transaction contemplated by the Merger Agreement has not occurred, the date of termination of the Merger Agreement in accordance with its terms.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Investor Rights Agreement to be executed the day and year first above written.

CLINICAL DATA, INC.

By: /s/ Israel M. Stein

Name: Israel M. Stein, M.D.

Title: Chief Executive Officer

RAM TRADING, LTD.

By: /s/ John Stocchetti

Name: John Stocchetti

Title: Chief Financial Officer

Annex H

GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

SECTION 262. Appraisal Rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Annex I

CLINICAL DATA, INC. 2005 EQUITY INCENTIVE PLAN

  Background and Purpose of the Plan
    Background. This 2005 Equity Incentive Plan (the "Plan") permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and other equity-based awards.
    Purpose. The purposes of the Plan are (a) to attract and retain highly competent persons as Employees, Directors, and Consultants of the Company; (b) to provide additional incentives to such Employees, Directors, and Consultants; and (c) to promote the success of the business of the Company.
    2002 Plan. The Clinical Data, Inc. 2002 Incentive and Stock Plan (the "Prior Plan") shall remain in effect in accordance with its terms, and further option grants may be made under the Prior Plan after the Effective Date. The adoption of this Plan as of the Effective Date shall not affect the Prior Plan or the terms of any option granted under the Prior Plan either before or after the Effective Date.
    Eligibility. Service Providers who are Employees, Consultants determined by the Committee to be significantly responsible for the success and future growth and profitability of the Company, or Directors are eligible to be granted Awards under the Plan. However, Incentive Stock Options may be granted only to Employees.
    Definitions. Capitalized terms used in the Plan and not otherwise defined herein shall have the meanings assigned to such terms in the attached Appendix.

  Share Limits
    Shares Subject to the Plan.
      Share Reserve. Subject to adjustment under Section 2.3 of the Plan, one million (1,000,000) Shares shall be initially reserved for issuance pursuant to Awards made under the Plan. All of the available Shares may, but need not, be issued pursuant to the exercise of Incentive Stock Options. At all times the Company will reserve and keep available a sufficient number of Shares to satisfy the requirements of all outstanding Awards made under the Plan and all other outstanding but unvested Awards made under the Plan that are to be settled in Shares.
      Shares Counted Against Limitation. If an Award is exercised, in whole or in part, by delivery or attestation of Shares under Section 5.4(b), or if the tax withholding obligation is satisfied by withholding Shares under Section 10.7(b), the number of Shares deemed to have been issued under the Plan (for purposes of the limitation set forth in this Section 2.1) shall be the number of Shares that were subject to the Award or portion thereof so exercised and not the net number of Shares actually issued upon such exercise.
      Lapsed Awards. If an Award: (i) expires; (ii) is terminated, surrendered, or canceled without having been exercised in full; or (iii) is otherwise forfeited in whole or in part, then the unissued Shares that were subject to such Award and/or such surrendered, canceled, or forfeited Shares (as the case may be) shall become available for future grant or sale under the Plan (unless the Plan has terminated), subject however, in the case of Incentive Stock Options, to any limitations under the Code.
      Limitation on Full-Value Awards. Not more than five hundred thousand (500,000) of the total number of Shares reserved for issuance under the Plan (as adjusted under Section 2.3) may be granted or sold as Awards of Restricted Stock, Restricted Stock Units, unrestricted grants of Shares, and other Awards ("full-value Awards") whose intrinsic value is not solely dependent on appreciation in the price of Shares after the date of grant. Options and Stock Appreciation Rights shall not be subject to, and shall not count against, the limit described in the preceding sentence. If a full-value Award expires, is forfeited, or otherwise lapses as described in Section 2.1(c), the Shares that were subject to the Award shall be restored to the total number of Shares available for grant or sale as full-value Awards.
      Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors, consultants or advisors of another company (an "Acquired Company") in connection with a merger, consolidation or advisors of such Acquired Company with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the Acquired Company. The Committee may direct that the substitute Awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitations set forth in Section 2.1(a) and 2.2.
    Individual Share Limit. In any Tax Year, no Service Provider shall be granted Awards with respect to more than one hundred fifty thousand (150,000) Shares. The limit described in this Section 2.2 shall be construed and applied consistently with Section 162(m) of the Code, except that the limit shall apply to all Service Providers.
      Awards not Settled in Shares. If an Award is to be settled in cash or any medium other than Shares, the number of Shares on which the Award is based shall count toward the individual share limit set forth in this Section 2.2.
      Canceled Awards. Any Awards granted to a Participant that are canceled shall continue to count toward the individual share limit applicable to that Participant set forth in this Section 2.2.
    Adjustments.
      In the event that there is any dividend or distribution payable in Shares, or any stock split, reverse stock split, combination or reclassification of Shares, or any other similar change in the number of outstanding Shares, then the maximum aggregate number of Shares available for Awards under Section 2.1 of the Plan, the maximum number of Shares issuable to a Service Provider under Section 2.2 of the Plan, and any other limitation under this Plan on the maximum number of Shares issuable to an individual or in the aggregate shall be proportionately adjusted (and rounded down to a whole number) by the Committee as it deems equitable in its discretion to prevent dilution or enlargement of the rights of the Participants. The Committee’s determination with respect to any such adjustments shall be conclusive.
      In the event that there is any extraordinary dividend or other distribution in respect of the Shares, recapitalization, reclassification, merger, reorganization, consolidation, combination, sale of assets, split-up, exchange, spin-off or other extraordinary event, then the Committee shall make provision for a cash payment, for the substitution or exchange of any or all outstanding Awards or a combination of the foregoing, based upon the distribution or consideration payable to holders of the Shares in respect of such event or on such other terms as the Committee otherwise deems appropriate.

  Administration of the Plan
    Administrator. The Plan shall be administered by the Committee.
    Powers of the Committee. Subject to the provisions of the Plan, Applicable Law, and the specific duties delegated by the Board to the Committee, the Committee shall have the authority in its discretion: (a) to determine the Fair Market Value; (b) to select the Service Providers to whom Awards may be granted hereunder and the types of Awards to be granted to each; (c) to determine the number of Shares to be covered by each Award granted hereunder; (d) to determine whether, to what extent, and under what circumstances an Award may be settled in cash, Shares, other securities, other Awards, or other property; (e) to approve forms of Award Agreements; (f) to determine, in a manner consistent with the terms of the Plan, the terms and conditions of any Award granted hereunder, based on such factors as the Committee, in its sole discretion, shall determine; (g) to construe and interpret the terms of the Plan and Award Agreements; (h) to correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award Agreement in the manner and to the extent it shall deem desirable to carry out the purposes of the Plan; (i) to prescribe, amend, and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established pursuant to Section 12.1 of the Plan; (j) to authorize withholding arrangements pursuant to Section 10.7(b) of the Plan; (k) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Committee; and (l) to make all other determinations and take all other action described in the Plan or as the Committee otherwise deems necessary or advisable for administering the Plan and effectuating its purposes.
    Compliance with Applicable Law. The Committee shall administer, construe, interpret, and exercise discretion under the Plan and each Award Agreement in a manner that is consistent and in compliance with a reasonable, good faith interpretation of all Applicable Laws, and that avoids (to the extent practicable) the classification of any Award as "deferred compensation" for purposes of Section 409A of the Code, as determined by the Committee.
    Effect of Committee’s Decision and Committee’s Liability. The Committee's decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards. Neither the Committee nor any of its members shall be liable for any act, omission, interpretation, construction, or determination made in good faith in connection with the Plan or any Award Agreement.
    Delegation to Executive Officers. To the extent permitted by Applicable Law, the Board may delegate to one or more Executive Officers the powers: (a) to designate Service Providers who are not Executive Officers as eligible to participate in the Plan; and (b) to determine the amount and type of Awards that may be granted to Service Providers who are not Executive Officers.
    Awards may be Granted Separately or Together. In the Committee’s discretion, Awards may be granted alone, in addition to, or in tandem with any other Award or any award granted under another plan of the Company or an Affiliate. Awards granted in addition to or in tandem with other awards may be granted either at the same time or at different times.

  Vesting and Performance Objectives
    General. The vesting schedule or Period of Restriction for any Award shall be specified in the Award Agreement. The criteria for vesting and for removing restrictions on any Award may include (i) performance of substantial services for the Company for a specified period; (ii) achievement of one or more Performance Objectives; or (iii) a combination of (i) and (ii), as determined by the Committee.
    Period of Absence from Providing Substantial Services. To the extent that vesting or removal of restrictions is contingent on performance of substantial services for a specified period, a leave of absence (whether paid or unpaid) shall not count toward the required period of service unless the Award Agreement provides otherwise.
    Performance Objectives.
      Possible Performance Objectives. Any Performance Objective shall relate to the Service Provider’s performance for the Company (or an Affiliate) or the Company’s (or Affiliate’s) business activities or organizational goals, and shall be sufficiently specific that a third party having knowledge of the relevant facts could determine whether the Performance Objective is achieved. The Performance Objectives with respect to any Award may be one or more of the following General Financial and/or Operational Objectives, as established by the Committee in its sole discretion:
          General Financial Objectives:
  Increasing the Company’s net sales
  Achieving a target level of earnings (including gross earnings; earnings before certain deductions, such as interest, taxes, depreciation, or amortization; or earnings per Share)
  Achieving a target level of income (including net income or income before consideration of certain factors, such as overhead) or a target level of gross profits for the Company, an Affiliate, or a business unit
  Achieving a target return on the Company’s (or an Affiliate’s) capital, assets, or stockholders’ equity
  Maintaining or achieving a target level of appreciation in the price of the Shares
  Increasing the Company’s (or an Affiliate’s) market share to a specified target level
  Achieving or maintaining a Share price that meets or exceeds the performance of specified stock market indices or other benchmarks over a specified period
  Achieving a level of Share price, earnings, or income performance that meets or exceeds performance in comparable areas of peer companies over a specified period
  Achieving specified reductions in costs
  Achieving specified improvements in collection of outstanding accounts or specified reductions in non-performing debts
          Operational Objectives:
  Expanding one or more products into one or more new markets
  Acquiring a prescribed number of new customers in a line of business
  Achieving a prescribed level of productivity within a business unit
  Completing specified projects within or below the applicable budget
      Stockholder Approval of Performance Objectives. The list of possible Performance Objectives set forth in Section 4.3(a), above, and the other material terms of Awards of Restricted Stock or Restricted Stock Units that are intended to qualify as "performance-based compensation" under Section 162(m) of the Code, shall be subject to reapproval by the Company’s stockholders at the first stockholder meeting that occurs in 2010. No Award of Restricted Stock or Restricted Stock Units that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code shall be made after that meeting unless stockholders have reapproved the list of Performance Objectives and other material terms of such Awards, or unless the vesting of the Award is made contingent on stockholder approval of the Performance Objectives and other material terms of such Awards.
      Documentation of Performance Objectives. With respect to any Award, the Performance Objectives shall be set forth in writing no later than 90 days after commencement of the period to which the Performance Objective(s) relate(s) (or, if sooner, before 25% of such period has elapsed) and at a time when achievement of the Performance Objectives is substantially uncertain. Such writing shall also include the period for measuring achievement of the Performance Objectives, which shall be no greater than five consecutive years, as established by the Committee. Once established by the Committee, the Performance Objective(s) may not be changed to accelerate the settlement of an Award or to accelerate the lapse or removal of restrictions on Restricted Stock that otherwise would be due upon the attainment of the Performance Objective(s).
      Committee Certification. Prior to settlement of any Award that is contingent on achievement of one or more Performance Objectives, the Committee shall certify in writing that the applicable Performance Objective(s) and any other material terms of the Award were in fact satisfied. For purposes of this Section 4.3(d), approved minutes of the Committee shall be adequate written certification.
      Negative Discretion. The Committee may reduce, but may not increase, the number of Shares deliverable or the amount payable under any Award after the applicable Performance Objectives are satisfied.

  Stock Options
    Terms of Option. Subject to the provisions of the Plan, the type of Option, term, exercise price, vesting schedule, and other conditions and limitations applicable to each Option shall be as determined by the Committee and shall be stated in the Award Agreement.
    Type of Option.
      Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.
      Neither the Company nor the Committee shall have liability to a Participant or any other party if an Option (or any part thereof) which is intended to be an Incentive Stock Option does not qualify as an Incentive Stock Option. In addition, the Committee may make an adjustment or substitution described in Section 2.3 of the Plan that causes the Option to cease to qualify as an Incentive Stock Option without the consent of the affected Participant or any other party.
    Limitations.
      Maximum Term. No Option shall have a term in excess of 10 years measured from the date the Option is granted. In the case of any Incentive Stock Option granted to a 10% Stockholder (as defined in Section 5.3(e), below), the term of such Incentive Stock Option shall not exceed five years measured from the date the Option is granted.
      Minimum Exercise Price. Subject to Section 2.3(b) of the Plan, the exercise price per share of an Option shall not be less than 100% of the Fair Market Value per Share on the date the Option is granted. In the case of any Incentive Stock Option granted to a 10% Stockholder (as defined in Section 5.3(e), below), subject to Section 2.3(b) of the Plan, the exercise price per share of such Incentive Stock Option shall not be less than 110% of the Fair Market Value per Share on the date the Option is granted.
      Repricing Prohibited. Except as provided in Section 2.3, the Committee shall not amend any outstanding Option to reduce its exercise price, and shall not grant an Option with a lower exercise price within six months before or after an Option with a higher exercise price is canceled.
      $100,000 Limit for Incentive Stock Options. Notwithstanding an Option’s designation, to the extent that Incentive Stock Options are exercisable for the first time by the Participant during any calendar year with respect to Shares whose aggregate Fair Market Value exceeds $100,000 (regardless of whether such Incentive Stock Options were granted under this Plan, the 2004 Plan, or any other plan of the Company or any Affiliate), such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5.3(d), Fair Market Value shall be measured as of the date the Option was granted and Incentive Stock Options shall be taken into account in the order in which they were granted.
      10% Stockholder. For purposes of this Section 5.3, a "10% Stockholder" is an individual who, immediately before the date an Award is granted, owns (or is treated as owning) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or an Affiliate), determined under Section 424(d) of the Code.
    Form of Consideration. The Committee shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Committee shall determine the acceptable form of consideration at the time of grant. To the extent approved by the Committee, the consideration for exercise of an Option may be paid in any one, or any combination, of the forms of consideration set forth in subsections (a), (b), and (c), below.
      Cash Equivalent. Consideration may be paid by cash, check, or other cash equivalent approved by the Committee.
      Tender or Attestation of Shares. Consideration may be paid by the tendering of other Shares to the Company or the attestation to the ownership of the Shares that otherwise would be tendered to the Company in exchange for the Company’s reducing the number of Shares issuable upon the exercise of the Option. Shares tendered or attested to in exchange for Shares issued under the plan must be held by the Service Provider for at least six months prior to their tender or their attestation to the Company and may not be shares of Restricted Stock at the time they are tendered or attested to. The Committee shall determine acceptable methods for tendering or attesting to Shares to exercise an Option under the Plan and may impose such limitations and prohibitions on the use of Shares to exercise Options as it deems appropriate. For purposes of determining the amount of the Option price satisfied by tendering or attesting to Shares, such Shares shall be valued at their Fair Market Value on the date of tender or attestation, as applicable.
      Other Methods. Consideration may be paid using such other methods of payment as the Committee, at its discretion, deems appropriate from time to time.
    Exercise of Option.
      Procedure for Exercise. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as set forth in the Award Agreement. An Option shall be deemed exercised when the Committee receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option and (ii) full payment for the Shares (in a form permitted under Section 5.4 of the Plan) with respect to which the Option is exercised.
      Termination of Relationship as a Service Provider. Following a Participant’s Termination of Service, the Participant (or the Participant’s Beneficiary, in the case of Termination of Service due to death) may exercise his or her Option within such period of time as is specified in the Award Agreement, subject to the following conditions:
          An Option may be exercised after the Participant’s Termination of Service only to the extent that the Option was vested as of the Termination of Service;
          An Option may not be exercised after the expiration of the term of such Option as set forth in the Award Agreement;
          Unless a Participant’s Termination of Service is the result of the Participant’s Disability, the Participant may not exercise an Incentive Stock Option more than three months after such Termination of Service;
          If a Participant’s Termination of Service is the result of the Participant’s Disability, the Participant may exercise an Incentive Stock Option up to 12 months after Termination of Service; and
          After the Participant’s death, his Beneficiary may exercise an Incentive Stock Option only to the extent that that the deceased Participant was entitled to exercise such Incentive Stock Option as of the date of his death.

      In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for three months after the Participant’s Termination of Service for any reason other than Disability or death, and for 12 months after the Participant’s Termination of Service on account of Disability or death.

      Rights as a Stockholder. Shares subject to an Option shall be deemed issued, and the Participant shall be deemed the record holder of such Shares, on the Option exercise date. Until such Option exercise date, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to the Option. In the event that the Company effects a split of the Shares by means of a stock dividend and the exercise price of, and number of shares subject to, an Option are adjusted as of the date of distribution of the dividend (rather than as of the record date for such dividend), then a Participant who exercises such Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the Shares subject to the Option. No other adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued.
    Repurchase Rights. The Committee shall have the discretion to grant Options which are exercisable for unvested Shares. If the Participant ceases to be a Service Provider while holding such unvested Shares, the Company shall have the right to repurchase any or all of those unvested Shares at a price per share equal to the lower of (i) the exercise price paid per Share, or (ii) the Fair Market Value per Share at the time of repurchase. The terms upon which such repurchase right shall be exercisable by the Committee (including the period and procedure for exercise and the appropriate vesting schedule for the purchased Shares) shall be established by the Committee and set forth in the document evidencing such repurchase right.

  Stock Appreciation Rights
    Terms of Stock Appreciation Right. The term, base amount, vesting schedule, and other conditions and limitations applicable to each Stock Appreciation Right, except the medium of settlement, shall be as determined by the Committee and shall be stated in the Award Agreement. All Awards of Stock Appreciation Rights shall be settled in Shares issuable upon the exercise of the Stock Appreciation Right.
    Exercise of Stock Appreciation Right.
      Procedure for Exercise. Any Stock Appreciation Right granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as set forth in the Award Agreement. A Stock Appreciation Right shall be deemed exercised when the Committee receives written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Stock Appreciation Right.
      Termination of Relationship as a Service Provider. Following a Participant’s Termination of Service, the Participant (or the Participant’s Beneficiary, in the case of Termination of Service due to death) may exercise his or her Stock Appreciation Right within such period of time as is specified in the Award Agreement to the extent that the Stock Appreciation right is vested as of the Termination of Service. In the absence of a specified time in the Award Agreement, the Stock Appreciation Right shall remain exercisable for three months following the Participant’s Termination of Service for any reason other than Disability or death, and for 12 months after the Participant’s Termination of Service on account of Disability or death.
      Rights as a Stockholder. Shares subject to a Stock Appreciation Right shall be deemed issued, and the Participant shall be deemed the record holder of such Shares, on the date the Stock Appreciation Right is exercised. Until such date, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to the Stock Appreciation Right. If the Company effects a split of the Shares by means of a stock dividend and the exercise price of, and number of shares subject to, a Stock Appreciation Right are adjusted as of the date of distribution of the dividend (rather than as of the record date for such dividend), then a Participant who exercises such Stock Appreciation Right between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the Shares subject to the Stock Appreciation Right. No other adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued.

  Restricted Stock
    Terms of Restricted Stock. Subject to the provisions of the Plan, the Period of Restriction, the number of Shares granted, and other conditions and limitations applicable to each Award of Restricted Stock shall be as determined by the Committee and shall be stated in the Award Agreement. Unless the Committee determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.
    Transferability. Except as provided in this ARTICLE VII, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.
    Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.
    Removal of Restrictions. Except as otherwise provided in this ARTICLE VII, and subject to Section 10.5 of the Plan, Shares of Restricted Stock covered by an Award of Restricted Stock made under the Plan shall be released from escrow, and shall become fully transferable, as soon as practicable after the Period of Restriction ends, and in any event no later than 2.5 months after the end of the Tax Year in which the Period of Restriction ends.
    Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.
    Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement.
      If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions (and shall therefore be forfeitable to the same extent) as the Shares of Restricted Stock with respect to which they were paid.
      If any such dividends or distributions are paid in cash, the Award Agreement may specify that the cash payments shall be subject to the same restrictions as the related Restricted Stock, in which case they shall be accumulated during the Period of Restriction and paid or forfeited when the related Shares of Restricted Stock vest or are forfeited. Alternatively, the Award Agreement may specify that the dividend equivalents or other payments shall be unrestricted, in which case they shall be paid as soon as practicable after the dividend or distribution date. In no event shall any cash dividend or distribution be paid later than 2.5 months after the Tax Year in which the dividend or distribution becomes nonforfeitable.
    Right of Repurchase of Restricted Stock. If, with respect to any Award, (a) a Participant’s Termination of Service occurs before the end of the Period of Restriction or (b) any Performance Objectives are not achieved by the end of the period for measuring such Performance Objectives, then the Company shall have the right to repurchase forfeitable Shares of Restricted Stock from the Participant at their original issuance price or other stated or formula price (or to require forfeiture of such Shares if issued at no cost).

  Restricted Stock Units
    Terms of Restricted Stock Units. Subject to the provisions of the Plan, the Period of Restriction, number of underlying Shares, and other conditions and limitations applicable to each Award of Restricted Stock Units shall be as determined by the Committee and shall be stated in the Award Agreement.
    Settlement of Restricted Stock Units. Subject to Section 10.5 of the Plan, the number of Shares specified in the Award Agreement, or cash equal to the Fair Market Value of the underlying Shares specified in the Award Agreement, shall be delivered to the Participant as soon as practicable after the end of the applicable Period of Restriction, and in any event no later than 2.5 months after the end of the Tax Year in which the Period of Restriction ends.
    Dividend and Other Distribution Equivalents. The Committee is authorized to grant to holders of Restricted Stock Units the right to receive payments equivalent to dividends or other distributions with respect to Shares underlying Awards of Restricted Stock Units. The Award Agreement may specify that the dividend equivalents or other distributions shall be subject to the same restrictions as the related Restricted Stock Units, in which case they shall be accumulated during the Period of Restriction and paid or forfeited when the related Restricted Stock Units are paid or forfeited. Alternatively, the Award Agreement may specify that the dividend equivalents or other distributions shall be unrestricted, in which case they shall be paid on the dividend or distribution payment date for the underlying Shares, or as soon as practicable thereafter. In no event shall any unrestricted dividend equivalent or other distribution be paid later than 2.5 months after the Tax Year in which the record date for the dividend or distribution occurs.
    Forfeiture. If, with respect to any Award, (a) a Participant’s Termination of Service occurs before the end of the Period of Restriction, or (b) any Performance Objectives are not achieved by the end of the period for measuring such Performance Objectives, then the Restricted Stock Units granted pursuant to such Award shall be forfeited and the Company (and any Affiliate) shall have no further obligation thereunder.

  Other Equity-Based Awards
    Other Equity-Based Awards. The Committee shall have the right to grant other Awards based upon or payable in Shares having such terms and conditions as the Committee may determine, including the grant of Shares upon the achievement of a Performance Objective and the grant of securities convertible into Shares.

  Additional Terms of Awards
    No Rights to Awards. No Service Provider shall have any claim to be granted any Award under the Plan, and the Company is not obligated to extend uniform treatment to Participants or Beneficiaries under the Plan. The terms and conditions of Awards need not be the same with respect to each Participant.
    No Effect on Employment or Service. Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company; nor shall they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws and any enforceable agreement between the Service Provider and the Company.
    No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.
    Transferability of Awards. Unless otherwise determined by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. Subject to the approval of the Committee in its sole discretion, Nonstatutory Stock Options may be transferable to members of the immediate family of the Participant and to one or more trusts for the benefit of such family members, partnerships in which such family members are the only partners, or corporations in which such family members are the only stockholders. "Members of the immediate family" means the Participant’s spouse, children, stepchildren, grandchildren, parents, grandparents, siblings (including half brothers and sisters), and individuals who are family members by adoption. To the extent that any Award is transferable, such Award shall contain such additional terms and conditions as the Committee deems appropriate.
    Conditions On Delivery of Shares and Lapsing of Restrictions. The Company shall not be obligated to deliver any Shares pursuant to the Plan or to remove restrictions from Shares previously delivered under the Plan until (a) all conditions of the Award have been met or removed to the satisfaction of the Committee, (b) subject to approval of the Company’s counsel, all other legal matters (including any Applicable Laws) in connection with the issuance and delivery of such Shares have been satisfied, and (c) the Participant has executed and delivered to the Company such representations or agreements as the Committee may consider appropriate to satisfy the requirements of Applicable Laws.
    Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
    Withholding.
      Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to the grant, exercise, vesting, or settlement of an Award, the Company shall have the power and the right to deduct or withhold, or to require a Participant or Beneficiary to remit to the Company, an amount sufficient to satisfy any federal, state, and local taxes (including the Participant’s FICA obligation) that the Company determines is required to be withheld to comply with Applicable Laws. The Participant or Beneficiary shall remain responsible at all times for paying any federal, state, and local income or employment tax due with respect to any Award, and the Company shall not be liable for any interest or penalty that a Participant or Beneficiary incurs by failing to make timely payments of tax.
      Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant or Beneficiary to satisfy such tax withholding obligation, in whole or in part, by (i) electing to have the Company withhold otherwise deliverable Shares, or (ii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required by Applicable Law to be withheld. The Fair Market Value of the Shares to be withheld or delivered, or with respect to which restrictions are removed, shall be determined as of the date that the taxes are required to be withheld.
    Other Provisions in Award Agreements. In addition to the provisions described in the Plan, any Award Agreement may include such other provisions (whether or not applicable to the Award of any other Participant) as the Committee determines appropriate, including restrictions on resale or other disposition, provisions for the acceleration of exercisability of Options and Stock Appreciation Rights in the event of a change in control of the Company, provisions for the cancellation of Awards in the event of a change in control of the Company, and provisions to comply with Applicable Laws.
    Section 16 of the Exchange Act. It is the intent of the Company that Awards and transactions permitted by Awards be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the Awards, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. The Company shall have no liability to any Participant or other person for Section 16 consequences of Awards or events in connection with Awards if an Award or related event does not so qualify.
    Not Benefit Plan Compensation. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s compensation for purposes of determining the Participant’s benefits under any other employee benefit plans or arrangements provided by the Company or an Affiliate, except where the Committee expressly provides otherwise in writing.

  Term, Amendment, and Termination of Plan
    Term of Plan. The Plan shall become effective on the Effective Date.
    Termination of the Plan. The Plan shall terminate upon the earliest to occur of (i) July 27, 2015; (ii) the date that is 10 years after the Plan is approved by the Company’s stockholders; (iii) the date on which all Shares available for issuance under the Plan have been issued as fully vested Shares; or (iv) the date determined by the Board pursuant to its authority under Section 11.3of the Plan.
    Amendment of the Plan. The Board or the Committee may at any time amend, alter, suspend, or terminate the Plan, without the consent of the Participants or Beneficiaries. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.
    Effect of Amendment or Termination. Except as provided in Section 11.5 of the Plan, no amendment, alteration, suspension, or termination of the Plan shall impair the rights of any Participant or Beneficiary under an outstanding Award, unless required to comply with an Applicable Law or mutually agreed otherwise between the Participant and the Committee; any such agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
    Adjustments of Awards Upon the Occurrence of Unusual or Nonrecurring Events. The Committee may, in its sole discretion (but subject to the limitations and conditions expressly stated in the Plan, such as the limitations on adjustment of Performance Objectives), adjust the terms and conditions of Awards during the pendency or in recognition of (a) unusual or nonrecurring events affecting the Company or an Affiliate (such as a capital adjustment, reorganization, or merger) or the financial statements of the Company or an Affiliate, or (b) any changes in Applicable Laws or accounting principles. By way of example, the power to adjust Awards shall include the power to suspend the exercise of any Option or Stock Appreciation Right.

  Miscellaneous
    Authorization of Sub-Plans. The Committee may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities, and/or tax laws of various jurisdictions. The Committee shall establish such sub-plans by adopting supplements to this Plan containing (i) such limitations as the Committee deems necessary or desirable, and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Committee shall deem necessary or desirable. All sub-plans adopted by the Committee shall be deemed to be part of the Plan, but each sub-plan shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any sub-plans to Participants in any jurisdiction which is not the subject of such sub-plan.
    Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.
    Committee Manner of Action. Unless otherwise provided in the bylaws of the Company or the charter of the Committee: (a) a majority of the members of a Committee shall constitute a quorum, and (b) the vote of a majority of the members present who are qualified to act on a question assuming the presence of a quorum or the unanimous written consent of the members of the Committee shall constitute action by the Committee. The Committee may delegate the performance of ministerial functions in connection with the Plan to such person or persons as the Committee may select.
    Expenses. The costs of administering the Plan shall be paid by the Company.
    Severability. If any provision of the Plan or any Award Agreement is determined by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, such provision shall be construed or deemed to be amended to resolve the applicable infirmity, unless the Committee determines that it cannot be so construed or deemed amended without materially altering the Plan or the Award, in which case such provision shall be stricken as to such jurisdiction, person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.
    Construction. Unless the contrary is clearly indicated by the context, (1) the use of the masculine gender shall also include within its meaning the feminine and vice versa; (2) the use of the singular shall also include within its meaning the plural and vice versa; and (3) the word "include" shall mean to include, but not to be limited to.
    No Trust or Fund Created. Neither the Plan nor any Award Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company (or an Affiliate) and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company (or an Affiliate) pursuant to an Award, such right shall be no more secure than the right of any unsecured general creditor of the Company (or the Affiliate, as applicable).
    Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
    Complete Statement of Plan. This document is a complete statement of the Plan.

    Appendix

    As used in the Plan, the following terms shall have the following meanings:

        "Affiliate" means an entity in which the Company has a direct or indirect equity interest, whether now or hereafter existing; provided however, that with respect to an Incentive Stock Option, an Affiliate means a "parent corporation" (as defined in Section 424(e) of the Code) or a "subsidiary corporation" (as defined in Section 424(f) of the Code) with respect to the Company, whether now or hereafter existing.
        "Applicable Laws" means the requirements relating to, connected with, or otherwise implicated by the administration of long-term incentive plans under applicable state corporation laws, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.
        "Award" means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or other equity-based awards.
        "Award Agreement" means a written agreement setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Agreement shall be subject to the terms and conditions of the Plan.
        "Beneficiary" means the personal representative of the Participant’s estate or the person(s) to whom an Award is transferred pursuant to the Participant’s will or in accordance with the laws of descent or distribution.
        "Board" means the board of directors of the Company.
        "Code" means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein shall be a reference to any regulations or other guidance of general applicability promulgated under such section, and shall further be a reference to any successor or amended section of such section of the Code that is so referred to and any regulations thereunder.
        "Committee" means the Compensation Committee of the Board, which has been constituted by the Board to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act, Section 162(m) of the Code, and/or other Applicable Laws.
        "Company" means Clinical Data, Inc., a Delaware corporation, or any successor thereto.
        "Consultant" means any natural person, including an advisor, engaged by the Company or an Affiliate to render services to such entity.
        "Director" means a member of the Board.
        "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.
        "Effective Date" means July 27, 2005; provided that the Plan and any Awards granted hereunder shall be null and void if the Plan is not approved by the Company’s stockholders before any compensation under the Plan is paid.
        "Employee" means any person who is an employee, as defined in Section 3401(c) of the Code, of the Company or any Affiliate or any other entity the employees of which are permitted to receive Incentive Stock Options under the Code. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute "employment" by the Company.
        "Exchange Act" means the Securities Exchange Act of 1934, as amended.
        "Executive Officer" means an individual who is an "executive officer" of the Company (as defined by Rule 3b-7 under the Exchange Act) or a "covered employee" under Section 162(m) of the Code.
        "Fair Market Value" means, with respect to Shares as of any date the closing sale price per share of such Shares (or the closing bid, if no sales were reported) as reported in The Wall Street Journal (Northeast edition) or, if not reported therein, such other source as the Committee deems reliable.
        "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
        "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.
        "Option" means an option to purchase Shares that is granted pursuant to ARTICLE V of the Plan. An Option may be an Incentive Stock Option or a Nonstatutory Stock Option.
        "Participant" means the holder of an outstanding Award granted under the Plan.
        "Performance Objective" means a performance objective or goal that must be achieved before an Award, or a feature of an Award, becomes nonforfeitable, as described in Section 4.3 of the Plan.
        "Period of Restriction" means the period during which Restricted Stock, the remuneration underlying Restricted Stock Units, or any other feature of an Award is subject to a substantial risk of forfeiture. A Period of Restriction shall be deemed to end when the applicable Award ceases to be subject to a substantial risk of forfeiture.
        "Restricted Stock" means Shares that, during a Period of Restriction, are subject to restrictions as described in ARTICLE VII of the Plan.
        "Restricted Stock Unit" means an Award that entitles the recipient to receive Shares or cash after a Period of Restriction, as described in ARTICLE VIII of the Plan.
        "Service Provider" means an Employee, Director, or Consultant.
        "Share" means a share of the Company’s common stock.
        "Stock Appreciation Right" means an Award that entitles the recipient to receive, upon exercise, the excess of (i) the Fair Market Value of a Share on the date the Award is exercised, over (ii) a base amount specified by the Committee which shall not be less than the Fair Market Value of a Share on the date the Award is granted, as described in ARTICLE VI of the Plan.
        "Tax Year" means the Company’s taxable year. If an Award is granted by an Affiliate, such Affiliate’s taxable year shall apply instead of the Company’s taxable year.
        "Termination of Service" means the date an individual ceases to be a Service Provider. Unless the Committee or a Company policy provides otherwise, a leave of absence authorized by the Company or the Committee (including sick leave or military leave) from which return to service is not guaranteed by statute or contract shall be characterized as a Termination of Service if the individual does not return to service within three months; such Termination of Service shall be effective as of the first day that is more than three months after the beginning of the period of leave. If the ability to return to service upon the expiration of such leave is guaranteed by statute or contract, but the individual does not return, the leave shall be characterized as a Termination of Service as of a date established by the Committee or Company policy. For purposes of the Plan and any Award hereunder, if an entity ceases to be an Affiliate, Termination of Service shall be deemed to have occurred with respect to each Participant in respect of such Affiliate who does not continue as a Service Provider in respect of the Company or another Affiliate after such giving effect to such Affiliate’s change in status.

Annex J

CLINICAL DATA, INC.

AUDIT COMMITTEE CHARTER

The Audit Committee (the "Committee") has been appointed by the Board of Directors to assist the Board in supervising the financial and legal compliance of the Company. The principal responsibility of the Committee is to monitor the integrity of the financial statements of the Company and the independence and performance of the Company's external auditors. The Committee also will work in cooperation with the Company's legal counsel to monitor compliance with applicable legal requirements when the risk of non-compliance might have an adverse impact on the Company's financial condition or results of operations.

Article 1. Organization.

The Audit Committee of the Board of Directors of Clinical Data, Inc. (the "Company") shall be a permanent committee of the Board of Directors. The Committee shall consist of at least two directors, all of whom shall be independent and financially literate, and at least one of whom shall possess financial or accounting expertise, as determined by the Board of Directors.

Article 2. "Independence" of Committee Members.

A director shall be considered independent if he or she meets the requirements established by the National Association of Securities Dealer's ("NASD") for audit committee independence and will submit an annual statement to the Board confirming compliance with these independence requirements. The members of the Audit Committee shall be appointed by the Chairman of the Board of Directors recognizing the need for continuity of membership from year to year.

The NASD defines independence as any person who is NOT

(a) an employee of the company or any of its affiliates currently or at any time in the past three years,

(b) an immediate family member of any current or past (within the last three years) executive of the company or an affiliate of the company,

(c) an executive officer of another company if any of the company's executive officers serve on that other company's compensation committee,

(d) a principal in another company to which the company made or from which the company received payments exceeding the greater of $200,000 or 5% of the paying company's or the receiving company's consolidated gross revenues for any of the past three years, or

(e) a person who accepted more than $60,000 in compensation from the company or any affiliate of the company in the previous year, other than compensation for board service, benefits under a tax qualified retirement plan, or non-discretionary compensation. The NASD allows the audit committee to contain one member who is not independent if the board of directors determines under "exceptional and limited circumstances" that it is in the company's best interest to do so; however, that member may not be a current employee or an immediate family member of a current employee of the company.

Article 3. Purpose.

The Audit Committee is to assist the Board of Directors in discharging their oversight responsibilities by:

(a) promoting the development of an effective and continuously improving control environment, in concert with the management of the Company, to achieve the Company's objectives through a system of risk assessment and internal controls;

(b) serving as an informed voice on the Board of Directors by relaying the audit perspective; and

(c) providing a direct channel of communication to the Board of Directors for the independent public auditors.

Article 4. Duties.

Specific duties of the Audit Committee include the following.

(a) to recommend a contract with independent public accountants for the annual audit of the Company. The nomination of public accountants shall be approved by the Board of Directors. The public accountants report directly to the Board of Directors through the Audit Committee.

(b) to review the annual audit plans of the independent public accountant, including the degree of coordination. The committee may request the performance of supplemental reviews or other audit procedures.

(c) to review with management at the beginning of each year their plans for engaging the independent public accountant in management advisory services. This should consider the type of services that may be rendered and the projected fees.

(d) With regard to the Company's financial statements and accounting practices and policies, the Committee shall:

1. Meet with management to review the annual audited financial statements and discuss major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

2. Review significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

3. Review with management and the independent auditor the Company's quarterly financial statements prior to the release of quarterly earnings.

4. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

5. Review major changes to the Company's accounting principles and practices as suggested by the independent auditor, or management.

(e) With regard to the appointed independent certified public accountants who are responsible for rendering opinions reflecting the Company's proper compliance with generally accepted accounting principles and various financial accounting standards, the Committee shall:

1. Review and recommend to the Board the appointment or retention of an independent auditor, which firm is ultimately accountable to the Committee and the Board.

2. Review the independent auditor's audit plan and standards.

3. Ensure that the external auditors submit on a periodic basis to the Committee a formal written statement delineating all relationships between the auditors and the Company; actively engage in a dialogue with the external auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the external auditors; and recommend that the Board of Directors take appropriate action in response to the external auditors' report to satisfy itself of their independence.

4. Review independent auditor's letter reports regarding the Company's internal controls and other observations and recommendations and management's responses.

(f) With regard to the Company's internal control practices, the Committee shall perform a general oversight function assuring adequate competent staff and sufficient internal control policies to ensure the integrity of the Company's financial reporting process.

(g) The Committee shall also:

1. Review the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement regarding the activities of the Committee.

2. When appropriate, review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or government agencies.

3. Meet at least annually with the Company's financial management and the independent auditor in separate sessions.

4. The Committee shall review and reassess at least annually the adequacy of this Charter and recommend any proposed changes to the Board for its review and approval and submit required certifications to the appropriate exchanges.

(h) To report the results of the committee's activities to the full Board of Directors.

Article 5. Authority.

(a) The Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

(b) While the Committee has the responsibilities and power set forth in this Charter delegated to it by the Board, it is specifically not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Committee, separate from the Board, to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with any governing laws and/or regulations.

Annex K

CERTIFICATE OF AMENDMENT TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF GENAISSANCE PHARMACEUTICALS, INC.

______________________________

GENAISSANCE PHARMACEUTICALS, INC., a Delaware corporation (the "Corporation"), pursuant to authority conferred on the Board of Directors of the Corporation by the Amended and Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") and in accordance with the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST: That the Certificate of Incorporation was filed with the office of the Secretary of State of the State of Delaware on February 24, 1992.

SECOND: That the Certificate of Designations of the Series A Preferred Stock of the Corporation (the "Certificate of Designations") was filed with the office of the Secretary of State of the State of Delaware on October 29, 2003, and an amendment to the Certificate of Designations was filed on April 1, 2004.

THIRD: That the Certificate of Designations is hereby further amended by inserting the following definition in Section 8 of the Certificate of Designations:

"Merger" means the transactions contemplated by that certain Agreement and Plan of Merger, dated as of June 20, 2005, by and among the Corporation, Clinical Data, Inc. ("Clinical Data"), and Safari Acquisition Corporation, a wholly-owned subsidiary of Clinical Data, as amended by the First Amendment to Agreement and Plan of Merger, dated as of July 28, 2005, pursuant to which each share of Common outstanding at the effective time of the merger will be converted into the right to receive 0.065 of a share of the common stock of Clinical Data, each share of Series A Preferred Stock outstanding at the effective time of the merger will be converted into the right to receive 1.052326 shares of newly designated series A preferred stock of Clinical Data, and Genaissance will become a wholly-owned subsidiary of Clinical Data.

FOURTH: That the Certificate of Designations is hereby further amended by deleting in its entirety the definition of "Fundamental Change" set forth in Section 8 of the Certificate of Designations and inserting the following in lieu thereof:

"Fundamental Change" means (i) any sale or transfer of all or substantially all of the assets of the Corporation in any transaction or series of transactions or (ii) any merger or consolidation to which the Corporation is a party, except for a merger in which (a) the Corporation is the surviving corporation, (b) the terms, rights and preferences of the Series A Preferred Stock are not adversely affected, (c) the Common is not converted into or exchanged for cash, securities or other property, and (d) after giving effect to such merger, the holders of the Corporation’s outstanding capital stock immediately prior to the merger shall continue to own the Corporation’s outstanding capital stock possessing a majority of the voting power of the Corporation and the voting power (under ordinary circumstances) to elect a majority of the Board; provided, however, that for purposes of this Certificate of Designations, the Merger shall not be considered a Fundamental Change.

* * * * *

IN WITNESS WHEREOF, the undersigned has signed this Certificate of Amendment to the Amended and Restated Certificate of Genaissance Pharmaceuticals, Inc., on behalf of the Corporation this ___ day of ______, 2005.

GENAISSANCE PHARMACEUTICALS, INC.

By: __________________________

Kevin L. Rakin, President

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Clinical Data’s certificate of incorporation provides that Clinical Data shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, indemnify any and all directors and officers which it shall have the power to indemnify from and against any and all of the expenses, liabilities or other matters referred to in or covered by Section 145 of the Delaware General Corporation Law. Clinical Data’s certificate of incorporation also provides that such indemnification rights shall not be exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of its stockholders or disinterested directors or otherwise. Clinical Data’s certificate of incorporation additionally provides that, to the fullest extent permitted by Delaware law, a director of Clinical Data shall not be liable to Clinical Data or its stockholders for monetary damages for breach of fiduciary duty as a director.

Clinical Data’s amended and restated bylaws provide that Clinical Data shall, to the fullest extent authorized by the General Corporation Law of the state of Delaware, indemnify any person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, and whether by or in the right of Clinical Data, its stockholders, a third party or otherwise, by reason of the fact that such person is or was a director or officer of Clinical Data, or is or was serving at the request of Clinical Data as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including, without limitation, a charity or a non-profit organization or person, against all expenses (including, but not limited to attorneys’ fees), liability, loss, judgments, fines, excise taxes, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, including expenses incurred in seeking indemnification. No indemnification is available with respect to: (i) indemnification of any improper personal benefit which a director or officer is determined to have received and of the expenses of defending against an improper personal benefit claim unless the director or officer is successful on the merits in said defense, and (ii) indemnification of present or former officers, directors, employees or agents of a constituent corporation absorbed in a merger or consolidation transaction with Clinical Data with respect to their activities prior to said transaction, unless specifically authorized by Clinical Data’s board of directors or stockholders. Clinical Data’s bylaws also provide that such indemnification rights shall not be exclusive of other indemnification rights to which those seeking indemnification may be entitled by law or under any bylaw, agreement, vote of its stockholders or directors or otherwise.

Clinical Data has entered into indemnification agreements with each of its current directors and officers, pursuant to which Clinical Data agreed to indemnify each director and officer with respect to any expenses, judgments, fines, penalties, and amounts paid in settlement in connection with any claim, pending or completed action, suit or proceeding, or any inquiry or investigation, related to any actions taken by the director or officer related to their service to Clinical Data as a director or officer.

Clinical Data intends to purchase and maintain insurance on behalf of any person who is a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

Item 21. Exhibits and Financial Statement Schedules.

The following exhibits are filed with this registration statement:

Exhibit No.    Exhibit  Title
2.1         Amended and Restated Agreement and Plan of Merger, dated as of April 29, 2003, among Novitron International, Inc., as predecessor to Clinical Data, Spectran Holdings, Inc., and Landmark Scientific, Inc. Filed as Exhibit 2.1 to Clinical Data’s Current Report on Form 8-K (File No. 000-12716) filed on May 12, 2003, and incorporated herein by reference.

2.2         Agreement and Plan of Merger, dated as of April 29, 2003, among Novitron International, Inc., as predecessor to Clinical Data, Group Practice Services Incorporated, and Clinical Data, Inc., a wholly-owned subsidiary of Clinical Data. Filed as Exhibit 2.2 to Clinical Data’s Current Report on Form 8-K (File No. 000-12716) filed on May 12, 2003, and incorporated herein by reference.

2.3         Asset Purchase Agreement, dated as of December 9, 2002, among Elan Pharmaceuticals, Inc., Elan Diagnostics, Inc., Novitron International, Inc., as predecessor to Clinical Data. Filed as Exhibit 2.1 to Clinical Data’s Current Report on Form 8-K (File No. 000-12716) filed on December 9, 2002, and incorporated herein by reference.

2.4         Amendment No. 1 to Original Asset Purchase Agreement, dated as of February 10, 2003, among Elan Pharmaceuticals, Inc., Elan Diagnostics, Inc., Novitron International, Inc., as predecessor to Clinical Data. Filed as Exhibit 2.4 to Clinical Data’s Current Report on Form 8-K (File No. 000-12716) filed on May 12, 2003, and incorporated herein by reference.

2.5         Amendment No. 2 to Original Asset Purchase Agreement, dated as of March 18, 2003, among Elan Pharmaceuticals, Inc., Elan Diagnostics, Inc., Novitron International, Inc., as predecessor to Clinical Data. Filed as Exhibit 2.5 to Clinical Data’s Current Report on Form 8-K (File No. 000-12716) filed on May 12, 2003, and incorporated herein by reference.

2.6         Amendment No. 3 to Original Asset Purchase Agreement, dated as of March 31, 2003, among Elan Pharmaceuticals, Inc., Elan Diagnostics, Inc., Novitron International, Inc., as predecessor to Clinical Data. Filed as Exhibit 2.6 to Clinical Data’s Current Report on Form 8-K (File No. 000-12716) filed on May 12, 2003, and incorporated herein by reference.

2.7*         Amendment No. 4 to Original Asset Purchase Agreement, dated as of April 29, 2003, among Elan Pharmaceuticals, Inc., Elan Diagnostics, Inc., Novitron International, Inc., as predecessor to Clinical Data. Filed as Exhibit 2.7 to Clinical Data’s Current Report on Form 8-K (File No. 000-12716) filed on May 12, 2003, and incorporated herein by reference.

2.8         Agreement and Plan of Merger, dated as of June 20, 2005, among Clinical Data, Safari Acquisition Corporation and Genaissance Pharmaceuticals, Inc., as amended. Filed as Exhibit 2.1 to Clinical Data’s Current Report on Form 8-K (File No. 000-12716) filed on June 24, 2005, and incorporated herein by reference.

2.9         First Amendment to Agreement and Plan of Merger, dated as of July 28, 2005, among Clinical Data, Safari Acquisition Corporation and Genaissance Pharmaceuticals, Inc. Filed as Exhibit 2.1 to Clinical Data’s Current Report on Form 8-K (File No. 000-12716) filed on August 2, 2005, and incorporated herein by reference.

3.1         Certificate of Incorporation. Filed as Exhibit 3.1 to Clinical Data’s Registration Statement on Form S-1 (File No. 2-82494) filed on March 17, 1983, and incorporated herein by reference.

3.2         Certificate of Amendment of Certificate of Incorporation. Filed as Exhibit 3.1 to Clinical Data’s Quarterly Report on Form 10-QSB (File No. 000-12716) filed on February 17, 2004, and incorporated herein by reference.

3.3         Amended and Restated By-laws of Clinical Data. Filed as Exhibit 3.1 to Clinical Data’s Current Report on Form 8-K (File No. 000-12716) filed on June 24, 2005, and incorporated herein by reference.

4.1         Certificate of Designations Designating the Series A Nonvoting Convertible Preferred Stock of Clinical Data. Filed as Exhibit 4.1 to Clinical Data’s Current Report on Form 8-K (File No. 000-12716) filed on May 12, 2003, and incorporated herein by reference.

4.2         Certificate of Elimination Eliminating the Series A Nonvoting Convertible Preferred Stock of Clinical Data. Filed as Exhibit 3.1 to Clinical Data’s Current Report on Form 8-K (File No. 000-12716) filed on July 11, 2005, and incorporated herein by reference.

5.1***   Opinion of McDermott Will & Emery LLP as to the validity of the common stock of Clinical Data being registered hereby, together with consent.

8.1**     Opinion of McDermott Will & Emery LLP, counsel to Clinical Data, as to certain U.S. tax matters, together with consent.

8.2**     Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to Genaissance, as to certain U.S. tax matters, together with consent.

10.1         Loan and Security Agreement, dated as of March 31, 2003, among LaSalle Business Credit, LLC, as Lender, and GPSI Acquisition, Inc., BioClinical Concepts, Inc., and Clinical Data, Inc., as Borrowers. Filed as Exhibit 10.1 to Clinical Data’s Current Report on Form 8-K (File No. 000-12716) filed on May 12, 2003, and incorporated herein by reference.

10.2         Amendment No. 1 to the Loan Agreement, dated as of April 29, 2003, among LaSalle Business Credit, LLC, GPSI Acquisition, Inc., BioClinical Concepts, Inc., and Clinical Data, Inc. Filed as Exhibit 10.2 to Clinical Data’s Current Report on Form 8-K (File No. 000-12716) filed on May 12, 2003, and incorporated herein by reference.

10.3***     1991 Directors’ Option Plan and form of option agreement.

10.4***     1991 Stock Option Plan and form of option agreement.

10.5 2002     Incentive and Stock Plan. Filed as Exhibit A to Clinical Data’s Definitive Proxy Statement on Schedule 14A (File No. 000-12716) filed on July 29, 2002, and incorporated herein by reference.

10.6***     2005 Equity Incentive Plan.

10.7         Employment Agreement, dated as of October 29, 2001, between Israel M. Stein, M.D. and Novitron International, Inc., as predecessor to Clinical Data. Filed as Exhibit 10.3 to Clinical Data’s Quarterly Report on Form 10-QSB (File No. 000-12716) filed on February 14, 2002, and incorporated herein by reference.

10.8         Amendment No. 1 to the Employment Agreement, dated as of October 29, 2001, between Israel M. Stein, M.D. and Clinical Data. Filed as Exhibit 10.1 to Clinical Data’s Current Report on Form 8-K (File No. 000-12716) filed on December 22, 2004, and incorporated herein by reference.

10.9         Investor Rights Agreement, dated as of June 20, 2005, between Clinical Data and RAM Trading, Ltd. Filed as Exhibit 99.1 to Clinical Data’s Current Report on Form 8-K (File No. 000-12716) filed on June 24, 2005, and incorporated herein by reference.

10.10         Voting Agreement, dated as of June 20, 2005, among Clinical Data, Genaissance Pharmaceuticals, Inc., and RAM Trading, Ltd. Filed as Exhibit 99.2 to Clinical Data’s Current Report on Form 8-K (File No. 000-12716) filed on June 24, 2005, and incorporated herein by reference.

10.11         Voting Agreement, dated as of June 20, 2005, among Clinical Data, Genaissance Pharmaceuticals, Inc., and Israel M. Stein, M.D. Filed as Exhibit 99.3 to Clinical Data’s Current Report on Form 8-K (File No. 000-12716) filed on June 24, 2005, and incorporated herein by reference.

10.12         Voting Agreement, dated as of June 20, 2005, among Clinical Data, Genaissance Pharmaceuticals, Inc., Randal J. Kirk, RJK, L.L.C., New River Management II, LP, Kirkfield, L.L.C., Third Security Staff 2001 LLC, and Zhong Mei, L.L.C. Filed as Exhibit 99.4 to Clinical Data’s Current Report on Form 8-K (File No. 000-12716) filed on June 24, 2005, and incorporated herein by reference.

10.13         Amendment No. 6 to the Loan and Security Agreement, dated as of February 7, 2005, between LaSalle Business Credit, LLC. and Clinical Data Sales & Service, Inc. Filed as Exhibit 10.10 to Clinical Data’s Annual Report on Form 10-KSB (File No. 000-12716) filed on June 27, 2005, and incorporated herein by reference.

10.14         Form of Amended and Restated Indemnification Agreement between Clinical Data and certain of its officers and directors. Filed as Exhibit 99.1 to Clinical Data’s Current Report on Form 8-K (filed No. 000-12716) filed on July 11, 2005, and incorporated herein by reference.

10.15     Form of Indemnification Agreement between Clinical Data and certain of its officers and directors. Filed as Exhibit 99.2 to Clinical Data’s Current Report on Form 8-K (filed No. 000-12716) filed on July 11, 2005, and incorporated herein by reference.

21.1     Subsidiaries of the Registrant. Filed as Exhibit 21.1 to Clinical Data’s Annual Report on Form 10-KSB (File No. 000-12716) filed on June 27, 2005, and incorporated herein by reference.

23.1**     Consent of Deloitte & Touche LLP, Clinical Data’s independent registered public accounting firm.

23.2**     Consent of PricewaterhouseCoopers LLP, Genaissance’s independent registered public accounting firm.

23.3***     Consent of McDermott Will & Emery LLP (included in Exhibit 5.1).

23.4**     Consent of McDermott Will & Emery LLP (included in Exhibit 8.1).

23.5**     Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 8.2)

24.1***   Power of Attorney.

99.1***   Consent of WR Hambrecht + Co, LLC.

99.2***   Consent of CIBC World Markets Corp.

99.3***     Form of Proxy for Clinical Data, Inc.

99.4***     Form of Proxy for Genaissance Pharmaceuticals, Inc.

* This Exhibit has been filed separately with the Commission pursuant to an application for confidential treatment. The confidential portions of this Exhibit have been omitted and are marked by an asterisk.

** Filed herewith.

*** Previously filed.

Item 22. Undertakings.

(a) The undersigned registrant hereby undertakes as follows:

(1) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form; and

(2) that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Smithfield, State of Rhode Island, on August 29, 2005.

CLINICAL DATA, INC.

By: /s/ Israel M. Stein

Israel M. Stein, M.D.
President and Chief Executive Officer
Principal Executive Officer

By: /s/ Mark D. Shooman

Mark D. Shooman
Senior Vice President and Chief financial Officer
Principal Financial and Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.
Signature	Title	Date

* Randal J. Kirk	Chairman of the Board	August 29, 2005

/s/ Israel M. Stein Israel M. Stein, M.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	August 29, 2005

* Larry D. Horner	Director	August 29, 2005

* Arthur B. Malman	Director	August 29, 2005

* Burton E. Sobel, M.D.	Director	August 29, 2005

*By: /s/ Israel M. Stein

Israel M. Stein, Attorney-in-Fact